Post-Qualification Amendment No. 19
File No. 024-10951

This Post-Qualification Amendment No. 19 amends the Offering Statement of Otis Gallery LLC originally qualified on July 17, 2019, as previously amended, to add, update and/or replace information contained in the Offering Statement.

Preliminary Offering Circular, Dated March 15, 2021

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. TO THE EXTENT NOT ALREADY QUALIFIED UNDER REGULATION A, THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

Otis Gallery LLC
335 Madison Ave, 16th Floor
New York, NY 10017
(201) 479-4408; www.withotis.com

Best Efforts Offering of Series Membership Interests

Otis Gallery LLC, a Delaware series limited liability company (which we refer to as “we,” “us,” “our” or “our company”), is offering, on a best efforts basis, the membership interests of each of the series of our company in the “Series Offering Table” beginning on page 1.
All of the series of our company offered hereunder may collectively be referred to in this offering circular as the “series” and each, individually, as a “series.”  The interests of all series described above may collectively be referred to in this offering circular as the “interests” and each, individually, as an “interest” and the offerings of the interests may collectively be referred to in this offering circular as the “offerings” and each, individually, as an “offering.” See “Securities Being Offered” for additional information regarding the interests.

An offering statement was filed with the Securities and Exchange Commission, or the Commission, with respect to the Series #KW Interests offering and was originally qualified by the Commission on July 17, 2019. This Post-Qualification Amendment No. 19 to such original offering circular describes each individual series found in the “Series Offering Table” section.
The interests are non-voting limited liability company membership interests in a series of our company. Each series is treated as a unique legal entity. Purchasing an interest in a series does not confer to the investor any ownership in our company or any other series. Each series is managed by Otis Wealth, Inc. (which we refer to as our manager), which also serves as the asset manager for the asset owned by each series. Our manager has full authority to determine how to best utilize the asset owned by the series. Investors will not have any say in the management of the asset or the series.
We conduct separate closings with respect to each offering. The closing of an offering will occur on the earliest to occur of (i) the date subscriptions for the maximum number of interests offered for a series have been accepted or (ii) a date determined by our manager in its sole discretion, provided that subscriptions for the minimum number of interests offered for a series have been accepted.  If closing has not occurred, an offering shall be terminated upon (i) the date which is one year from the date such offering circular or amendment thereof, as applicable, is qualified by the Commission, which period may be extended with respect to a particular series by an additional six months by our manager in its sole discretion, or (ii) any date on which our manager elects to terminate the offering for a particular series in its sole discretion, such date not to exceed the date which is 18 months from the date such offering circular or amendment thereof, as applicable, is qualified by the Commission.  No securities are being offered by existing securityholders.
Each offering is being conducted on a “best efforts” basis pursuant to Regulation A of Section 3(6) of the Securities Act of 1933, as amended, or the Securities Act, for Tier 2 offerings.  The subscription funds advanced by prospective investors as part of the subscription process will be held in a non-interest bearing escrow account with North Capital Private Securities Corporation and will not be commingled with the operating account of any series until, if and when there is a closing with respect to that investor.  See “Series Offering Table,” “Plan of Distribution and Selling Securityholders” and “Securities Being Offered” for additional information.

Price to public	Underwriting discount and commissions(1)	Proceeds to Issuer(2)(3)
Series Gallery Drop 044
Per Interest	$10.00	$0.10	$9.90
Total Minimum	$416,700	$4,167	$412,533
Total Maximum	$466,700	$4,667	$462,033

Series Gallery Drop 048
Per Interest	$10.00	$0.10	$9.90
Total Minimum	$56,250	$563	$55,687
Total Maximum	$58,000	$580	$57,420

Series Gallery Drop 053
Per Interest	$10.00	$0.10	$9.90
Total Minimum	$78,000	$780	$77,220
Total Maximum	$79,500	$795	$78,705

Series Gallery Drop 055
Per Interest	$10.00	$0.10	$9.90
Total Minimum	$45,100	$451	$44,649
Total Maximum	$47,500	$475	$47,025

Series Gallery Drop 065
Per Interest	$10.00	$0.10	$9.90
Total Minimum	$20,080	$201	$19,879
Total Maximum	$21,100	$211	$20,889

Series Gallery Drop 067
Per Interest	$10.00	$0.10	$9.90
Total Minimum	$60,000	$600	$59,400
Total Maximum	$63,200	$632	$62,568

Series Gallery Drop 070
Per Interest	$10.00	$0.10	$9.90
Total Minimum	$31,200	$312	$30,888
Total Maximum	$32,800	$328	$32,472

Series Gallery Drop 071
Per Interest	$10.00	$0.10	$9.90
Total Minimum	$75,000	$750	$74,250
Total Maximum	$78,900	$789	$78,111

Series Gallery Drop 072
Per Interest	$10.00	$0.10	$9.90
Total Minimum	$280,000	$2,800	$277,200
Total Maximum	$297,500	$2,975	$294,525

Series Gallery Drop 073
Per Interest	$10.00	$0.10	$9.90
Total Minimum	$44,280	$443	$43,837
Total Maximum	$46,600	$466	$46,134

Series Gallery Drop 074
Per Interest	$10.00	$0.10	$9.90
Total Minimum	$20,910	$209	$20,701
Total Maximum	$22,000	$220	$21,780

Series Gallery Drop 075
Per Interest	$10.00	$0.10	$9.90
Total Minimum	$55,350	$554	$54,796
Total Maximum	$58,300	$583	$57,717

Series Gallery Drop 076
Per Interest	$10.00	$0.10	$9.90
Total Minimum	$55,350	$554	$54,796
Total Maximum	$58,300	$583	$57,717

Series Gallery Drop 077
Per Interest	$10.00	$0.10	$9.90
Total Minimum	$36,900	$369	$36,531
Total Maximum	$38,800	$388	$38,412

Series Gallery Drop 078
Per Interest	$10.00	$0.10	$9.90
Total Minimum	$20,910	$209	$20,701
Total Maximum	$22,000	$220	$21,780

Series Gallery Drop 079
Per Interest	$10.00	$0.10	$9.90
Total Minimum	$20,100	$201	$19,899
Total Maximum	$21,200	$212	$20,988

Series Gallery Drop 080
Per Interest	$10.00	$0.10	$9.90
Total Minimum	$15,000	$150	$14,850
Total Maximum	$15,800	$158	$15,642

Series Gallery Drop 081
Per Interest	$10.00	$0.10	$9.90
Total Minimum	$480,000	$4,800	$475,200
Total Maximum	$505,300	$5,053	$500,247

Series Gallery Drop 082
Per Interest	$10.00	$0.10	$9.90
Total Minimum	$80,000	$800	$79,200
Total Maximum	$84,200	$842	$83,358

Series Gallery Drop 083
Per Interest	$10.00	$0.10	$9.90
Total Minimum	$45,000	$450	$44,550
Total Maximum	$47,400	$474	$46,926

Series Gallery Drop 084
Per Interest	$10.00	$0.10	$9.90
Total Minimum	$52,000	$520	$51,480
Total Maximum	$54,700	$547	$54,143

Series Gallery Drop 085
Per Interest	$10.00	$0.10	$9.90
Total Minimum	$60,000	$600	$49,400
Total Maximum	$63,200	$632	$62,568

Series Gallery Drop 086
Per Interest	$10.00	$0.10	$9.90
Total Minimum	$90,000	$900	$89,100
Total Maximum	$94,700	$947	$93,753

Series Gallery Drop 087
Per Interest	$10.00	$0.10	$9.90
Total Minimum	$231,010	$2,310	$228,700
Total Maximum	$243,200	$2,432	$240,768

Series Gallery Drop 088
Per Interest	$10.00	$0.10	$9.90
Total Minimum	$55,250	$553	$54,697
Total Maximum	$58,200	$582	$57,618

Series Gallery Drop 089
Per Interest	$10.00	$0.10	$9.90
Total Minimum	$23,910	$239	$23,671
Total Maximum	$25,200	$252	$24,948

Series Gallery Drop 090
Per Interest	$10.00	$0.10	$9.90
Total Minimum	$98,850	$989	$97,861
Total Maximum	$104,100	$1,041	$103,059

Series Gallery Drop 091
Per Interest	$10.00	$0.10	$9.90
Total Minimum	$37,480	$375	$37,105
Total Maximum	$39,400	$394	$39,006

Series Gallery Drop 092
Per Interest	$10.00	$0.10	$9.90
Total Minimum	$217,360	$2,174	$215,186
Total Maximum	$228,800	$2,288	$226,512

Series Gallery Drop 093
Per Interest	$10.00	$0.10	$9.90
Total Minimum	$43,480	$435	$43,045
Total Maximum	$45,800	$458	$45,342

Series Gallery Drop 094
Per Interest	$10.00	$0.10	$9.90
Total Minimum	$21,640	$216	$21,424
Total Maximum	$22,800	$228	$22,572

Series Gallery Drop 095
Per Interest	$10.00	$0.10	$9.90
Total Minimum	$45,200	$452	$44,748
Total Maximum	$47,600	$476	$47,124

Series Gallery Drop 096
Per Interest	$10.00	$0.10	$9.90
Total Minimum	$28,990	$290	$28,700
Total Maximum	$30,500	$305	$30,195

Series Gallery Drop 097
Per Interest	$10.00	$0.10	$9.90
Total Minimum	$30,000	$300	$29,700
Total Maximum	$31,600	$316	$31,284

Series Gallery Drop 098
Per Interest	$10.00	$0.10	$9.90
Total Minimum	$14,000	$140	$13,860
Total Maximum	$14,700	$147	$14,553

Series Gallery Drop 099
Per Interest	$10.00	$0.10	$9.90
Total Minimum	$130,000	$1,300	$128,700
Total Maximum	$136,800	$1,368	$135,432

Series Gallery Drop 100
Per Interest	$10.00	$0.10	$9.90
Total Minimum	$18,520	$185	$18,335
Total Maximum	$19,500	$195	$19,305

v

Series Gallery Drop 101
Per Interest	$10.00	$0.10	$9.90
Total Minimum	$200,750	$2,008	$198,742
Total Maximum	$211,300	$2,113	$209,187

(1)
Dalmore Group, LLC, or the Broker, will be acting as our executing broker in connection with each offering and will be paid the Brokerage Fee. See “Plan of Distribution and Selling Securityholders—Fees and Expenses.” We intend to distribute each series of our interests principally through the Otis Platform. See “Plan of Distribution and Selling Securityholders.”
North Capital Private Securities Corporation, or North Capital Private Securities, previously acted as our executing broker in connection with each offering. As of September 16, 2020, our company has (a) sold the maximum number of Series #KW Interests, Series Drop 002 Interests, Series Drop 003 Interests, Series Drop 004 Interests, Series Drop 005 Interests, Series Drop 008 Interests, Series Drop 009 Interests, Series Drop 010 Interests, Series Gallery Drop 011 Interests, Series Gallery Drop 012 Interests, Series Gallery Drop 014 Interests, Series Gallery Drop 015 Interests, Series Gallery Drop 016 Interests, Series Gallery Drop 018 Interests, Series Gallery Drop 019 Interests, Series Gallery Drop 020 Interests, Series Gallery Drop 022 Interests, Series Gallery Drop 024 Interests, Series Gallery Drop 026 Interests and Series Gallery Drop 027 Interests (we refer to these, collectively, as the Closed Drops) and closed each such offering; (b) received subscriptions for the maximum number of Series Gallery Drop 017 Interests, Series Gallery Drop 021 Interests, Series Gallery Drop 023 Interests, Series Gallery Drop 28 Interests, Series Gallery Drop 029 Interests, Series Gallery Drop 030 Interests, Series Gallery Drop 032 Interests and Series Gallery Drop 034 Interests (we refer to these, collectively, as the Fully Subscribed Drops) but the initial closings have not yet taken place; and (c) received subscriptions for 883 Series Gallery Drop 013 Interests, 267 Series Gallery Drop 025 Interests, 1,360 Series Gallery Drop 031 Interests, 48 Series Gallery Drop 033 Interests, 1,776 Series Gallery Drop 035 Interests, 3,881 Series Gallery Drop 036 Interests and 405 Series Gallery Drop 037 Interests (we refer to these, collectively, as the Open Drops) but the initial closings have not yet taken place. Total commissions in the above chart represent: (w) $12,259 in brokerage fees paid to North Capital Private Securities in connection with this offering with respect to the Closed Drops; (x) $6,110 in brokerage fees to be paid to North Capital Private Securities in connection with this offering with respect to the Fully Subscribed Drops; (y) $1,755 in brokerage fees to be paid to North Capital Private Securities in connection with respect to the Open Drops; and (z) the amounts payable to the Broker. See “Plan of Distribution and Selling Securityholders.”
(2)
Because these are best efforts offerings, the actual public offering amounts, brokerage fees and proceeds to us are not presently determinable and may be substantially less than each total maximum offering set forth above.
(3)
Our manager has assumed and will not be reimbursed for offering expenses. Note that certain proceeds will be used to pay interest on the promissory note entered between the respective series and our manager. See “Use of Proceeds to Issuer” for additional information.
(4)
We may issue, but will not be compensated for, additional interests, having up to the following maximum aggregate values, as set forth in the table below pursuant to the terms of the Bonus Interest Program. See “Plan of Distribution and Selling Securityholders—Bonus Interest Program.” No brokerage fees are payable, and each such series will receive no additional proceeds, with respect to the issuance of such interests.
Series Name	Maximum Bonus Interests	Maximum Bonus Interest Value
N/A	N/A	N/A

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and, as such, may elect to comply with certain reduced reporting requirements for this offering circular and future filings after the offerings.
An investment in our interests involves a high degree of risk. See “Risk Factors” for a description of some of the risks that should be considered before investing in our interests.

Generally, no sale may be made to you in any offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.
THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF ANY OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.
This offering circular is following the offering circular format described in Part II (a)(1)(i) of Form 1-A.

We are offering to sell, and seeking offers to buy, our interests only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this offering circular. We have not authorized anyone to provide you with any information other than the information contained in this offering circular. The information contained in this offering circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our interests. Neither the delivery of this offering circular nor any sale or delivery of our interests shall, under any circumstances, imply that there has been no change in our affairs since the date of this offering circular. This offering circular will be updated and made available for delivery to the extent required by the federal securities laws.
The information contained in this offering circular includes some statements that are not historical and that are considered “forward-looking statements.”  Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of our company, our manager, each series of our company and the Otis Platform; and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations).  These forward-looking statements express our manager’s expectations, hopes, beliefs, and intentions regarding the future.  In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.  The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.
The forward-looking statements contained in this offering circular are based on current expectations and beliefs concerning future developments that are difficult to predict.  Neither we nor our manager can guarantee future performance, or that future developments affecting our company, our manager or the Otis Platform will be as currently anticipated.  These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are also described below under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the parties’ assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.  You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

SERIES OFFERING TABLE
The table below shows key information related to the offering of each series. Please also refer to “The Underlying Assets” and “Use of Proceeds” for further details.
Series Name	Underlying Asset(s)	Offering Price per Interest	Maximum Offering Size	Minimum / Maximum / Subscribed Membership Interests(1)(2)	Opening Date	Closing Date	Status
Series #KW	2018 Saint Jerome Hearing the Trumpet of Last Judgement painting by Kehinde Wiley	$25.00	$250,000	10,000	07/17/19	11/27/19	Closed
Series Drop 002	Nike MAG Back to the Future (2016) sneakers	$33.00	$33,000	1,000	11/26/19	04/13/20	Closed
Series Drop 003	The Incredible Hulk #181 comic	$35.00	$35,000	1,000	11/29/19	03/18/20	Closed
Series Drop 004	Collection of Supreme skate decks (select limited-edition artist collaborations)	$47.00	$47,000	1,000	12/19/19	03/11/20	Closed
Series Drop 005	2018 DOB and Arrows: Patchworks Skulls painting by Takashi Murakami and Virgil Abloh	$76.00	$95,000	1,250	11/26/19	03/06/20	Closed
Series Drop 008	2019 series of commissioned paintings by fnnch	$40.00	$32,000	800	12/10/19	03/17/20	Closed
Series Drop 009	2012 Gone and Beyond painting by Kaws	$100.00	$325,000	3,250	12/19/19	10/02/20	Closed
Series Drop 010	Collection of Nike SB Dunks sneakers	$25.00	$25,000	1,000	12/10/19	03/06/20	Closed
Series Gallery Drop 011	2019 commissioned painting by Shelby and Sandy	$25.00	$20,000	800	03/03/20	05/21/20	Closed
Series Gallery Drop 012	2011 Love Is What You Want neon sculpture by Tracey Emin	$75.00	$150,000	2,000	04/09/20	08/24/20	Closed

Series Gallery Drop 013	2019 Grey Selenite Newspaper Machine sculpture by Daniel Arsham	$60.00	$90,000	1,500	03/23/20	02/22/21	Closed
Series Gallery Drop 014	Collection of 1985 Jordan 1 OG sneakers	$33.00	$33,000	1,000	02/18/20	04/21/20	Closed
Series Gallery Drop 015	Collection of Supreme skate decks – Bundle II	$27.00	$27,000	1,000	03/03/20	04/03/20	Closed
Series Gallery Drop 016	Collection of Nike and Adidas Yeezy sneakers	$21.00	$21,000	1,000	04/15/20	05/29/20	Closed
Series Gallery Drop 017	2017 Colorbar Constellation 6 painting by Derrick Adams	$54.00	$54,000	1,000	05/25/20	10/16/20	Closed
Series Gallery Drop 018	Tomb of Dracula #10 comic	$25.00	$12,000	480	06/05/20	08/14/20	Closed
Series Gallery Drop 019	2020 CHROMADYNAMICA MSS painting by Felipe Pantone	$30.00	$22,500	750	06/18/20	08/18/20	Closed
Series Gallery Drop 020	X-Men #1 comic	$75.00	$136,500	1,820	06/30/20	09/30/20	Closed
Series Gallery Drop 021	Collection of artist collaboration Nike sneakers	$25.00	$27,500	1,100	06/12/20	11/04/20	Closed
Series Gallery Drop 022	Collection of Nike Air Jordan 1 sneakers	$32.00	$32,000	1,000	06/25/20	08/14/20	Closed
Series Gallery Drop 023	2019 Cape Woman painting by Katherine Bradford	$19.00	$19,000	1,000	07/07/20	10/23/20	Closed
Series Gallery Drop 024	Fantastic Four #52 comic	$24.00	$24,000	1,000	07/01/20	08/17/20	Closed
Series Gallery Drop 025	2018 No. 90 painting by Derek Fordjour	$70.00	$70,000	1,000	07/07/20	12/04/20	Sold
Series Gallery Drop 026	Avengers #1 comic	$50.00	$100,000	2,000	06/30/20	09/11/20	Closed
Series Gallery Drop 027	Teenage Mutant Ninja Turtles #1 comic	$12.50	$62,500	5,000	07/21/20	09/11/20	Closed
Series Gallery Drop 028	Nike SB Dunk Low “Freddy Krueger” sneakers	$10.00	$20,000	2,000	08/04/20	11/20/20	Closed

Series Gallery Drop 029	Collection of Travis Scott collaboration Nike sneakers	$11.00	$55,000	5,000	08/13/20	11/06/20	Closed
Series Gallery Drop 030	2020 A Perfect Trade painting by Cleon Peterson	$14.00	$28,000	2,000	08/18/20	12/01/20	Closed
Series Gallery Drop 031	2020 Sneakers, Computers, Capri Sun painting by Katherine Bernhardt	$24.00	$48,000	2,000	08/20/20	01/21/21	Closed
Series Gallery Drop 032	Super Mario Bros. 3 “Right” NES game	$1.00	$5,000	5,000	08/19/20	12/31/20	Closed
Series Gallery Drop 033	Collection of 1985 Nike Air Jordan I sneakers	$10.00	$24,000	2,400	09/09/20	01/28/21	Closed
Series Gallery Drop 034	2003 Police Car painting by Banksy	$20.00	$415,000	20,750	08/19/20	11/02/20	Closed
Series Gallery Drop 035	2020 Triptych: Medical Bill paintings by MSCHF	$20.00	$75,000	3,635	09/25/20	12/22/20	Closed
Series Gallery Drop 036	Collection of streetwear collaboration Nike sneakers	$10.00	$51,000	4,821	09/20/20	12/16/20	Closed
Series Gallery Drop 037	Collection of sample and player-exclusive Nike Air Jordan sneakers	$10.00	$26,500	2,650	09/29/20	11/05/20	Closed
Series Gallery Drop 038	2003 LeBron James Topps Chrome #111 Refractor trading card	$10.00	$73,500	7,350	10/07/20	11/05/20	Closed
Series Gallery Drop 039	1985 Nike Air Jordan 1 TYPS PE sneakers	$10.00	$67,500	6,750	10/14/20	12/14/20	Closed
Series Gallery Drop 040	Collection of Nike Air Max sneakers	$10.00	$35,500	3,550	11/03/20	01/29/21	Closed
Series Gallery Drop 041	Dior Collaboration Nike Air Jordan 1 Low sneakers	$1.00	$5,500	5,500	10/09/20	12/16/20	Closed

Series Gallery Drop 042	Collection of Nike Air Jordan sneakers known as “Kobe 3/ 8 PE Pack”	$10.00	$21,000	2,100	10/28/20	12/01/20	Closed
Series Gallery Drop 043	Futura collaboration Nike SB Dunk High “FLOM” sneakers	$10.00	$67,000	6,700	11/10/20	01/22/21	Closed
Series Gallery Drop 044	Nike Air Jordan 1 High “‘Shattered Backboard’ Origin Story” sneakers	$10.00	$466,700	41,670 / 46,670 / 44,908	11/19/20		Open
Series Gallery Drop 045	Complete set of 1986 Fleer basketball trading cards	$10.00	$230,000	23,000	11/17/20	01/19/21	Closed
Series Gallery Drop 046	2000 SP Authentic #118 Tom Brady rookie trading card	$10.00	$53,000	5,300	01/20/21	02/12/21	Closed
Series Gallery Drop 047	1981 Topps #216 Joe Montana rookie trading card	$10.00	$30,000	3,000	01/14/21	02/12/21	Closed
Series Gallery Drop 048	2011 Hermès 35cm So Black Birkin handbag	$10.00	$58,000	5,625 / 5,800 / 5,481	01/21/21		Open
Series Gallery Drop 049	2003 SP Authentic Limited LeBron James #148 trading card	$10.00	$225,000 (excl. 450 Bonus Interests)	22,500 (excl. 450 Bonus Interests)	01/11/21	02/01/21	Closed
Series Gallery Drop 050	Zelda II: The Adventure of Link NES game	$10.00	$29,500	2,950	01/25/21	03/01/21	Closed
Series Gallery Drop 051	2009 Topps Chrome Stephen Curry #101 trading card	$10.00	$31,000	3,100	01/08/21	01/26/21	Closed
Series Gallery Drop 052	Pokémon Blue Game Boy game	$10.00	$10,000	1,000	12/22/20	01/12/21	Closed
Series Gallery Drop 053	Pokémon Yellow Game Boy game	$10.00	$79,500	7,800 / 7,950 / 7,950	01/21/21		Open
Series Gallery Drop 054	Golf NES game	$10.00	$19,000	1,800 / 1,900 / 1,900	01/05/21	02/02/21	Closed
Series Gallery Drop 055	1999 Pokémon 1st Edition Shadowless Holo Blastoise #2 trading card	$10.00	$47,500	4,510 / 4,750 / 2,801	03/03/21		Open
Series Gallery Drop 056	1999 Pokémon 1st Edition Shadowless Holo Mewtwo #10 trading card	$10.00	$21,200 (excl. 42 Bonus Interests)	2,120 (excl. 42 Bonus Interests)	01/08/21	02/09/21	Closed

Series Gallery Drop 057	1999 Pokémon 1st Edition Shadowless Holo Raichu #14 trading card	$10.00	$18,000 (excl. 36 Bonus Interests)	1,800 (excl. 36 Bonus Interests)	01/04/21	02/09/21	Closed
Series Gallery Drop 058	2012-13 National Treasures Anthony Davis RPA trading card	$10.00	$22,400 (excl. 44 Bonus Interests)	2,240 (excl. 44 Bonus Interests)	02/28/21	03/12/21	Closed
Series Gallery Drop 059	Super Mario Bros. NES game	$10.00	$77,600 (excl. 156 Bonus Interests)	7,760 (excl. 156 Bonus Interests)	01/22/21	03/09/21	Closed
Series Gallery Drop 060	Daredevil #1 comic	$10.00	$51,100	5,110	01/22/21	03/05/21	Closed
Series Gallery Drop 061	1999 Pokémon 1st Edition Shadowless Holo Venusaur #15 trading card	$10.00	$23,100 (excl. 46 Bonus Interests)	2,310 (excl. 46 Bonus Interests)	01/14/21	02/09/21	Closed
Series Gallery Drop 062	Tetris and Tetris II NES games	$10.00	$16,200	1,620	01/25/21	02/19/21	Closed
Series Gallery Drop 063	2002-03 Panini Futebol Portugal Cristiano Ronaldo #137 trading card	$10.00	$21,100 (excl. 42 Bonus Interests)	2,110 (excl. 42 Bonus Interests)	02/01/21	03/02/21	Closed
Series Gallery Drop 064	2004-05 Panini Megacracks La Liga Lionel Messi #71 trading card	$10.00	$33,700 (excl. 68 Bonus Interests)	3,370 (excl. 68 Bonus Interests)	02/01/21	03/01/21	Closed
Series Gallery Drop 065	1996 Topps Chrome Allen Iverson #171 Refractor trading card	$10.00	$21,100	2,008 / 2,110 / 2,110	02/05/21		Open
Series Gallery Drop 066	2013 Panini Immaculate Collection Giannis Antetokounmpo #131 RPA trading card	$10.00	$94,700 (excl. 190 Bonus Interests)	9,470 (excl. 190 Bonus Interests)	02/10/21	03/05/21	Closed
Series Gallery Drop 067	2003-04 SP Authentic Signatures #LJA LeBron James trading card	$10.00	$63,200	6,000 / 6,320			Not Yet Launched
Series Gallery Drop 068	2007 Topps Chrome Kevin Durant #131 Refractor trading card	$10.00	$25,300	2,530	02/10/21	03/05/21	Closed
Series Gallery Drop 069	Emerging 15 Index: collection of 15 NBA Panini Prizm Silver trading cards	$10.00	$37,000	3,700	02/18/21	03/05/21	Closed

Series Gallery Drop 070	Contra NES game	$10.00	$32,800	3,120 / 3,280 / 3,280	03/02/21	Open
Series Gallery Drop 071	2018 Panini Prizm Luka Doncic Prizm Mojo #280 trading card	$10.00	$78,900	7,500 / 7,890/ 7,890	03/03/21	Open
Series Gallery Drop 072	2003 Exquisite Collection Noble Nameplates #LB LeBron James trading card	$10.00	$297,500	28,000 / 29,750 / 29,750	03/08/21	Open
Series Gallery Drop 073	2003 SP Authentic Signatures #MJ Michael Jordan trading card	$10.00	$46,600	4,428 / 4,660		Not Yet Launched
Series Gallery Drop 074	2018 Panini Prizm World Cup Kylian Mbappe Orange Prizm #80 trading card	$10.00	$22,000	2,091 / 2,200 / 2,200	03/09/21	Open
Series Gallery Drop 075	2012 National Treasures Russell Wilson Rookie Signature Material Black #325 trading card	$10.00	$58,300	5,535 / 5,830 / 2,100	03/09/21	Open
Series Gallery Drop 076	1996 Bowman’s Best Atomic Refractors Kobe Bryant #R23 trading card	$10.00	$58,300	5,535 / 5,830		Not Yet Launched
Series Gallery Drop 077	1997 Brown’s Boxing Floyd Mayweather Jr. #51 trading card	$10.00	$38,800	3,690 / 3,880 / 3,880	03/09/21	Open
Series Gallery Drop 078	1987 Converse Magic Johnson game-worn, signed sneakers	$10.00	$22,000	2,091 / 2,200		Not Yet Launched
Series Gallery Drop 079	2012 National Treasures Kawhi Leonard #114 trading card	$10.00	$21,200	2,010 / 2,120 / 2,120	03/04/21	Open
Series Gallery Drop 080	1972 Topps Julius Erving #195 trading card	$10.00	$15,800	1,500 / 1,580 / 1,580	02/24/21	Open
Series Gallery Drop 081	1997 Metal Universe Precious Metal Gems Michael Jordan #23 trading card	$10.00	$505,300	48,000 / 50,530		Not Yet Launched
Series Gallery Drop 082	2003 Finest LeBron James Refractor #133 trading card	$10.00	$84,200	8,000 / 8,420		Not Yet Launched
Series Gallery Drop 083	1981 Topps Magic Johnson #21 trading card	$10.00	$47,400	4,500 / 4,740		Not Yet Launched

Series Gallery Drop 084	2003-04 Topps Chrome Hobby Box sealed box of trading cards	$10.00	$54,700	5,200 / 5,470	Not Yet Launched
Series Gallery Drop 085	1996-97 Topps Chrome Basketball Hobby Box sealed box of trading cards	$10.00	$63,200	6,000 / 6,320	Not Yet Launched
Series Gallery Drop 086	2017 National Treasures #161 Patrick Mahomes II JSY AU Holo Silver trading card	$10.00	$94,700	9,000 / 9,470	Not Yet Launched
Series Gallery Drop 087	1996 Flair Showcase Legacy Collection Row 0 #31 Kobe Bryant Rookie trading card	$10.00	$243,200	23,101 / 24,320	Not Yet Launched
Series Gallery Drop 088	1980-81 Topps Basketball Wax Box sealed box of trading cards	$10.00	$58,200	5,525 / 5,820	Not Yet Launched
Series Gallery Drop 089	2004 Panini Sports #89 Lionel Messi Mega Cracks Campeon trading card	$10.00	$25,200	2,391 / 2,520	Not Yet Launched
Series Gallery Drop 090	1995 Pokémon Japanese Topsun Blue Back No Number Charizard trading card	$10.00	$104,100	9,885 / 10,410	Not Yet Launched
Series Gallery Drop 091	1987 Fleer #59 Michael Jordan trading card	$10.00	$39,400	3,748 / 3,940	Not Yet Launched
Series Gallery Drop 092	1986 Fleer Stickers #8 Michael Jordan Rookie trading card	$10.00	$228,800	21,736 / 22,880	Not Yet Launched
Series Gallery Drop 093	2009 Bowman Chrome Draft Prospects Refractors #BDPP89 Mike Trout Signed Rookie trading card	$10.00	$45,800	4,348 / 4,580	Not Yet Launched
Series Gallery Drop 094	2017 Kevin Durant Western Conference Semi-Finals game-worn jersey	$10.00	$22,800	2,164 / 2,280	Not Yet Launched
Series Gallery Drop 095	2020 Kevin Durant Nets-debut game-worn jersey	$10.00	$47,600	4,520 / 4,760	Not Yet Launched
Series Gallery Drop 096	2019 Panini Prizm Blue Ice #248 Zion Williamson Rookie trading card	$10.00	$30,500	2,899 / 3,050	Not Yet Launched
Series Gallery Drop 097	Halo: Combat Evolved game	$10.00	$31,600	3,000 / 3,160	Not Yet Launched

Series Gallery Drop 098	Super Mario Land game	$10.00	$14,700	1,400 / 1,470	Not Yet Launched
Series Gallery Drop 099	Mike Tyson’s Punch-Out!! game	$10.00	$136,800	13,000 / 13,680	Not Yet Launched
Series Gallery Drop 100	Collection of Street Fighter games	$10.00	$19,500	1,852 / 1,950	Not Yet Launched
Series Gallery Drop 101	Nintendo World Championship game	$10.00	$211,300	20,075 / 21,130	Not Yet Launched

Note: Gray shading represents series for which an offering has not yet launched.

(1)
For open offerings, each row states, with respect to the given offering, the minimum and maximum number of interests offered and the number of subscriptions for membership interests received as of the date of this offering circular, but the initial closing of such offering has not yet taken place. For closed offerings, each row states the actual number of interests sold.
(2)
We may issue, but will not be compensated for, additional interests pursuant to the terms of the Bonus Interest Program. See “Plan of Distribution and Selling Securityholders—Bonus Interest Program.”

SUMMARY
The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this offering circular.  You should read the entire offering circular and carefully consider, among other things, the matters set forth in the section captioned “Risk Factors.”  You are encouraged to seek the advice of your attorney, tax consultant, and business advisor with respect to the legal, tax, and business aspects of an investment in our interests.  All references in this offering circular to “$” or “dollars” are to United States dollars.
The Company
Overview
We believe that alternative assets have been a cornerstone of wealth accumulation. However, barriers are high, and quality access has been limited to a tiny fraction of our global economy. We believe that those who do have access to top-quality alternative investments are faced with a lack of transparency, operational overhead and high minimums and fees from established gatekeepers. The costs for investing in this asset class are high and transaction volumes are low, with few options for liquidity, resulting in longer holding periods. As a result, the opportunity to build wealth remains inaccessible.
The Otis Platform is our proposed solution to this problem. We plan to create a marketplace for investment-grade art and collectibles and to expand our asset classes into other alternative asset classes such as real estate, wine, precious metals and culture (movies, music royalties, etc.), through one or more affiliated issuers. Our goal is to unlock every type of alternative asset and give investors true uncorrelated diversification.
We plan to target the acquisition of underlying assets ranging in price anywhere from $25,000 to $50,000,000. Some assets may also be below this range. Our mission is to democratize wealth accumulation by providing access, liquidity and transparency.
History and Structure
Our company is a series limited liability company formed on December 18, 2018 pursuant to Section 18-215 of the Delaware Limited Liability Company Act, or the LLC Act.
As a series limited liability company, title to our underlying assets will be held by, or for the benefit of, the applicable series. We intend that each series will own its own underlying assets, which will be works of art or other collectibles.
Section 18-215(b) of the LLC Act provides that, if certain conditions are met (including that certain provisions are in the formation and governing documents of the series limited liability company, and if the records maintained for any such series account for the assets associated with such series separately from the assets of the limited liability company, or any other series), then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable only against the assets of such series and not against the assets of the limited liability company generally or any other series.  As such, the assets of a series include only the work(s) of art or other collectible(s) associated with that series and other related assets (e.g., cash reserves).
Impact of Coronavirus Pandemic
In December 2019, a novel strain of coronavirus, referred to as COVID-19, was reported in Wuhan, China. COVID-19 has since spread to other countries, including the United States, and was declared a pandemic by the World Health Organization. Efforts to contain the spread of COVID-19 have intensified, and most states and localities in the United States and countries in Europe and Asia have implemented severe travel and social restrictions, including social distancing, “shelter-in-place” orders and restrictions on the types of businesses that may continue to operate. The impacts of the outbreak are unknown and rapidly evolving. Our principal office in New York State is closed, and we currently have limited access to our storage facility.

Our manager has taken steps to take care of its employees, including providing the ability for employees to work remotely. Our manager has also taken precautions with regard to employee, facility and office hygiene and implemented significant travel restrictions. Our manager is also assessing business continuity plans for all business units, including ours, in the context of COVID-19. This is a rapidly evolving situation, and our manager will continue to monitor and mitigate developments affecting its workforce. Our manager has reviewed and will continue to carefully review all rules, regulations and orders and will respond accordingly.
The continued spread of COVID-19 has also led to severe disruption and volatility in the global financial markets, which could increase our cost of capital and adversely affect our liquidity and ability to access capital markets in the future. The continued spread of COVID-19 has caused an economic slowdown and may cause a recession or other unpredictable events, each of which could adversely affect our business, results of operations or financial condition. The pandemic has had, and could have a significantly greater, material adverse effect on the United States economy as a whole and in our industry in particular.
If the spread of COVID-19 cannot be slowed and, ideally, contained, our business operations could be further delayed or interrupted. We expect that government and health authorities will announce new, or extend existing, restrictions, which could require us to make further adjustments to our operations in order to comply with any such restrictions. Our manager may also experience limitations in employee resources. In addition, our operations could be disrupted if any employee of our manager is suspected of having the virus, which could require quarantine of any such employees. The duration of any business disruption cannot be reasonably estimated at this time but may materially affect our ability to operate our business and result in additional costs.
The extent to which COVID-19 may impact our results will depend on future developments, which are highly uncertain and cannot be predicted as of the date of this offering circular, including new information that may emerge concerning the severity of the pandemic and steps taken to contain the pandemic or treat its impact, among others. Nevertheless, the pandemic; the current financial, economic and capital markets environment; and future developments in the global supply chain and other areas present material uncertainty and risk with respect to our performance, financial condition, results of operations and cash flows.
Further, the COVID-19 outbreak has caused unprecedented levels of global uncertainty and may impact the value of art and other collectables. We expect the COVID-19 outbreak will result in low transaction volume until confidence in the global economy is restored. The extent and duration of this disruption cannot be accurately estimated, and the art and collectibles industry may take a significant amount of time to recover. Although we intend to hold and manage all of the assets marketed on the Otis Platform for an average of three to seven years, the COVID-19 outbreak and resulting economic uncertainty may impact the value of the underlying assets, and consequently the value of the interests.
Manager
Otis Wealth, Inc., a Delaware corporation incorporated on October 4, 2018 (which we refer to as our manager), is the manager of our company and each series of our company.  Our manager also owns and operates a mobile app-based investment platform called Otis (we refer to the Otis app and any successor platform used by us for the offer and sale of interests as the Otis Platform) through which each series of interests will be sold.
At the closing of each offering, our manager or its affiliates will purchase a minimum of 2% and up to a maximum of 19.99% of the interests sold in such offering for the same price as all other investors, although such minimum and maximum thresholds may be waived or modified by our manager in its sole discretion. Our manager may sell its interests from time to time after closing of any offering. Our manager has no present intention to sell its interests, and any future sales would be based upon our potential need for capital, market prices of the interests at the time of a proposed sale and other factors that a reasonable investor might consider in connection with the sale of securities similar to our interests.
Advisory Board

Our manager intends to assemble an expert network of advisors with experience in relevant industries (which we refer to as the Advisory Board) to assist it in identifying and acquiring the art, collectibles and other alternative assets, to assist the asset manager described below in managing the underlying assets and to advise our manager and certain other matters associated with our business and various series.
The members of the Advisory Board will not be managers or officers of our company or any series and will not have any fiduciary or other duties to the interest holders of any series.
Operating Expenses
Each series of our company will be responsible for the following costs and expenses attributable to the activities of our company related to such series (we refer to these as Operating Expenses):
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any and all fees, costs and expenses incurred in connection with the management of our underlying assets, including import taxes, income taxes, storage (including property rental fees should our manager decide to rent a property to store a number of underlying assets), security, valuation, custodial, marketing and utilization of the underlying assets;
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any fees, costs and expenses incurred in connection with preparing any reports and accounts of each series, including any blue sky filings required in order for a series to be made available to investors in certain states and any annual audit of the accounts of such series (if applicable) and any reports to be filed with the Commission;

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any and all insurance premiums or expenses, including directors and officer’s insurance of the directors and officers of our manager or asset manager, in connection with the underlying assets;
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any withholding or transfer taxes imposed on our company or a series or any interest holders as a result of its or their earnings, investments or withdrawals;
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any governmental fees imposed on the capital of our company or a series or incurred in connection with compliance with applicable regulatory requirements;
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any legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation instituted against our company, a series or our asset manager in connection with the affairs of our company or a series;
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the fees and expenses of any administrator, if any, engaged to provide administrative services to our company or a series;
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all custodial fees, costs and expenses in connection with the holding of an underlying asset;
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any fees, costs and expenses of a third-party registrar and transfer agent appointed by our managing member in connection with a series;
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the cost of the audit of the annual financial statements of our company or a series and the preparation of tax returns and circulation of reports to interest holders;
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any indemnification payments;
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the fees and expenses of counsel to our company or a series in connection with advice directly relating to its legal affairs;
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the costs of any other outside appraisers, valuation firms, accountants, attorneys or other experts or consultants engaged by our managing member in connection with the operations of our company or a series; and
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any similar expenses that may be determined to be Operating Expenses, as determined by our managing member in its reasonable discretion.

Our manager has agreed to pay and not be reimbursed for Operating Expenses incurred prior to the initial closing of each offering. Our manager will bear its own expenses of an ordinary nature, including all costs and expenses on account of rent (other than for storage of the underlying assets), supplies, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, remuneration and expenses paid to employees and utilities expenditures (excluding utilities expenditures in connection with the storage of the underlying assets).
If the Operating Expenses exceed the amount of revenues generated from an underlying asset and cannot be covered by any Operating Expense reserves on the balance sheet of such underlying asset, our manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the applicable series, on which our manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by such underlying asset (which we refer to as Operating Expenses Reimbursement Obligation(s)), and/or (c) cause additional interests to be issued in such series in order to cover such additional amounts.
Asset Manager
Each series will appoint our manager to serve as asset manager to manage the underlying asset related to such series pursuant to an asset management agreement. Except as set forth below and any guidance as may be established from time to time by our manager or the Advisory Board, our asset manager will have sole authority and complete discretion over the care, custody, maintenance and management of each underlying asset and to take any action that it deems necessary or desirable in connection therewith.  Our asset manager will be authorized on behalf of each series to, among other things:
●
create the asset maintenance policies for each underlying asset in consultation with the Advisory Board and oversee compliance with such maintenance policies;
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purchase and maintain insurance coverage for each underlying asset for the benefit of the series related to such asset;
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engage third-party independent contractors for the care, custody, maintenance and management of each underlying asset;
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develop standards for the care of each underlying asset while in storage;
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develop standards for the transportation and care of each underlying asset when outside of storage;
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reasonably make all determinations regarding the calculation of fees, expenses and other amounts relating to each underlying asset paid by the asset manager;
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deliver invoices to our manager for the payment of all fees and expenses incurred by the series in connection with the maintenance of its underlying asset and ensure delivery of payments to third parties for any such services; and
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generally perform any other act necessary to carry out its obligations under the asset management agreement.
Our asset manager will be paid a fee as compensation for sourcing each underlying asset in an amount equal to up to 10% of the gross offering proceeds of each offering; provided that such sourcing fee may be waived by our asset manager.
See “Description of Business—Description of the Asset Management Agreement.”
Distribution Rights
Our manager has sole discretion in determining what distributions of Free Cash Flow, if any, are made to holders of each series of interests.

Free Cash Flow consists of the net income (as determined under U.S. generally accepted accounting principles, or GAAP) generated by such series plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) and less any capital expenditures related to the underlying asset related to such series.  Our manager may maintain Free Cash Flow funds in a deposit account or an investment account for the benefit of the series.
Any Free Cash Flow generated by a series from the utilization of the underlying asset related to such series shall be applied within the series in the following order of priority:
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repay any amounts outstanding under Operating Expenses Reimbursement Obligations plus accrued interest;
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thereafter to create such reserves as our manager deems necessary, in its sole discretion, to meet future Operating Expenses; and
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thereafter by way of distribution to holders of the interests of such series (net of corporate income taxes applicable to the series), which may include asset sellers of the underlying asset related to such series or our manager or any of its affiliates.
Asset seller(s) are any individual(s), dealer or auction company, which owns an underlying asset prior to (i) a purchase of an underlying asset by us in advance of a potential offering or (ii) the closing of an offering from which proceeds are used to acquire the underlying asset.
See “Securities Being Offered—Distribution Rights.”
Timing of Distributions
Our manager may make semi-annual distributions of Free Cash Flow remaining to holders of interests subject to it having the right, in its sole discretion, to withhold distributions in order to meet anticipated costs and liabilities of the series.  Our manager may change the timing of potential distributions in its sole discretion.
Distributions upon Liquidation
Upon the occurrence of a liquidation event relating to our company as a whole or any series, our manager (or a liquidator selected by our manager) is charged with winding up the affairs of the series or our company as a whole, as applicable, and liquidating its assets. Upon the liquidation of a series or our company as a whole, as applicable, the underlying assets will be liquidated and any after-tax proceeds distributed: (i) first, to any third-party creditors, (ii) second, to any creditors that are our manager or its affiliates (e.g., payment of any outstanding Operating Expenses Reimbursement Obligation), and thereafter, (iii) first, 100% to the interest holders of the relevant series of interests, allocated pro rata based on the number of interests held by each interest holder (which may include our manager, any of its affiliates and asset sellers and which distribution within a series will be made consistent with any preferences which exist within such series) until the interest holders receive back 100% of their capital contribution and second, (A) 10% to our manager and (B) 90% to the interest holders of the relevant series of interests, allocated pro rata based on the number of interests held by each interest holder (which may include our manager, any of its affiliates and asset sellers and which distribution within a series will be made consistent with any preferences which exist within such series).  See “Securities Being Offered—Liquidation Rights.”
Transfer Restrictions
Our manager may refuse a transfer by a holder of its interest(s) in any series if such transfer would result in (a) there being more than 2,000 beneficial owners in such series or more than 500 beneficial owners in such series that are not “accredited investors” (provided that our manager may waive such limitations), (b) the assets of such series being deemed “plan assets” for purposes of the Employee Retirement Income Security Act of 1974 and regulations thereunder, as amended, or ERISA, (c) a change of U.S. federal income tax treatment of our company and/or such series, or (d) our company, such series or our manager being subject to additional regulatory requirements. Furthermore, as our interests are not registered under the Securities Act, transfers of our interests may only be effected pursuant to exemptions under the Securities Act and permitted by applicable state securities laws.  See “Securities Being Offered—Transfer Restrictions” for more information.

The Offerings
Securities being offered:
We are offering the minimum and maximum number of interests of each series at a price per interest set forth in the “Series Offering Table” section above. We may issue, but will not be compensated for, additional interests pursuant to the terms of the Bonus Interest Program. See “Plan of Distribution and Selling Stockholders—Bonus Interest Program.” Our manager will own a minimum of 2% and may own a maximum of 19.99% of the interests of each series at closing, although such minimum and maximum thresholds may be waived or modified by our manager in its sole discretion. Our manager may sell these interests at any time after the applicable closing.
Each series of interests is intended to be a separate series of our company for purposes of assets and liabilities.  See “Securities Being Offered” for further details.  The interests will be non-voting except with respect to certain matters set forth in our limited liability company agreement, dated February 1, 2019, as amended from time to time (which we refer to as the operating agreement).  The purchase of a particular series of interests is an investment only in that series of our company and not an investment in our company as a whole.

Minimum and maximum subscription:
The minimum subscription by an investor is one (1) interest and the maximum subscription by any investor is for interests representing 20% of the total interests of a particular series, although such minimum and maximum thresholds may be waived or modified by our manager in its sole discretion. See “Plan of Distribution and Selling Securityholders” for additional information.

Broker:
We have entered into an agreement with the Broker, which is acting as our executing broker in connection with each offering. The Broker is a broker-dealer which is registered with the Commission and will be registered in each state where each offering will be made prior to the launch of such offering and with such other regulators as may be required to execute the sale transactions and provide related services in connection with each offering.  The Broker is a member of Financial Industry Regulatory Authority, Inc., or FINRA, and the Securities Investor Protection Corporation, or SIPC.

Restrictions on investment:
Each investor must be a “qualified purchaser.”  See “Plan of Distribution and Selling Securityholders—Investor Suitability Standards” for further details.  Our manager may, in its sole discretion, decline to admit any prospective investor, or accept only a portion of such investor’s subscription, regardless of whether such person is a “qualified purchaser.”   Furthermore, our manager anticipates only accepting subscriptions from prospective investors located in states where the Broker is registered.
Generally, no sale may be made to you in any offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Escrow account:
The subscription funds advanced by prospective investors as part of the subscription process will be held in a non-interest bearing escrow account with North Capital Private Securities Corporation, or the Escrow Agent, and will not be commingled with the operating account of any series until, if and when there is a closing with respect to that investor.
When the Escrow Agent has received instructions from our manager or the Broker that an offering will close and the investor’s subscription is to be accepted (either in whole or part), then the Escrow Agent shall disburse such investor’s subscription proceeds in its possession to the account of the particular series.
If any offering is terminated without a closing, or if a prospective investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective investors will be returned promptly to them without interest.  Any costs and expenses associated with a terminated offering will be borne by our manager.

Offering period:
We conduct separate closings with respect to each offering. The closing of an offering will occur on the earliest to occur of (i) the date subscriptions for the maximum number of interests offered for a series have been accepted or (ii) a date determined by our manager in its sole discretion, provided that subscriptions for the minimum number of interests offered for a series have been accepted.  If closing has not occurred, an offering shall be terminated upon (i) the date which is one year from the date such offering circular or amendment thereof, as applicable, is qualified by the Commission, which period may be extended with respect to a particular series by an additional six months by our manager in its sole discretion, or (ii) any date on which our manager elects to terminate the offering for a particular series in its sole discretion, such date not to exceed the date which is 18 months from the date such offering circular or amendment thereof, as applicable, is qualified by the Commission.  No securities are being offered by existing securityholders.

Use of proceeds:
The proceeds received in an offering will be applied in the following order of priority of payment:
●
Brokerage Fee: A brokerage fee equal to 1% of the amount raised through an offering;
●
Acquisition Cost of the Underlying Asset: Actual cost of the underlying assets related to a series paid to the asset sellers;
●
Offering Expenses: In general, these costs include actual fees, costs and expenses incurred in connection with an offering, including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering;
●
Acquisition Expenses: In general, these include costs associated with the acquisition and development of the underlying assets related to a series, which include storage, shipping and transportation, and insurance costs; and
●
Sourcing Fee: Our asset manager will be paid a sourcing fee as compensation for sourcing each underlying asset in an amount equal to up to 10% of the gross offering proceeds of each offering; provided that such sourcing fee may be waived by our asset manager.
Our manager bears all offering expenses and acquisition expenses described above on behalf of each series and will be reimbursed by each series through the proceeds of each offering.  See “Use of Proceeds to Issuer” and “Plan of Distribution and Selling Securityholders—Fees and Expenses” sections for further details.

Risk factors:
Investing in our interests involves risks. See the section entitled “Risk Factors” in this offering circular and other information included in this offering circular for a discussion of factors you should carefully consider before deciding to invest in our interests.

RISK FACTORS
The interests offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that our investment objectives will be achieved or that a secondary market would ever develop for our interests, whether via the Otis Platform, via third-party registered broker-dealers or otherwise. The risks described in this section should not be considered an exhaustive list of the risks that prospective investors should consider before investing in our interests. Prospective investors should obtain their own legal and tax advice prior to making an investment in our interests and should be aware that an investment in our interests may be exposed to other risks of an exceptional nature from time to time. The following considerations are among those that should be carefully evaluated before making an investment in our interests.
Risks Related to the Structure, Operation and Performance of our Company
The COVID-19 outbreak may have a material adverse impact on our results of operations.
In December 2019, a novel strain of coronavirus, referred to as COVID-19, was reported in Wuhan, China. COVID-19 has since spread to other countries, including the United States, and was declared a pandemic by the World Health Organization. Efforts to contain the spread of COVID-19 have intensified, and the United States and countries in Europe and Asia have implemented severe travel and social restrictions, including social distancing and “shelter-in-place” orders. The impacts of the outbreak are unknown and rapidly evolving. The COVID-19 outbreak, or public perception of the outbreak, could adversely affect the value of the underlying assets and the financial condition of our investors or prospective investors, resulting in reduced demand for our offerings and alternative asset classes generally.
The continued spread of COVID-19 has also led to severe disruption and volatility in the global financial markets, which could increase our cost of capital and adversely affect our liquidity and ability to access capital markets in the future. The continued spread of COVID-19 has caused an economic slowdown and may cause a recession or other unpredictable events, each of which could adversely affect our business, results of operations or financial condition. The pandemic has had, and could have a significantly greater, material adverse effect on the United States economy as a whole and in our industry in particular.
If the spread of COVID-19 cannot be slowed and, ideally, contained, our business operations could be further delayed or interrupted. We expect that government and health authorities will announce new, or extend existing, restrictions, which could require us to make further adjustments to our operations in order to comply with any such restrictions. We may also experience limitations in employee resources. In addition, our operations could be disrupted if any employee of our manager is suspected of having the virus, which could require quarantine of any such employees. The duration of any business disruption cannot be reasonably estimated at this time but may materially affect our ability to operate our business and result in additional costs.
The extent to which COVID-19 may impact our results will depend on future developments, which are highly uncertain and cannot be predicted as of the date of this offering circular, including new information that may emerge concerning the severity of the pandemic and steps taken to contain the pandemic or treat its impact, among others. Nevertheless, the pandemic; the current financial, economic and capital markets environment; and future developments in the global supply chain and other areas present material uncertainty and risk with respect to our performance, financial condition, results of operations and cash flows.
An investment in an offering constitutes only an investment in a particular series and not in our company or the underlying assets.

A purchase of our interests does not constitute an investment in either our company or the underlying assets directly.  This results in limited voting rights of the investor, which are solely related to the series.  Investors will have voting rights only with respect to certain matters, primarily relating to amendments to the operating agreement that would adversely change the rights of the interest holders and removal of our manager for “cause.”  Our manager and asset manager thus retain significant control over the management of our company and the underlying assets.  Furthermore, because the interests do not constitute an investment in our company as a whole, holders of interests of a particular series will not receive any economic benefit from, or be subject to the liabilities of, the assets of any other series.  In addition, the economic interest of a holder in a series will not be identical to owning a direct undivided interest in the underlying assets because, among other things, the series will be required to pay corporate taxes before distributions are made to the holders, and the asset manager will receive a fee in respect of its management of the underlying assets.
Our company was recently formed, has no track record and no operating history from which you can evaluate our company or this investment.
Our company was recently formed, has not generated any revenues and has no operating history upon which prospective investors may evaluate their performance. No guarantee can be given that our company or a series will achieve their investment objectives, the value of the underlying assets will increase or the underlying assets will be successfully monetized.
Given our start-up nature, investors may not be interested in making an investment and we may not be able to raise all of the capital we seek, which could have a material adverse effect upon our company and the value of your interests.
Due to the start-up nature of our company, there can be no guarantee that we will reach our funding targets from potential investors. In the event we do not reach a funding target, we may not be able to achieve our investment objectives by acquiring additional underlying assets through the issuance of additional interests and monetizing them together with existing assets to generate distributions for investors. In addition, if we are unable to raise funding for additional interests, this may impact any investors already holding interests as they will not see the benefits which arise from economies of scale following the acquisition by other series of additional underlying assets and other monetization opportunities (e.g., hosting events with the collection of underlying assets).
There are few businesses that have pursued a strategy or investment objective similar to ours, which may make it difficult for our company and interests to gain market acceptance.
We believe that few other companies crowd fund artwork and collectibles or propose to run a platform for crowd funding of interests in artwork and collectibles. Our company and our interests may not gain market acceptance from potential investors, potential asset sellers or service providers within the art and collectibles industry, including insurance companies, appraisers and strategic partners. This could result in an inability of our manager to operate the underlying assets profitably. This could impact the issuance of further interests and additional underlying assets being acquired by us. This would further inhibit market acceptance of our company, and, if we do not acquire any additional underlying assets, investors would not receive any benefits which arise from economies of scale (such as reduction in storage costs as a large number of underlying assets are stored at the same facility, group discounts on insurance and the ability to monetize underlying assets through museums or other programs that would require us to own a substantial number of underlying assets).
The offering amounts will exceed the value of the underlying assets, and, if the underlying assets are sold before they appreciate or generate income, then investors will not receive the amount of their initial investment back.
The size of an offering will exceed the purchase price of the related underlying asset as at the date of such offering (as the proceeds of the offering in excess of the purchase price of the underlying asset will be used to pay fees, costs and expenses incurred in making the offering and acquiring the underlying asset, as well as interest payments to our manager). If the underlying asset had to be sold and there had not been substantial appreciation of the underlying asset prior to such sale, there may not be sufficient proceeds from the sale of the underlying asset to repay investors the amount of their initial investment (after first paying off any liabilities on the underlying asset at the time of the sale, including, but not limited to, any outstanding Operating Expenses Reimbursement Obligation) or any additional profits in excess of this amount.

The use of proceeds will include interest payments to our manager as provided in the promissory note entered into between the respective series and our manager.
Prior to making any series available for investors, our manager may acquire the underlying asset and then sell that asset to the respective series pursuant to a purchase and sale agreement and promissory note. If applicable, under the terms of the relevant promissory note, we are obligated to pay our manager interest as described below when discussing the particular series and asset. The interest rate has been set arbitrarily. Any amounts paid in interest will not be available for use by the series to cover future fees or expenses incurred for the operation of the asset.
Operating Expenses that are incurred after each closing will reduce potential distributions, if any, and the potential return on investment resulting from the appreciation of the underlying assets, if any.
Operating Expenses incurred post-closing shall be the responsibility of the applicable series.  However, if the Operating Expenses exceed the amount of revenues generated from the underlying assets related to such series, our manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the series, on which our manager may impose a reasonable rate of interest, and be entitled to Operating Expenses Reimbursement Obligations, and/or (c) cause additional interests of such series to be issued in order to cover such additional amounts.
If there is an Operating Expenses Reimbursement Obligation, this reimbursable amount between related parties would be taken out of the Free Cash Flow generated by the series and could reduce the amount of any future distributions payable to investors. If additional series interests are issued, this would dilute the current value of the interests held by existing investors and the amount of any future distributions payable to such existing investors.
Our success depends in large part upon our manager and its ability to execute our business plan.
The successful operation of our company (and therefore, the success of each series) is in part dependent on the ability of our manager and asset manager to source, acquire and manage the underlying assets. As our manager has only been in existence since October 2018 and is an early-stage startup company, it has no significant operating history within the art and collectibles sector that would evidence its ability to source, acquire, manage and utilize the underlying assets.
The success of our company (and therefore, each series) will be highly dependent on the expertise and performance of our manager and its team, its expert network and other investment professionals (which include third-party experts) to source, acquire and manage the underlying assets. There can be no assurance that these individuals will continue to be associated with our manager or asset manager. The loss of the services of one or more of these individuals could have a material adverse effect on the underlying assets, in particular, their ongoing management and use to support the investment of the holders of the series interests.
Furthermore, the success of our company and the value of each series is dependent on there being critical mass from the market for the interests and also our ability to acquire a number of underlying assets in multiple series so that the investors can benefit from economies of scale which arise from holding more than one underlying asset. In the event that we are unable to source additional underlying assets due to, for example, competition for such underlying assets or lack of underlying assets available in the marketplace, then this could materially impact our success and our objectives of acquiring additional underlying assets through the issuance of further series interests and monetizing them together with existing assets through revenue-generating events and leasing opportunities.
If our series limited liability structure is not respected, then investors may have to share in any liabilities of our company with all investors and not just those who hold interests of the same series as them.

Our company is structured as a Delaware series limited liability company that issues different series interests for each underlying asset or group of underlying assets. Each series of interests will merely be a separate series and not a separate legal entity. Under the LLC Act, if certain conditions (as set forth in Section 18-215(b) of the LLC Act) are met, the liability of investors holding interests of one series is segregated from the liability of investors holding interests of another series, and the assets of one series are not available to satisfy the liabilities of other series.  Although this limitation of liability is recognized by the courts of Delaware, there is no guarantee that if challenged in the courts of another U.S. state or a foreign jurisdiction, such courts will uphold a similar interpretation of Delaware corporation law, and in the past certain jurisdictions have not honored such interpretation. If our series limited liability company structure is not respected, then investors may have to share any liabilities of our company with all investors and not just those who hold interests in the same series as them. Furthermore, while we intend to maintain separate and distinct records for each series and account for them separately and otherwise meet the requirements of the LLC Act, it is possible a court could conclude that the methods used did not satisfy Section 18-215(b) of the LLC Act and thus potentially expose the assets of a series to the liabilities of another series.  The consequence of this is that investors may have to bear higher than anticipated expenses which would adversely affect the value of their interests or the likelihood of any distributions being made by the series to the investors. In addition, we are not aware of any court case that has tested the limitations on inter-series liability provided by Section 18-215(b) in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one series should be applied to meet the liabilities of the other series or the liabilities of our company generally where the assets of such other series or of our company generally are insufficient to meet our liabilities.
If any fees, costs and expenses of our company are not allocable to a specific series, they will be borne proportionately across all of the series.  Although our manager will allocate fees, costs and expenses acting reasonably and in accordance with its allocation policy (see “Description of Business—Allocations of Expenses”), there may be situations where it is difficult to allocate fees, costs and expenses to a specific series, and therefore, there is a risk that a series may bear a proportion of the fees, costs and expenses for a service or product for which another series received a disproportionately high benefit.
Potential breach of the security measures of the Otis Platform could have a material adverse effect on our company, each series and the value of your investment.
The highly automated nature of the Otis Platform through which potential investors acquire or transfer interests may make it an attractive target and potentially vulnerable to cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions. The Otis Platform processes certain confidential information about investors, asset sellers and the underlying assets. While we intend to take commercially reasonable measures to protect our confidential information and maintain appropriate cybersecurity, the security measures of the Otis Platform, our company, our manager or our service providers (including the Broker) could be breached. Any accidental or willful security breaches or other unauthorized access to the Otis Platform could cause confidential information to be stolen and used for criminal purposes or have other harmful effects. Security breaches or unauthorized access to confidential information could also expose us to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity, or loss of the proprietary nature of our manager’s and our company’s trade secrets. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in the Otis Platform software are exposed and exploited, the relationships between our company, investors, users and the asset sellers could be severely damaged, and our company or our manager could incur significant liability or have their attention significantly diverted from utilization of the underlying assets, which could have a material negative impact on the value of interests or the potential for distributions to be made on the interests.

Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, we, the third-party hosting used by the Otis Platform and other third-party service providers may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, federal regulators and many federal and state laws and regulations require companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause investors, the asset sellers or service providers within the industry, including insurance companies, to lose confidence in the effectiveness of the secure nature of the Otis Platform. Any security breach, whether actual or perceived, would harm our reputation and the Otis Platform, and we could lose investors and the asset sellers. This would impair our ability to achieve our objectives of acquiring additional underlying assets through the issuance of interests of further series and monetizing them together with existing assets through revenue-generating events and leasing opportunities.
The Otis Platform is highly technical and may be at risk of malfunctioning.
The Otis Platform is a complex system with components and highly complex software, and our business is dependent upon our manager’s ability to prevent system interruptions to operation of the Otis Platform. The Otis Platform software may now, or in the future, contain undetected errors, bugs or vulnerabilities, which may only be discovered after the code has been released or may never be discovered. Problems with or limitations of the software, misconfigurations of the systems or unintended interactions between systems may cause downtime that would impact the availability of the Otis Platform. The Otis Platform relies on third-party datacenters for operation. If such datacenters fail, users of the Otis Platform may experience downtime. Any errors, bugs, vulnerabilities or sustained or repeated outages could reduce the attractiveness of the Otis Platform to investors, cause a negative experience for investors or result in negative publicity and unfavorable media coverage, damage to our reputation, loss of Otis Platform users, loss of revenue, liability for damages, regulatory inquiries or other proceedings, any of which could adversely affect our business and financial results.
Our manager may sell its interests post-closing, which may result in a reduction in value of your interests if there are too many series interests available and not enough demand for those interests.
Our manager may arrange for some of the interests it holds in a specific series to be sold by a broker pursuant to a “10b5-1 trading plan.” Our manager has no present intention to sell its interests, and any future sales would be based upon our potential need for capital, market prices of the interests at the time of a proposed sale and other factors that a reasonable investor might consider in connection with the sale of securities similar to our interests. There is a risk that a sale by our manager may result in too many interests being available for resale and the price of the relevant series interests decreasing as supply outweighs demand.
Non-compliance with regulations may result in the abrupt cessation of business operations, rescission of any contracts entered into, an early termination of any interests sold or, if we were deemed to be subject to the Investment Advisers Act, the liquidation and winding up of any interests sold.
The Broker is acting as our executing broker in connection with each offering. The Broker is a registered broker-dealer under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and will be registered in each state where each offering and sale of the interests will occur prior to the launch of each offering, and it is anticipated that the interests will be offered and sold only in states where the Broker is registered as a broker-dealer. If a regulatory authority determines that our manager, which is not a registered broker-dealer under the Exchange Act or any state securities laws, has itself engaged in brokerage activities, our manager may need to stop operating, and therefore, we will not have an entity managing the underlying assets. In addition, if our manager is required to register as a “broker-dealer,” there is a risk that any interests offered and sold while our manager was not registered may be subject to a right of rescission, which may result in the early termination of the series.

Furthermore, we are not registered and will not be registered as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act, and neither our manager nor our asset manager is or will be registered as an investment adviser under the Investment Advisers Act of 1940, as amended, or the Investment Advisers Act, and thus the interests do not have the benefit of the protections of the Investment Company Act or the Investment Advisers Act.  We and our manager have taken the position that the underlying assets are not “securities” within the meaning of the of the Investment Company Act or the Investment Advisers Act, and thus our assets will be comprised of less than 40% investment securities under the Investment Company Act and our manager and our asset manager will not be advising with respect to securities under the Investment Advisers Act.  This position, however, is based upon applicable case law that is inherently subject to judgments and interpretation.  If we were to be required to register under the Investment Company Act or our manager were to be required to register under the Investment Advisers Act, it could have a material adverse impact on the results of operations and expenses of a series, and our manager may be forced to liquidate and wind up the series or rescind the offering for any series interests.
Non-compliance with regulations with respect to the Liquidity Platform may result in the abrupt cessation of our manager and/or the Liquidity Platform or rescission of any contracts entered into or materially and adversely affect your ability to transfer your interests.
Our manager created a Liquidity Platform (see “Description of Business—Liquidity Platform” for additional information), which serves to communicate indications of interest to the Broker or, in the future, a registered alternative trading system, or ATS. Our manager, as operater of the Otis Platform, engaged the Broker, and secondary purchases and sales will only occur in states where the Broker is registered. Our manager has determined that the creation and operation of the Liquidity Platform would not cause a regulatory authority to determine that our manager is engaging in brokerage activities. However, if a regulatory authority determines that our manager, which is not a registered broker-dealer under the Exchange Act or any state securities laws, has itself engaged in brokerage activities, our manager may need to stop operating and therefore, we will not have an entity managing the underlying assets. Or, our manager may need to stop operating the Liquidity Platform, which may make it difficult or impossible for you to dispose of your interests. In addition, if our manager is required to register as a broker-dealer, there is a risk that any secondary purchase or sale while our manager was not registered may be subject to a right of rescission.
Furthermore, while we do not believe that the Liquidity Platform is itself a securities exchange or an alternative trading system under the Exchange Act, regulators may determine that this is the case, then we would be required to register as a securities exchange or qualify and register as an alternative trading system, either of which could cause our manager to stop operating, meaning we would not have an entity managing the underlying assets. Further, if we are found to be in violation of the Exchange Act due to operation of an unregistered exchange, we could be subject to significant monetary penalties, censure or other actions that may have a material and adverse effect on our manager and may require it to stop operating, meaning we would not have an entity managing the underlying assets, or otherwise be unable to maintain the Liquidity Platform, which would adversely affect your ability to transfer your interests.
There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.
As a Tier 2 issuer under Regulation A, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer. We are in the process of evaluating whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.
Unpredictable and/or uncontrollable events, such as the COVID-19 outbreak, could adversely affect our business.

Our business could be subject to unpredictable and uncontrollable events, such as earthquakes, power shortages, telecommunications failures, water shortages, floods, hurricanes, typhoons, fires, extreme weather conditions, medical epidemics or pandemics, such as the COVID-19 outbreak, and other natural or manmade disasters or business interruptions. The occurrence of any of these business disruptions could seriously harm our operations and financial condition and increase our costs and expenses. The risk, or public perception of the risk, of a pandemic, or media coverage of infectious diseases, could adversely affect the value of the underlying assets and the financial condition of our investors or prospective investors, resulting in reduced demand for our offerings and alternative asset classes generally. Moreover, an epidemic, pandemic, outbreak or other public health crisis, such as COVID-19, could adversely affect employees of our manager, which serves as the asset manager and in which we rely to manage the logistics of our business. “Shelter-in-place” or other such orders by governmental entities could also disrupt our operations if employees of our manager who cannot perform their responsibilities from home are not able to report to work or carry out necessary actions related to the logistics of our business. Risks related to an epidemic, pandemic or other health crisis, such as COVID-19, could also lead to the complete or partial closure of one or more of our facilities or the storage facility in which we lease space, which could prevent us from accessing the underlying assets. Further, risks related to an epidemic, pandemic or other health crisis, such as COVID-19, could lead to complete or partial cessation of operations of our sourcing partners for the underlying assets.
Risks Related to the Art and Collectibles Industry
Each series is expected to invest only in the related underlying assets; therefore, your investment will not be diversified and will appreciate or depreciate based on the value of the underlying assets regardless of market conditions.
It is not anticipated that any series would own any assets other than its related underlying assets, plus potential cash reserves for maintenance, storage, insurance and other expenses pertaining to the underlying assets and amounts earned by the related series from the monetization of the underlying assets, if any. Investors looking for diversification will have to create their own diversified portfolio by investing in other opportunities in addition to the interests offered hereby.
Each series is expected to invest in art and collectibles.  If there is a downturn in this industry or the economy in general, then the value of the underlying assets is likely to decrease.
Given the concentrated nature of the underlying assets (i.e., only art and collectibles) any downturn in the art and collectibles industry is likely to impact the value of the underlying assets, and consequently the value of the interests. Furthermore, as art and other collectibles are collectible items, the value of such collectables may be impacted if an economic downturn occurs and there is less disposable income for individuals to invest in products such as art and collectables. In the event of a downturn in the industry, the value of the underlying assets is likely to decrease.
The global economy and financial markets and political conditions of various countries can adversely affect the supply of and demand for art and collectibles, and unpredictable and/or uncontrollable events, such as the COVID-19 outbreak, may cause a disruption in the art and collectibles industry.
The art and collectibles industry may be influenced by the overall strength and stability of the global economy and financial markets of various countries, although any correlation may not be immediately evident. In addition, global political conditions and world events may affect our business through their effect on the economies of various countries, as well as on the willingness of potential buyers to purchase art and collectibles in the wake of economic uncertainty. Accordingly, weakness in the global economy and financial markets of various countries may cause a downturn in the art and collectibles industry, which is likely to impact the value of the underlying assets, and consequently the value of the interests.

The COVID-19 outbreak has caused unprecedented levels of global uncertainty and may impact the value of art and other collectables. We expect the COVID-19 outbreak will result in low transaction volume until confidence in the global economy is restored. The extent and duration of this disruption cannot be accurately estimated, and the art and collectibles industry may take a significant amount of time to recover. Although we intend to hold and manage all of the assets marketed on the Otis Platform for an average of three to seven years, the COVID-19 outbreak and resulting economic uncertainty may impact the value of the underlying assets, and consequently the value of the interests.
The volatility in prices for art and other collectibles may result in downward price pressure and adversely affect our objectives.
Volatility of demand for luxury goods as evidenced by the S&P Global Luxury index, in particular high value art and collectibles, may adversely affect a series’ ability to achieve its investment purpose. The art and collectibles market has been subject to volatility in demand in recent periods. Demand for high value art and collectibles depends to a large extent on general, economic, political and social conditions in a given market as well as the tastes of the collector or art enthusiast community resulting in changes in the types of art and collectibles that are most sought after. Volatility in demand may lead to volatility in the value of art and collectibles, which may result in further downward price pressure and adversely affect our ability to achieve our objective of acquiring additional underlying assets through the issuance of further series interests and monetizing them together with existing assets. In addition, the lack of demand may reduce any further issuance of interests and acquisition of more underlying assets, thus limiting the benefits the investors already holding interests could receive from there being economies of scale (e.g., cheaper insurance due to a number of underlying assets requiring insurance) and other monetization opportunities (e.g., hosting shows with the collection of underlying assets as compared to just one or two pieces of art or collectibles). These effects may have a more pronounced impact given the limited number of underlying assets held by our company in the short-term.
Art and collectibles are hard to value, and any valuations obtained are not guarantees of realizable price.
As explained in the “Description of Business,” art and collectibles are difficult to value. Valuations of the underlying assets will be based upon the subjective approach taken by the members of our manager’s expert network and members of the Advisory Board, valuation experts appointed by the asset seller or other data provided by third parties (e.g., auction results and previous sales history). Our manager sources data from reputable valuation providers in the industry; however, it may rely on the accuracy of the underlying data without any means of detailed verification.  Consequently, valuations may be uncertain.
The value of the underlying assets can go down as well as up. Valuations are not guarantees of realizable price and do not necessarily represent the price at which our interests may be sold on the Otis Platform, and the value of the underlying assets may be materially affected by a number of factors outside of our control, including any volatility in the economic markets and the condition of the underlying assets.
Our manager and each series rely on third-party assessments of the market for the types of assets to be acquired, or the value of the specific assets. None of these assessments have been prepared in connection with this offering circular.
Included in this offering circular are references to reports and assessments created by third parties which our manager and each series have relied upon for determining the potential market and current value of particular assets. We have not independently verified the information contained in those reports and assessments, and none were prepared in connection with this offering circular. The references should not be taken as an endorsement of our offering by those third-parties.
Risks Related to the Underlying Assets
Potential loss of or damage to an underlying asset could adversely impact the value of the underlying asset, the series related to the underlying asset or the likelihood of any distributions made by us to investors.

An underlying asset may be lost or damaged by causes beyond our reasonable control when in storage or on display. Any damage to an underlying asset could adversely impact the value of the underlying asset or adversely increase the liabilities or Operating Expenses of its related series.  Although we intend for the underlying assets to be insured at replacement cost (subject to policy terms and conditions), in the event of any claims against such insurance policies, there can be no guarantee that any losses or costs will be reimbursed, that the underlying assets can be replaced on a like-for-like basis or that any insurance proceeds would be sufficient to pay the full market value (after paying for any outstanding liabilities, including, but not limited to, any outstanding balances under Operating Expenses Reimbursement Obligations), if any, of the related series.  In the event that damage is caused to an underlying asset, this will impact the value of the underlying asset, and consequently, the series related to the underlying asset, as well as the likelihood of any distributions being made by us to the investors.
Competition in the art and collectibles industry from other business models may make it difficult to obtain underlying assets.
There is potentially significant competition for the underlying assets from many different market participants. While the majority of transactions continue to be peer-to-peer with very limited public information, other market players, such as arts and collectibles dealers and auction houses, continue to play an increasing role. In addition, the underlying market is being driven by the increasing number of widely popular art and collectibles TV shows, including Antiques Roadshow, Storage Pickers, American Pickers and Pawn Stars. This competition may impact the liquidity of a series, as it is dependent on our acquiring attractive and desirable underlying assets to ensure that there is an appetite of potential investors for the interests. In addition, there are companies that are developing crowd funding models for other alternative asset classes, such as wine, that may decide to enter the art and collectibles market as well.
Potentially high storage, maintenance and insurance costs for the underlying assets may adversely impact the value of the related series and the amount of distributions made to holders of interests.
In order to protect and care for the underlying assets, our manager must ensure adequate storage facilities, maintenance work and insurance coverage. The cost of care may vary from year to year depending on the amount of maintenance performed on a particular underlying asset, changes in the insurance rates for covering the underlying assets and changes in the cost of storage for the underlying assets.  It is anticipated that as we acquire more underlying assets, our manager may be able to negotiate a discount on the costs of storage, maintenance and insurance due to economies of scale. These reductions are dependent on our acquiring a number of underlying assets and service providers being willing to negotiate volume discounts and, therefore, are not guaranteed.
If costs turn out to be higher than expected, this would impact the value of the series, the amount of distributions made to investors holding the series, potential proceeds from a sale of the related underlying asset (if ever) and any capital proceeds returned to investors after paying for any outstanding liabilities, including, but not limited to, any outstanding balances under Operating Expenses Reimbursement Obligation.
Restoration or repair of an underlying asset may result in a decrease in the value of the underlying asset.
Although we do not intend to undertake restoration or repair of the underlying assets, there may be situations in the future that we are required to do so (e.g., due to natural wear and tear and through the use of the underlying assets). Where we do so, we will be dependent on the performance of third-party contractors and sub-contractors and may be exposed to the risks that a project will not be completed within budget, within the agreed timeframe or to the agreed specifications. While we will seek to mitigate our exposure by negotiating appropriate contracts, including appropriate warranty protection, any failure on the part of a contractor to perform its obligations could adversely impact the value of the underlying assets and, therefore, the value of the series related to such underlying assets.

In addition, the successful restoration or repair of the art and collectibles may be dependent on sourcing replacement original and authentic paint or parts. Original paint or parts for arts and collectibles are rare and in high demand and, therefore, at risk of being imitated. There is no guarantee that any paint or parts sourced for the underlying assets will be authentic (e.g., not a counterfeit). If such paint or parts cannot be sourced or those paints or parts that are sourced are not authentic, the value of the underlying assets and, therefore, the value of the series related to such underlying assets may be materially adversely affected.  Furthermore, if an underlying asset is damaged, we may be unable to source original and authentic paint or parts for the underlying asset, and the use of non-original and authentic paint or parts may decrease the value of the underlying asset.
Insurance may not cover all losses, which may result in an operating loss and likelihood that distributions will not be made by us.
Insurance of the underlying assets may not cover all losses. There are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods, hurricanes, terrorism or acts of war, that may be uninsurable or not economically insurable. Inflation, environmental considerations and other factors, including terrorism or acts of war, also might make insurance proceeds insufficient to repair or replace an asset if it is damaged or destroyed. Under such circumstances, the insurance proceeds received might not be adequate to restore our economic position with respect to any affected underlying assets. Furthermore, the series related to such affected underlying assets would bear the expense of the payment of any deductible.  Any uninsured loss could result in both loss of cash flow from and the value of the affected underlying assets and, consequently, the series that relate to such underlying assets.
We may be associated with third-party liability and exposed to reputational harm as a result of wrongful actions by certain third parties.
Each series will assume all of the ownership risks attached to its underlying assets, including third-party liability risks.  Therefore, the series may be liable to a third party for any loss or damages incurred by it in connection with its underlying assets.  This would be a loss to our company and, therefore, deductible from any income or capital proceeds payable in respect of the series from the related underlying assets, in turn adversely affecting the value of the series to which the underlying assets relate and the likelihood of any distributions being made by us.
We could be exposed to losses and/or reputational harm as a result of various claims and lawsuits incidental to the ordinary course of our business.
We may become involved in various legal proceedings, lawsuits and other claims incidental to the ordinary course of our business. We are required to assess the likelihood of any adverse judgments or outcomes in these matters, as well as potential ranges of probable or reasonably possible losses. A determination of the amount of losses, if any, to be recorded or disclosed as a result of these contingencies will be based on a careful analysis of each individual exposure with, in some cases, the assistance of outside legal counsel. The amount of losses recorded or disclosed for such contingencies may change in the future due to new developments in each matter or a change in settlement strategy.
Any harm to the brand of the artist or manufacturer may adversely impact the value of the underlying assets.
The underlying assets will be comprised of art and collectibles. The demand for the underlying assets and, therefore, interests in each series may be influenced by the general perception of the art and collectibles that artists and manufacturers of products that may become collectible are producing today. In addition, the artists’ or manufacturers’ business practices may result in the image and value of art and collectibles produced by such artists or manufacturers being damaged. This in turn may have a negative impact on the value of the underlying assets made by such artists or manufacturers and, consequently, the value of the interests of the series that relate to such underlying assets.
The value of the underlying assets may depend on a prior owner or association and, therefore, may be out of our control.

The value of an underlying asset may be connected with its prior ownership by, or association with, a certain person or group or in connection with certain pop culture events or films. In the event that such person or group loses public affection, then this may adversely impact the value of the underlying asset and, therefore, the series that relates to such underlying asset.
Title or authenticity claims on an underlying asset may diminish value of the underlying asset, as well as the series that relates to such underlying asset.
There is no guarantee that an underlying asset will be free of any claims regarding title and authenticity (e.g., counterfeit or previously stolen art and collectibles), or that such claims may arise after acquisition of an underlying asset by a series. We may not have complete ownership history or restoration and repair records for an underlying asset. In the event of a title or authenticity claim against us, we may not have recourse against the asset seller or the benefit of insurance, and the value of the underlying asset and the series related to such underlying asset may be diminished.
Forced sale of an underlying asset at a lower value than when the underlying asset was first acquired may diminish the value of the series that relate to the underlying asset.
We may be forced to sell an underlying asset (e.g., upon the bankruptcy of our manager), and such a sale may occur at an inopportune time or at a lower value than when the underlying asset was first acquired or at a lower price than the aggregate of costs, fees and expenses to purchase the underlying asset. In addition, there may be liabilities related to the underlying asset, including, but not limited to, Operating Expenses Reimbursement Obligations, on the balance sheet of the underlying asset at the time of a forced sale, which would be paid off prior to investors receiving any distributions from a sale. In such circumstances, the capital proceeds obtained for the underlying asset and, therefore, the return available to investors may be lower than could have been obtained if the underlying asset continued to be held by us and sold at a later date.
If we are unable to liquidate an underlying asset at a time when we desire to do so or at all, investors may not receive any return on their investment and may lose their entire investment.
Our strategy is to acquire assets, hold such assets for a period of time (on average between three and seven years) and then sell such assets at a premium over our acquisition price so that investors in our company can make a return on their investment. In addition, our plan and mission are to seek to provide liquidity to investors by providing a platform for investors to transfer their interests for cash or for interests in another series. However, Operating Expenses, including fees and costs incurred in connection with the management of an underlying asset, the preparation of reports and accounts for each series, insurance premiums, taxes, governmental fees, legal and accounting fees and other costs and expenses, are the responsibility of each series. If we are unable to liquidate an asset at a time when we desire to do so or at all, these Operating Expenses will accumulate and reduce any return that an investor in a series may hope to make or cause an investor to lose its entire investment. Furthermore, if we are unable to provide investors with liquidity through the ability to make secondary sales on our platform and we are unable to liquidate an underlying asset, then Operating Expenses will over time reduce the value of the interests such investors may hold resulting in a loss to such investors.
Risks Related to Potential Conflicts of Interest
Our operating agreement contains provisions that reduce or eliminate duties (including fiduciary duties) of our manager.
Our operating agreement provides that our manager, in exercising its rights in its capacity as manager, will be entitled to consider only such interests and factors as it desires, including its own interests; will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any of our investors; and will not be subject to any different standards imposed by our operating agreement, the LLC Act or under any other law, rule or regulation or in equity. These modifications of fiduciary duties are expressly permitted by Delaware law.
We do not have a conflicts of interest policy.

Our company, our manager and their affiliates will try to balance our interests with their own.  However, to the extent that such parties take actions that are more favorable to other entities than our company, these actions could have a negative impact on our financial performance and, consequently, on distributions to investors and the value of the interests of each series. We have not adopted, and do not intend to adopt in the future, either a conflicts of interest policy or a conflicts resolution policy.
Conflicts may exist among our manager, our asset manager and their respective employees or affiliates.
Our manager and our asset manager will engage with, on behalf of our company, a number of brokers, dealers, asset sellers, insurance companies, storage and maintenance providers and other service providers and thus may receive in-kind discounts, for example, free shipping or servicing.  In such circumstances, it is likely that these in-kind discounts may be retained for the benefit of our manager or our asset manager and not our company, or may apply disproportionately to other series.  Our manager or our asset manager may be incentivized to choose a broker, dealer or asset seller based on the benefits they are to receive or all series collectively are to receive rather than that which is best for a particular series.
Members of the Advisory Board may be art or collectibles dealers and brokers themselves and, therefore, will be incentivized to sell us their own art and collectibles at potentially inflated market prices. Members of the Advisory Board may also be investors, in particular, if they are holding interests acquired as part of a sale of an underlying asset (i.e., as they were the asset seller).  They may therefore promote their own self-interests when providing advice to our manager or our asset manager regarding an underlying asset (e.g., by encouraging the liquidation of such underlying asset so they can receive a return in their capacity as an investor).
In the event that the Operating Expenses exceed the revenue from an underlying asset, if any, and any cash reserves, our manager has the option to cause the related series to incur an Operating Expenses Reimbursement Obligation to cover such excess. As interest may be payable on such loan, our manager may be incentivized to cause the series to incur an Operating Expenses Reimbursement Obligation to pay Operating Expenses rather than look elsewhere for additional sources of income or to repay any outstanding Operating Expenses Reimbursement Obligation as soon as possible rather than make distributions to investors. Our manager may also choose to issue additional interests of the series to pay for Operating Expenses instead of causing our company to incur an Operating Expenses Reimbursement Obligation, even if any interest payable by the series on any Operating Expenses Reimbursement Obligation may be economically more beneficial to holders of the series than the dilution incurred from the issuance of additional interests.
There may be conflicts related to potential future brokerage activity.
Either our manager or one of its affiliates may in the future register with the Commission as a broker-dealer in order to be able to facilitate liquidity in our interests via the Otis Platform. Our manager or one of its affiliates may be entitled to receive fees based on volume of trading and volatility of the interests on the Otis Platform, and such fees may be in excess of the appreciation in the interests it holds in each series.  Although an increased volume of trading and volatility will benefit investors as it will assist in creating a market for those wishing to transfer their interests, there is the potential that there is a divergence of interests between our manager and those investors; for instance, if the underlying asset does not appreciate in value, this will impact the price of the interests but may not adversely affect the profitability related to the brokerage activities of our manager (i.e., our manager would collect brokerage fees whether the price of the underlying asset increases or decreases).
Ownership in multiple series may cause conflicts of interest.
Our manager or its affiliates will acquire interests in each series for their own accounts and may transfer these interests, either directly or through brokers, via the Otis Platform.  Depending on the timing of the transfers, this could impact the interests held by the investors (e.g., driving price down because of supply and demand and over availability of interests).  This ownership in each of the series may result in a divergence of interests between our manager and the investors who only hold one or certain series (e.g., our manager or one of its affiliates, once registered as a broker-dealer with the Commission, may disproportionately market or promote a certain series, in particular, where they are a significant owner, so that there will be more demand and an increase in the price of such series interests).

Conflicts may arise from allocations of income and expenses as between series.
There may be situations when it is challenging or impossible to accurately allocate income, costs and expenses to a specific series, and certain series may get a disproportionate percentage of the cost or income, as applicable. In such circumstances, our manager would be conflicted from acting in the best interests of our company as a whole or the individual.  While we presently intend to allocate expenses as described in “Description of Business—Allocations of Expenses,” our manager has the right to change this allocation policy at any time without further notice to investors.
There may be conflicting interests among our manager, our asset manager and the investors.
Our manager will determine whether or not to liquidate underlying assets, should an offer to acquire an underlying asset be received. As our manager or one of its affiliates, when and if registered as a broker-dealer with the Commission, may receive fees on the trading volume in the interests connected with an underlying asset, they may be incentivized not to realize such underlying asset even though investors may prefer to receive the gains from any appreciation in value of such underlying asset. Furthermore, when determining to liquidate an underlying asset, our manager will do so considering all of the circumstances at the time, which may include obtaining a price for an underlying asset that is in the best interests of a substantial majority but not all of the investors.
Our manager may be incentivized to use more popular underlying assets at revenue-generating events or in leasing opportunities as this may generate higher Free Cash Flow to be distributed to our manager and investors in the series associated with that particular underlying asset. This may lead the underlying asset of a particular series to generate lower distributions than the underlying assets of other series. The use of art and collectibles at revenue-generating events or in leasing opportunities could increase the risk of the art and collectibles getting damaged and could impact the value of the underlying asset and, as a result, the value of the related series. Our manager may therefore be conflicted when determining whether to use a particular piece of art or a collectible at revenue-generating events or in leasing opportunities to generate revenue or limit the potential of damage being caused to them.  Furthermore, our manager may be incentivized to utilize underlying assets that help popularize the interests via the Otis Platform, which means of utilization may not generate as much immediate returns as other potential utilization methods.
Our manager has the ability to unilaterally amend the operating agreement and allocation policy. As our manager is party, or subject, to these documents, it may be incentivized to amend them in a manner that is beneficial to it as manager of our company or a series or may amend it in a way that is not beneficial for all investors. In addition, the operating agreement seeks to limit the fiduciary duties that our manager owes to its investors. Therefore, our manager is permitted to act in its own best interests rather than the best interests of the investors.  See “Securities Being Offered” for more information.
Fees for arranging events or monetization may cause conflicts of interest.
As our manager will acquire a percentage of each series, it may be incentivized to attempt to generate more earnings with those underlying assets owned by those series in which it holds a greater stake. Any profits generated from the Otis Platform (e.g., through advertising) will be for the benefit of our manager. In order to increase its revenue stream, our manager may, therefore, be incentivized to issue interests of additional series and acquire more underlying assets rather than focus on monetizing any underlying assets already held by existing series.
Conflicts may arise between the Advisory Board and our company.
The operating agreement provides that the resolution of any conflict of interest approved by the Advisory Board shall be deemed fair and reasonable to our company and its interest holders and not a breach of any duty at law, in equity or otherwise.  As part of the remuneration package for Advisory Board members, they may receive an ownership stake in our manager.  This may incentivize the Advisory Board members to make decisions in relation to the underlying assets that benefit our manager rather than our company.
As a number of the Advisory Board members may be in the art and collectibles industry, they may seek to sell art and collectibles to, acquire art and collectibles from or provide services relating to art and collectibles owned by our company.
Conflicts may exist between legal counsel, our company, our manager and its affiliates.

Our legal counsel is also counsel to our manager and its affiliates, and may serve as counsel with respect to a series.  Because such legal counsel represents both our company and such other parties, certain conflicts of interest exist and may arise.  To the extent that an irreconcilable conflict develops between us and any of the other parties, legal counsel may represent such other parties and not our company or a series. Legal counsel may, in the future, render services to us or other related parties with respect to activities relating to our company as well as other unrelated activities.  Legal counsel is not representing any prospective investors in connection with any offering and will not be representing interest holders of our company other than our manager, although the prospective investors may rely on the opinion of legal counsel with respect to the validity of the securities, which is filed as Exhibit 12.1 to the offering statement of which this offering circular forms a part.  Prospective investors are advised to consult their own independent counsel with respect to the other legal and tax implications of an investment in our interests.
Risks Related to the Offerings and Ownership of our Interests
There can be no assurance that an active trading market will develop.
An active trading market for any series of our interests may not develop or be sustained. If an active public trading market for our interests does not develop or is not sustained, it may be difficult or impossible for you to resell your interests at any price. Even if an active market does develop, the market price could decline below the amount you paid for your interests. Our manager created a Liquidity Platform (see “Description of Business—Liquidity Platform” for additional information), which serves to communicate indications of interest to the Broker or, in the future, an ATS and which may permit some liquidity, but there is no assurance that the Liquidity Platform will provide an active market for resales of interests. Further, without the Liquidity Platform, it may be difficult or impossible for you to dispose of your interests.
If an active market ever develops for our interests, the market price and trading volume may be volatile.
If the market develops for our interests, the market price of our interests could fluctuate significantly for many reasons, including reasons unrelated to our performance, the underlying assets or the series, such as reports by industry analysts, investor perceptions or announcements by our competitors regarding their own performance, as well as general economic and industry conditions. For example, to the extent that other companies, whether large or small, within our industry experience declines in their share price, the value of our interests may decline as well.
In addition, fluctuations in operating results of a particular series or the failure of operating results to meet the expectations of investors may negatively impact the price of our securities. Operating results may fluctuate in the future due to a variety of factors that could negatively affect revenues or expenses in any particular reporting period, including vulnerability of our business to a general economic downturn, changes in the laws that affect our operations, competition, compensation-related expenses, application of accounting standards, seasonality and our ability to obtain and maintain all necessary government certifications or licenses to conduct our business.
There may be state law restrictions on an investor’s ability to sell its interests, making it difficult to transfer, sell or otherwise dispose of our interests.
Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration and (2) govern the reporting requirements for broker-dealers and stock brokers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. Also, the broker must be registered in that state. We do not know whether the interests being offered under this offering circular will be registered, or exempt, under the laws of any states. A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as the market-makers for our interests. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our interests. Investors should consider the resale market for our interests to be limited. Investors may be unable to resell their interests, or they may be unable to resell them without the significant expense of state registration or qualification.
We intend for our manager to be able to sell through the Liquidity Platform.

From time to time, our manager may act as a buyer or seller of interests of a particular series through the Liquidity Platform. Prior to our manager participating in any secondary purchases or sales through the Liquidity Platform, our manager intends to put in place internal procedures that limit the times when any such trading activity could occur, and to not occur when in possession of material, non-public information. Nevertheless, should our manager decide to sell its interests, that may result in a reduction in the resale price for the interests, and may result in our manager and investors having divergent interests in regard to the operation and liquidation of the asset underlying a particular series.
Investors lack voting rights, and our manager may take actions that are not in the best interests of investors.
Our manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors, and investors only have limited voting rights in respect of a series. Investors will therefore be subject to any amendments our manager makes (if any) to the operating agreement and allocation policy and also any decision it makes in respect of our company and a series which the investors do not get a right to vote upon. Investors may not necessarily agree with such amendments or decisions, and such amendments or decisions may not be in the best interests of all of the investors as a whole but only a limited number.
Furthermore, our manager can only be removed as manager of our company and each series in a very limited circumstance, following a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with our company or a series. Investors would therefore not be able to remove our manager merely because they did not agree, for example, with how our manager was managing an underlying asset.
The offerings are being conducted on a “best efforts” basis, and we may not be able to execute our growth strategy if we are unable to raise capital.
We are offering interests in each series on a “best efforts” basis, and we can give no assurance that all of the offered interests will be sold. If you invest in our interests and more than the minimum number of offered interests of the series but less than all of the offered interests of the series are sold, the risk of losing your entire investment will be increased. If substantially less than the maximum amount of interests offered for the series are sold, we may be unable to fund all the intended uses described in this offering circular from the net proceeds anticipated from each offering without obtaining funds from alternative sources or using working capital that we generate. Alternative sources of funding may not be available to us at what we consider to be a reasonable cost, and the working capital generated by us may not be sufficient to fund any uses not financed by offering net proceeds.
Each offering is a fixed-price offering and the fixed offering price may not accurately represent the current value of our company or our assets at any particular time. Therefore, the purchase price you pay for the interests may not be supported by the value of our assets at the time of your purchase.
Each offering is a fixed-price offering, which means that the offering price for interests in each series is fixed and will not vary based on the underlying value of our assets at any time.  Our manager has determined each offering price in its sole discretion without the input of an investment bank or other third party.  The fixed offering price for interests in each series has not been based on appraisals of any assets we own or may own, or of our company as a whole, nor do we intend to obtain such appraisals.  Therefore, the fixed offering price established for interests in each series may not be supported by the current value of our company or our assets at any particular time.
We are subject to ongoing public reporting requirements that are less rigorous than rules for more mature public companies, and our investors receive less information.
We are required to report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for public companies reporting under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of our fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of our fiscal year.

We also may elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an emerging growth company, as defined in the JOBS Act, under the reporting rules set forth under the Exchange Act. For so long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not emerging growth companies, including, but not limited to:
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not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;
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being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and
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being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.
We would expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion; (ii) the date that we become a large accelerated filer as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our interests that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.
In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not emerging growth companies, and investors could receive less information than they might expect to receive from more mature public companies.
Investors in this offering may not be entitled to a jury trial with respect to claims arising under our operating agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under the operating agreement.
Investors in this offering will be bound by our operating agreement, which establishes the rights of members and rules for governance of our company. Under Section 15.08 of our operating agreement, investors waive the right to a jury trial of any claim they may have against our company arising out of or relating to the operating agreement, or the action of becoming an interest holder in a series. This includes legal actions that include claims based on federal securities law. By subscribing to an offering of a series, the investor agrees to adhere to the operating agreement, and knowingly and voluntarily waives the investor’s jury trial rights.
If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by a federal court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Delaware, which govern the operating agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the operating agreement. You should consult legal counsel regarding the jury waiver provision before investing in this offering.

If you bring a claim against our company in connection with matters arising under the operating agreement, including claims under federal securities laws, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against our company. If a lawsuit is brought against our company under the operating agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.
Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the operating agreement with a jury trial. No condition, stipulation or provision of the operating agreement serves as a waiver by any member of a series or by our company of compliance with any substantive provision of the federal securities laws and the rules and regulations promulgated under those laws.
Our operating agreement has a forum selection provision that requires that certain disputes be resolved in the Court of Chancery of the State of Delaware, regardless of convenience or cost to interest holders.
Under Section 15.08 of our operating agreement, interest holders are required to resolve disputes related to the governance of our company in the Court of Chancery located in the State of Delaware. The forum selection provision applies to any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with our operating agreement, or the transactions authorized by the agreement, including that of the admission of interest holders to a series.
Our operating agreement further provides that, should the Court of Chancery in the State of Delaware not have jurisdiction over the matter, the suit, action or proceeding may be brought in the appropriate federal or state court located in the State of Delaware. We intend for his forum selection provision to also apply to claims brought under federal securities law. Our company acknowledges that, for claims arising under the Exchange Act, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder, requiring such matters to be heard in federal court. In contrast, Section 22 of the Securities Act provides for concurrent jurisdiction between federal and state courts for matters arising under the Securities Act.
The forum selection provision in our operating agreement may limit interest holders’ ability to obtain a favorable judicial forum for disputes with us or our manager, employees or agents, which may discourage lawsuits against us and such persons. The requirement that any action be heard in a competent court in the State of Delaware may also create additional expense for any person contemplating an action against our company, or limit the access to information to undertake such an action, further discouraging lawsuits.
It is also possible that, notwithstanding the forum selection clause included in our operating agreement, a court could rule that such a provision is inapplicable or unenforceable. Alternatively, if a court were to find the provision inapplicable to, or unenforceable in, an action, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition or results of operations.
Possible changes in federal or local tax laws, or the application of existing federal or local tax laws, may result in significant variability in our results of operations and tax liability for the investor.
The Internal Revenue Code of 1986, as amended, is subject to change by Congress, and interpretations may be modified or affected by judicial decisions, by the Treasury Department through changes in regulations and by the Internal Revenue Service through its audit policy, announcements and published and private rulings. Although significant changes to the tax laws historically have been given prospective application, no assurance can be given that any changes made in the tax law affecting an investment in any series would be limited to prospective effect. Accordingly, the ultimate effect on an investor’s tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed or made, as the case may be.
Furthermore, investors may reside in various tax jurisdictions throughout the world. To the extent that there are changes to tax laws or tax reporting obligations in any of these jurisdictions, such changes could adversely impact the ability and/or willingness of our clients to purchase interests in art and collectibles. Failure to assess or pay the correct amount of tax on a transaction may expose us to claims from tax authorities.

The Bonus Interest Program may not be available to all investors that otherwise meet the conditions for receiving bonus interests.
The Bonus Interest Program is available on a first-come, first-served basis for the applicable series offerings, and the number of additional bonus interests is capped for each applicable series offering. As a result, the Bonus Interest Program may not be available to all investors that otherwise meet the conditions for receiving bonus interests.

DILUTION
Dilution means a reduction in value, control or earnings of the interests the investor owns.  There will be no dilution to any investors associated with any offering. However, from time to time, additional interests in each series offered hereby may be issued in order to raise capital to cover such series’ ongoing operating expenses. See “Description of Business—Operating Expenses” for further details.
Our manager will acquire a minimum of 2% and may acquire a maximum of 19.99% of the interests sold in connection with each offering (of which our manager may sell all or any portion from time to time following the closing of such offering), although such minimum and maximum thresholds may be waived or modified by our manager in its sole discretion.  Our manager will pay the price per share offered to all other potential investors hereunder.

PLAN OF DISTRIBUTION AND SELLING SECURITYHOLDERS
Plan of Distribution
Our manager owns and operates the Otis Platform, through which investors may indirectly invest, through a series of our interests, in art and collectible opportunities that have been historically difficult to access for many market participants. Through the use of the Otis Platform, investors can browse and screen the potential investments and sign legal documents electronically. We intend to distribute each series of interests exclusively through the Otis Platform.  Neither our manager nor any other affiliated entity involved in the offer and sale of our interests is a member firm of FINRA, and no person associated with us will be deemed to be a broker solely by reason of his or her participation in the sale of our interests.
Each offering is being conducted under Regulation A under the Securities Act and therefore, only offered and sold to “qualified purchasers.”  For further details on the suitability requirements an investor must meet in order to participate in each offering, see “—Investor Suitability Standards.” As a Tier 2 offering pursuant to Regulation A under the Securities Act, each offering will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain antifraud provisions, to the extent that our interests are offered and sold only to “qualified purchasers” or at a time when our interests are listed on a national securities exchange.  It is anticipated that sales of securities will only be made in states where the Broker is registered.
We are offering, on a best efforts basis, the membership interests of each of the series of our company in the “Series Offering Table” beginning on page 1. The offering price for each series was determined by our manager.
At the closing of each offering, our manager or its affiliates will purchase a minimum of 2% and up to a maximum of 19.99% of the interests sold in such offering for the same price as all other investors, although such minimum and maximum thresholds may be waived or modified by our manager in its sole discretion. In addition, the asset seller for a particular series may purchase a portion of the interests for that series. Our manager may sell its interests from time to time after the closing of each offering. Our manager has no present intention to sell its interests, and any future sales would be based upon our potential need for capital, market prices of the interests at the time of a proposed sale and other factors that a reasonable investor might consider in connection with the sale of securities similar to our interests.
We conduct separate closings with respect to each offering. The closing of an offering will occur on the earliest to occur of (i) the date subscriptions for the maximum number of interests offered for a series have been accepted or (ii) a date determined by our manager in its sole discretion, provided that subscriptions for the minimum number of interests offered for a series have been accepted.  If closing has not occurred, an offering shall be terminated upon (i) the date which is one year from the date such offering circular or amendment thereof, as applicable, is qualified by the Commission, which period may be extended with respect to a particular series by an additional six months by our manager in its sole discretion, or (ii) any date on which our manager elects to terminate the offering for a particular series in its sole discretion, such date not to exceed the date which is 18 months from the date such offering circular or amendment thereof, as applicable, is qualified by the Commission.
The interests are being offered by subscription only in the U.S. and to residents of those states in which the offer and sale is not prohibited.  This offering circular does not constitute an offer or sale of interests outside of the U.S.
Those persons who want to invest in our interests must sign a subscription agreement for the particular series of interests, which will contain representations, warranties, covenants, and conditions customary for offerings of this type for limited liability companies. See “—How to Subscribe” below for further details.  Copies of the form of subscription agreement for each series are filed as Exhibit 4.1 and onwards to the offering statement of which this offering circular forms a part.
The interests will be issued in book-entry form without certificates.

Our manager, and not our company, will pay all of the expenses incurred in each offering that are not covered by the Brokerage Fee, Offering Expenses or Acquisition Expenses described below, including fees to legal counsel, but excluding fees for counsel or other advisors to the investors and fees associated with the filing of periodic reports with the Commission and future blue sky filings with state securities departments, as applicable.  Any investor desiring to engage separate legal counsel or other professional advisors in connection with an offering will be responsible for the fees and costs of such separate representation.
Investor Perks
To encourage participation in certain offerings, our company will provide perquisites, or perks, as further described below, to certain investors in such offerings, after a subscription for investment is accepted and after interests are issued to the investor. Our company is of the opinion that these perks do not alter, and are not material to the determination of, the price, value or cost basis of the securities in the applicable offerings. Instead, the perks are promotional items or a “thank you” to investors that help our company achieve its mission. However, it is recommended that prospective investors consult a tax professional to fully understand any tax implications of receiving any perks before investing. None of the proceeds from any offering will be used to fulfill any of the perks described below. Perks are offered with respect to specific offerings and series of interests, and not generally with respect to all offerings, and are only provided to investors that have invested at or above the stated minimum dollar amount to receive a given perk. Fulfillment of a perk will occur within a reasonable amount of time after a subscription for investment is accepted and after interests are issued to the investor.
The table below presents the applicable series of interests to which a perk is offered, a description of the perk, the investment level to receive the stated perk and the approximate cash value of the perk:
Series Name	Perk Description	Investment Amount	Approximate Cash Value(1)
N/A	N/A	N/A	N/A

(1)
The approximate cash value is equal to the price, after tax, paid by our manager to acquire the perk.
Private Drops
Certain offerings may be made available through the Otis Platform to only a limited number of prospective investors (we refer to these as private drops). With respect to these private drops, our manager may increase the minimum subscription by an investor to an amount that it determines in its sole discretion.
Bonus Interest Program
As set forth in the applicable series designation(s) and summarized in the table below, our company may issue additional bonus interests (pursuant to the terms set forth below) in an amount equal to up to 2% of the number of interests offered for each series for which bonus interests are available (which we refer to as the Bonus Interest Program). Neither we nor the Broker will receive any compensation for any bonus interests issued, and any bonus interests issued pursuant to the incentive below have an implied dollar value that is equal to the value of interests of the applicable series being sold in this offering. The incentive described below is available for up to two prospective investors, with respect to one personal account each on the Otis Platform.
If you purchase 10% or more of the interests sold in a given series offering, you will receive additional bonus interests of such series, for no additional consideration, in an amount equal to 1% multiplied by the aggregate number of interests offered with respect to such series. For example, if 50,000 interests of a given series are being offered and you purchase 10% of such interests, you will receive 500 bonus interests, such amount equal to 1% of the number of interests offered for such series. Rounding may result in slight variations in the stated percentages.
No individual account may receive more than 1% of the number of interests offered for a given series (subject to variance for rounding). The Bonus Interest Program is available on a first-come, first-served basis for the applicable series offerings, and the number of additional bonus interests is capped for each applicable series offering. As a result, the Bonus Interest Program may not be available to all investors that otherwise meet the conditions for receiving bonus interests.

The table below presents the applicable series of interests to which the Bonus Interest Program applies, the maximum interests offered in each such offering, the maximum bonus interests issuable pursuant to the Bonus Interest Program for each such offering and the value of each bonus interest:
Series Name	Maximum Interests	Maximum Bonus Interests	Value Per Bonus Interest
N/A	N/A	N/A	N/A

Investor Suitability Standards
Our interests are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in any series of interests of our company (in connection with any series offered under Regulation A) does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.
For an individual potential investor to be an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:
1.
an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person and the mortgage on that primary residence (to the extent not underwater), but including the amount of debt that exceeds the value of that residence and including any increase in debt on that residence within the prior 60 days, other than as a result of the acquisition of that primary residence; or
2.
earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.
If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details. For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.
Our interests will not be offered or sold to prospective investors subject to ERISA.
If you live outside the United States, it is your responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with any purchase, including obtaining required governmental or other consent and observing any other required legal or other formalities.
Our manager and the Broker, in its capacity as broker of record for each offering, will be permitted to make a determination that the subscribers of our interests in any offering are qualified purchasers in reliance on the information and representations provided by the subscriber regarding the subscriber’s financial situation. Before making any representation that your investment does not exceed applicable federal thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A.  For general information on investing, we encourage you to refer to http://www.investor.gov.
An investment in our interests may involve significant risks.  Only investors who can bear the economic risk of the investment for an indefinite period of time and the loss of their entire investment should invest in our interests.  See “Risk Factors.”
Minimum and Maximum Investment

The minimum subscription by an investor is one (1) interest and the maximum subscription by any investor is for interests representing 20% of the total interests of a particular series, although such minimum and maximum thresholds may be waived or modified by our manager in its sole discretion. See “Plan of Distribution and Selling Securityholders” for additional information.
Broker
Dalmore Group, LLC is acting as our executing broker in connection with the sale of our interests pursuant to a Broker-Dealer Agreement. Pursuant to the agreement, the Broker’s role in the offering is limited to serving as the broker of record, including processing transactions of potential investors and providing investor qualification recommendations (e.g., “Know Your Customer” and anti-money-laundering checks) and coordinating with third-party providers to ensure adequate review and compliance. The Broker will have access to the subscription information provided by investors and will serve as broker of record for each offering by processing transactions by investors through the platform technology. The Broker will not solicit any investors on our behalf, act as underwriter or provide investment advice or investment recommendations to any investor.
The Broker is a broker-dealer registered with the Commission and a member of FINRA and SIPC and will be registered in each state where each offering and sale of interests will occur, prior to the launch of each offering. The Broker will receive the Brokerage Fee but will not purchase any interests and, therefore, will not be eligible to receive any discounts, commissions or any underwriting or finder’s fees in connection with any offering.
We agreed to indemnify the Broker and each of its affiliates and their respective representatives and agents for any loss, liability, judgment, arbitration award, settlement, damage or cost (which we refer to as losses) incurred in any third-party suit, action, claim or demand (which we refer to, collectively, as a proceeding) arising out of our breach of any provision of the Broker-Dealer Agreement, our wrongful acts or omissions or this offering to the extent not based upon a breach of the agreement by the Broker and/or the wrongful acts or omissions of the Broker or the Broker’s failure to comply with any applicable federal, state or local laws, regulators or codes in the performance of its obligations under the agreement. The Broker agreed to indemnify us and each of our affiliates and their and our representatives and agents from any losses arising out of any proceeding arising out of the Broker’s breach of the agreement or the wrongful acts or omissions of the Broker or the Broker’s failure to comply with any applicable federal, state or local laws, regulators or codes in the performance of its obligations under the agreement.
The Broker-Dealer Agreement has a 12-month term beginning September 3, 2020 and will renew automatically for successive 12-months terms unless either party provides notice of non-renewal at least 60 days prior to the expiration of the then-current term. Additionally, the agreement may be terminated by either party for breach, misrepresentation, failure to comply with legal requirements or insolvency.
Escrow Agent
The Escrow Agent is North Capital Private Securities Corporation, who has been appointed as escrow agent for each offering pursuant to escrow agreements among the Broker, the Escrow Agent, our manager and each series. Copies of the escrow agreements for each series are filed starting with Exhibit 8.1 and onwards to the offering statement of which this offering circular forms a part.
Each series will generally be responsible for fees due to the Escrow Agent, which are categorized as part of the Offering Expenses described in “—Fees and Expenses” below; however, our manager has agreed to pay and not be reimbursed for fees due to the Escrow Agent.

We agreed to indemnify the Escrow Agent and each director, officer, employee, attorney, agent and affiliate of the Escrow Agent against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including, without limitation, reasonable attorneys’ fees, costs and expenses) in any third-party claim arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of the escrow agreements or any transactions contemplated therein; provided, however, that no person shall have the right to be indemnified for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted from the gross negligence or willful misconduct of such person.
Fees and Expenses
See “Use of Proceeds to Issuer” for a description of the specific expenses for each offering.
Brokerage Fee
As compensation for providing the services described in the Broker-Dealer Agreement to us in connection with each offering, the Broker will receive a brokerage fee equal to 1% of the amount raised through each offering (which we refer to as the Brokerage Fee).
Each series of interests will be responsible for paying the Brokerage Fee to the Broker from the proceeds of the sale of interests in each such series. The Brokerage Fee will be payable immediately upon the closing of each offering.
In addition thereto, our manager will pay the Broker (a) a fee of $1,000 per amendment to this offering circular and (b) a one-time consulting fee of $20,000 for the provision of ongoing general consulting services related to this offering (such as coordination with third-party vendors and providing general guidance), due and payable following the issuance by FINRA of a no-objection letter. Further, in connection with the execution of the Broker-Dealer Agreement, our manager paid the Broker a one-time advance payment of $5,000 for out-of-pocket expenses anticipated to be incurred by the Broker, such as costs related to preparing the FINRA filing, due diligence expenses, working with counsel to our manager and our company and other services necessary and required prior to the approval of this offering. Our manager will not be reimbursed for payment of any such fees or expenses.
The Broker receives no brokerage fees in connection with the Liquidity Platform. Rather, our manager pays the Broker a fixed monthly fee pursuant to the agreement between our manager and the Broker.
In addition to the foregoing, our manager pays North Capital Investment Technology, the parent company of North Capital Private Securities, a monthly administrative fee of $500 for technology tools to facilitate our company’s offerings of the interests. This fee is capped at $6,000 for the offerings in the aggregate, regardless of the number of series. For the avoidance of doubt, this monthly administrative fee with respect to our company will be paid by our manager to North Capital Investment Technology for a twelve-month period and no further. Our manager will also pay North Capital Investment Technology a one-time installation and setup fee of $2,500.
North Capital Private Securities previously acted as our executing broker in connection with each offering and, as compensation for providing related services to us in connection with each offering, has received or will receive a brokerage fee equal to 1% of the amount raised through each offering (which we refer to as the NCPS Brokerage Fee). As of September 16, 2020, our company has (a) sold the maximum number of interests in the Closed Drops and closed each such offering; (b) received subscriptions for the maximum number of interests in the Fully Subscribed Drops but the initial closings have not yet taken place; and (c) received subscriptions for received subscriptions for 883 Series Gallery Drop 013 Interests, 267 Series Gallery Drop 025 Interests, 1,360 Series Gallery Drop 031 Interests, 48 Series Gallery Drop 033 Interests, 1,776 Series Gallery Drop 035 Interests, 3,881 Series Gallery Drop 036 Interests and 405 Series Gallery Drop 037 Interests. North Capital Private Securities (x) was paid $12,259 in NCPS Brokerage Fees in the aggregate by the Closed Drops, (y) will be paid $6,110 in NCPS Brokerage Fees in the aggregate by the Fully Subscribed Drops and (z) will be paid $1,755 in NCPS Brokerage Fees by the Open Drops. North Capital Private Securities did not receive any fees or commissions on funds raised from the sale of interests to our manager, its affiliates or the asset sellers; and shall receive no commissions with respect to further series.

Offering Expenses
Each series of interests will generally be responsible for certain fees, costs and expenses incurred in connection with the offering of the interests associated with that series (which we collectively refer to as the Offering Expenses). Offering Expenses consist of legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering (and excludes ongoing costs described in Operating Expenses). This arrangement is noted under the Offering Expenses category under “Use of Proceeds to Issuer” below. Offering Expenses for our offering of Series #KW Interests also included a fee of $10,000 for accountable due diligence expenses that we paid to the Broker.
Acquisition Expenses
Each series of interests will be responsible for any and all fees, costs and expenses incurred in connection with the evaluation, discovery, investigation, development and acquisition of the underlying asset related to such series incurred prior to the closing, including brokerage and sales fees and commissions (but excluding the Brokerage Fee), appraisal fees, research fees, transfer taxes, third-party industry and due diligence experts, storage fees, insurance fees, bank fees and interest (if the underlying asset was acquired using debt prior to completion of an offering), auction house fees, travel and lodging for inspection purposes, transportation costs to transfer the underlying asset from the asset seller’s possession to the storage facility or to locations for creation of photography and videography materials (including any insurance required in connection with such transportation), photography and videography expenses in order to prepare the profile for the underlying asset on the Otis Platform (which we collectively refer to as Acquisition Expenses). The Acquisition Expenses will be payable from the proceeds of each offering. See “Use of Proceeds to Issuer” for a description of the Acquisition Expenses for each offering.
Sourcing Fee
Our asset manager will be paid a fee as compensation for sourcing each underlying asset (which we refer to as the Sourcing Fee) in an amount equal to up to 10% of the gross offering proceeds of each offering; provided that the Sourcing Fee may be waived by our asset manager.
Additional Information Regarding this Offering Circular
We have not authorized anyone to provide you with information other than as set forth in this offering circular.  Except as otherwise indicated, all information contained in this offering circular is given as of the date of this offering circular.  Neither the delivery of this offering circular nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof.
From time to time, we may provide an “offering circular supplement” that may add, update or change information contained in this offering circular.  Any statement that we make in this offering circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement.  The offering statement we filed with the Commission includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this offering circular and the related exhibits filed with the Commission and any offering circular supplement together with additional information contained in our annual reports, semiannual reports and other reports and information statements that we will file periodically with the Commission.
The offering statement and all supplements and reports that we have filed or will file in the future can be read on the Commission website at www.sec.gov or in the legal section on the Otis Platform.  The contents of the Otis Platform (other than the offering statement, this offering circular and the appendices and exhibits thereto) are not incorporated by reference in or otherwise a part of this offering circular.
How to Subscribe
Potential investors who are “qualified purchasers” may subscribe to purchase our interests.  Any potential investor wishing to acquire our interests must:

1.
Carefully read this offering circular, and any current supplement, as well as any documents described in the offering circular and attached as exhibits to the offering statement of which this offering circular forms a part or which you have requested. Consult with your tax, legal and financial advisors to determine whether an investment in our interests is suitable for you.
2.
Review the subscription agreement (including the “Investor Qualification and Attestation” attached thereto), which was pre-populated following your completion of certain questions on the Otis Platform application, and if the responses remain accurate and correct, sign the completed subscription agreement using electronic signature.  Except as otherwise required by law, subscriptions may not be withdrawn or cancelled by subscribers.
3.
Once the completed subscription agreement is signed, you will be instructed to transfer funds in an amount equal to the purchase price for interests you have applied to subscribe for (as set out on the front page of your subscription agreement) by ACH into the escrow account.  The Escrow Agent will hold such subscription monies in escrow until such time as your subscription agreement is either accepted or rejected by our manager and, if accepted, such further time until you are issued the interests.
4.
Our manager and the Broker will review the subscription documentation completed and signed by you. You may be asked to provide additional information. Our manager will contact you directly if required.  We reserve the right to reject any subscriptions, in whole or in part, for any or no reason, and to withdraw any offering at any time prior to closing.
5.
Once the review is complete, our manager will inform you whether or not your application to subscribe for the interests is approved or denied and, if approved, the number of interests you are entitled to subscribe for. If your subscription is rejected in whole or in part, then your subscription payment(s) (being the entire amount if your application is rejected in whole or the payments associated with those subscriptions rejected in part) will be refunded promptly, without interest or deduction. Our manager accepts subscriptions on a first-come, first-served basis subject to the right to reject or reduce subscriptions.
6.
If all or a part of your subscription is approved, then the number of interests you are entitled to subscribe for will be issued to you upon the closing. Simultaneously with the issuance of the interests, the subscription monies held by the Escrow Agent in escrow on your behalf will be transferred to the account of the applicable series as consideration for such interests.
By executing the subscription agreement, you agree to be bound by the terms of the subscription agreement and operating agreement. Our company, our manager and the Broker will rely on the information you provide in the subscription agreement, including the “Investor Qualification and Attestation” attached thereto and the supplemental information you provide in order for our manager and the Broker to verify your status as a “qualified purchaser.” If any information about your “qualified purchaser” status changes prior to you being issued the interests, please notify our manager immediately using the contact details set out in the subscription agreement.
For further information on the subscription process, please contact our manager using the contact details set out in the “Where You Can Find Additional Information” section.
The subscription funds advanced by prospective investors as part of the subscription process will be held in a non-interest-bearing account with the Escrow Agent and will not be commingled with any series’ operating account, until if and when there is a closing with respect to that investor. When the Escrow Agent has received instructions from our manager that an offering will close and the investor’s subscription is to be accepted (either in whole or part), then the Escrow Agent shall disburse such investor’s subscription proceeds in its possession to the account of the applicable series.  If an offering is terminated without a closing, or if a prospective investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective investors will be returned promptly to them, without interest or deductions.  Any costs and expenses associated with a terminated offering will be borne by our manager.
No Refunds

Except in the case of an offering being terminated without a closing, or a prospective investor’s subscription not being accepted or being cut back due to oversubscription or otherwise, there will be no refunds.

USE OF PROCEEDS TO ISSUER
The allocation of the net proceeds of each offering set forth below represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. Our manager reserves the right to modify the use of proceeds based on the factors set forth below.  Neither our company nor any series are expected to keep any of the proceeds from any offering. In the event that less than the maximum number of interests are sold in connection with any offering, our manager may pay, and not seek reimbursement for, the Brokerage Fee and Acquisition Expenses.
Series Gallery Drop 044
We estimate that the gross proceeds of the offering of Series Gallery Drop 044 Interests (including from Series Gallery Drop 044 Interests acquired by our manager) will be approximately $466,700 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fee		$4,667	1.00%
Cash Portion of the Asset Cost⁽¹⁾		$416,700	89.29%
Acquisition and	Storage	$875	0.19%
Operating Expenses⁽²⁾	Shipping & Transportation	$639	0.14%
	Insurance	$779	0.17%
	Commission on Acquisition⁽³⁾	$32,500	6.96%
	Estimated Interest on Note⁽⁴⁾	$0	0.00%
Sourcing Fee⁽⁵⁾		$10,440	2.24%
Offering Expenses⁽⁶⁾		$0	0.00%
Total Fees & Expenses		$49,900	10.69%
Working Capital Reserves⁽⁷⁾		$100	0.02%
Total Proceeds		$466,700	100.00%

(1)  Our manager acquired the Series Gallery Drop 044 Asset for a total cost of $650,000, of which $500,000 was paid in cash and the remainder of which was paid in the form of a traded asset. Our manager acquired the traded asset from an advisor for a total cost of $150,000, all of which our manager agreed to pay in the form of Series Gallery Drop 044 Interests. Further, the advisor agreed to acquire 8,330 Series Gallery Drop 044 Interests in a private transaction. On October 6, 2020, we acquired the Series Gallery Drop 044 Asset from our manager in exchange for the note described below and our agreement to issue 23,330 Series Gallery Drop 044 Interests to the advisor upon completion of the offering. In the case of the Series Gallery Drop 044 Asset, the asset seller is not an affiliate of our company, our manager or any of their respective officers or directors.
(2)  To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.
(3)  Our manager acquired the Series Gallery Drop 044 Asset through an advisor and incurred a commission of $32,500 on the acquisition price.
(4)  The promissory note does not bear interest.

(5)  Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Gallery Drop 044 Asset in an amount equal to 2.24% of the gross offering proceeds.
(6)  Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Gallery Drop 044 Interests.
(7)  Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.
On October 6, 2020, we acquired the Series Gallery Drop 044 Asset from our manager in exchange for a note in the original principal amount of $416,700 and our agreement to issue 23,330 Series Gallery Drop 044 Interests to the advisor upon completion of the offering. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. Full documentation of the note is included in Exhibit 6.127 to the offering statement of which this offering circular forms a part.
Upon the closing of the offering, proceeds from the sale of the Series Gallery Drop 044 Interests will be distributed to the account of Series Gallery Drop 044. Upon final closing of the offering, Series Gallery Drop 044 will then pay back the note made to acquire the Series Gallery Drop 044< Asset.
Series Gallery Drop 048
We estimate that the gross proceeds of the offering of Series Gallery Drop 048 Interests (including from Series Gallery Drop 048 Interests acquired by our manager) will be approximately $58,000 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fee		$580	1.00%
Cash Portion of the Asset Cost⁽¹⁾		$56,250	96.98%
Acquisition and	Storage	$118	0.20%
Operating Expenses⁽²⁾	Shipping & Transportation	$600	1.03%
	Insurance	$97	0.17%
	Estimated Interest on Note⁽³⁾	$0	0.00%
Sourcing Fee⁽⁴⁾		$255	0.44%
Offering Expenses⁽⁵⁾		$0	0.00%
Total Fees & Expenses		$1,650	2.84%
Working Capital Reserves⁽⁶⁾		$100	0.17%
Total Proceeds		$58,000	100.00%

(1)  Our manager acquired the Series Gallery Drop 048 Asset for a total cost of $56,250. On November 11, 2020, we acquired the Series Gallery Drop 048 Asset from our manager in exchange for the note described below. In the case of the Series Gallery Drop 048 Asset, the asset seller is not an affiliate of our company, our manager or any of their respective officers or directors.
(2)  To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.
(3)  The promissory note does not bear interest.

(4)  Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Gallery Drop 048 Asset in an amount equal to 0.44% of the gross offering proceeds.
(5)  Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Gallery Drop 048 Interests.
(6)  Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.
On November 11, 2020, we acquired the Series Gallery Drop 048 Asset from our manager in exchange for a note in the original principal amount of $56,250. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. Full documentation of the note is included in Exhibit 6.139 to the offering statement of which this offering circular forms a part.
Upon the closing of the offering, proceeds from the sale of the Series Gallery Drop 048 Interests will be distributed to the account of Series Gallery Drop 048. Upon final closing of the offering, Series Gallery Drop 048 will then pay back the note made to acquire the Series Gallery Drop 048 Asset.
Series Gallery Drop 053
We estimate that the gross proceeds of the offering of Series Gallery Drop 053 Interests (including from Series Gallery Drop 053 Interests acquired by our manager) will be approximately $79,500 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fee		$795	1.00%
Cash Portion of the Asset Cost⁽¹⁾		$78,000	98.11%
Acquisition and	Storage	$164	0.21%
Operating Expenses⁽²⁾	Shipping & Transportation	$21	0.03%
	Insurance	$133	0.17%
	Estimated Interest on Note⁽³⁾	$0	0.00%
Sourcing Fee⁽⁴⁾		$287	0.36%
Offering Expenses⁽⁵⁾		$0	0.00%
Total Fees & Expenses		$1,400	1.76%
Working Capital Reserves⁽⁶⁾		$100	0.13%
Total Proceeds		$79,500	100.00%

(1)  Our manager acquired the Series Gallery Drop 053 Asset for a total cost of $78,000. On November 23, 2020, we acquired the Series Gallery Drop 053 Asset from our manager in exchange for the note described below. In the case of the Series Gallery Drop 053 Asset, the asset seller is not an affiliate of our company, our manager or any of their respective officers or directors.
(2)  To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

(3)  The promissory note does not bear interest.
(4)  Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Gallery Drop 053 Asset in an amount equal to 0.36% of the gross offering proceeds.
(5)  Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Gallery Drop 053 Interests.
(6)  Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.
On November 23, 2020, we acquired the Series Gallery Drop 053 Asset from our manager in exchange for a note in the original principal amount of $78,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. Full documentation of the note is included in Exhibit 6.154 to the offering statement of which this offering circular forms a part.
Upon the closing of the offering, proceeds from the sale of the Series Gallery Drop 053 Interests will be distributed to the account of Series Gallery Drop 053. Upon final closing of the offering, Series Gallery Drop 053 will then pay back the note made to acquire the Series Gallery Drop 053 Asset.

Series Gallery Drop 055

We estimate that the gross proceeds of the offering of Series Gallery Drop 055 Interests (including from Series Gallery Drop 055 Interests acquired by our manager) will be approximately $47,500 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fee		$475	1.00%
Cash Portion of the Asset Cost⁽¹⁾		$45,100	94.95%
Acquisition and	Storage	$95	0.20%
Operating Expenses⁽²⁾	Shipping & Transportation	$0	0.00%
	Insurance	$79	0.17%
	Estimated Interest on Note⁽³⁾	$0	0.00%
Sourcing Fee⁽⁴⁾		$1,651	3.48%
Offering Expenses⁽⁵⁾		$0	0.00%
Total Fees & Expenses		$2,300	4.84%
Working Capital Reserves⁽⁶⁾		$100	0.21%
Total Proceeds		$47,500	100.00%

(1)  Our manager acquired the Series Gallery Drop 055 Asset for a total cost of $45,100. On December 18, 2020, we acquired the Series Gallery Drop 055 Asset from our manager in exchange for the note described below. In the case of the Series Gallery Drop 055 Asset, the asset seller is not an affiliate of our company, our manager or any of their respective officers or directors.
(2)  To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

(3)  The promissory note does not bear interest.
(4)  Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Gallery Drop 055 Asset in an amount equal to 3.48% of the gross offering proceeds.
(5)  Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Gallery Drop 055 Interests.
(6)  Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.
On December 18, 2020, we acquired the Series Gallery Drop 055 Asset from our manager in exchange for a note in the original principal amount of $45,100. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. Full documentation of the note is included in Exhibit 6.160 to the offering statement of which this offering circular forms a part.
Upon the closing of the offering, proceeds from the sale of the Series Gallery Drop 055 Interests will be distributed to the account of Series Gallery Drop 055. Upon final closing of the offering, Series Gallery Drop 055 will then pay back the note made to acquire the Series Gallery Drop 055 Asset.

Series Gallery Drop 065

We estimate that the gross proceeds of the offering of Series Gallery Drop 065 Interests (including from Series Gallery Drop 065 Interests acquired by our manager) will be approximately $21,100 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fee		$211	1.00%
Cash Portion of the Asset Cost⁽¹⁾		$20,080	95.17%
Acquisition and	Storage	$42	0.20%
Operating Expenses⁽²⁾	Shipping & Transportation	$0	0.00%
	Insurance	$35	0.17%
	Estimated Interest on Note⁽³⁾	$0	0.00%
Sourcing Fee⁽⁴⁾		$632	3.00%
Offering Expenses⁽⁵⁾		$0	0.00%
Total Fees & Expenses		$920	4.36%
Working Capital Reserves⁽⁶⁾		$100	0.47%
Total Proceeds		$21,100	100.00%

(1)  Our manager acquired the Series Gallery Drop 065 Asset for a total cost of $25,100, of which $20,080 was paid in cash and the remainder of which our manager agreed to pay in the form of Series Gallery Drop 065 Interests. On January 11, 2021, we acquired the Series Gallery Drop 065 Asset from our manager in exchange for the note described below and our agreement to issue 502 Series Gallery Drop 065 Interests to the asset seller upon completion of the offering. In the case of the Series Gallery Drop 065 Asset, the asset seller is Michael Karnjanaprakorn, the CEO and a director of our manager. Mr. Karnjanaprakorn purchased the Series Gallery Drop 065 Asset for $25,100, the same price paid by Series Gallery Drop 065. Accordingly, the price has been determined by arms-length bargaining, and does not favor Mr. Karnjanaprakorn. Mr. Karnjanaprakorn has realized no profit on the sale.
(2)  To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.
(3)  The promissory note does not bear interest.
(4)  Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Gallery Drop 065 Asset in an amount equal to 3% of the gross offering proceeds.
(5)  Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Gallery Drop 065 Interests.
(6)  Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.
On January 11, 2021, we acquired the Series Gallery Drop 065 Asset from our manager in exchange for a note in the original principal amount of $20,080 and our agreement to issue 502 Series Gallery Drop 065 Interests to the asset seller upon completion of the offering. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. Full documentation of the note is included in Exhibit 6.190 to the offering statement of which this offering circular forms a part.
Upon the closing of the offering, proceeds from the sale of the Series Gallery Drop 065 Interests will be distributed to the account of Series Gallery Drop 065. Upon final closing of the offering, Series Gallery Drop 065 will then pay back the note made to acquire the Series Gallery Drop 065 Asset.

Series Gallery Drop 067

We estimate that the gross proceeds of the offering of Series Gallery Drop 067 Interests (including from Series Gallery Drop 067 Interests acquired by our manager) will be approximately $63,200 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fee		$632	1.00%
Cash Portion of the Asset Cost⁽¹⁾		$60,000	94.94%
Acquisition and	Storage	$126	0.20%
Operating Expenses⁽²⁾	Shipping & Transportation	$0	0.00%
	Insurance	$106	0.17%
	Estimated Interest on Note⁽³⁾	$0	0.00%
Sourcing Fee⁽⁴⁾		$2,236	3.54%
Offering Expenses⁽⁵⁾		$0	0.00%
Total Fees & Expenses		$3,100	4.91%
Working Capital Reserves⁽⁶⁾		$100	0.16%
Total Proceeds		$63,200	100.00%

(1)  Our manager acquired the Series Gallery Drop 067 Asset for a total cost of $60,000. On January 11, 2021, we acquired the Series Gallery Drop 067 Asset from our manager in exchange for the note described below. In the case of the Series Gallery Drop 067 Asset, the asset seller is Michael Karnjanaprakorn, the CEO and a director of our manager. Mr. Karnjanaprakorn purchased the Series Gallery Drop 067 Asset for $60,000, the same price paid by Series Gallery Drop 067. Accordingly, the price has been determined by arms-length bargaining, and does not favor Mr. Karnjanaprakorn. Mr. Karnjanaprakorn has realized no profit on the sale.
(2)  To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.
(3)  The promissory note does not bear interest.
(4)  Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Gallery Drop 067 Asset in an amount equal to 3.54% of the gross offering proceeds.
(5)  Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Gallery Drop 067 Interests.
(6)  Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.
On January 11, 2021, we acquired the Series Gallery Drop 067 Asset from our manager in exchange for a note in the original principal amount of $60,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. Full documentation of the note is included in Exhibit 6.196 to the offering statement of which this offering circular forms a part.
Upon the closing of the offering, proceeds from the sale of the Series Gallery Drop 067 Interests will be distributed to the account of Series Gallery Drop 067. Upon final closing of the offering, Series Gallery Drop 067 will then pay back the note made to acquire the Series Gallery Drop 067 Asset.
Series Gallery Drop 070
We estimate that the gross proceeds of the offering of Series Gallery Drop 070 Interests (including from Series Gallery Drop 070 Interests acquired by our manager) will be approximately $32,800 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fee		$328	1.00%
Cash Portion of the Asset Cost⁽¹⁾		$31,200	95.12%
Acquisition and	Storage	$66	0.20%
Operating Expenses⁽²⁾	Shipping & Transportation	$0	0.00%
	Insurance	$55	0.17%
	Estimated Interest on Note⁽³⁾	$0	0.00%
Sourcing Fee⁽⁴⁾		$1,051	3.20%
Offering Expenses⁽⁵⁾		$0	0.00%
Total Fees & Expenses		$1,500	4.57%
Working Capital Reserves⁽⁶⁾		$100	0.30%
Total Proceeds		$32,800	100.00%

(1)  Our manager acquired the Series Gallery Drop 070 Asset for a total cost of $31,200. On February 5, 2021, we acquired the Series Gallery Drop 070 Asset from our manager in exchange for the note described below. In the case of the Series Gallery Drop 070 Asset, the asset seller is not an affiliate of our company, our manager or any of their respective officers or directors.
(2)  To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.
(3)  The promissory note does not bear interest.
(4)  Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Gallery Drop 070 Asset in an amount equal to 3.2% of the gross offering proceeds.
(5)  Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Gallery Drop 070 Interests.
(6)  Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.
On February 5, 2021, we acquired the Series Gallery Drop 070 Asset from our manager in exchange for a note in the original principal amount of $31,200. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. Full documentation of the note is included in Exhibit 6.205 to the offering statement of which this offering circular forms a part.
Upon the closing of the offering, proceeds from the sale of the Series Gallery Drop 070 Interests will be distributed to the account of Series Gallery Drop 070. Upon final closing of the offering, Series Gallery Drop 070 will then pay back the note made to acquire the Series Gallery Drop 070 Asset.
Series Gallery Drop 071

We estimate that the gross proceeds of the offering of Series Gallery Drop 071 Interests (including from Series Gallery Drop 071 Interests acquired by our manager) will be approximately $78,900 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fee		$789	1.00%
Cash Portion of the Asset Cost⁽¹⁾		$75,000	95.06%
Acquisition and	Storage	$158	0.20%
Operating Expenses⁽²⁾	Shipping & Transportation	$0	0.00%
	Insurance	$132	0.17%
	Estimated Interest on Note⁽³⁾	$0	0.00%
Sourcing Fee⁽⁴⁾		$2,721	3.45%
Offering Expenses⁽⁵⁾		$0	0.00%
Total Fees & Expenses		$3,800	4.82%
Working Capital Reserves⁽⁶⁾		$100	0.13%
Total Proceeds		$78,900	100.00%

(1)  Our manager acquired the Series Gallery Drop 071 Asset for a total cost of $100,000, of which $75,000 was paid in cash and the remainder of which our manager agreed to pay in the form of Series Gallery Drop 071 Interests. On February 5, 2021, we acquired the Series Gallery Drop 071 Asset from our manager in exchange for the note described below and our agreement to issue 2,500 Series Gallery Drop 071 Interests to the asset seller upon completion of the offering. In the case of the Series Gallery Drop 071 Asset, the asset seller is not an affiliate of our company, our manager or any of their respective officers or directors.
(2)  To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.
(3)  The promissory note does not bear interest.
(4)  Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Gallery Drop 071 Asset in an amount equal to 3.45% of the gross offering proceeds.
(5)  Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Gallery Drop 071 Interests.
(6)  Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.
On February 5, 2021, we acquired the Series Gallery Drop 071 Asset from our manager in exchange for a note in the original principal amount of $75,000 and our agreement to issue 2,500 Series Gallery Drop 071 Interests to the asset seller upon completion of the offering. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. Full documentation of the note is included in Exhibit 6.208 to the offering statement of which this offering circular forms a part.

Upon the closing of the offering, proceeds from the sale of the Series Gallery Drop 071 Interests will be distributed to the account of Series Gallery Drop 071. Upon final closing of the offering, Series Gallery Drop 071 will then pay back the note made to acquire the Series Gallery Drop 071 Asset.
Series Gallery Drop 072
We estimate that the gross proceeds of the offering of Series Gallery Drop 072 Interests (including from Series Gallery Drop 072 Interests acquired by our manager) will be approximately $297,500 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fee		$2,975	1.00%
Cash Portion of the Asset Cost⁽¹⁾		$280,000	94.12%
Acquisition and	Storage	$588	0.20%
Operating Expenses⁽²⁾	Shipping & Transportation	$0	0.00%
	Insurance	$497	0.17%
	Estimated Interest on Note⁽³⁾	$0	0.00%
Sourcing Fee⁽⁴⁾		$13,340	4.48%
Offering Expenses⁽⁵⁾		$0	0.00%
Total Fees & Expenses		$17,400	5.85%
Working Capital Reserves⁽⁶⁾		$100	0.03%
Total Proceeds		$297,500	100.00%

(1)  Our manager acquired the Series Gallery Drop 072 Asset for a total cost of $332,500, of which $280,000 was paid in cash and the remainder of which our manager agreed to pay in the form of Series Gallery Drop 072 Interests. On February 5, 2021, we acquired the Series Gallery Drop 072 Asset from our manager in exchange for the note described below and our agreement to issue 5,250 Series Gallery Drop 072 Interests to the initial asset seller upon completion of the offering. In the case of the Series Gallery Drop 072 Asset, the asset seller is Michael Karnjanaprakorn, the CEO and a director of our manager. Mr. Karnjanaprakorn purchased the Series Gallery Drop 072 Asset from the initial asset seller for $332,500, of which $280,000 was paid in cash and the remainder of is to be paid in the form of Series Gallery Drop 072 Interests, the same price paid by Series Gallery Drop 072. Accordingly, the price has been determined by arms-length bargaining, and does not favor Mr. Karnjanaprakorn. Mr. Karnjanaprakorn has realized no profit on the sale.
(2)  To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.
(3)  The promissory note does not bear interest.
(4)  Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Gallery Drop 072 Asset in an amount equal to 4.48% of the gross offering proceeds.
(5)  Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Gallery Drop 072 Interests.

(6)  Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.
On February 5, 2021, we acquired the Series Gallery Drop 072 Asset from our manager in exchange for a note in the original principal amount of $280,000 and our agreement to issue 5,250 Series Gallery Drop 072 Interests to the initial asset seller upon completion of the offering. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. Full documentation of the note is included in Exhibit 6.211 to the offering statement of which this offering circular forms a part.
Upon the closing of the offering, proceeds from the sale of the Series Gallery Drop 072 Interests will be distributed to the account of Series Gallery Drop 072. Upon final closing of the offering, Series Gallery Drop 072 will then pay back the note made to acquire the Series Gallery Drop 072 Asset.
Series Gallery Drop 073
We estimate that the gross proceeds of the offering of Series Gallery Drop 073 Interests (including from Series Gallery Drop 073 Interests acquired by our manager) will be approximately $46,600 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fee		$466	1.00%
Cash Portion of the Asset Cost⁽¹⁾		$44,280	95.02%
Acquisition and	Storage	$93	0.20%
Operating Expenses⁽²⁾	Shipping & Transportation	$0	0.00%
	Insurance	$78	0.17%
	Estimated Interest on Note⁽³⁾	$0	0.00%
Sourcing Fee⁽⁴⁾		$1,583	3.40%
Offering Expenses⁽⁵⁾		$0	0.00%
Total Fees & Expenses		$2,220	4.76%
Working Capital Reserves⁽⁶⁾		$100	0.21%
Total Proceeds		$46,600	100.00%

(1)  Our manager acquired the Series Gallery Drop 073 Asset for a total cost of $44,280. On February 5, 2021, we acquired the Series Gallery Drop 073 Asset from our manager in exchange for the note described below. In the case of the Series Gallery Drop 073 Asset, the asset seller is Michael Karnjanaprakorn, the CEO and a director of our manager. Mr. Karnjanaprakorn purchased the Series Gallery Drop 073 Asset for $44,280, the same price paid by Series Gallery Drop 073. Accordingly, the price has been determined by arms-length bargaining, and does not favor Mr. Karnjanaprakorn. Mr. Karnjanaprakorn has realized no profit on the sale.
(2)  To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.
(3)  The promissory note does not bear interest.

(4)  Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Gallery Drop 073 Asset in an amount equal to 3.4% of the gross offering proceeds.
(5)  Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Gallery Drop 073 Interests.
(6)  Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.
On February 5, 2021, we acquired the Series Gallery Drop 073 Asset from our manager in exchange for a note in the original principal amount of $44,280. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. Full documentation of the note is included in Exhibit 6.214 to the offering statement of which this offering circular forms a part.
Upon the closing of the offering, proceeds from the sale of the Series Gallery Drop 073 Interests will be distributed to the account of Series Gallery Drop 073. Upon final closing of the offering, Series Gallery Drop 073 will then pay back the note made to acquire the Series Gallery Drop 073 Asset.
Series Gallery Drop 074
We estimate that the gross proceeds of the offering of Series Gallery Drop 074 Interests (including from Series Gallery Drop 074 Interests acquired by our manager) will be approximately $22,000 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fee		$220	1.00%
Cash Portion of the Asset Cost⁽¹⁾		$20,910	95.05%
Acquisition and	Storage	$44	0.20%
Operating Expenses⁽²⁾	Shipping & Transportation	$0	0.00%
	Insurance	$37	0.17%
	Estimated Interest on Note⁽³⁾	$0	0.00%
Sourcing Fee⁽⁴⁾		$689	3.13%
Offering Expenses⁽⁵⁾		$0	0.00%
Total Fees & Expenses		$990	4.50%
Working Capital Reserves⁽⁶⁾		$100	0.45%
Total Proceeds		$22,000	100.00%

(1)  Our manager acquired the Series Gallery Drop 074 Asset for a total cost of $20,910. On February 5, 2021, we acquired the Series Gallery Drop 074 Asset from our manager in exchange for the note described below. In the case of the Series Gallery Drop 074 Asset, the asset seller is Michael Karnjanaprakorn, the CEO and a director of our manager. Mr. Karnjanaprakorn purchased the Series Gallery Drop 074 Asset for $20,910, the same price paid by Series Gallery Drop 074. Accordingly, the price has been determined by arms-length bargaining, and does not favor Mr. Karnjanaprakorn. Mr. Karnjanaprakorn has realized no profit on the sale.

(2)  To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.
(3)  The promissory note does not bear interest.
(4)  Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Gallery Drop 074 Asset in an amount equal to 3.13% of the gross offering proceeds.
(5)  Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Gallery Drop 074 Interests.
(6)  Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.
On February 5, 2021, we acquired the Series Gallery Drop 074 Asset from our manager in exchange for a note in the original principal amount of $20,910. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. Full documentation of the note is included in Exhibit 6.217 to the offering statement of which this offering circular forms a part.
Upon the closing of the offering, proceeds from the sale of the Series Gallery Drop 074 Interests will be distributed to the account of Series Gallery Drop 074. Upon final closing of the offering, Series Gallery Drop 074 will then pay back the note made to acquire the Series Gallery Drop 074 Asset.
Series Gallery Drop 075
We estimate that the gross proceeds of the offering of Series Gallery Drop 075 Interests (including from Series Gallery Drop 075 Interests acquired by our manager) will be approximately $58,300 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fee		$583	1.00%
Cash Portion of the Asset Cost⁽¹⁾		$55,350	94.94%
Acquisition and	Storage	$116	0.20%
Operating Expenses⁽²⁾	Shipping & Transportation	$0	0.00%
	Insurance	$97	0.17%
	Estimated Interest on Note⁽³⁾	$0	0.00%
Sourcing Fee⁽⁴⁾		$2,054	3.52%
Offering Expenses⁽⁵⁾		$0	0.00%
Total Fees & Expenses		$2,850	4.89%
Working Capital Reserves⁽⁶⁾		$100	0.17%
Total Proceeds		$58,300	100.00%

(1)  Our manager acquired the Series Gallery Drop 075 Asset for a total cost of $55,350. On February 5, 2021, we acquired the Series Gallery Drop 075 Asset from our manager in exchange for the note described below. In the case of the Series Gallery Drop 075 Asset, the asset seller is Michael Karnjanaprakorn, the CEO and a director of our manager. Mr. Karnjanaprakorn purchased the Series Gallery Drop 075 Asset for $55,350, the same price paid by Series Gallery Drop 075. Accordingly, the price has been determined by arms-length bargaining, and does not favor Mr. Karnjanaprakorn. Mr. Karnjanaprakorn has realized no profit on the sale.
(2)  To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.
(3)  The promissory note does not bear interest.
(4)  Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Gallery Drop 075 Asset in an amount equal to 3.52% of the gross offering proceeds.
(5)  Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Gallery Drop 075 Interests.
(6)  Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.
On February 5, 2021, we acquired the Series Gallery Drop 075 Asset from our manager in exchange for a note in the original principal amount of $55,350. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. Full documentation of the note is included in Exhibit 6.220 to the offering statement of which this offering circular forms a part.
Upon the closing of the offering, proceeds from the sale of the Series Gallery Drop 075 Interests will be distributed to the account of Series Gallery Drop 075. Upon final closing of the offering, Series Gallery Drop 075 will then pay back the note made to acquire the Series Gallery Drop 075 Asset.
Series Gallery Drop 076
We estimate that the gross proceeds of the offering of Series Gallery Drop 076 Interests (including from Series Gallery Drop 076 Interests acquired by our manager) will be approximately $58,300 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fee		$583	1.00%
Cash Portion of the Asset Cost⁽¹⁾		$55,350	94.94%
Acquisition and	Storage	$116	0.20%
Operating Expenses⁽²⁾	Shipping & Transportation	$0	0.00%
	Insurance	$97	0.17%
	Estimated Interest on Note⁽³⁾	$0	0.00%
Sourcing Fee⁽⁴⁾		$2,054	3.52%
Offering Expenses⁽⁵⁾		$0	0.00%
Total Fees & Expenses		$2,850	4.89%
Working Capital Reserves⁽⁶⁾		$100	0.17%
Total Proceeds		$58,300	100.00%

(1)  Our manager acquired the Series Gallery Drop 076 Asset for a total cost of $55,350. On February 5, 2021, we acquired the Series Gallery Drop 076 Asset from our manager in exchange for the note described below. In the case of the Series Gallery Drop 076 Asset, the asset seller is Michael Karnjanaprakorn, the CEO and a director of our manager. Mr. Karnjanaprakorn purchased the Series Gallery Drop 076 Asset for $55,350, the same price paid by Series Gallery Drop 076. Accordingly, the price has been determined by arms-length bargaining, and does not favor Mr. Karnjanaprakorn. Mr. Karnjanaprakorn has realized no profit on the sale.
(2)  To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.
(3)  The promissory note does not bear interest.
(4)  Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Gallery Drop 076 Asset in an amount equal to 3.52% of the gross offering proceeds.
(5)  Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Gallery Drop 076 Interests.
(6)  Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.
On February 5, 2021, we acquired the Series Gallery Drop 076 Asset from our manager in exchange for a note in the original principal amount of $55,350. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. Full documentation of the note is included in Exhibit 6.223 to the offering statement of which this offering circular forms a part.
Upon the closing of the offering, proceeds from the sale of the Series Gallery Drop 076 Interests will be distributed to the account of Series Gallery Drop 076. Upon final closing of the offering, Series Gallery Drop 076 will then pay back the note made to acquire the Series Gallery Drop 076 Asset.
Series Gallery Drop 077

We estimate that the gross proceeds of the offering of Series Gallery Drop 077 Interests (including from Series Gallery Drop 077 Interests acquired by our manager) will be approximately $38,800 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fee		$388	1.00%
Cash Portion of the Asset Cost⁽¹⁾		$36,900	95.10%
Acquisition and	Storage	$77	0.20%
Operating Expenses⁽²⁾	Shipping & Transportation	$0	0.00%
	Insurance	$65	0.17%
	Estimated Interest on Note⁽³⁾	$0	0.00%
Sourcing Fee⁽⁴⁾		$1,270	3.27%
Offering Expenses⁽⁵⁾		$0	0.00%
Total Fees & Expenses		$1,800	4.64%
Working Capital Reserves⁽⁶⁾		$100	0.26%
Total Proceeds		$38,800	100.00%

(1)  Our manager acquired the Series Gallery Drop 077 Asset for a total cost of $36,900. On February 5, 2021, we acquired the Series Gallery Drop 077 Asset from our manager in exchange for the note described below. In the case of the Series Gallery Drop 077 Asset, the asset seller is Michael Karnjanaprakorn, the CEO and a director of our manager. Mr. Karnjanaprakorn purchased the Series Gallery Drop 077 Asset for $36,900, the same price paid by Series Gallery Drop 077. Accordingly, the price has been determined by arms-length bargaining, and does not favor Mr. Karnjanaprakorn. Mr. Karnjanaprakorn has realized no profit on the sale.
(2)  To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.
(3)  The promissory note does not bear interest.
(4)  Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Gallery Drop 077 Asset in an amount equal to 3.27% of the gross offering proceeds.
(5)  Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Gallery Drop 077 Interests.
(6)  Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.
On February 5, 2021, we acquired the Series Gallery Drop 077 Asset from our manager in exchange for a note in the original principal amount of $36,900. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. Full documentation of the note is included in Exhibit 6.226 to the offering statement of which this offering circular forms a part.

Upon the closing of the offering, proceeds from the sale of the Series Gallery Drop 077 Interests will be distributed to the account of Series Gallery Drop 077. Upon final closing of the offering, Series Gallery Drop 077 will then pay back the note made to acquire the Series Gallery Drop 077 Asset.
Series Gallery Drop 078
We estimate that the gross proceeds of the offering of Series Gallery Drop 078 Interests (including from Series Gallery Drop 078 Interests acquired by our manager) will be approximately $22,000 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fee		$220	1.00%
Cash Portion of the Asset Cost⁽¹⁾		$20,910	95.05%
Acquisition and	Storage	$44	0.20%
Operating Expenses⁽²⁾	Shipping & Transportation	$0	0.00%
	Insurance	$37	0.17%
	Estimated Interest on Note⁽³⁾	$0	0.00%
Sourcing Fee⁽⁴⁾		$689	3.13%
Offering Expenses⁽⁵⁾		$0	0.00%
Total Fees & Expenses		$990	4.50%
Working Capital Reserves⁽⁶⁾		$100	0.45%
Total Proceeds		$22,000	100.00%

(1)  Our manager acquired the Series Gallery Drop 078 Asset for a total cost of $20,910. On February 5, 2021, we acquired the Series Gallery Drop 078 Asset from our manager in exchange for the note described below. In the case of the Series Gallery Drop 078 Asset, the asset seller is Michael Karnjanaprakorn, the CEO and a director of our manager. Mr. Karnjanaprakorn purchased the Series Gallery Drop 078 Asset for $20,910, the same price paid by Series Gallery Drop 078. Accordingly, the price has been determined by arms-length bargaining, and does not favor Mr. Karnjanaprakorn. Mr. Karnjanaprakorn has realized no profit on the sale.
(2)  To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.
(3)  The promissory note does not bear interest.
(4)  Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Gallery Drop 078 Asset in an amount equal to 3.13% of the gross offering proceeds.
(5)  Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Gallery Drop 078 Interests.
(6)  Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.

On February 5, 2021, we acquired the Series Gallery Drop 078 Asset from our manager in exchange for a note in the original principal amount of $20,910. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. Full documentation of the note is included in Exhibit 6.229 to the offering statement of which this offering circular forms a part.
Upon the closing of the offering, proceeds from the sale of the Series Gallery Drop 078 Interests will be distributed to the account of Series Gallery Drop 078. Upon final closing of the offering, Series Gallery Drop 078 will then pay back the note made to acquire the Series Gallery Drop 078 Asset.
Series Gallery Drop 079
We estimate that the gross proceeds of the offering of Series Gallery Drop 079 Interests (including from Series Gallery Drop 079 Interests acquired by our manager) will be approximately $21,200 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fee		$212	1.00%
Cash Portion of the Asset Cost⁽¹⁾		$20,098	94.80%
Acquisition and	Storage	$42	0.20%
Operating Expenses⁽²⁾	Shipping & Transportation	$0	0.00%
	Insurance	$35	0.17%
	Estimated Interest on Note⁽³⁾	$0	0.00%
Sourcing Fee⁽⁴⁾		$713	3.36%
Offering Expenses⁽⁵⁾		$0	0.00%
Total Fees & Expenses		$1,002	4.73%
Working Capital Reserves⁽⁶⁾		$100	0.47%
Total Proceeds		$21,200	100.00%

(1)  Our manager acquired the Series Gallery Drop 079 Asset for a total cost of $20,098. On February 5, 2021, we acquired the Series Gallery Drop 079 Asset from our manager in exchange for the note described below. In the case of the Series Gallery Drop 079 Asset, the asset seller is Michael Karnjanaprakorn, the CEO and a director of our manager. Mr. Karnjanaprakorn purchased the Series Gallery Drop 079 Asset for $20,098, the same price paid by Series Gallery Drop 079. Accordingly, the price has been determined by arms-length bargaining, and does not favor Mr. Karnjanaprakorn. Mr. Karnjanaprakorn has realized no profit on the sale.
(2)  To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.
(3)  The promissory note does not bear interest.
(4)  Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Gallery Drop 079 Asset in an amount equal to 3.36% of the gross offering proceeds.

(5)  Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Gallery Drop 079 Interests.
(6)  Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.
On February 5, 2021, we acquired the Series Gallery Drop 079 Asset from our manager in exchange for a note in the original principal amount of $20,098. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. Full documentation of the note is included in Exhibit 6.232 to the offering statement of which this offering circular forms a part.
Upon the closing of the offering, proceeds from the sale of the Series Gallery Drop 079 Interests will be distributed to the account of Series Gallery Drop 079. Upon final closing of the offering, Series Gallery Drop 079 will then pay back the note made to acquire the Series Gallery Drop 079 Asset.
Series Gallery Drop 080
We estimate that the gross proceeds of the offering of Series Gallery Drop 080 Interests (including from Series Gallery Drop 080 Interests acquired by our manager) will be approximately $15,800 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fee		$158	1.00%
Cash Portion of the Asset Cost⁽¹⁾		$15,000	94.94%
Acquisition and	Storage	$32	0.20%
Operating Expenses⁽²⁾	Shipping & Transportation	$0	0.00%
	Insurance	$26	0.16%
	Estimated Interest on Note⁽³⁾	$0	0.00%
Sourcing Fee⁽⁴⁾		$484	3.06%
Offering Expenses⁽⁵⁾		$0	0.00%
Total Fees & Expenses		$700	4.43%
Working Capital Reserves⁽⁶⁾		$100	0.63%
Total Proceeds		$15,800	100.00%

(1)  Our manager acquired the Series Gallery Drop 080 Asset for a total cost of $15,000. On February 5, 2021, we acquired the Series Gallery Drop 080 Asset from our manager in exchange for the note described below. In the case of the Series Gallery Drop 080 Asset, the asset seller is Michael Karnjanaprakorn, the CEO and a director of our manager. Mr. Karnjanaprakorn purchased the Series Gallery Drop 080 Asset for $15,000, the same price paid by Series Gallery Drop 080. Accordingly, the price has been determined by arms-length bargaining, and does not favor Mr. Karnjanaprakorn. Mr. Karnjanaprakorn has realized no profit on the sale.
(2)  To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

(3)  The promissory note does not bear interest.
(4)  Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Gallery Drop 080 Asset in an amount equal to 3.06% of the gross offering proceeds.
(5)  Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Gallery Drop 080 Interests.
(6)  Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.
On February 5, 2021, we acquired the Series Gallery Drop 080 Asset from our manager in exchange for a note in the original principal amount of $15,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. Full documentation of the note is included in Exhibit 6.235 to the offering statement of which this offering circular forms a part.
Upon the closing of the offering, proceeds from the sale of the Series Gallery Drop 080 Interests will be distributed to the account of Series Gallery Drop 080. Upon final closing of the offering, Series Gallery Drop 080 will then pay back the note made to acquire the Series Gallery Drop 080 Asset.
Series Gallery Drop 081
We estimate that the gross proceeds of the offering of Series Gallery Drop 081 Interests (including from Series Gallery Drop 081 Interests acquired by our manager) will be approximately $505,300 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fee		$5,053	1.00%
Cash Portion of the Asset Cost⁽¹⁾		$480,000	94.99%
Acquisition and	Storage	$1,008	0.20%
Operating Expenses⁽²⁾	Shipping & Transportation	$0	0.00%
	Insurance	$844	0.17%
	Estimated Interest on Note⁽³⁾	$0	0.00%
Sourcing Fee⁽⁴⁾		$18,295	3.62%
Offering Expenses⁽⁵⁾		$0	0.00%
Total Fees & Expenses		$25,200	4.99%
Working Capital Reserves⁽⁶⁾		$100	0.02%
Total Proceeds		$505,300	100.00%

(1)  Our manager acquired the Series Gallery Drop 081 Asset for a total cost of $480,000. On February 9, 2021, we acquired the Series Gallery Drop 081 Asset from our manager in exchange for the note described below. In the case of the Series Gallery Drop 081 Asset, the asset seller is Michael Karnjanaprakorn, the CEO and a director of our manager. Mr. Karnjanaprakorn purchased the Series Gallery Drop 081 Asset for $480,000, the same price paid by Series Gallery Drop 081. Accordingly, the price has been determined by arms-length bargaining, and does not favor Mr. Karnjanaprakorn. Mr. Karnjanaprakorn has realized no profit on the sale.

(2)  To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.
(3)  The promissory note does not bear interest.
(4)  Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Gallery Drop 081 Asset in an amount equal to 3.62% of the gross offering proceeds.
(5)  Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Gallery Drop 081 Interests.
(6)  Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.
On February 9, 2021, we acquired the Series Gallery Drop 081 Asset from our manager in exchange for a note in the original principal amount of $480,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. Full documentation of the note is included in Exhibit 6.238 to the offering statement of which this offering circular forms a part.
Upon the closing of the offering, proceeds from the sale of the Series Gallery Drop 081 Interests will be distributed to the account of Series Gallery Drop 081. Upon final closing of the offering, Series Gallery Drop 081 will then pay back the note made to acquire the Series Gallery Drop 081 Asset.
Series Gallery Drop 082
We estimate that the gross proceeds of the offering of Series Gallery Drop 082 Interests (including from Series Gallery Drop 082 Interests acquired by our manager) will be approximately $84,200 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fee		$842	1.00%
Cash Portion of the Asset Cost⁽¹⁾		$80,000	95.01%
Acquisition and	Storage	$168	0.20%
Operating Expenses⁽²⁾	Shipping & Transportation	$0	0.00%
	Insurance	$141	0.17%
	Estimated Interest on Note⁽³⁾	$0	0.00%
Sourcing Fee⁽⁴⁾		$2,949	3.50%
Offering Expenses⁽⁵⁾		$0	0.00%
Total Fees & Expenses		$4,100	4.87%
Working Capital Reserves⁽⁶⁾		$100	0.12%
Total Proceeds		$84,200	100.00%

(1)  Our manager acquired the Series Gallery Drop 082 Asset for a total cost of $80,000. On February 9, 2021, we acquired the Series Gallery Drop 082 Asset from our manager in exchange for the note described below. In the case of the Series Gallery Drop 082 Asset, the asset seller is Michael Karnjanaprakorn, the CEO and a director of our manager. Mr. Karnjanaprakorn purchased the Series Gallery Drop 082 Asset for $80,000, the same price paid by Series Gallery Drop 082. Accordingly, the price has been determined by arms-length bargaining, and does not favor Mr. Karnjanaprakorn. Mr. Karnjanaprakorn has realized no profit on the sale.
(2)  To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.
(3)  The promissory note does not bear interest.
(4)  Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Gallery Drop 082 Asset in an amount equal to 3.5% of the gross offering proceeds.
(5)  Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Gallery Drop 082 Interests.
(6)  Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.
On February 9, 2021, we acquired the Series Gallery Drop 082 Asset from our manager in exchange for a note in the original principal amount of $80,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. Full documentation of the note is included in Exhibit 6.241 to the offering statement of which this offering circular forms a part.
Upon the closing of the offering, proceeds from the sale of the Series Gallery Drop 082 Interests will be distributed to the account of Series Gallery Drop 082. Upon final closing of the offering, Series Gallery Drop 082 will then pay back the note made to acquire the Series Gallery Drop 082 Asset.
Series Gallery Drop 083
We estimate that the gross proceeds of the offering of Series Gallery Drop 083 Interests (including from Series Gallery Drop 083 Interests acquired by our manager) will be approximately $47,400 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fee		$474	1.00%
Cash Portion of the Asset Cost⁽¹⁾		$45,000	94.94%
Acquisition and	Storage	$95	0.20%
Operating Expenses⁽²⁾	Shipping & Transportation	$0	0.00%
	Insurance	$79	0.17%
	Estimated Interest on Note⁽³⁾	$0	0.00%
Sourcing Fee⁽⁴⁾		$1,652	3.49%
Offering Expenses⁽⁵⁾		$0	0.00%
Total Fees & Expenses		$2,300	4.85%
Working Capital Reserves⁽⁶⁾		$100	0.21%
Total Proceeds		$47,400	100.00%

(1)  Our manager acquired the Series Gallery Drop 083 Asset for a total cost of $45,000. On February 9, 2021, we acquired the Series Gallery Drop 083 Asset from our manager in exchange for the note described below. In the case of the Series Gallery Drop 083 Asset, the asset seller is not an affiliate of our company, our manager or any of their respective officers or directors.
(2)  To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.
(3)  The promissory note does not bear interest.
(4)  Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Gallery Drop 083 Asset in an amount equal to 3.49% of the gross offering proceeds.
(5)  Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Gallery Drop 083 Interests.
(6)  Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.
On February 9, 2021, we acquired the Series Gallery Drop 083 Asset from our manager in exchange for a note in the original principal amount of $45,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. Full documentation of the note is included in Exhibit 6.244 to the offering statement of which this offering circular forms a part.
Upon the closing of the offering, proceeds from the sale of the Series Gallery Drop 083 Interests will be distributed to the account of Series Gallery Drop 083. Upon final closing of the offering, Series Gallery Drop 083 will then pay back the note made to acquire the Series Gallery Drop 083 Asset.
Series Gallery Drop 084
We estimate that the gross proceeds of the offering of Series Gallery Drop 084 Interests (including from Series Gallery Drop 084 Interests acquired by our manager) will be approximately $54,700 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fee		$547	1.00%
Cash Portion of the Asset Cost⁽¹⁾		$52,000	95.06%
Acquisition and	Storage	$109	0.20%
Operating Expenses⁽²⁾	Shipping & Transportation	$0	0.00%
	Insurance	$91	0.17%
	Estimated Interest on Note⁽³⁾	$0	0.00%
Sourcing Fee⁽⁴⁾		$1,853	3.39%
Offering Expenses⁽⁵⁾		$0	0.00%
Total Fees & Expenses		$2,600	4.75%
Working Capital Reserves⁽⁶⁾		$100	0.18%
Total Proceeds		$54,700	100.00%

(1)  Our manager acquired the Series Gallery Drop 084 Asset for a total cost of $52,000. On March 9, 2021, we acquired the Series Gallery Drop 084 Asset from our manager in exchange for the note described below. In the case of the Series Gallery Drop 084 Asset, the asset seller is not an affiliate of our company, our manager or any of their respective officers or directors.
(2)  To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.
(3)  The promissory note does not bear interest.
(4)  Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Gallery Drop 084 Asset in an amount equal to 3.39% of the gross offering proceeds.
(5)  Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Gallery Drop 084 Interests.
(6)  Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.
On March 9, 2021, we acquired the Series Gallery Drop 084 Asset from our manager in exchange for a note in the original principal amount of $52,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. Full documentation of the note is included in Exhibit 6.247 to the offering statement of which this offering circular forms a part.
Upon the closing of the offering, proceeds from the sale of the Series Gallery Drop 084 Interests will be distributed to the account of Series Gallery Drop 084. Upon final closing of the offering, Series Gallery Drop 084 will then pay back the note made to acquire the Series Gallery Drop 084 Asset.
Series Gallery Drop 085

We estimate that the gross proceeds of the offering of Series Gallery Drop 085 Interests (including from Series Gallery Drop 085 Interests acquired by our manager) will be approximately $63,200 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fee		$632	1.00%
Cash Portion of the Asset Cost⁽¹⁾		$60,000	94.94%
Acquisition and	Storage	$126	0.20%
Operating Expenses⁽²⁾	Shipping & Transportation	$0	0.00%
	Insurance	$106	0.17%
	Estimated Interest on Note⁽³⁾	$0	0.00%
Sourcing Fee⁽⁴⁾		$2,236	3.54%
Offering Expenses⁽⁵⁾		$0	0.00%
Total Fees & Expenses		$3,100	4.91%
Working Capital Reserves⁽⁶⁾		$100	0.16%
Total Proceeds		$63,200	100.00%

(1)  Our manager acquired the Series Gallery Drop 085 Asset for a total cost of $60,000. On March 9, 2021, we acquired the Series Gallery Drop 085 Asset from our manager in exchange for the note described below. In the case of the Series Gallery Drop 085 Asset, the asset seller is not an affiliate of our company, our manager or any of their respective officers or directors.
(2)  To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.
(3)  The promissory note does not bear interest.
(4)  Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Gallery Drop 085 Asset in an amount equal to 3.54% of the gross offering proceeds.
(5)  Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Gallery Drop 085 Interests.
(6)  Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.
On March 9, 2021, we acquired the Series Gallery Drop 085 Asset from our manager in exchange for a note in the original principal amount of $60,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. Full documentation of the note is included in Exhibit 6.250 to the offering statement of which this offering circular forms a part.
Upon the closing of the offering, proceeds from the sale of the Series Gallery Drop 085 Interests will be distributed to the account of Series Gallery Drop 085. Upon final closing of the offering, Series Gallery Drop 085 will then pay back the note made to acquire the Series Gallery Drop 085 Asset.

Series Gallery Drop 086
We estimate that the gross proceeds of the offering of Series Gallery Drop 086 Interests (including from Series Gallery Drop 086 Interests acquired by our manager) will be approximately $94,700 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fee		$947	1.00%
Cash Portion of the Asset Cost⁽¹⁾		$90,000	95.04%
Acquisition and	Storage	$189	0.20%
Operating Expenses⁽²⁾	Shipping & Transportation	$0	0.00%
	Insurance	$158	0.17%
	Estimated Interest on Note⁽³⁾	$0	0.00%
Sourcing Fee⁽⁴⁾		$3,306	3.49%
Offering Expenses⁽⁵⁾		$0	0.00%
Total Fees & Expenses		$4,600	4.86%
Working Capital Reserves⁽⁶⁾		$100	0.11%
Total Proceeds		$94,700	100.00%

(1)  Our manager acquired the Series Gallery Drop 086 Asset for a total cost of $360,000, of which $90,000 was paid in cash and the remainder of which our manager agreed to pay in the form of Series Gallery Drop 06 Interests. On March 9, 2021, we acquired the Series Gallery Drop 086 Asset from our manager in exchange for the note described below. In the case of the Series Gallery Drop 086 Asset, the asset seller is not an affiliate of our company, our manager or any of their respective officers or directors.
(2)  To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.
(3)  The promissory note does not bear interest.
(4)  Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Gallery Drop 086 Asset in an amount equal to 3.49% of the gross offering proceeds.
(5)  Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Gallery Drop 086 Interests.
(6)  Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.
On March 9, 2021, we acquired the Series Gallery Drop 086 Asset from our manager in exchange for a note in the original principal amount of $90,000 and our agreement to issue 27,000 Series Gallery Drop 086 Interests to the asset seller upon completion of the offering. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. Full documentation of the note is included in Exhibit 6.253 to the offering statement of which this offering circular forms a part.

Upon the closing of the offering, proceeds from the sale of the Series Gallery Drop 086 Interests will be distributed to the account of Series Gallery Drop 086. Upon final closing of the offering, Series Gallery Drop 086 will then pay back the note made to acquire the Series Gallery Drop 086 Asset.
Series Gallery Drop 087
We estimate that the gross proceeds of the offering of Series Gallery Drop 087 Interests (including from Series Gallery Drop 087 Interests acquired by our manager) will be approximately $243,200 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fee		$2,432	1.00%
Cash Portion of the Asset Cost⁽¹⁾		$231,009	94.99%
Acquisition and	Storage	$485	0.20%
Operating Expenses⁽²⁾	Shipping & Transportation	$0	0.00%
	Insurance	$406	0.17%
	Estimated Interest on Note⁽³⁾	$0	0.00%
Sourcing Fee⁽⁴⁾		$8,768	3.61%
Offering Expenses⁽⁵⁾		$0	0.00%
Total Fees & Expenses		$12,091	4.97%
Working Capital Reserves⁽⁶⁾		$100	0.04%
Total Proceeds		$243,200	100.00%

(1)  Our manager acquired the Series Gallery Drop 087 Asset for a total cost of $231,009. On March 9, 2021, we acquired the Series Gallery Drop 087 Asset from our manager in exchange for the note described below. In the case of the Series Gallery Drop 087 Asset, the asset seller is not an affiliate of our company, our manager or any of their respective officers or directors.
(2)  To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.
(3)  The promissory note does not bear interest.
(4)  Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Gallery Drop 087 Asset in an amount equal to 3.61% of the gross offering proceeds.
(5)  Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Gallery Drop 087 Interests.
(6)  Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.

On March 9, 2021, we acquired the Series Gallery Drop 087 Asset from our manager in exchange for a note in the original principal amount of $231,009. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. Full documentation of the note is included in Exhibit 6.256 to the offering statement of which this offering circular forms a part.
Upon the closing of the offering, proceeds from the sale of the Series Gallery Drop 087 Interests will be distributed to the account of Series Gallery Drop 087. Upon final closing of the offering, Series Gallery Drop 087 will then pay back the note made to acquire the Series Gallery Drop 087 Asset.
Series Gallery Drop 088
We estimate that the gross proceeds of the offering of Series Gallery Drop 088 Interests (including from Series Gallery Drop 088 Interests acquired by our manager) will be approximately $58,200 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fee		$582	1.00%
Cash Portion of the Asset Cost⁽¹⁾		$55,250	94.93%
Acquisition and	Storage	$116	0.20%
Operating Expenses⁽²⁾	Shipping & Transportation	$0	0.00%
	Insurance	$97	0.17%
	Estimated Interest on Note⁽³⁾	$0	0.00%
Sourcing Fee⁽⁴⁾		$2,055	3.53%
Offering Expenses⁽⁵⁾		$0	0.00%
Total Fees & Expenses		$2,850	4.90%
Working Capital Reserves⁽⁶⁾		$100	0.17%
Total Proceeds		$58,200	100.00%

(1)  Our manager acquired the Series Gallery Drop 088 Asset for a total cost of $55,250. On March 9, 2021, we acquired the Series Gallery Drop 088 Asset from our manager in exchange for the note described below. In the case of the Series Gallery Drop 088 Asset, the asset seller is not an affiliate of our company, our manager or any of their respective officers or directors.
(2)  To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.
(3)  The promissory note does not bear interest.
(4)  Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Gallery Drop 088 Asset in an amount equal to 3.53% of the gross offering proceeds.
(5)  Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Gallery Drop 088 Interests.

(6)  Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.
On March 9, 2021, we acquired the Series Gallery Drop 088 Asset from our manager in exchange for a note in the original principal amount of $55,250. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. Full documentation of the note is included in Exhibit 6.259 to the offering statement of which this offering circular forms a part.
Upon the closing of the offering, proceeds from the sale of the Series Gallery Drop 088 Interests will be distributed to the account of Series Gallery Drop 088. Upon final closing of the offering, Series Gallery Drop 088 will then pay back the note made to acquire the Series Gallery Drop 088 Asset.
Series Gallery Drop 089
We estimate that the gross proceeds of the offering of Series Gallery Drop 089 Interests (including from Series Gallery Drop 089 Interests acquired by our manager) will be approximately $25,200 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fee		$252	1.00%
Cash Portion of the Asset Cost⁽¹⁾		$23,904	94.86%
Acquisition and	Storage	$50	0.20%
Operating Expenses⁽²⁾	Shipping & Transportation	$0	0.00%
	Insurance	$42	0.17%
	Estimated Interest on Note⁽³⁾	$0	0.00%
Sourcing Fee⁽⁴⁾		$852	3.38%
Offering Expenses⁽⁵⁾		$0	0.00%
Total Fees & Expenses		$1,196	4.75%
Working Capital Reserves⁽⁶⁾		$100	0.40%
Total Proceeds		$25,200	100.00%

(1)  Our manager acquired the Series Gallery Drop 089 Asset for a total cost of $23,904. On March 9, 2021, we acquired the Series Gallery Drop 089 Asset from our manager in exchange for the note described below. In the case of the Series Gallery Drop 089 Asset, the asset seller is not an affiliate of our company, our manager or any of their respective officers or directors.
(2)  To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.
(3)  The promissory note does not bear interest.
(4)  Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Gallery Drop 089 Asset in an amount equal to 3.38% of the gross offering proceeds.

(5)  Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Gallery Drop 089 Interests.
(6)  Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.
On March 9, 2021, we acquired the Series Gallery Drop 089 Asset from our manager in exchange for a note in the original principal amount of $23,904. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. Full documentation of the note is included in Exhibit 6.262 to the offering statement of which this offering circular forms a part.
Upon the closing of the offering, proceeds from the sale of the Series Gallery Drop 089 Interests will be distributed to the account of Series Gallery Drop 089. Upon final closing of the offering, Series Gallery Drop 089 will then pay back the note made to acquire the Series Gallery Drop 089 Asset.
Series Gallery Drop 090
We estimate that the gross proceeds of the offering of Series Gallery Drop 090 Interests (including from Series Gallery Drop 090 Interests acquired by our manager) will be approximately $104,100 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fee		$1,041	1.00%
Cash Portion of the Asset Cost⁽¹⁾		$98,850	94.96%
Acquisition and	Storage	$208	0.20%
Operating Expenses⁽²⁾	Shipping & Transportation	$0	0.00%
	Insurance	$174	0.17%
	Estimated Interest on Note⁽³⁾	$0	0.00%
Sourcing Fee⁽⁴⁾		$3,727	3.58%
Offering Expenses⁽⁵⁾		$0	0.00%
Total Fees & Expenses		$5,150	4.95%
Working Capital Reserves⁽⁶⁾		$100	0.10%
Total Proceeds		$104,100	100.00%

(1)  Our manager acquired the Series Gallery Drop 090 Asset for a total cost of $98,850. On March 9, 2021, we acquired the Series Gallery Drop 090 Asset from our manager in exchange for the note described below. In the case of the Series Gallery Drop 090 Asset, the asset seller is not an affiliate of our company, our manager or any of their respective officers or directors.
(2)  To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.
(3)  The promissory note does not bear interest.

(4)  Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Gallery Drop 090 Asset in an amount equal to 3.58% of the gross offering proceeds.
(5)  Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Gallery Drop 090 Interests.
(6)  Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.
On March 9, 2021, we acquired the Series Gallery Drop 090 Asset from our manager in exchange for a note in the original principal amount of $98,850. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. Full documentation of the note is included in Exhibit 6.265 to the offering statement of which this offering circular forms a part.
Upon the closing of the offering, proceeds from the sale of the Series Gallery Drop 090 Interests will be distributed to the account of Series Gallery Drop 090. Upon final closing of the offering, Series Gallery Drop 090 will then pay back the note made to acquire the Series Gallery Drop 090 Asset.
Series Gallery Drop 091
We estimate that the gross proceeds of the offering of Series Gallery Drop 091 Interests (including from Series Gallery Drop 091 Interests acquired by our manager) will be approximately $39,400 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fee		$394	1.00%
Cash Portion of the Asset Cost⁽¹⁾		$37,473	95.11%
Acquisition and	Storage	$79	0.20%
Operating Expenses⁽²⁾	Shipping & Transportation	$0	0.00%
	Insurance	$66	0.17%
	Estimated Interest on Note⁽³⁾	$0	0.00%
Sourcing Fee⁽⁴⁾		$1,288	3.27%
Offering Expenses⁽⁵⁾		$0	0.00%
Total Fees & Expenses		$1,827	4.64%
Working Capital Reserves⁽⁶⁾		$100	0.25%
Total Proceeds		$39,400	100.00%

(1)  Our manager acquired the Series Gallery Drop 091 Asset for a total cost of $37,473. On March 9, 2021, we acquired the Series Gallery Drop 091 Asset from our manager in exchange for the note described below. In the case of the Series Gallery Drop 091 Asset, the asset seller is not an affiliate of our company, our manager or any of their respective officers or directors.
(2)  To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

(3)  The promissory note does not bear interest.
(4)  Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Gallery Drop 091 Asset in an amount equal to 3.27% of the gross offering proceeds.
(5)  Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Gallery Drop 091 Interests.
(6)  Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.
On March 9, 2021, we acquired the Series Gallery Drop 091 Asset from our manager in exchange for a note in the original principal amount of $37,473. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. Full documentation of the note is included in Exhibit 6.268 to the offering statement of which this offering circular forms a part.
Upon the closing of the offering, proceeds from the sale of the Series Gallery Drop 091 Interests will be distributed to the account of Series Gallery Drop 091. Upon final closing of the offering, Series Gallery Drop 091 will then pay back the note made to acquire the Series Gallery Drop 091 Asset.
Series Gallery Drop 092
We estimate that the gross proceeds of the offering of Series Gallery Drop 092 Interests (including from Series Gallery Drop 092 Interests acquired by our manager) will be approximately $228,800 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fee		$2,288	1.00%
Cash Portion of the Asset Cost⁽¹⁾		$217,356	95.00%
Acquisition and	Storage	$456	0.20%
Operating Expenses⁽²⁾	Shipping & Transportation	$0	0.00%
	Insurance	$382	0.17%
	Estimated Interest on Note⁽³⁾	$0	0.00%
Sourcing Fee⁽⁴⁾		$8,218	3.59%
Offering Expenses⁽⁵⁾		$0	0.00%
Total Fees & Expenses		$11,344	4.96%
Working Capital Reserves⁽⁶⁾		$100	0.04%
Total Proceeds		$228,800	100.00%

(1)  Our manager acquired the Series Gallery Drop 092 Asset for a total cost of $217,356. On March 9, 2021, we acquired the Series Gallery Drop 092 Asset from our manager in exchange for the note described below. In the case of the Series Gallery Drop 092 Asset, the asset seller is not an affiliate of our company, our manager or any of their respective officers or directors.

(2)  To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.
(3)  The promissory note does not bear interest.
(4)  Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Gallery Drop 092 Asset in an amount equal to 3.59% of the gross offering proceeds.
(5)  Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Gallery Drop 092 Interests.
(6)  Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.
On March 9, 2021, we acquired the Series Gallery Drop 092 Asset from our manager in exchange for a note in the original principal amount of $217,356. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. Full documentation of the note is included in Exhibit 6.271 to the offering statement of which this offering circular forms a part.
Upon the closing of the offering, proceeds from the sale of the Series Gallery Drop 092 Interests will be distributed to the account of Series Gallery Drop 092. Upon final closing of the offering, Series Gallery Drop 092 will then pay back the note made to acquire the Series Gallery Drop 092 Asset.
Series Gallery Drop 093
We estimate that the gross proceeds of the offering of Series Gallery Drop 093 Interests (including from Series Gallery Drop 093 Interests acquired by our manager) will be approximately $45,800 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fee		$458	1.00%
Cash Portion of the Asset Cost⁽¹⁾		$43,471	94.91%
Acquisition and	Storage	$91	0.20%
Operating Expenses⁽²⁾	Shipping & Transportation	$0	0.00%
	Insurance	$76	0.17%
	Estimated Interest on Note⁽³⁾	$0	0.00%
Sourcing Fee⁽⁴⁾		$1,604	3.50%
Offering Expenses⁽⁵⁾		$0	0.00%
Total Fees & Expenses		$2,229	4.87%
Working Capital Reserves⁽⁶⁾		$100	0.22%
Total Proceeds		$45,800	100.00%

(1)  Our manager acquired the Series Gallery Drop 093 Asset for a total cost of $43,471. On March 9, 2021, we acquired the Series Gallery Drop 093 Asset from our manager in exchange for the note described below. In the case of the Series Gallery Drop 093 Asset, the asset seller is not an affiliate of our company, our manager or any of their respective officers or directors.
(2)  To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.
(3)  The promissory note does not bear interest.
(4)  Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Gallery Drop 093 Asset in an amount equal to 3.5% of the gross offering proceeds.
(5)  Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Gallery Drop 093 Interests.
(6)  Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.
On March 9, 2021, we acquired the Series Gallery Drop 093 Asset from our manager in exchange for a note in the original principal amount of $43,471. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. Full documentation of the note is included in Exhibit 6.274 to the offering statement of which this offering circular forms a part.
Upon the closing of the offering, proceeds from the sale of the Series Gallery Drop 093 Interests will be distributed to the account of Series Gallery Drop 093. Upon final closing of the offering, Series Gallery Drop 093 will then pay back the note made to acquire the Series Gallery Drop 093 Asset.
Series Gallery Drop 094
We estimate that the gross proceeds of the offering of Series Gallery Drop 094 Interests (including from Series Gallery Drop 094 Interests acquired by our manager) will be approximately $22,800 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fee		$228	1.00%
Cash Portion of the Asset Cost⁽¹⁾		$21,631	94.87%
Acquisition and	Storage	$45	0.20%
Operating Expenses⁽²⁾	Shipping & Transportation	$0	0.00%
	Insurance	$38	0.17%
	Estimated Interest on Note⁽³⁾	$0	0.00%
Sourcing Fee⁽⁴⁾		$758	3.32%
Offering Expenses⁽⁵⁾		$0	0.00%
Total Fees & Expenses		$1,069	4.69%
Working Capital Reserves⁽⁶⁾		$100	0.44%
Total Proceeds		$22,800	100.00%

(1)  Our manager acquired the Series Gallery Drop 094 Asset for a total cost of $21,631. On March 9, 2021, we acquired the Series Gallery Drop 094 Asset from our manager in exchange for the note described below. In the case of the Series Gallery Drop 094 Asset, the asset seller is not an affiliate of our company, our manager or any of their respective officers or directors.
(2)  To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.
(3)  The promissory note does not bear interest.
(4)  Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Gallery Drop 094 Asset in an amount equal to 3.32% of the gross offering proceeds.
(5)  Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Gallery Drop 094 Interests.
(6)  Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.
On March 9, 2021, we acquired the Series Gallery Drop 094 Asset from our manager in exchange for a note in the original principal amount of $21,631. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. Full documentation of the note is included in Exhibit 6.277 to the offering statement of which this offering circular forms a part.
Upon the closing of the offering, proceeds from the sale of the Series Gallery Drop 094 Interests will be distributed to the account of Series Gallery Drop 094. Upon final closing of the offering, Series Gallery Drop 094 will then pay back the note made to acquire the Series Gallery Drop 094 Asset.
Series Gallery Drop 095
We estimate that the gross proceeds of the offering of Series Gallery Drop 095 Interests (including from Series Gallery Drop 095 Interests acquired by our manager) will be approximately $47,600 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fee		$476	1.00%
Cash Portion of the Asset Cost⁽¹⁾		$45,200	94.96%
Acquisition and	Storage	$95	0.20%
Operating Expenses⁽²⁾	Shipping & Transportation	$0	0.00%
	Insurance	$79	0.17%
	Estimated Interest on Note⁽³⁾	$0	0.00%
Sourcing Fee⁽⁴⁾		$1,650	3.47%
Offering Expenses⁽⁵⁾		$0	0.00%
Total Fees & Expenses		$2,300	4.83%
Working Capital Reserves⁽⁶⁾		$100	0.21%
Total Proceeds		$47,600	100.00%

(1)  Our manager acquired the Series Gallery Drop 095 Asset for a total cost of $45,200. On March 9, 2021, we acquired the Series Gallery Drop 095 Asset from our manager in exchange for the note described below. In the case of the Series Gallery Drop 095 Asset, the asset seller is not an affiliate of our company, our manager or any of their respective officers or directors.
(2)  To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.
(3)  The promissory note does not bear interest.
(4)  Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Gallery Drop 095 Asset in an amount equal to 3.47% of the gross offering proceeds.
(5)  Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Gallery Drop 095 Interests.
(6)  Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.
On March 9, 2021, we acquired the Series Gallery Drop 095 Asset from our manager in exchange for a note in the original principal amount of $45,200. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. Full documentation of the note is included in Exhibit 6.280 to the offering statement of which this offering circular forms a part.
Upon the closing of the offering, proceeds from the sale of the Series Gallery Drop 095 Interests will be distributed to the account of Series Gallery Drop 095. Upon final closing of the offering, Series Gallery Drop 095 will then pay back the note made to acquire the Series Gallery Drop 095 Asset.
Series Gallery Drop 096
We estimate that the gross proceeds of the offering of Series Gallery Drop 096 Interests (including from Series Gallery Drop 096 Interests acquired by our manager) will be approximately $30,500 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fee		$305	1.00%
Cash Portion of the Asset Cost⁽¹⁾		$28,981	95.02%
Acquisition and	Storage	$61	0.20%
Operating Expenses⁽²⁾	Shipping & Transportation	$0	0.00%
	Insurance	$51	0.17%
	Estimated Interest on Note⁽³⁾	$0	0.00%
Sourcing Fee⁽⁴⁾		$1,002	3.29%
Offering Expenses⁽⁵⁾		$0	0.00%
Total Fees & Expenses		$1,419	4.65%
Working Capital Reserves⁽⁶⁾		$100	0.33%
Total Proceeds		$30,500	100.00%

(1)  Our manager acquired the Series Gallery Drop 096 Asset for a total cost of $28,981. On March 9, 2021, we acquired the Series Gallery Drop 096 Asset from our manager in exchange for the note described below. In the case of the Series Gallery Drop 096 Asset, the asset seller is not an affiliate of our company, our manager or any of their respective officers or directors.
(2)  To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.
(3)  The promissory note does not bear interest.
(4)  Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Gallery Drop 096 Asset in an amount equal to 3.29% of the gross offering proceeds.
(5)  Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Gallery Drop 096 Interests.
(6)  Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.
On March 9, 2021, we acquired the Series Gallery Drop 096 Asset from our manager in exchange for a note in the original principal amount of $28,981. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. Full documentation of the note is included in Exhibit 6.283 to the offering statement of which this offering circular forms a part.
Upon the closing of the offering, proceeds from the sale of the Series Gallery Drop 096 Interests will be distributed to the account of Series Gallery Drop 096. Upon final closing of the offering, Series Gallery Drop 096 will then pay back the note made to acquire the Series Gallery Drop 096 Asset.
Series Gallery Drop 097

We estimate that the gross proceeds of the offering of Series Gallery Drop 097 Interests (including from Series Gallery Drop 097 Interests acquired by our manager) will be approximately $31,600 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fee		$316	1.00%
Cash Portion of the Asset Cost⁽¹⁾		$30,000	94.94%
Acquisition and	Storage	$63	0.20%
Operating Expenses⁽²⁾	Shipping & Transportation	$0	0.00%
	Insurance	$53	0.17%
	Estimated Interest on Note⁽³⁾	$0	0.00%
Sourcing Fee⁽⁴⁾		$1,068	3.38%
Offering Expenses⁽⁵⁾		$0	0.00%
Total Fees & Expenses		$1,500	4.75%
Working Capital Reserves⁽⁶⁾		$100	0.32%
Total Proceeds		$31,600	100.00%

(1)  Our manager acquired the Series Gallery Drop 097 Asset for a total cost of $30,000. On March 10, 2021, we acquired the Series Gallery Drop 097 Asset from our manager in exchange for the note described below. In the case of the Series Gallery Drop 097 Asset, the asset seller is not an affiliate of our company, our manager or any of their respective officers or directors.
(2)  To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.
(3)  The promissory note does not bear interest.
(4)  Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Gallery Drop 097 Asset in an amount equal to 3.38% of the gross offering proceeds.
(5)  Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Gallery Drop 097 Interests.
(6)  Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.
On March 10, 2021, we acquired the Series Gallery Drop 097 Asset from our manager in exchange for a note in the original principal amount of $30,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. Full documentation of the note is included in Exhibit 6.286 to the offering statement of which this offering circular forms a part.
Upon the closing of the offering, proceeds from the sale of the Series Gallery Drop 097 Interests will be distributed to the account of Series Gallery Drop 097. Upon final closing of the offering, Series Gallery Drop 097 will then pay back the note made to acquire the Series Gallery Drop 097 Asset.

Series Gallery Drop 098
We estimate that the gross proceeds of the offering of Series Gallery Drop 098 Interests (including from Series Gallery Drop 098 Interests acquired by our manager) will be approximately $14,700 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fee		$147	1.00%
Cash Portion of the Asset Cost⁽¹⁾		$14,000	95.24%
Acquisition and	Storage	$29	0.20%
Operating Expenses⁽²⁾	Shipping & Transportation	$0	0.00%
	Insurance	$25	0.17%
	Estimated Interest on Note⁽³⁾	$0	0.00%
Sourcing Fee⁽⁴⁾		$399	2.71%
Offering Expenses⁽⁵⁾		$0	0.00%
Total Fees & Expenses		$600	4.08%
Working Capital Reserves⁽⁶⁾		$100	0.68%
Total Proceeds		$14,700	100.00%

(1)  Our manager acquired the Series Gallery Drop 098 Asset for a total cost of $14,000. On March 10, 2021, we acquired the Series Gallery Drop 098 Asset from our manager in exchange for the note described below. In the case of the Series Gallery Drop 098 Asset, the asset seller is not an affiliate of our company, our manager or any of their respective officers or directors.
(2)  To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.
(3)  The promissory note does not bear interest.
(4)  Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Gallery Drop 098 Asset in an amount equal to 2.71% of the gross offering proceeds.
(5)  Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Gallery Drop 098 Interests.
(6)  Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.
On March 10, 2021, we acquired the Series Gallery Drop 098 Asset from our manager in exchange for a note in the original principal amount of $14,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. Full documentation of the note is included in Exhibit 6.289 to the offering statement of which this offering circular forms a part.

Upon the closing of the offering, proceeds from the sale of the Series Gallery Drop 098 Interests will be distributed to the account of Series Gallery Drop 098. Upon final closing of the offering, Series Gallery Drop 098 will then pay back the note made to acquire the Series Gallery Drop 098 Asset.
Series Gallery Drop 099
We estimate that the gross proceeds of the offering of Series Gallery Drop 099 Interests (including from Series Gallery Drop 099 Interests acquired by our manager) will be approximately $136,800 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fee		$1,368	1.00%
Cash Portion of the Asset Cost⁽¹⁾		$130,000	95.03%
Acquisition and	Storage	$273	0.20%
Operating Expenses⁽²⁾	Shipping & Transportation	$0	0.00%
	Insurance	$228	0.17%
	Estimated Interest on Note⁽³⁾	$0	0.00%
Sourcing Fee⁽⁴⁾		$4,831	3.53%
Offering Expenses⁽⁵⁾		$0	0.00%
Total Fees & Expenses		$6,700	4.90%
Working Capital Reserves⁽⁶⁾		$100	0.07%
Total Proceeds		$136,800	100.00%

(1)  Our manager acquired the Series Gallery Drop 099 Asset for a total cost of $130,000. On March 10, 2021, we acquired the Series Gallery Drop 099 Asset from our manager in exchange for the note described below. In the case of the Series Gallery Drop 099 Asset, the asset seller is not an affiliate of our company, our manager or any of their respective officers or directors.
(2)  To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.
(3)  The promissory note does not bear interest.
(4)  Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Gallery Drop 099 Asset in an amount equal to 3.53% of the gross offering proceeds.
(5)  Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Gallery Drop 099 Interests.
(6)  Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.

On March 10, 2021, we acquired the Series Gallery Drop 099 Asset from our manager in exchange for a note in the original principal amount of $130,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. Full documentation of the note is included in Exhibit 6.292 to the offering statement of which this offering circular forms a part.
Upon the closing of the offering, proceeds from the sale of the Series Gallery Drop 099 Interests will be distributed to the account of Series Gallery Drop 099. Upon final closing of the offering, Series Gallery Drop 099 will then pay back the note made to acquire the Series Gallery Drop 099 Asset.
Series Gallery Drop 100
We estimate that the gross proceeds of the offering of Series Gallery Drop 100 Interests (including from Series Gallery Drop 100 Interests acquired by our manager) will be approximately $19,500 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fee		$195	1.00%
Cash Portion of the Asset Cost⁽¹⁾		$18,520	94.97%
Acquisition and	Storage	$39	0.20%
Operating Expenses⁽²⁾	Shipping & Transportation	$0	0.00%
	Insurance	$33	0.17%
	Estimated Interest on Note⁽³⁾	$0	0.00%
Sourcing Fee⁽⁴⁾		$613	3.14%
Offering Expenses⁽⁵⁾		$0	0.00%
Total Fees & Expenses		$880	4.51%
Working Capital Reserves⁽⁶⁾		$100	0.51%
Total Proceeds		$19,500	100.00%

(1)  Our manager acquired the Series Gallery Drop 100 Asset for a total cost of $18,520. On March 10, 2021, we acquired the Series Gallery Drop 100 Asset from our manager in exchange for the note described below. In the case of the Series Gallery Drop 100 Asset, the asset seller is not an affiliate of our company, our manager or any of their respective officers or directors.
(2)  To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.
(3)  The promissory note does not bear interest.
(4)  Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Gallery Drop 100 Asset in an amount equal to 3.14% of the gross offering proceeds.
(5)  Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Gallery Drop 100 Interests.

(6)  Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.
On March 10, 2021, we acquired the Series Gallery Drop 100 Asset from our manager in exchange for a note in the original principal amount of $18,520. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. Full documentation of the note is included in Exhibit 6.295 to the offering statement of which this offering circular forms a part.
Upon the closing of the offering, proceeds from the sale of the Series Gallery Drop 100 Interests will be distributed to the account of Series Gallery Drop 100. Upon final closing of the offering, Series Gallery Drop 100 will then pay back the note made to acquire the Series Gallery Drop 100 Asset.
Series Gallery Drop 101
We estimate that the gross proceeds of the offering of Series Gallery Drop 101 Interests (including from Series Gallery Drop 101 Interests acquired by our manager) will be approximately $211,300 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses		Dollar Amount	Percentage of Gross Cash Proceeds
Brokerage Fee		$2,113	1.00%
Cash Portion of the Asset Cost⁽¹⁾		$200,750	95.01%
Acquisition and	Storage	$422	0.20%
Operating Expenses⁽²⁾	Shipping & Transportation	$0	0.00%
	Insurance	$353	0.17%
	Estimated Interest on Note⁽³⁾	$0	0.00%
Sourcing Fee⁽⁴⁾		$7,562	3.58%
Offering Expenses⁽⁵⁾		$0	0.00%
Total Fees & Expenses		$10,450	4.95%
Working Capital Reserves⁽⁶⁾		$100	0.05%
Total Proceeds		$211,300	100.00%

(1)  Our manager acquired the Series Gallery Drop 101 Asset through an advisor for a total cost of $181,500 plus a commission of $19,250 on the acquisition price. On March 10, 2021, we acquired the Series Gallery Drop 101 Asset from our manager in exchange for the note described below. In the case of the Series Gallery Drop 101 Asset, the asset seller is Michael Karnjanaprakorn, the CEO and a director of our manager. Mr. Karnjanaprakorn purchased the Series Gallery Drop 101 Asset for $181,500 plus a commission of $19,250 on the acquisition price, the same price paid by Series Gallery Drop 101. Accordingly, the price has been determined by arms-length bargaining, and does not favor Mr. Karnjanaprakorn. Mr. Karnjanaprakorn has realized no profit on the sale.
(2)  To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.
(3)  The promissory note does not bear interest.

(4)  Our asset manager will be paid a Sourcing Fee as compensation for sourcing the Series Gallery Drop 101 Asset in an amount equal to 3.58% of the gross offering proceeds.
(5)  Our manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series Gallery Drop 101 Interests.
(6)  Represents cash reserves that will be maintained in an operating account to cover unanticipated Operating Expense that may arise during the holding period, or to be used for other general corporate or working capital purposes.
On March 10, 2021, we acquired the Series Gallery Drop 101 Asset from our manager in exchange for a note in the original principal amount of $200,750. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. Full documentation of the note is included in Exhibit 6.298 to the offering statement of which this offering circular forms a part.
Upon the closing of the offering, proceeds from the sale of the Series Gallery Drop 101 Interests will be distributed to the account of Series Gallery Drop 101. Upon final closing of the offering, Series Gallery Drop 101 will then pay back the note made to acquire the Series Gallery Drop 101 Asset.

THE UNDERLYING ASSETS
The discussions contained in this offering circular relating to the underlying assets; their related artists, designers and/or makers; and their related industries are taken from third-party sources that we believe to be reliable, and we believe that the information from such sources contained herein is reasonable, and that the factual information is fair and accurate.
Insurance
We are working with insurance broker, DeWitt Stern, and our carrier is Aspen American Insurance Company. We insure all assets both during transport and during storage.
Storage
Our manager currently leases space in purpose-built, secure, temperature-controlled storage facilities in New York and Oregon for the purposes of storing the underlying assets in a highly controlled environment, other than when it is being utilized for marketing or similar purposes.
Depreciation
We treat art and collectible assets as collectibles, and therefore, we will not depreciate or amortize the underlying assets going forward. We may depreciate or amortize any hardware or other equipment used in connection with the display or maintenance of the underlying assets.
The Series Gallery Drop 044 Asset
Summary Overview
Series Gallery Drop 044 has purchased a pair of Nike Air Jordan 1 High “‘Shattered Backboard’ Origin Story,” game-worn, signed sneakers (which we refer to as the Series Gallery Drop 044 Asset).
●    Significance in Popular Culture: In 1985, Michael Jordan participated in a Nike-sponsored exhibition game in Trieste, Italy. He scored 30 points and, in a moment that made sports history, shattered the backboard with a powerful dunk. Series Gallery Drop 044 acquired the exact sneakers worn in this historic moment, which still have a piece of glass from the shattered backboard on the sole of the left shoe.
●    Highlighted in the Press as the Most Expensive Sneaker: This exact pair of shoes was sold in August 2020 by Christie’s and became the most expensive pair of shoes ever sold, garnering significant press from mainstream outlets such as the Washington Post, Forbes, CNN and Artnet.
●    Nike Commemorates the Shattered Backboard Moment: Over the years, the Jordan brand has released sneakers to commemorate Michael Jordan’s best in-game moments. In 2015, Nike released a special edition “Shattered Backboard” colorway of the Air Jordan 1 in black and orange to commemorate this moment.
●    Scarcity: The Series Gallery Drop 044 “Shattered Backboard” pair of sneakers is a unique, grail-level, game-worn sneaker, representing a top 5 Michael Jordan moment. It is one of very few instances that Jordan laced up a retail version of the 1985 Nike Air Jordan 1 (as opposed to his customized TYPS version), and still includes a shard of glass in the sole from the original backboard.
Specifications

Title	“Shattered Backboard” Air Jordan 1
Brand	Nike
Colorway	Red and Black
Size	13.5
Condition	Game-worn by Michael Jordan during an exhibition game held in Trieste, Italy, in the summer of 1985
Release Date	1985
Signatures	Two Michael Jordan signatures
Authenticity	Letter of authenticity from JSA and original laces
Purchased From	Private Collector
Purchased For	$650,000
Year Purchased	2020

The Brand
Nike, Inc. is an American multinational corporation founded in 1964 by Bill Bowerman and Phil Knight that is engaged in the design, development, manufacturing and worldwide marketing and sales of footwear, apparel, equipment, accessories and services. The company is headquartered in Beaverton, Oregon and is considered the world’s largest supplier of athletic shoes and apparel as well as a major manufacturer of sports equipment.
Beginning in the 1980s, various items of Nike clothing became staples of mainstream American youth fashion and culture, especially tracksuits, shell suits, baseball caps, Air Jordans, Air Force 1’s and Air Max running shoes. Today, the brand has become a staple in the streetwear and hypebeast communities featuring collaborations with Off-White, Supreme, Kaws and Travis Scott, among others. The company competes with adidas, ASICS, Li Ning, lululemon athletica, Puma, V.F. Corporation and Under Armour.
The Player
By acclamation, Michael Jordan is the greatest basketball player of all time. —Biography of Michael Jordan From the official NBA website.
Michael Jordan (American, b. 1963), is often considered to be the greatest basketball player of all time. After growing up in Wilmington, North Carolina, Jordan played competitively for the University of North Carolina Chapel Hill (UNC), before being drafted third overall by the Chicago Bulls in 1984. Jordan quickly caught the heart of Chicago Bulls fans, bringing their first three championship run from 1991 to 1993, and then again from 1996 to 1998. His career included its hiccups, including two retirements and a stint in the MLB. Still, his legacy will always be cemented on the hardwood. Known for his explosive style of play and ability to take flight, when all was said and done, Michael Jordan played 15 seasons in the NBA, accruing an unparalleled resume of accolades including Rookie of the Year, five-time NBA MVP, six-time NBA champion, six-time Finals MVP, ten-time All-NBA First Team, nine-time NBA All-Defensive Team, Defensive Player of the Year, 14-time NBA All-Star, three-time NBA All-Star MVP and Hall of Fame induction. Today, he is partial owner of the Charlotte Hornets.
The Shoe
The Series Gallery Drop 044 Asset, known as the “Shattered Backboard” pair, is a unique pair of game-worn sneakers worn during one of the most iconic Michael Jordan moments. It is one of very few instances that Jordan laced up a retail version of the 1985 Nike Air Jordan 1 (as opposed to his customized TYPS version). It is the best photo-matched Air Jordan 1 sneaker in existence that can be linked to an iconic moment in sports history.

Following his NBA rookie season, Michael Jordan participated in a Nike-sponsored exhibition game in Trieste, Italy, on August 25, 1985. Michael Jordan wore a black-and-orange Stefanel Trieste jersey as the game featured Italian Liga A teams Stefanel Trieste and Snaidero Caserta.
Jordan scored 30 points during this game and shattered the glass backboard into thousands of pieces with a powerful dunk. One of those glass pieces remains in the left outsole of this sneaker. After the game, Jordan gave this pair of sneakers to Gianni Bertolitti, the captain of the Stefanel team.
Market Assessment
Market demand for game-worn sneakers and sports memorabilia has substantially grown in recent years. Sports memorabilia is now estimated to be a $5.4 billion market. Growth in this sector will continue to rise as sneaker fans move into cards and memorabilia. Lastly, the wave of foreign players who have entered the NBA over the past 20 years, such as Yao Ming of China and Luka Doncic of Slovenia, has drawn non-Americans to NBA memorabilia, increasing demand and, therefore, value.
Condition Report
The Series Gallery Drop 044 Asset was worn by Michael Jordan in the 1985 Nike Exhibition Game in Trieste, Italy. They feature Michael Jordan rookie signatures in black pen, located on the inner collar of each foot and are accompanied by a letter of authenticity from James Spence Authentication and the original laces. The sneakers also includes a piece of glass from the shattered backboard in the left outsole.
Ownership and Pricing History
The Series Gallery Drop 044 Asset was purchased from a private collector who acquired the sneakers at a Christie’s auction in August 2020 for $615,000. Christie’s estimated the value of the sneaker to be between $650,000 and $850,000. The sneakers were sourced from Gianni Bertolitti, the captain of the Stefanel team, who received the sneakers directly from Michael Jordan after the game.
The Series Gallery Drop 048 Asset
Summary Overview
Series Gallery Drop 048 has purchased a 2011 35cm Hermès Birkin So Black handbag (which we refer to as the Series Gallery Drop 048 Asset).
●    Cultural significance: Hermès’ Birkin bag is widely acknowledged as the most coveted luxury handbag, and has been referred to as “fashion’s ultimate status symbol” in an article published by the BBC and “the it bag for rich and powerful women” in an article published by NPR. This status is reinforced by Hermès’ strategy of maintaining extreme scarcity — waiting lists are years long, connections are required and brand loyalty needs to be demonstrated prior to buying a Birkin. The Birkin is frequently spotted on celebrities, and collectors include Victoria Beckham (who has a collection of over 100 Birkin bags valued at more than $2 million), Beyonce, Drake and the Kardashians.
●    Historical appreciation: According to Knight Frank’s Luxury Investment Index, handbags appreciated 13% in 2019 and ranked as the top collectible investment for the year. Within that, Birkin bags dominated the higher end of the market, and appreciated 13% during the year.
●    High demand: The So Black collection was created by famed designer Jean Paul Gaultier in 2010, and was one of his last collections as creative director of Hermès. According to Christie’s, the So Black collection is one of the most desirable handbag collections on the market. Referencing So Black Birkins, Christie’s specialist Rachel Koffsky says, “[t]his is the type of piece that when you see it at auction, collectors are going to go above and beyond the estimate because they don’t know when it will come up at auction again.”

●    Rare, limited edition: The So Black collection was only produced in limited quantities from 2010 to 2011, and was pulled from distribution because the extremely delicate hardware made it less utilitarian. Christie’s notes that it is extremely hard to find a So Black bag in pristine condition today. The Series Gallery Drop 048 Asset handbag, purchased from Christie’s, is in excellent condition, with no damage to the hardware and only a few light signs of wear on the underside.
Specifications
Brand	Hermès
Model	35cm Birkin So Black
Year	2011
Purchased From	Christie’s
Purchased For	$56,250
Year Purchased	2019

The Brand
Hermès is a French fashion house that was established in Paris in 1937 by Thierry Hermès. In its early days, Hermès specialized in saddlery and harnesses, and transformed over time into a prominent high-end luxury fashion house.
Today, the brand is best known for its Birkin and Kelly handbags, inspired by style icons Princess Grace Kelly and Jane Birkin. In keeping with its roots, some of the same techniques used to craft their high-quality saddles can still be seen in their hand-stitched handbags, which feature saddle stitches that cannot be replicated by machines.
Birkin Bags and the So Black Collection
The Birkin bag was created in 1984, inspired by a conversation between Jean-Louis Dumas (creative director of Hermès at the time) and actress Jane Birkin on an international flight. Dumas asked Birkin why she was carrying a simple straw tote, and she told him that most leather bags were too structured for her taste. They conceptualized the Birkin Bag on the back of an airsickness bag during that flight, and it hasn’t changed much in style or function ever since. It takes one craftsperson at least 18 hours to handcraft a Birkin bag, as a result of which they are made in extremely limited quantities. The Birkin bag has been referred to as “fashion’s ultimate status symbol” in an article published by the BBC and “the it bag for rich and powerful women” in an article published by NPR. This status is reinforced by its extreme scarcity — waiting lists are years long, connections are required and brand loyalty needs to be demonstrated prior to buying a Birkin. The Birkin is frequently spotted on celebrities, and collectors include Victoria Beckham (who has a collection of over 100 Birkin bags valued at more than $2 million), Beyonce, Drake and the Kardashians.
The So Black collection was created by famed designer Jean Paul Gaultier in 2010 for Hermès, and was one of his last collections as creative director of Hermès. It is characterized by its black hardware, which is the result of a PVD coating. The So Black collection was only produced in limited quantities from 2010 2011, and was pulled from distribution because the extremely delicate hardware made it less utilitarian.
Market Assessment
Barron’s cites a study by Baghunter which finds that Birkin bags had an average annual appreciation of 14.2% between 1980 and 2015. The study also finds that the value of Birkin bags has never depreciated, as cited by Business Insider. The greatest annual price appreciation was 25% (2001), and the lowest was 2.1% (1986).
According to Knight Frank’s Luxury Investment Index, handbags appreciated 13% in 2019 and ranked as the top collectible investment for the year. Within that, Birkin bags dominated the higher end of the market, and appreciated 13% during the year.

According to Christie’s, the So Black collection is one of the most desirable handbag collections on the market. Referencing So Black Birkins, Christie’s specialist Rachel Koffsky says, “[t]his is the type of piece that when you see it at auction, collectors are going to go above and beyond the estimate because they don’t know when it will come up at auction again.”
Condition Report
Christie’s grades this handbag a Grade 2 (excellent to pristine condition).
Ownership and Pricing History
The Series Gallery Drop 048 Asset was purchased from Christie’s, a well-known auction house. The specific ownership and pricing history of the handbag constituting the Series Gallery Drop 048 Asset is unknown, however there are public sale data points for the handbag that are within range of our purchase price.
The Series Gallery Drop 053 Asset
Summary Overview
Series Gallery Drop 053 has purchased a 9.8 A+ Wata-graded Pokémon Yellow Game Boy game (which we refer to as the Series Gallery Drop 053 Asset).
●    Best Selling Video Game: Pokémon is a multi-billion-dollar franchise with successful movies, video games, trading cards and merchandise. Over 368 million Pokémon games have been sold worldwide, making Pokémon the second-best-selling video game franchise after Mario.
●    9.8 Grade: The Series Gallery Drop 053 Asset is a 9.8 Wata-graded Pokémon game, with a Grade A+ seal. It is the only copy of the game currently graded at 9.8 A+ by Wata, and the highest graded copy to be publicly auctioned. The game was purchased from Heritage Auctions.
●    Significance in Pop Culture: Pokémon Yellow is an enhanced version of Pokémon Red and Blue, and is part of the first generation of Pokémon games that introduced the franchise to the US audience.
Specifications
Title	Pokémon Yellow
Game Type	Nintendo Game Boy
Release Year	1999
Wata Grade	9.8
Seal Grade	A+
Purchased From	Heritage Auctions
Purchased For	$78,000
Year Purchased	2020

The Game
Pokémon Yellow was developed by Game Freak and published for the Game Boy in 1999 by Nintendo. It is an enhanced version of Pokémon Red and Blue, and is part of the first generation of Pokémon games that introduced the franchise to the US audience. Pikachu, the franchise’s mascot, was the only available player to start with, and this game was the first to allow a Pokémon to follow and interact with the player whilst on their journey to the “Elite Four.” Like the Pokémon Red and Blue video games, Pokémon Yellow takes place in Kanto and features 151 Pokémon. The game is centered on defeating the eight Gym Leaders, the Elite Four and Team Rocket, and catching all the Pokémon.

Market Assessment
The factory-sealed video game collecting category has gained significant interest in the past year. We believe that the category is well-positioned for growth as a result of a centralized grading authority (Wata) to vet authenticity and condition and increasing accessibility as more auction houses and resellers start selling video games.
Condition Report
The Series Gallery Drop 053 Asset is a 9.8 Wata-graded Game Boy game with a Grade A+ seal. The game is in excellent condition and preserved in a Wata plastic holder.
Ownership and Pricing History
We purchased the Series Gallery Drop 053 Asset from Heritage Auctions, a prominent auction house for collectibles. Prior ownership and pricing history of the Series Gallery Drop 053 Asset is unknown.
The Series Gallery Drop 055 Asset
Summary Overview
Series Gallery Drop 055 has purchased a PSA GEM-MT 10-graded 1999 Pokémon 1st Edition Shadowless Holo Blastoise #2 trading card (which we refer to as the Series Gallery Drop 055 Asset).
●    Cultural Relevance of Pokémon: Over the 25+ years since its introduction, Pokémon has grown to become the largest media franchise in the world, including movies, games and merchandise. Over 368 million units of the Pokémon games have been sold, and Pokémon Go crossed 1 billion mobile downloads. Blastoise, featured on this card, is the final evolutionary version of Squirtle, one of the three original starter Pokémon.
●    1999 1st Edition Shadowless Holo Cards: The 1999 1st Edition Base Set series is significant as the first Pokémon card set to be issued in the US, and features 102 cards. While the specific number of cards in existence are unknown, it is estimated that approximately 10,000 copies of each card were produced.
●    GEM-MT 10 Grade: The Series Gallery Drop 055 Asset card is a PSA GEM-MT 10-graded 1999 Pokémon 1st Edition Shadowless Holo Blastoise #2 trading card (99 copies in the world). GEM-MT 10 is the highest available grade in the PSA grading system.
Specifications
Card	Pokémon 1st Edition Shadowless Holo Blastoise #2
Production Year	1999
PSA Grade	GEM-MT 10
Purchased From	PWCC Auction
Purchased For	$45,100
Year Purchased	2020

The Card
1999 Pokémon 1st Edition Shadowless Holo Blastoise #2 trading card is part of the 1999 1st Edition Base Set featuring 102 cards. The set consists of these types of cards, in order of rarity: “Holographic” (16 cards), “Rare” (16 cards), “Uncommon” (32 cards), “Common” (32 cards) and “Basic Energy” (6 cards). The Blastoise card, numbered #2, is one of the 16 scarce “Holographic” cards in the 1st Edition Base Set. Blastoise is the final evolutionary version of Squirtle, one of the three original starter Pokémon, and is one of the most coveted cards in the set.

Market Assessment
With the advent of nostalgia collecting, trading cards hold a special place in the position of many people’s hearts. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide. The Pokémon franchise has had a global appeal over the last 25+ years, which creates a large and global market for buying and selling Pokémon cards. The category gained momentum in 2020, with the 1999 Pokémon 1st Edition Charizard trading card breaking record prices multiple times in 2020 and catching the attention of mainstream media and collectors.
Condition Report
The Series Gallery Drop 055 Asset is a GEM-MT 10 Professional Sports Authenticator (PSA) graded trading card. GEM-MT 10 is the highest available grade in the PSA grading system. There are 99 PSA GEM-MT 10-graded 1999 Pokémon 1st Edition Shadowless Holo Blastoise #2 trading cards in circulation. The card is in virtually perfect condition according to PSA and preserved in a plastic PSA holder with tamper-evident seal.
Ownership and Pricing History
The Series Gallery Drop 055 Asset was purchased from a PWCC auction held on eBay. The specific ownership and pricing history of the card constituting the Series Gallery Drop 055 Asset is unknown, however there are public sale data points for the card that are close to our purchase price.
The Series Gallery Drop 065 Asset
Summary Overview
Series Gallery Drop 065 has purchased a PSA GEM-MT 10-graded 1996 Topps Chrome Allen Iverson #171 Refractor trading card (which we refer to as the Series Gallery Drop 065 Asset).
●    Rookie Cards: For any given player, rookie cards are considered the most desirable and valuable cards. Certain special iterations of cards include specialty refractors (a reflective coating that displays a rainbow when held at a specific angle), autographs or pieces of jersey which further compound the value of the asset.
●    Cultural Relevance of Allen Iverson: Allen Iverson is considered to be among the greatest basketball players of all time. His accomplishments include 11-time NBA All-Star, two NBA All-Star Most Valuable Player (MVP) Awards and one NBA MVP Award.
●    Scarcity: With the introduction of serial numbers on basketball cards, scarcity has been built into the card issues, which assures that print runs will be limited. The scarcity of limited edition cards is compounded by variations like the refractor, as well as the condition and grading.
●    PSA 10 Grade: The Series Gallery Drop 065 Asset card is a PSA GEM-MT 10-graded 1996 Topps Chrome Allen Iverson #171 Refractor trading card (36 copies in the world at a PSA 10 grade).
Specifications
Card	Topps Chrome Allen Iverson #171 Refractor
Production Year	1996
PSA Grade	10
Purchased From	Michael Karnjanaprakorn
Purchased For	$25,100
Year Purchased	2021

The Athlete
Allen Iverson (American, b. 1975) is a professional basketball player who played 14 seasons in the NBA as a point guard and shooting guard for the Philadelphia 76ers, the Denver Nuggets, the Detroit Pistons and the Memphis Grizzlies. His accomplishments include 11-time NBA All-Star, two NBA All-Star MVP Awards and one NBA MVP Award.
The Card
The 1996 Topps Chrome Allen Iverson #171 Refractor trading card is one of the most coveted and valuable Allen Iverson rookie cards. A refractor is a special variation that includes a reflective coating that shines multiple colors, especially in direct light. Refractors are produced in more limited quantities than base cards, which compounds their scarcity.
Market Assessment
With the advent of nostalgia collecting, sports trading cards hold a special place in the position of many people’s hearts. However, with the development of the serial number system and card grading, what was once a hobby has become a valuable industry. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide.
Condition Report
The Series Gallery Drop 065 Asset is a GEM-MT 10 Professional Sports Authenticator (PSA) graded trading card. GEM-MT 10 is the highest available grade in the PSA grading system. There are 36 PSA GEM-MT 10-graded Allen Iverson #171 Refractor trading cards in circulation. The card is in virtually perfect condition according to PSA and preserved in a plastic PSA holder with tamper-evident seal.
Ownership and Pricing History
The Series Gallery Drop 065 Asset was purchased from Michael Karnjanaprakorn, the CEO and a director of our manager. Mr. Karnjanaprakorn purchased the Series Gallery Drop 065 Asset from an eBay auction conducted by PWCC for $25,100, the same price paid by Series Gallery Drop 065. The prior specific ownership and pricing history of the card constituting the Series Gallery Drop 065 Asset is unknown.
The Series Gallery Drop 067 Asset
Summary Overview
Series Gallery Drop 067 has purchased a BGS Dual 10-graded 2003-04 SP Authentic Signatures #LJA Lebron James trading card (which we refer to as the Series Gallery Drop 067 Asset).
●    Rookie Cards: For any given player, rookie cards are considered the most desirable and valuable cards. Certain special iterations of cards include specialty refractors (a reflective coating that displays a rainbow when held at a specific angle), autographs or pieces of jersey which further compound the value of the asset.
●    Cultural Relevance of Lebron James: LeBron James is one of the most celebrated figures of this generation of NBA players. As he is frequently compared to Michael Jordan, his name carries a legacy that is unlikely to disappear anytime soon. His accomplishments include eight consecutive NBA Finals appearances (2011-2018), four NBA championship titles, four Most Valuable Player (MVP) Awards, four Finals MVP Awards, 16-time NBA All-Star and two Olympic gold medals. This rookie card is a memento of the trajectory of his career, from the first overall pick in the 2003 draft to a four-time NBA champion.

●    Scarcity: With the introduction of serial numbers on basketball cards, scarcity has been built into the card issues, which assures that print runs will be limited. The scarcity of limited edition cards is compounded by the condition and grading.
●    BGS Dual 10 Grade: The Series Gallery Drop 067 Asset card is a a BGS Dual 10-graded 2003-04 SP Authentic Signatures #LJA Lebron James trading card (7 copies in the world at a BGS 10 grade).
Specifications
Card	SP Authentic Signatures #LJA Lebron James
Production Year	2003-04
BGS Grade	Dual 10 (Card Grade 10, Autograph Grade 10)
Purchased From	Michael Karnjanaprakorn
Purchased For	$60,000
Year Purchased	2021

The Athlete
LeBron James (American, b. 1984) is largely considered to be one of the greatest basketball players of all time. After growing up in Cleveland, James was drafted to the Cleveland Cavaliers as a first round pick in 2003. He was named 2003-04 Rookie of the Year and made a name for himself on the court as a force to be reckoned with. After playing for the Cavaliers until 2010, James made the controversial decision to continue his NBA career with the Miami Heat. In Miami, he led the Heat to back to back NBA championships in 2012 and 2013. In 2014, James opted out of his Heat contract to return to the Cavaliers where he won another championship in 2016, thus ending the 52-year professional sports title drought in Cleveland. Although he is approaching the age of 40, James decided to continue his career in Los Angeles and signed with the Lakers in 2018 and remains a force on and off the court.
Outside of basketball, James rose to fame in a myriad of endeavors. He is the face of numerous endorsements, including his well known Sprite and Nike commercials. He has become a pop culture figure that reaches far beyond basketball through cameos in shows like Saturday Night Live. He is also an activist for education through the LeBron James Family Foundation.
The Card
The 2003-04 SP Authentic Signatures #LJA Lebron James trading card is a highly coveted LeBron James rookie card. The front of the card features an action shot and Lebron James’ signature. The back of the card reads, “Congratulations! You have received a card personally autographed by LeBron James,” and certifies the authenticity of the signature. The Series Gallery Drop 067 Asset card is one of only 7 BGS 10-graded cards.
Market Assessment
With the advent of nostalgia collecting, sports trading cards hold a special place in the position of many people’s hearts. However, with the development of the serial number system and card grading, what was once a hobby has become a valuable industry. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide.
Condition Report
The Series Gallery Drop 067 Asset is a Dual 10 Beckett Grading Services (BGS) graded trading card. There are 7 BGS Dual 10-graded 2003-04 SP Authentic Signatures #LJA Lebron James trading cards in circulation. The card is preserved in a plastic BGS holder and features sub-grades: 10 for “Centering,” 9.5 for “Corners,” 10 for “Edges” and 10 for “Surface.” The autograph grade is noted as a BGS 10.

Ownership and Pricing History
The Series Gallery Drop 067 Asset was purchased from Michael Karnjanaprakorn, the CEO and a director of our manager. Mr. Karnjanaprakorn purchased the Series Gallery Drop 067 Asset from a private collector for $60,000, the same price paid by Series Gallery Drop 067. The prior specific ownership and pricing history of the card constituting the Series Gallery Drop 067 Asset is unknown.
The Series Gallery Drop 070 Asset
Summary Overview
Series Gallery Drop 070 has purchased a 9.2 Wata-graded Contra NES game (which we refer to as the Series Gallery Drop 070 Asset).
●    Thesis: Contra stands out among other NES games because it is incredibly difficult to finish and includes simultaneous co-op gameplay. For these reasons, Contra has become a timeless classic — it was released more than 30 years ago and continues to sell in the latest video game formats, such as the Nintendo Switch thereby cementing its cultural relevance.
●    The Game: The Series Gallery Drop 070 Asset is a high-grade copy at a Wata 9.2 A+ seal in a “Round SOQ” (Round Seal of Quality) variation, which is an early print of the game. This high-grade game in a sealed box is all the rare given that the game was released more than 30 years ago.
●    Recent Sales: There are no direct comparable sales for this game, but, as of February 2021, there is one recent, similar sale that highlights the potential value of this game: a 9.4 Wata-graded A seal Contra sold in July 2020 for $21,600. Note that this game is a higher grade, but a lower seal rating and the video game market has changed substantially since this sale.
Specifications
Title	Contra
Game Type	Nintendo NES
Release Year	1988
Wata Grade	9.2
Seal Grade	A+
Purchased From	Heritage Auctions
Purchased For	$31,200
Year Purchased	2021

The Game
Contra was released on Nintendo Entertainment System in February 1988. The game features two commandos, Bill Rizer and Lance Bean (the game’s players), who are set to destroy the evil Red Falcon Organization after they set up base on the fictional Galuga Archipelago with the intention to wipe out humanity.
Given the fact that this iconic game is more than 30 years old, acquiring a high grade sealed version is incredibly rare.
Market Assessment
The factory-sealed video game collecting category has gained significant interest in the past year. We believe that the category is well-positioned for growth as a result of a centralized grading authority (Wata) to vet authenticity and condition and increasing accessibility as more auction houses and resellers start selling NES games.

Condition Report
The Series Gallery Drop 070 Asset is a 9.2 Wata-graded NES game with a Grade A+ seal. The game is in excellent condition and preserved in a Wata plastic holder.
Ownership and Pricing History
We purchased the Series Gallery Drop 070 Asset from Heritage Auctions. Prior ownership and pricing history of the Series Gallery Drop 070 Asset is unknown.
The Series Gallery Drop 071 Asset
Summary Overview
Series Gallery Drop 071 has purchased a PSA GEM-MT 10-graded 2018 Panini Prizm Luka Doncic Prizm Mojo #280 trading card (which we refer to as the Series Gallery Drop 071 Asset).
●    Thesis: Luka Doncic is one of the most promising young players the NBA has seen in years. In his first few years, Luka has dominated, winning Rookie of the Year in 2019 and receiving an All-Star invite in 2020. Recently, Doncic surpassed Michael Jordan in career triple-doubles by the age of 21. We are bullish on Luka's trajectory as he continues to perform at the highest level. Coming into the 2021 season, Luka and the Mavericks are expected to make a playoff run, and Luka is currently favored to win the MVP award.
●    The Card: Amongst Panini Prizm Parallels cards (exclusive variations), the Mojo ranks amongst the rarest, numbered to just 25 in existence. Considering the momentum around Doncic’s rarest Prizm Parallels (gold, blue ice, etc.), compounded by a population of nine in PSA GEM-MT 10, we feel that the one of 25 Mojo Prizm is particularly valuable and collectible.
●    Recent Sales: Due to its scarcity, this Prizm Mojo card has rarely come up for public sale. As of February 2021, the last public sale was in January 2020 for $13,450. Based on our findings, there is roughly a 10x multiplier between the Luka’s Prizm Silver and Prizm Mojo cards. As of February 2021, the last public sale for a Prizm Silver was $8,400 in January 2021, helping to justify $100,00 price.
Specifications
Card	Luka Doncic Prizm Mojo #280
Production Year	2018
PSA Grade	GEM-MT 10
Purchased From	Private Collector
Purchased For	$100,000
Year Purchased	2021

The Athlete
Luka Doncic is one of the most exciting young players in the NBA. During his few short seasons in the league, the 2018 Rookie of the Year has already established himself as a consistent MVP candidate. He is currently ranked as a Top-5 active player, surpassing the majority of active star veterans. Based on Luka’s impact as a player, compounded by the scarcity and demand for his rarest rookie cards, we are excited about the potential market trajectory of this card.
Market Assessment

With the advent of nostalgia collecting, sports trading cards hold a special place in the position of many people’s hearts. However, with the development of the serial number system and card grading, what was once a hobby has become a valuable industry. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide.
Condition Report
The Series Gallery Drop 071 Asset is a GEM-MT 10 Professional Sports Authenticator (PSA) graded trading card. GEM-MT 10 is the highest available grade in the PSA grading system. There are nine GEM-MT 10 PSA-graded 2018 Panini Prizm Luka Doncic Prizm Mojo #280 cards in circulation. The card is in virtually perfect condition according to PSA and preserved in a plastic PSA holder with tamper-evident seal.
Ownership and Pricing History
The Series Gallery Drop 071 Asset was purchased from a private collector. The prior specific ownership and pricing history of the card constituting the Series Gallery Drop 071 Asset is unknown.
The Series Gallery Drop 072 Asset
Summary Overview
Series Gallery Drop 072 has purchased a BGS 9.5-graded 2003 Exquisite Collection Noble Nameplates #LB LeBron James trading card (which we refer to as the Series Gallery Drop 072 Asset).
●    Thesis: LeBron James is one of the most celebrated sports figures of the generation, and his career is nowhere near over. After 18+ years in the league, finding LeBron’s rarest rookie cards in pristine condition has become increasingly difficult. His immense popularity compounded by the fact that he can (and likely will) win more championships means the value of his cards have continued growth potential.
●    The Card: The 2003 Exquisite Collection has produced some of the most sought-after cards. Featuring James’ signature and jersey patch, it is easy to understand why James’ 2003 Exquisite Noble Nameplates is ranked as one of his top cards. Furthermore, given that only 25 cards were produced, only two of which have earned a BGS 9.5 grade, acquiring one is all the more impressive and valuable.
●    Recent Sales: Given the scarcity of this card, there are few direct comparables. A copy graded as a BGS 9 sold for $131,600 in July 2020. There is typically a 2-3x multiplier between BGS 9 and BGS 9.5. A different LeBron variation (numbered out of 23) from the 2003 Exquisite Collection set a record of $1.8M in July 2020.
Specifications
Card	SP Authentic Signatures #LJA Lebron James
Production Year	2003
BGS Grade	9.5
Purchased From	Michael Karnjanaprakorn
Purchased For	$332,500
Year Purchased	2021

The Athlete

LeBron James is currently ranked the #1 basketball player in the NBA, and is a legitimate contender in the race for the greatest player of all-time title. The 4x NBA Champion has not slowed down his dominance in the league, still listed as a favorite to take home the 2021 NBA title. James’ legacy, compounded by the scarcity and demand for his rarest rookie cards, make us excited about the potential market trajectory of this card.
Market Assessment
With the advent of nostalgia collecting, sports trading cards hold a special place in the position of many people’s hearts. However, with the development of the serial number system and card grading, what was once a hobby has become a valuable industry. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide.
Condition Report
The Series Gallery Drop 072 Asset is a 9.5 Beckett Grading Services (BGS) graded trading card. There are two BGS 9.5-graded 2003 Exquisite Collection Noble Nameplates #LB LeBron James trading cards in circulation. The card is preserved in a plastic BGS holder and features sub-grades: 9.5 for “Centering,” 9.5 for “Corners,” 9 for “Edges” and 9.5 for “Surface.” The autograph grade is noted as a BGS 10.
Ownership and Pricing History
The Series Gallery Drop 072 Asset was purchased from Michael Karnjanaprakorn, the CEO and a director of our manager. Mr. Karnjanaprakorn purchased the Series Gallery Drop 072 Asset from a private collector for $332,500, the same price paid by Series Gallery Drop 072. The prior specific ownership and pricing history of the card constituting the Series Gallery Drop 072 Asset is unknown.
The Series Gallery Drop 073 Asset
Summary Overview
Series Gallery Drop 073 has purchased a BGS 9.5-graded 2003 SP Authentic Signatures #MJ Michael Jordan trading card trading card (which we refer to as the Series Gallery Drop 073 Asset).
●    Thesis: It’s no secret that Michael Jordan is considered to be the greatest basketball player of all-time. For Jordan, the numbers simply don’t lie. After an illustrious career that included two successful three-peats, MJ had amassed six NBA Championship wins, the Rookie of the Year award, five MVP awards, six Finals MVP awards, three All-Star MVP awards and 10 scoring titles. It is no surprise that he was inducted into the Hall of Fame in 2009. MJ will always be an iconic sports figure and as time passes, we believe his memorabilia — in pristine condition — will continue to hold value.
●    The Card: Numbered to just 50 cards produced, each featuring his signature, it’s easy to understand why Michael Jordan’s SP Authentic Signatures Gold card is so coveted by collectors. Only 10 cards have been graded as a BGS 9.5 (only one card graded higher), making this card particularly hard to come by.
●    Recent Sales: Given the scarcity of this card, there are few direct comparables. A copy graded as a BGS 9 sold for $8,523 in June 2020. There is typically a 3-4x multiplier between BGS 9 and BGS 9.5 when looking at MJ’s rarest cards.
Specifications

Card	SP Authentic Signatures #LJA Lebron James
Production Year	2003
BGS Grade	9.5
Purchased From	Michael Karnjanaprakorn
Purchased For	$44,280
Year Purchased	2021

The Athlete
Michael Jordan is widely considered to be the greatest basketball player of all-time, a title earned through 15 illustrious seasons in the NBA. Beyond basketball, he is undoubtedly one of the greatest athletes to ever live. The six-time NBA Champion and five-time NBA MVP has become a symbol of hard work, determination and success. Jordan’s legacy, compounded by the scarcity and demand for his rarest rookie cards, make us excited about the potential trajectory of this card.
Market Assessment
With the advent of nostalgia collecting, sports trading cards hold a special place in the position of many people’s hearts. However, with the development of the serial number system and card grading, what was once a hobby has become a valuable industry. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide.
Condition Report
The Series Gallery Drop 073 Asset is a 9.5 Beckett Grading Services (BGS) graded trading card. There are 10 BGS 9.5-graded 2003 SP Authentic Signatures #MJ Michael Jordan trading card trading cards in circulation. The card is preserved in a plastic BGS holder and features sub-grades: 10 for “Centering,” 9.5 for “Corners,” 10 for “Edges” and 9 for “Surface.” The autograph grade is noted as a BGS 10.
Ownership and Pricing History
The Series Gallery Drop 073 Asset was purchased from Michael Karnjanaprakorn, the CEO and a director of our manager. Mr. Karnjanaprakorn purchased the Series Gallery Drop 073 Asset from a private collector for $44,280, the same price paid by Series Gallery Drop 073. The prior specific ownership and pricing history of the card constituting the Series Gallery Drop 073 Asset is unknown.
The Series Gallery Drop 074 Asset
Summary Overview
Series Gallery Drop 074 has purchased a PSA GEM-MT 10-graded 2018 Panini Prizm World Cup Kylian Mbappe Orange Prizm #80 Refractor trading card (which we refer to as the Series Gallery Drop 074 Asset).
●    Thesis: Kylian Mbappe is currently the most valuable player in the world and is widely considered to be one of the most talented. At 22 years old, Mbappe has already received a series of prestigious awards like Ligue 1 Young Player of the Year, the Golden Boy award, three Ligue 1 Championship titles and two Coupe de France titles. In 2018, Mbappe won his first FIFA World Cup with the French National Team, becoming the youngest player to score in the FIFA World Cup and earning him the Best Young Player and French Player of the Year awards for his efforts. As Mbappe enters his prime, we believe his memorabilia will continue to hold value and adoration.

●    The Card: In 2018, Prizm produced its second special edition World Cup Set. This variation includes a special orange background on the card, limited to a run of just 50 cards. Given that this card is a more scarce parallel/variation, only 10 of which have been graded as a PSA 10, we are excited about its potential trajectory.
●    Recent Sales: Due to the scarcity of this card, there are no comparable sales in PSA 10. As of February 2021, the most recent PSA 9 sale was for $3,050 in January 2021; the 12-month high was for $3,655 in December 2020, and the low was for $3,050 in January 2021. There is typically a 3-4x multiplier between PSA 9 and PSA 10 for Mbappe’s cards.
Specifications
Card	Panini Prizm World Cup Kylian Mbappe
Production Year	2018
PSA Grade	GEM-MT 10
Purchased From	Michael Karnjanaprakorn
Purchased For	$20,910
Year Purchased	2021

The Athlete
Kylian Mbappe is one of soccer’s rising stars. In his first few years playing professionally, Mbappe has already proven himself as a force to be reckoned with, helping lead Paris Saint Germain and the French National Team to major trophy wins. The trajectory of Mbappe’s career, compounded by the scarcity and demand for his rarest rookie cards, make us excited about the potential of this card.
Market Assessment
With the advent of nostalgia collecting, sports trading cards hold a special place in the position of many people’s hearts. However, with the development of the serial number system and card grading, what was once a hobby has become a valuable industry. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide.
Condition Report
The Series Gallery Drop 074 Asset is a GEM-MT 10 Professional Sports Authenticator (PSA) graded trading card. GEM-MT 10 is the highest available grade in the PSA grading system. There are 10 GEM-MT 10 PSA-graded 2018 Panini Prizm World Cup Kylian Mbappe Orange Prizm #80 Refractor cards in circulation. The card is in virtually perfect condition according to PSA and preserved in a plastic PSA holder with tamper-evident seal.
Ownership and Pricing History
The Series Gallery Drop 074 Asset was purchased from Michael Karnjanaprakorn, the CEO and a director of our manager. Mr. Karnjanaprakorn purchased the Series Gallery Drop 074 Asset from eBay for $20,910, the same price paid by Series Gallery Drop 074. The prior specific ownership and pricing history of the card constituting the Series Gallery Drop 074 Asset is unknown.
The Series Gallery Drop 075 Asset
Summary Overview
Series Gallery Drop 075 has purchased a BGS 9.5-graded 2012 National Treasures Russell Wilson Rookie Signature Material Black #325 trading card trading card (which we refer to as the Series Gallery Drop 075 Asset).

●    Thesis: Russell Wilson is one of the NFL’s premier quarterbacks. Known for his superior passing, the 2012 Rookie of the Year currently holds the record for most wins (98) through nine seasons and is only one of four quarterbacks with a career passer rating above 100. Wilson’s efforts have led the Seattle Seahawks to two Super Bowl appearances and one Super Bowl win. Given Wilson’s existing success and the fact that he is still playing and can continue to break records, we are excited about the potential market trajectory of his cards.
●    The Card: Panini’s National Treasures line has become the gold standard for RPA cards across sports card collecting. Featuring his signature and three-color jersey patch, it is easy to understand why Wilson’s 2012 National Treasures card is ranked as one of his top cards. Furthermore, given that only 25 cards were produced, only three of which have earned a BGS 9.5 grade, acquiring one is all the more impressive and valuable.
●    Recent Sales: Due to the scarcity of this card, there are few directly comparable sales. As of February 2021, the only sale over the prior 12-months was an ungraded version that sold for $50,000 in December.
Specifications
Card	National Treasures Russell Wilson Rookie Signature Material Black #325
Production Year	2012
BGS Grade	9.5
Purchased From	Michael Karnjanaprakorn
Purchased For	$55,350
Year Purchased	2021

The Athlete
Russell Wilson is currently considered to be a top-three quarterback in today’s NFL, known for his spectacular 4th quarter comebacks. During his nine seasons in the league, Wilson led the Seahawks to a blowout Super Bowl championship, earning himself a Rookie of the Year award and eight trips to the Pro Bowl. Based on Wilson’s impact as a player, compounded by the scarcity and demand for his rarest rookie cards, we are excited about the potential market trajectory of this card.
Market Assessment
With the advent of nostalgia collecting, sports trading cards hold a special place in the position of many people’s hearts. However, with the development of the serial number system and card grading, what was once a hobby has become a valuable industry. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide.
Condition Report
The Series Gallery Drop 075 Asset is a 9.5 Beckett Grading Services (BGS) graded trading card. There are three BGS 9.5-graded 2012 National Treasures Russell Wilson Rookie Signature Material Black #325 trading card trading cards in circulation. The card is preserved in a plastic BGS holder and features sub-grades: 9 for “Centering,” 9.5 for “Corners,” 9.5 for “Edges” and 9.5 for “Surface.” The autograph grade is noted as a BGS 10.
Ownership and Pricing History
The Series Gallery Drop 075 Asset was purchased from Michael Karnjanaprakorn, the CEO and a director of our manager. Mr. Karnjanaprakorn purchased the Series Gallery Drop 075 Asset from a private collector for $55,350, the same price paid by Series Gallery Drop 075. The prior specific ownership and pricing history of the card constituting the Series Gallery Drop 075 Asset is unknown.

The Series Gallery Drop 076 Asset
Summary Overview
Series Gallery Drop 076 has purchased a BGS 9.5-graded 1996 Bowman’s Best Atomic Refractors Kobe Bryant #R23 trading card trading card trading card (which we refer to as the Series Gallery Drop 076 Asset).
●    Thesis: Kobe Bryant will go down in history as one of the most elite athletes of all time. After being drafted 13th overall by the Los Angeles Lakers, Kobe Bryant would achieve greatness in the form of five NBA Championships, two NBA Finals MVPs, one NBA MVP award and 18 All-Star appearances. His passing was a shock to the basketball world, and the response validated his global impact. Bryant is slated to be inducted into the Hall of Fame in Spring of 2021, a potential catalyst for his legacy.
●    The Card: The 1996 Bowman’s Best card set is rated as one of Kobe’s top five rookie cards. This random insert card’s atomic refractor variation includes a special coating on the card, only produced in limited quantities. Given that this card is a scarcer parallel/variation, only 53 of which have been graded as a BGS 9.5, we are excited about its potential trajectory.
●    Recent Sales: As of February 2021, the last sale for this card was for $21,000 in January of 2021; the card’s 12-month high was $21,000 in January of 2021, while the 12-month low was $2,351 in February of 2020. A PSA 10-graded card sold for $26,400 in August 2020.
Specifications
Card	Bowman’s Best Atomic Refractors Kobe Bryant #R23 trading card
Production Year	1996
BGS Grade	9.5
Purchased From	Michael Karnjanaprakorn
Purchased For	$55,350
Year Purchased	2021

The Athlete
Following his untimely passing in early 2020, Kobe Bryant will forever be remembered as one of the greatest basketball players to ever grace the NBA. Playing his entire 20-year career with the Los Angeles Lakers, Bryant’s loyalty brought five NBA championship titles to the city of Los Angeles, while earning him five NBA MVP awards in the process. His hard work and unrelenting passion for the game left a lasting legacy on fans around the world, forever immortalized through the “Mamba Mentality.”
Market Assessment
With the advent of nostalgia collecting, sports trading cards hold a special place in the position of many people’s hearts. However, with the development of the serial number system and card grading, what was once a hobby has become a valuable industry. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide.
Condition Report
The Series Gallery Drop 076 Asset is a 9.5 Beckett Grading Services (BGS) graded trading card. There are 53 BGS 9.5-graded 1996 Bowman’s Best Atomic Refractors Kobe Bryant #R23 trading card trading card trading cards in circulation. The card is preserved in a plastic BGS holder and features sub-grades: 9.5 for “Centering,” 9.5 for “Corners,” 9.5 for “Edges” and 9 for “Surface.”

Ownership and Pricing History
The Series Gallery Drop 076 Asset was purchased from Michael Karnjanaprakorn, the CEO and a director of our manager. Mr. Karnjanaprakorn purchased the Series Gallery Drop 076 Asset from a private collector for $55,350, the same price paid by Series Gallery Drop 076. The prior specific ownership and pricing history of the card constituting the Series Gallery Drop 076 Asset is unknown.
The Series Gallery Drop 077 Asset
Summary Overview
Series Gallery Drop 077 has purchased a PSA GEM-MT 10-graded 1997 Brown’s Boxing Floyd Mayweather Jr. #51 trading card (which we refer to as the Series Gallery Drop 077 Asset).
●    Thesis: According to ESPN, Floyd Mayweather is the #1 pound-for-pound boxer of the last 25 years, a tough title to argue given his perfect record in the ring. Over the course of his career, Mayweather dominated across weight classes (junior lightweight, lightweight, junior welterweight, welterweight and junior middleweight), earning himself 11 major title victories. His perfect 50-0 record was underscored by an astounding 27 knockouts. Despite having formally retired in 2015 (aside from a 2017 comeback fight), Mayweather recently agreed to fight YouTuber Logan Paul, a pay-per-view showdown that could act as a potential catalyst for the card.
●    The Card: The Series Gallery Drop 077 Asset card in a PSA 10 grade is one of 48. The condition is all the more impressive given that the card was released in 1997, meaning it’s been preserved for more than 20 years.
●    Recent Sales: As of February 2021, the most recent sale of the card in a PSA 10 was $15,100 in November 2020, which is also the 12-month high; the 12-month low is $1,500 in May 2020.
Specifications
Card	Brown’s Boxing Floyd Mayweather Jr. #51
Production Year	1997
PSA Grade	GEM-MT 10
Purchased From	Michael Karnjanaprakorn
Purchased For	$36,900
Year Purchased	2021

The Athlete
Floyd “Money” Mayweather Jr. is known as one of the most decorated and controversial figures in sports history. Fighting across weight classes, many consider Floyd to be the best defensive boxer to ever step in the ring. His deeply technical understanding of boxing proved too great for any opponent. Mayweather ended his professional boxing career at 50 wins and 0 losses, with 27 wins by knockout. Considering his unparalleled legacy, compounded by the scarcity and demand for his rarest rookie cards, we are excited about the potential trajectory of this card.
Market Assessment
With the advent of nostalgia collecting, sports trading cards hold a special place in the position of many people’s hearts. However, with the development of the serial number system and card grading, what was once a hobby has become a valuable industry. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide.

Condition Report
The Series Gallery Drop 077 Asset is a GEM-MT 10 Professional Sports Authenticator (PSA) graded trading card. GEM-MT 10 is the highest available grade in the PSA grading system. There are 48 GEM-MT 10 PSA-graded 1997 Brown’s Boxing Floyd Mayweather Jr. #51 Refractor cards in circulation. The card is in virtually perfect condition according to PSA and preserved in a plastic PSA holder with tamper-evident seal.
Ownership and Pricing History
The Series Gallery Drop 077 Asset was purchased from Michael Karnjanaprakorn, the CEO and a director of our manager. Mr. Karnjanaprakorn purchased the Series Gallery Drop 077 Asset from Goldin Auctions for $36,900, the same price paid by Series Gallery Drop 077. The prior specific ownership and pricing history of the card constituting the Series Gallery Drop 077 Asset is unknown.
The Series Gallery Drop 078 Asset
Summary Overview
Series Gallery Drop 078 has purchased a pair of 1987 Converse Magic Johnson game-worn, signed sneakers (which we refer to as the Series Gallery Drop 078 Asset).
●    Thesis: Magic Johnson was one of the most electrifying players to ever play in the NBA. Fitting to his name, Johnson made “magic” on the court, winning five NBA Championship titles throughout the 1980s. In addition to his legacy as a Laker, he is immortalized as a member of the 1992 Olympic “Dream Team,” a squad often referred to as the best basketball team ever assembled. Johnson was inducted into the Hall-of-Fame two times, once for his personal accomplishments as a player and again for his involvement with the Dream Team. Remembered as a true icon, these sneakers represent the first season Magic won league MVP and his fourth NBA title.
●    The Shoes: These Converse Weapon sneakers embody the 1980s era of basketball, a time when Converse dominated shoe sponsorships. Our game-worn sneaker expert estimates there to be 25 to 30 pairs of game-worn Magic Johnson sneakers in existence, while only 5 to 6 are from a championship season.
●    Recent Sales: The last public sale for a Magic Johnson game-worn championship season sneaker was in February 2013 for $7,170. Unlike the Series Gallery Drop 078 Asset pair, that pair was not signed.
Specifications
Title	Magic Johnson game-worn, signed sneakers
Brand	Converse
Condition	Game-worn by Magic Johnson during his MVP and NBA Finals season
Release Date	1987
Signature	Magic Johnson
Authenticity	Authenticated by JSA and MEARS
Purchased From	Goldin Auctions
Purchased For	$20,910
Year Purchased	2021

The Player

Earvin Johnson Jr., better known as Magic Johnson, is widely considered to be the best point guard of all time. After being drafted first overall in 1979, Johnson led the Los Angeles Lakers to an NBA Championship his rookie season, earning his first NBA Finals MVP. Over the remainder of his 13-year career, Johnson won a total of five NBA Championships, three Finals MVP awards and three League MVP awards. Despite ending his career early in 1991, Johnson is remembered as one of the greats, and these sneakers will continue to represent his most iconic season in the NBA.
Market Assessment
Market demand for game-worn sneakers and sports memorabilia has substantially grown in recent years. Sports memorabilia is now estimated to be a $5.4 billion market. Growth in this sector will continue to rise as sneaker fans move into cards and memorabilia. Lastly, the wave of foreign players who have entered the NBA over the past 20 years, such as Yao Ming of China and Luka Doncic of Slovenia, has drawn non-Americans to NBA memorabilia, increasing demand and, therefore, value.
Condition Report
The Series Gallery Drop 078 Asset sneakers were worn by Magic Johnson during his MVP and NBA Finals season. They feature Magic’s signature and were authenticated by James Spence Authentication and MEARS Authentication.
Ownership and Pricing History
The Series Gallery Drop 078 Asset was purchased from Michael Karnjanaprakorn, the CEO and a director of our manager. Mr. Karnjanaprakorn purchased the Series Gallery Drop 078 Asset from Goldin Auctions for $20,910, the same price paid by Series Gallery Drop 078. The prior specific ownership and pricing history of the sneakers constituting the Series Gallery Drop 078 Asset is unknown.
The Series Gallery Drop 079 Asset
Summary Overview
Series Gallery Drop 079 has purchased a BGS 9.5-graded 2012 National Treasures Kawhi Leonard #114 trading card trading card (which we refer to as the Series Gallery Drop 079 Asset).
●    Thesis: Since entering the league in 2012, Kawhi Leonard has been one of the NBA’s fiercest competitors on both ends of the floor. After seven strong seasons with the San Antonio Spurs (Leonard delivered his first championship in 2014), Kawhi was traded to Toronto, where he led the Raptors to their first NBA Championship title in franchise history. It’s no surprise that the back-to-back Defensive Player of the Year is ranked amongst the top tier players like Giannis and LeBron. Leonard’s success compounded by macro tailwinds in the card collecting category, makes us excited about the potential trajectory of this card.
●    The Card: Panini’s National Treasures line has become the gold standard for RPA cards across sports card collecting. Featuring his signature and jersey patch, it is easy to understand why Leonard’s 2012 National Treasures RPA is ranked as one of his top cards. This specific iteration was numbered to 199, only 54 of which achieved a BGS 9.5 grade.
●    Recent Sales: As of February 2021, the most recent sale of this card in a BGS 9.5 was for $30,100 in January 2021, which also represents the 12-month high; the 12-month low was for $13,200 in April 2020.
Specifications

Card	National Treasures Kawhi Leonard #114
Production Year	2012
BGS Grade	9.5
Purchased From	Michael Karnjanaprakorn
Purchased For	$20,098
Year Purchased	2021

The Athlete
Kawhi Leonard is widely considered to be the best two-way player in the NBA, securing him a spot in the top-three overall player rankings. Despite his calm demeanor, efforts on both ends of the court have resulted in two NBA Championship titles, two Finals MVP Awards and four All-Star appearances. Based on Kawhi’s impact and success as a player, compounded by the scarcity and demand for his rarest rookie cards, we are excited about the potential trajectory of this card.
Market Assessment
With the advent of nostalgia collecting, sports trading cards hold a special place in the position of many people’s hearts. However, with the development of the serial number system and card grading, what was once a hobby has become a valuable industry. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide.
Condition Report
The Series Gallery Drop 079 Asset is a 9.5 Beckett Grading Services (BGS) graded trading card. There are 54 BGS 9.5-graded 2012 National Treasures Kawhi Leonard #114 trading card trading cards in circulation. The card is preserved in a plastic BGS holder and features sub-grades: 9.5 for “Centering,” 9.5 for “Corners,” 9.5 for “Edges” and 9 for “Surface.”
Ownership and Pricing History
The Series Gallery Drop 079 Asset was purchased from Michael Karnjanaprakorn, the CEO and a director of our manager. Mr. Karnjanaprakorn purchased the Series Gallery Drop 079 Asset from eBay for $20,098, the same price paid by Series Gallery Drop 079. The prior specific ownership and pricing history of the card constituting the Series Gallery Drop 079 Asset is unknown.
The Series Gallery Drop 080 Asset
Summary Overview
Series Gallery Drop 080 has purchased a PSA MINT 9-graded 1972 Topps Julius Erving #195 trading card (which we refer to as the Series Gallery Drop 080 Asset).
●    Thesis: Before Michael Jordan or LeBron James, there was Dr J. Described as the dominant player of his era, Julius Erving’s finesse and power pushed boundaries in the leagues. In fact, his style of play was so innovative that he is often credited as being the catalyst for the ABA-NBA merger in 1976. When all was said and done, the now Hall-of-Famer’s performances had earned him three Championship titles and four League MVP awards between the two leagues. Erving’s legendary status in the sport, compounded by macro tailwinds in the card collecting category, makes us excited about the potential trajectory of this card.
●    The Card: Erving’s 1972 Topps card is his only recognized rookie card, making it inherently more collectible. Only 158 cards have received a PSA 9 grade, 39 of which have some overall quality issues.

●    Recent Sales: As of February 2021, the most recent sale of this card in a PSA 9 grade was for $24,000 in late January 2021; the 12-month high was for $27,500 in January 2021, and the 12-month low was for $3,750 in April 2020.
Specifications
Card	Topps Julius Erving #195
Production Year	1972
PSA Grade	MINT 9
Purchased From	Michael Karnjanaprakorn
Purchased For	$15,000
Year Purchased	2021

The Athlete
Julius Erving, also known as “Dr. J,” is one of basketball’s legendary figures, often remembered for his high-flying dunks. Erving was the American Basketball Association (ABA)’s best known player when they merged with the NBA in the mid 1970’s. Erving competed at the highest level, winning three championship titles and four League MVP Awards between the two leagues. Based on Erving’s influence as a player compounded by the scarcity and demand for his rarest rookie cards, we are excited about the potential market trajectory of this card.
Market Assessment
With the advent of nostalgia collecting, sports trading cards hold a special place in the position of many people’s hearts. However, with the development of the serial number system and card grading, what was once a hobby has become a valuable industry. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide.
Condition Report
The Series Gallery Drop 080 Asset is a MINT 9 Professional Sports Authenticator (PSA) graded trading card. There are 119 MINT 9-graded 1972 Topps Julius Erving #195 cards in circulation. The card is in superb condition according to PSA and preserved in a plastic PSA holder with tamper-evident seal.
Ownership and Pricing History
The Series Gallery Drop 080 Asset was purchased from Michael Karnjanaprakorn, the CEO and a director of our manager. Mr. Karnjanaprakorn purchased the Series Gallery Drop 080 Asset through PWCC for $15,000, the same price paid by Series Gallery Drop 080. The prior specific ownership and pricing history of the card constituting the Series Gallery Drop 080 Asset is unknown.
The Series Gallery Drop 081 Asset
Summary Overview
Series Gallery Drop 081 has purchased a BGS 8-graded 1997 Metal Universe Precious Metal Gems Michael Jordan #23 trading card trading card (which we refer to as the Series Gallery Drop 081 Asset).

●    Thesis: It’s no secret that Michael Jordan is considered to be the greatest basketball player of all-time. For Jordan, the numbers simply don’t lie. After an illustrious career that included two successful three-peats, MJ had amassed six NBA Championship wins, the Rookie of the Year award, five MVP awards, six Finals MVP awards, three All-Star MVP awards and 10 scoring titles. It is no surprise that he was inducted into the Hall of Fame in 2009. MJ will always be an iconic sports figure and as time passes, we believe his memorabilia — in pristine condition — will continue to hold value.
●    The Card: The 1997 Metal Universe cards are one of the most popular card sets produced in the 1990s, with the Precious Metal Gems parallels at the focus. Each card was limited to just 100 cards, 90 of which had the red colored background. Of the 90 red cards, only eight have been graded as a BGS 8.
●    Recent Sales: Given the scarcity of this card, there are few direct comparables. As of February 2021, there have been two sales in different grades over the past 12 months: a BGS 8.5 sold for $233,700 in November 2020, and a PSA 6.5 sold for $480,000 in January 2021.
Specifications
Card	Metal Universe Precious Metal Gems Michael Jordan #23
Production Year	1997
BGS Grade	8
Purchased From	Michael Karnjanaprakorn
Purchased For	$480,000
Year Purchased	2021

The Athlete
Michael Jordan is widely considered to be the greatest basketball player of all-time, a title earned through 15 illustrious seasons in the NBA. Beyond basketball, he is undoubtedly one of the greatest athletes to ever live. The six-time NBA Champion and five-time NBA MVP has become a symbol of hard work, determination and success. Jordan’s legacy, compounded by the scarcity and demand for his rarest rookie cards, make us excited about the potential trajectory of the Series Gallery Drop 081 Asset card.
Market Assessment
With the advent of nostalgia collecting, sports trading cards hold a special place in the position of many people’s hearts. However, with the development of the serial number system and card grading, what was once a hobby has become a valuable industry. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide.
Condition Report
The Series Gallery Drop 081 Asset is an 8 Beckett Grading Services (BGS) graded trading card. There are eight BGS 8-graded 1997 Metal Universe Precious Metal Gems Michael Jordan #23 trading card trading cards in circulation. The card is preserved in a plastic BGS holder and features sub-grades: 9 for “Centering,” 8 for “Corners,” 7 for “Edges” and 9 for “Surface.”
Ownership and Pricing History
The Series Gallery Drop 081 Asset was purchased from Michael Karnjanaprakorn, the CEO and a director of our manager. Mr. Karnjanaprakorn purchased the Series Gallery Drop 081 Asset from Heritage Auctions for $480,000, the same price paid by Series Gallery Drop 081. The prior specific ownership and pricing history of the card constituting the Series Gallery Drop 081 Asset is unknown.

The Series Gallery Drop 082 Asset
Summary Overview
Series Gallery Drop 082 has purchased a PSA GEM-MT 10-graded 2003 Finest LeBron James Refractor #133 Refractor trading card (which we refer to as the Series Gallery Drop 082 Asset).
●    Thesis: LeBron James is one of the most celebrated sports figures of the generation, and his career is nowhere near over. After 18+ years in the league, finding LeBron’s rarest rookie cards in pristine condition has become increasingly difficult. His immense popularity compounded by the fact that he can (and likely will) win more championships means the value of his cards have continued growth potential.
●    The Card: The 2003 Finest set includes some of LeBron James’ top-10 rookie cards. The refractor variation includes a special coating on the card, only produced in limited quantities — numbered to 250 — only eight of which achieved PSA 10 status.
●    Recent Sales: Given the scarcity of this card, there are few direct comparables for this card. As of February 2021, there was only one PSA 10 sale in the past 12-months, for $45,600 in December 2020. We believe LeBron’s market has continued to grow substantially in the months since.
Specifications
Card	Finest LeBron James Refractor #133
Production Year	2003
PSA Grade	GEM-MT 10
Purchased From	Michael Karnjanaprakorn
Purchased For	$80,000
Year Purchased	2021

The Athlete
LeBron James is currently ranked the #1 basketball player in the NBA, and is a legitimate contender in the race for the greatest player of all-time title. The 4x NBA Champion has not slowed down his dominance in the league, still listed as a favorite to take home the 2021 NBA title. James’ legacy, compounded by the scarcity and demand for his rarest rookie cards, make us excited about the potential market trajectory of the Series Gallery Drop 082 Asset card.
Market Assessment
With the advent of nostalgia collecting, sports trading cards hold a special place in the position of many people’s hearts. However, with the development of the serial number system and card grading, what was once a hobby has become a valuable industry. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide.
Condition Report
The Series Gallery Drop 082 Asset is a GEM-MT 10 Professional Sports Authenticator (PSA) graded trading card. GEM-MT 10 is the highest available grade in the PSA grading system. There are 10 GEM-MT 10 PSA-graded 2003 Finest LeBron James Refractor #133 Refractor cards in circulation. The card is in virtually perfect condition according to PSA and preserved in a plastic PSA holder with tamper-evident seal.
Ownership and Pricing History

The Series Gallery Drop 082 Asset was purchased from Michael Karnjanaprakorn, the CEO and a director of our manager. Mr. Karnjanaprakorn purchased the Series Gallery Drop 082 Asset from PWCC for $80,000, the same price paid by Series Gallery Drop 082. The prior specific ownership and pricing history of the card constituting the Series Gallery Drop 082 Asset is unknown.
The Series Gallery Drop 083 Asset
Summary Overview
Series Gallery Drop 083 has purchased a PSA GEM-MT 10-graded 1981 Topps Magic Johnson #21 trading card (which we refer to as the Series Gallery Drop 083 Asset).
●    Thesis: Magic Johnson was one of the most electrifying players to ever play in the NBA. Fitting to his name, Johnson made “magic” on the court, winning five NBA Championship titles throughout the 1980s. In addition to his legacy as a Laker, he is immortalized as a member of the 1992 Olympic “Dream Team,” a squad often referred to as the best basketball team ever assembled. Johnson was inducted into the Hall-of-Fame two times, once for his personal accomplishments as a player and again for his involvement with the Dream Team. Remembered as a true icon, these sneakers represent the first season Magic won league MVP and his fourth NBA title.
●    The Card: Although not technically his rookie card, the 1981 Topps set was the first time players like Magic Johnson or Larry Bird got their own dedicated cards, making this card an important milestone for Johnson. Only 72 have earned a PSA 10 grade.
●    Recent Sales: As of February 2021, the most recent sale of this card in a PSA 10 was for $50,000 in February 2021; the 12-month high was for $50,000 in January 2021, and the 12-month low was for $3,119 in May 2020.
Specifications
Card	Topps Magic Johnson #21
Production Year	1981
PSA Grade	GEM-MT 10
Purchased From	eBay
Purchased For	$45,000
Year Purchased	2021

The Athlete
Earvin Johnson Jr., better known as Magic Johnson, is widely considered to be the best point guard of all time. After being drafted first overall in 1979, Johnson led the Los Angeles Lakers to an NBA Championship his rookie season, earning his first NBA Finals MVP. Over the remainder of his 13-year career, Johnson won a total of five NBA Championships, three Finals MVP awards and three League MVP awards. Despite ending his career early in 1991, Johnson is remembered as one of the greats, and these sneakers will continue to represent his most iconic season in the NBA.
Market Assessment
With the advent of nostalgia collecting, sports trading cards hold a special place in the position of many people’s hearts. However, with the development of the serial number system and card grading, what was once a hobby has become a valuable industry. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide.

Condition Report
The Series Gallery Drop 083 Asset is a GEM-MT 10 Professional Sports Authenticator (PSA) graded trading card. GEM-MT 10 is the highest available grade in the PSA grading system. There are 72 GEM-MT 10 PSA-graded 1981 Topps Magic Johnson #21 cards in circulation. The card is in virtually perfect condition according to PSA and preserved in a plastic PSA holder with tamper-evident seal.
Ownership and Pricing History
The Series Gallery Drop 083 Asset was purchased from eBay. The prior specific ownership and pricing history of the card constituting the Series Gallery Drop 083 Asset is unknown.
The Series Gallery Drop 084 Asset
Summary Overview
Series Gallery Drop 084 has purchased a 2003-04 Topps Chrome Basketball Hobby Box sealed box of trading cards (which we refer to as the Series Gallery Drop 084 Asset).
●    Thesis: The 2003 draft class was one of the most impressive draft classes in NBA history, particularly known for producing all-Stars like Carmelo Anthony, Dwayne Wade and the NBA’s current #1 player, LeBron James. As the card market grows for the rarest rookie cards like Topps Chrome Refractors, the ambiguity of unopened wax has become increasingly popular. The prestige and success achieved by the 2003 NBA rookie class, compounded by macro tailwinds in the card collecting category, make us excited about the potential trajectory of this box.
●    The Box: The Series Gallery Drop 084 box of trading cards is brand new and factory sealed. It contains 24 individual packs of cards, with four cards inside each pack. In addition to base cards, each Topps Chrome set includes the chance for multiple base parallels and tiered refractors.
●    Recent Sales: As of March 2021, the most recent sale of a 2003-04 Topps Chrome Basketball Hobby Box was for $42,100 in February 2021; the 12-month high was $47,500 in February 2021, and the low was $3,800 in February 2020.
Specifications
Set	Topps Chrome Basketball Hobby Box
Production Year	2003
Condition	New and factory sealed
Purchased From	Private Collector
Purchased For	$52,000
Year Purchased	2021

The Set
The 2003-04 Topps Chrome Basketball Hobby Box features 24 packs of cards, with four cards per pack. The 2003-04 pack represents one of the most prolific draft classes in history, including all-stars like LeBron James, Dwyane Wade, Carmelo Anthony and Chris Bosh. Still factory sealed, each 2003-04 Topps Chrome Basketball Hobby Box possesses the possibility of pulling a LeBron James, Carmelo Anthony or Dwayne Wade rookie card.
Market Assessment

With the advent of nostalgia collecting, sports trading cards hold a special place in the position of many people’s hearts. However, with the development of the serial number system and card grading, what was once a hobby has become a valuable industry. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide.
Condition Report
The Series Gallery Drop 084 Asset is a new and factory sealed box of trading cards.
Ownership and Pricing History
The Series Gallery Drop 084 Asset was purchased from a private collector. The prior specific ownership and pricing history of the box constituting the Series Gallery Drop 084 Asset is unknown.
The Series Gallery Drop 085 Asset
Summary Overview
Series Gallery Drop 085 has purchased a 1996-97 Topps Chrome Basketball Hobby Box sealed box of trading cards (which we refer to as the Series Gallery Drop 085 Asset).
●    Thesis: The 1996 draft class was one of the most impressive draft classes in NBA history, particularly known for producing all-stars like Allen Iverson, Steve Nash, Ray Allen and, most notably, the late Kobe Bryant. As the card market grows for the rarest rookie cards like Topps Chrome Refractors, the ambiguity of unopened wax has become increasingly popular. The prestige and success achieved by the 1996 NBA rookie class, compounded by macro tailwinds in the card collecting category, makes us excited about the potential trajectory of this box.
●    The Box: The Series Gallery Drop 085 box of trading cards is brand new and factory sealed. It contains 24 individual packs of cards, with four cards inside each pack. In addition to base cards, each Topps Chrome set includes the chance for multiple base parallels and tiered refractors.
●    Recent Sales: As of March 2021, the most recent sale of a 1996-97 Topps Chrome Basketball Hobby Box was for $61,100 in February 2021; the 12-month high was $61,100 in February 2021, and the low was $4,000 in April 2020.
Specifications
Set	Topps Chrome Basketball Hobby Box
Production Year	1996
Condition	New and factory sealed
Purchased From	Frontline Collectibles
Purchased For	$60,000
Year Purchased	2021

The Set
The 1996-97 Topps Chrome Basketball Hobby Box features 24 packs of cards, with four cards per pack. The 1996-97 year pack produced some of the greatest players of the 1990s and 2000s, including Kobe Bryant, Allen Iverson, Steve Nash and Ray Allen. Still factory sealed, each 1996-97 Topps Chrome Basketball Hobby Box possesses the possibility of pulling a rookie card from one of these all-star players.
Market Assessment

With the advent of nostalgia collecting, sports trading cards hold a special place in the position of many people’s hearts. However, with the development of the serial number system and card grading, what was once a hobby has become a valuable industry. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide.
Condition Report
The Series Gallery Drop 085 Asset is a new and factory sealed box of trading cards.
Ownership and Pricing History
The Series Gallery Drop 085 Asset was purchased from Frontline Collectibles. The prior specific ownership and pricing history of the box constituting the Series Gallery Drop 085 Asset is unknown.
The Series Gallery Drop 086 Asset
Summary Overview
Series Gallery Drop 086 has purchased a BGS 9.5-graded 2017 National Treasures #161 Patrick Mahomes II JSY AU Holo Silver trading card (which we refer to as the Series Gallery Drop 086 Asset).
●    Thesis: Despite having only a few seasons under his belt, Patrick Mahomes has already proven that he is one of the best quarterbacks the NFL has seen in years. By age 25, Mahomes has already been named league MVP, Offensive Player of the Year, three-time Pro Bowler and the Passing Touchdown Leader. In the 2019-20 season, he led the Kansas City Chiefs to their first Super Bowl appearance in 50 years and received the Super Bowl MVP award. This season, Mahomes led the Chiefs to yet another Super Bowl, ultimately losing to the Tampa Bay Buccaneers.
●    The Card: Featuring Mahomes’ signature and jersey patch, it is easy to understand why the 2017 National Treasures #161 Patrick Mahomes II JSY AU Holo Silver is ranked as Mahomes’ top rookie card. Panini’s National Treasure cards are considered to be “the high-end” cards to get. This specific iteration was numbered to 25, only six of which achieved a BGS 9.5 grade.
●    Recent Sales: Given the scarcity of this card, there are few direct comparables. As of March 2021, the only sale in the past 12 months was for $289,200 in mid-February 2021, and two other National Treasures parallels recently sold at auction: a BGS 9 numbered to 5 sold for $840,000 and a PSA 10 numbered to 99 sold for $390,000 in late January 2021.
Specifications
Card	National Treasures #161 Patrick Mahomes II JSY AU Holo Silver
Production Year	2017
BGS Grade	9.5
Purchased From	Private Collector
Purchased For	$360,000
Year Purchased	2021

The Athlete
Patrick Mahomes is widely considered to be one of the best quarterbacks in the NFL, a title earned through securing league MVP, a Super Bowl title and Super Bowl MVP in his first few seasons. The sentiment around Mahomes’ potential, compounded by the scarcity and demand for his rarest rookie cards, makes us excited about the potential trajectory of this card.

Market Assessment
With the advent of nostalgia collecting, sports trading cards hold a special place in the position of many people’s hearts. However, with the development of the serial number system and card grading, what was once a hobby has become a valuable industry. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide.
Condition Report
The Series Gallery Drop 086 Asset is a Beckett Grading Services (BGS) 9.5-graded trading card. There are six BGS 9.5-graded 2017 National Treasures #161 Patrick Mahomes II JSY AU Holo Silver trading cards in circulation. The card is preserved in a plastic BGS holder and features sub-grades: 9.5 for “Centering,” 9.5 for “Corners,” 9.5 for “Edges” and 9.5 for “Surface.”
Ownership and Pricing History
The Series Gallery Drop 086 Asset was purchased from a private collector. The prior specific ownership and pricing history of the card constituting the Series Gallery Drop 086 Asset is unknown.
The Series Gallery Drop 087 Asset
Summary Overview
Series Gallery Drop 087 has purchased a BGS 9.5-graded 1996 Flair Showcase Legacy Collection Row 0 #31 Kobe Bryant Rookie trading card (which we refer to as the Series Gallery Drop 087 Asset).
●    Thesis: Kobe Bryant will go down in history as one of the most elite athletes of all time. After being drafted 13th overall by the Los Angeles Lakers, Kobe Bryant would achieve greatness in the form of 5 NBA Championships, two NBA Finals MVPs, 1 NBA MVP award, and 18 All-Star appearances. His passing was a shock to the basketball world, and the response validated his global impact. Bryant is slated to be inducted into the Hall of Fame in Spring of 2021, a potential catalyst for his legacy.
●    The Card: The tiered rookie cards from the 1996 Flair Showcase set are among Kobe’s most desired. The Row 0 Legacy Collection parallel was numbered to just 150 cards. Given that this card is a scarcer parallel/variation, only 20 of which have been graded as a BGS 9.5, we are excited about its potential trajectory.
●    Recent Sales: As of March 2021, the last sale of a 1996 Flair Showcase Legacy Collection Row 0 #31 Kobe Bryant Rookie trading card was our acquisition for $231,009 in January 2021. There have been no other sales in the past 12-months. A BGS 9-graded card sold for $90,000 in February 2021, and we typically see a 2-3x multiplier from BGS 9 to BGS 9.5.
Specifications
Card	Flair Showcase Legacy Collection Row 0 #31 Kobe Bryant Rookie
Production Year	1996
BGS Grade	9.5
Purchased From	Goldin Auctions
Purchased For	$231,009
Year Purchased	2021

The Athlete

Following his untimely passing in early 2020, Kobe Bryant will forever be remembered as one of the greatest basketball players to ever grace the NBA. Playing his entire 20-year career with the Los Angeles Lakers, Bryant’s loyalty brought five NBA championship titles to the city of Los Angeles, while earning him five NBA MVP awards in the process. His hard work and unrelenting passion for the game left a lasting legacy on fans around the world, forever immortalized through the “Mamba Mentality.”
Market Assessment
With the advent of nostalgia collecting, sports trading cards hold a special place in the position of many people’s hearts. However, with the development of the serial number system and card grading, what was once a hobby has become a valuable industry. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide.
Condition Report
The Series Gallery Drop 087 Asset is a Beckett Grading Services (BGS) 9.5-graded trading card. There are twenty BGS 9.5-graded 1996 Flair Showcase Legacy Collection Row 0 #31 Kobe Bryant Rookie trading cards in circulation. The card is preserved in a plastic BGS holder and features sub-grades: 9.5 for “Centering,” 9 for “Corners,” 9.5 for “Edges” and 10 for “Surface.”
Ownership and Pricing History
The Series Gallery Drop 087 Asset was purchased from Goldin Auctions. The prior specific ownership and pricing history of the card constituting the Series Gallery Drop 087 Asset is unknown.
The Series Gallery Drop 088 Asset
Summary Overview
Series Gallery Drop 088 has purchased a 1980-81 Topps Basketball Wax Box sealed box of trading cards (which we refer to as the Series Gallery Drop 088 Asset).
●    Thesis: The 1980-81 Topps Basketball Wax Box set is known for its unique three-panel designs, featuring two rookie players alongside an NBA all-time great. Most notably, this set features the sole rookie cards for two of the greatest NBA players of the 1980s and 1990s, Larry Bird and Magic Johnson. As the card market grows for the rarest rookie cards like the Bird, Erving and Johnson “scoring leader” card, the ambiguity of unopened wax has become increasingly popular. The prestige and success achieved by the players in this set, compounded by macro tailwinds in the card collecting category, makes us excited about the potential trajectory of this box.
●    The Box: The Series Gallery Drop 088 box of trading cards is brand new and factory sealed. It contains 36 individual packs, each containing eight cards and a pull-out poster. The set includes 264 numbered cards, which breaks down into 88 perforated panels of three cards each. Since Topps used two printing sheets, a complete panel set includes 176 different cards, holding two complete sets.
●    Recent Sales: As of March 2021, the most recent sale of this sealed box was for $72,000 in late February 2021; the 12-month high was $79,200 in February 2021, and the low was $16,100 in November 2020.
Specifications

Set	Topps Basketball Wax Box
Production Year	1980
Condition	New and factory sealed
Purchased From	eBay
Purchased For	$55,250
Year Purchased	2021

The Set
The 1980-81 Topps Basketball Wax Box includes 36 packs of unopened cards, each containing eight mini-cards with NBA trios and a pull-out poster. The 1980-81 year pack produced rookie cards for some of the most dominant players of the 1980s and 1990s, including all-stars like Larry Bird and Magic Johnson. Still factory sealed, each 1980-81 Topps Basketball Wax Box possesses the possibility of pulling a rookie card from one of these all-Star players.
Market Assessment
With the advent of nostalgia collecting, sports trading cards hold a special place in the position of many people’s hearts. However, with the development of the serial number system and card grading, what was once a hobby has become a valuable industry. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide.
Condition Report
The Series Gallery Drop 088 Asset is a new and factory sealed box of trading cards.
Ownership and Pricing History
The Series Gallery Drop 088 Asset was purchased from eBay. The prior specific ownership and pricing history of the box constituting the Series Gallery Drop 088 Asset is unknown.
The Series Gallery Drop 089 Asset
Summary Overview
Series Gallery Drop 089 has purchased a PSA GEM-MT 10-graded 2004 Panini Sports #89 Lionel Messi Mega Cracks Campeon trading card (which we refer to as the Series Gallery Drop 089 Asset).
●    Thesis: Lionel Messi is currently considered to be the best soccer player in the world, and among the best players of all time. Beginning his career in 2004, Messi has stayed true to his team, amassing 30 trophies with FC Barcelona. He is the only player in history to receive six Ballon d’OR awards, widely considered to be the most prestigious recognition in all of soccer.
●    The Card: The cards produced in the 2004 Panini Sports Mega Cracks set are often ranked as Messi’s most popular rookie cards. Only 143 of the 2004 Panini Sports #89 Lionel Messi Mega Cracks Campeon cards have achieved a PSA GEM-MT 10 grade.
●    Recent Sales: As of March 2021, the most recent sale of a 2004 Panini Sports #89 Lionel Messi Mega Cracks Campeon card in a PSA GEM-MT 10 was $21,700 in March 2021; the 12-month high was $27,500 in February 2021, and the low was $2,400 in April 2020.
Specifications

Card	Panini Sports #89 Lionel Messi Mega Cracks Campeon
Production Year	2004
PSA Grade	GEM-MT 10
Purchased From	eBay
Purchased For	$23,904
Year Purchased	2021

The Athlete
Certain to go down as one of the greats, Lionel Messi is currently ranked as the #1 soccer player in the world, considered by many to be the greatest of all time. Playing his entire 16-year career with FC Barcelona, Messi is the only player to receive a record six Ballon d’OR awards, a record six European Golden Shoes, 10 La Liga titles, four Champions League titles and six Copas del Rey. Based on Messi’s global popularity stemming from his dominance as a player, compounded by the scarcity and demand for his rarest rookie cards, we are excited about the potential market trajectory of this card.
Market Assessment
With the advent of nostalgia collecting, sports trading cards hold a special place in the position of many people’s hearts. However, with the development of the serial number system and card grading, what was once a hobby has become a valuable industry. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide.
Condition Report
The Series Gallery Drop 089 Asset is a GEM-MT 10 Professional Sports Authenticator (PSA) graded trading card. GEM-MT 10 is the highest available grade in the PSA grading system. There are 143 GEM-MT 10 PSA-graded 2004 Panini Sports #89 Lionel Messi Mega Cracks Campeon cards in circulation. The card is in virtually perfect condition according to PSA and preserved in a plastic PSA holder with tamper-evident seal.
Ownership and Pricing History
The Series Gallery Drop 089 Asset was purchased from eBay. The prior specific ownership and pricing history of the card constituting the Series Gallery Drop 089 Asset is unknown.
The Series Gallery Drop 090 Asset
Summary Overview
Series Gallery Drop 090 has purchased a PSA MINT 9-graded 1995 Pokémon Japanese Topsun Blue Back No Number Charizard trading card (which we refer to as the Series Gallery Drop 090 Asset).
●    Thesis: In the wake of Satoshi Tajiri’s 1995 release of the Pokémon brand, the 1995 Pokémon Topsun cards were among the first Pokémon cards ever released, setting the tone for the 1999 TCG. The cards were originally released by Top-Seika, randomly inserted into packs of apple-flavored gum. Since these cards were a random product insert into a consumable good, the cards are hard to come by, particularly in high grades. Additionally, the 1995 Pokémon Japanese Topsun Blue Back No Number Charizard represents an early manifestation of Charizard, the Pokémon that has since gone on to become the flagship pocket monster that currently represents the brand (aside from Pikachu).

●    The Card: The 1995 Pokémon Japanese Topsun Blue Back No Number Charizard card is a blue-back and non-number variation, meaning it was in the first print of the first batch of cards produced by Topsun (in a way, double first edition). In 20+ years of professional grading, only 11 copies have been graded as a PSA MINT 9, with only one card achieving a PSA GEM-MT 10 grade. We are also excited by the market trajectory of this game given Pokémon’s sustained relevance through new-age iterations such as Pokémon Go.
●    Recent Sales: As of March 2021, the last sale for a PSA MINT 9 card was $21,888.88 in December 2020, the only sale in the past 12 months, and the only current PSA GEM-MT 10-graded card sold for $493,230 in January 2021.
Specifications
Card	Pokémon Japanese Topsun Blue Back No Number Charizard
Production Year	1995
PSA Grade	MINT 9
Purchased From	PWCC
Purchased For	$98,850
Year Purchased	2021

The Card
With more than one billion mobile downloads in 2019, Pokémon is one of the most popular games ever. The blue-back Topsun Pokémon cards are among the first Pokémon cards ever released, pre-dating the 1999 TCG that took the world by storm. Charizard is the evolved form of Charmander, one of the three original starter Pokémon in the Pokémon franchise. Charizard’s iconic status as an original Pokémon, compounded by the scarcity of the card in a PSA MINT 9, makes us excited about the potential trajectory of this card.
Market Assessment
With the advent of nostalgia collecting, sports trading cards hold a special place in the position of many people’s hearts. However, with the development of the serial number system and card grading, what was once a hobby has become a valuable industry. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide.
Condition Report
The Series Gallery Drop 090 Asset is a MINT 9 Professional Sports Authenticator (PSA) graded trading card. There are 11 MINT 9-graded 1995 Pokémon Japanese Topsun Blue Back No Number Charizard cards in circulation. The card is in superb condition according to PSA and preserved in a plastic PSA holder with tamper-evident seal.
Ownership and Pricing History
The Series Gallery Drop 090 Asset was purchased from PWCC. The prior specific ownership and pricing history of the card constituting the Series Gallery Drop 096 Asset is unknown.
The Series Gallery Drop 091 Asset
Summary Overview
Series Gallery Drop 091 has purchased a PSA GEM-MT 10-graded 1987 Fleer #59 Michael Jordan trading card (which we refer to as the Series Gallery Drop 091 Asset).

●    Thesis: It’s no secret that Michael Jordan is considered to be the greatest basketball player of all time. For Jordan, the numbers simply don’t lie. After an illustrious career that included two successful three-peats, Jordan had amassed six NBA Championship wins, the Rookie of the Year award, five MVP awards, six Finals MVP awards, three All-Star MVP awards and 10 scoring titles. It is no surprise that he was inducted into the Hall of Fame in 2009. Jordan will always be an iconic sports figure, and as time passes, we believe his memorabilia (in pristine condition) will continue to hold value.
●    The Card: Off the back of the iconic 1986 Fleer set came Jordan’s second-year Fleer card. In the years since its release, the 1987 Fleer #59 Michael Jordan card has become one of the most coveted Jordan cards in the eyes of collectors. Only 200 cards have been graded as a PSA GEM-MT 10, making this card even scarcer than the 1986 Fleer card.
●    Recent Sales: As of March 2021, the last sale of a 1987 Fleer #59 Michael Jordan card in a PSA GEM-MT 10 was $30,000 in March 2021; the 12-month high was $50,200 in late January 2021, and the low was $4,153.79 in March 2020.
Specifications
Card	Fleer #59 Michael Jordan
Production Year	1987
PSA Grade	GEM-MT 10
Purchased From	PWCC
Purchased For	$37,473
Year Purchased	2021

The Athlete
Michael Jordan is widely considered to be the greatest basketball player of all-time, a title earned through 15 illustrious seasons in the NBA. Beyond basketball, he is undoubtedly one of the greatest athletes to ever live. The six-time NBA Champion and five-time NBA MVP has become a symbol of hard work, determination and success. Jordan’s legacy, compounded by the scarcity and demand for his rarest rookie cards, makes us excited about the potential trajectory of this card.
Market Assessment
With the advent of nostalgia collecting, sports trading cards hold a special place in the position of many people’s hearts. However, with the development of the serial number system and card grading, what was once a hobby has become a valuable industry. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide.
Condition Report
The Series Gallery Drop 091 Asset is a GEM-MT 10 Professional Sports Authenticator (PSA) graded trading card. GEM-MT 10 is the highest available grade in the PSA grading system. There are 200 GEM-MT 10 PSA-graded 1987 Fleer #59 Michael Jordan cards in circulation. The card is in virtually perfect condition according to PSA and preserved in a plastic PSA holder with tamper-evident seal.
Ownership and Pricing History
The Series Gallery Drop 091 Asset was purchased from PWCC. The prior specific ownership and pricing history of the card constituting the Series Gallery Drop 091 Asset is unknown.
The Series Gallery Drop 092 Asset

Summary Overview
Series Gallery Drop 092 has purchased a PSA GEM-MT 10-graded 1987 Fleer Stickers #8 Michael Jordan Rookie trading card (which we refer to as the Series Gallery Drop 092 Asset).
●    Thesis: It’s no secret that Michael Jordan is considered to be the greatest basketball player of all time. For Jordan, the numbers simply don’t lie. After an illustrious career that included two successful three-peats, Jordan had amassed six NBA Championship wins, the Rookie of the Year award, five MVP awards, six Finals MVP awards, three All-Star MVP awards and 10 scoring titles. It is no surprise that he was inducted into the Hall of Fame in 2009. Jordan will always be an iconic sports figure, and as time passes, we believe his memorabilia (in pristine condition) will continue to hold value.
●    The Card: Accompanying the iconic 1986 Fleer Basketball card set, the 11-piece sticker set was an additional insert into card packs. According to PSA, the stickers were plagued by centering issues, making cards with high grades hard to come by. Only 119 cards were awarded a PSA GEM-MT 10 grade.
●    Recent Sales: As of March 2021, the last sale of a 1987 Fleer Stickers #8 Michael Jordan Rookie card in a PSA GEM-MT 10 was $192,000 in late February 2021; the 12-month high was $229,200 in mid-February 2021, and the low was $13,500 in March 2020.
Specifications
Card	Fleer Stickers #8 Michael Jordan Rookie
Production Year	1987
PSA Grade	GEM-MT 10
Purchased From	Goldin Auctions
Purchased For	$217,356
Year Purchased	2021

The Athlete
Michael Jordan is widely considered to be the greatest basketball player of all-time, a title earned through 15 illustrious seasons in the NBA. Beyond basketball, he is undoubtedly one of the greatest athletes to ever live. The six-time NBA Champion and five-time NBA MVP has become a symbol of hard work, determination and success. Jordan’s legacy, compounded by the scarcity and demand for his rarest rookie cards, makes us excited about the potential trajectory of this card.
Market Assessment
With the advent of nostalgia collecting, sports trading cards hold a special place in the position of many people’s hearts. However, with the development of the serial number system and card grading, what was once a hobby has become a valuable industry. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide.
Condition Report
The Series Gallery Drop 092 Asset is a GEM-MT 10 Professional Sports Authenticator (PSA) graded trading card. GEM-MT 10 is the highest available grade in the PSA grading system. There are 119 GEM-MT 10 PSA-graded 1987 Fleer Stickers #8 Michael Jordan Rookie cards in circulation. The card is in virtually perfect condition according to PSA and preserved in a plastic PSA holder with tamper-evident seal.
Ownership and Pricing History

The Series Gallery Drop 092 Asset was purchased from Goldin Auctions. The prior specific ownership and pricing history of the card constituting the Series Gallery Drop 092 Asset is unknown.
The Series Gallery Drop 093 Asset
Summary Overview
Series Gallery Drop 093 has purchased a BGS 9.5-graded 2009 Bowman Chrome Draft Prospects Refractors #BDPP89 Mike Trout Signed Rookie trading card (which we refer to as the Series Gallery Drop 093 Asset).
●    Thesis: If you’re a fan of baseball, you’re no stranger to the name, Mike Trout, the Los Angeles Angels center-fielder ranked as of March 2021 as the #1 player in the MLB. For many, he is considered to be the best modern player in all of baseball. Despite not having won a World Series as of March 2021, Trout has accumulated top accolades including Rookie of the Year, three-time American League MVP, eight-time All-Star and eight-time Silver-Slugger Award recipient. In 2019, Trout signed a 12-year contract with the Angels worth $426M, the second-highest contract ever signed in North American sports, a testament to his exceptional athleticism and skill.
●    The Card: The 2009 Bowman Chrome Draft Prospects set produced some of Mike Trout’s most well-known cards. The #BDPP89 refractor parallel was an insert, numbered to just 500 produced and includes his rookie autograph. Only 206 of the 500 cards have received a BGS 9.5 grade.
●    Recent Sales: As of March 2021, the last sale of a 2009 Bowman Chrome Draft Prospects Refractors #BDPP89 Mike Trout Signed Rookie card was a BGS 9.5-graded card for $22,800 in late October 2020; the 12-month high was $29,188 in mid-October 2020, and the 12-month low was $18,955.55 in May 2020. The one-of-a-kind “Super Refractor” parallel of this card sold for $4,000,000  in August 2020.
Specifications
Card	Bowman Chrome Draft Prospects Refractors #BDPP89 Mike Trout Signed Rookie
Production Year	2009
BGS Grade	9.5
Purchased From	Goldin Auctions
Purchased For	$43,471
Year Purchased	2021

The Athlete
Mike Trout  is widely considered to be the best baseball player in recent history. Nicknamed the “Millville Meteor,” Trout has dominated since entering the MLB, taking home the Rookie of the Year award in 2012 and winning four of the past seven American League MVP awards. Trout’s legacy in-the-making, compounded by the scarcity and demand for his rarest rookie cards, makes us excited about the potential trajectory of this card.
Market Assessment
With the advent of nostalgia collecting, sports trading cards hold a special place in the position of many people’s hearts. However, with the development of the serial number system and card grading, what was once a hobby has become a valuable industry. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide.
Condition Report

The Series Gallery Drop 093 Asset is a Beckett Grading Services (BGS) 9.5-graded trading card. There are 206 BGS 9.5-graded 2009 Bowman Chrome Draft Prospects Refractors #BDPP89 Mike Trout Signed Rookie trading cards in circulation. The card is preserved in a plastic BGS holder and features sub-grades: 9.5 for “Centering,” 9 for “Corners,” 10 for “Edges” and 9.5 for “Surface.”
Ownership and Pricing History
The Series Gallery Drop 093 Asset was purchased from Goldin Auctions. The prior specific ownership and pricing history of the card constituting the Series Gallery Drop 093 Asset is unknown.
The Series Gallery Drop 094 Asset
Summary Overview
Series Gallery Drop 094 has purchased a 2017 Kevin Durant Western Conference Semifinals game-worn jersey (which we refer to as the Series Gallery Drop 094 Asset).
●    Thesis: Kevin Durant has been a dominant force in the NBA since he was drafted second overall in 2007 by the Seattle Sonics. That same year, Durant was awarded Rookie of the Year. In the years since, Durant has become a top-three player in the NBA, leading the Golden State Warriors to back-to-back titles in 2017 and 2018. After suffering an injury in late 2019, the two-time NBA Champion averaged 29.9 points per game, 7.8 rebounds and 5.8 assists midway through the 2021 season. The Series Gallery Drop 094 Asset jersey represents the first season Durant won an NBA title with the Golden State Warriors.
●    The Jersey: The Series Gallery Drop 094 Asset game-worn jersey represents Durant’s first successful championship campaign. The jersey was worn (photo-matched) during Game 2 of the 2017 Western Conference Semifinals against the Utah Jazz. In this game, Durant put up 25 points, 11 rebounds and 7 assists to help lead the Warriors to a 115-104 victory over the Jazz.
●    Recent Sales: As of March 2021, the last public sale for a Durant playoff-worn, championship season jersey was in May 2019 for $53,100.
Specifications
Title	Kevin Durant Western Conference Semifinals game-worn jersey
Condition	Game-worn by Kevin Durant during Game 2 of the 2017 Western Conference Semifinals
Authenticity	Authenticated by MeiGray Group and Heritage Auctions
Purchased From	Heritage Auctions
Purchased For	$21,631
Year Purchased	2021

The Athlete
Kevin Durant is widely considered to be one of the NBA’s best players (ranked #2 when not injured). His ranking is justified by his accolades: two-time NBA Champion, two-time NBA Finals MVP, NBA MVP, Rookie of the Year (2007), 10-time NBA All-Star and two-time Olympic Gold Medalist. Coming into the 2021 season, Durant was one of the players people were most excited about and has continued to deliver. Based on Durant’s impact as a player, compounded by the scarcity and demand for his memorabilia, we are excited about the potential trajectory of this jersey.
Market Assessment

Market demand for game-worn sneakers and sports memorabilia has substantially grown in recent years. Sports memorabilia is now estimated to be a $5.4 billion market. Growth in this sector will continue to rise as sneaker fans move into cards and memorabilia. Lastly, the wave of foreign players who have entered the NBA over the past 20 years, such as Yao Ming of China and Luka Doncic of Slovenia, has drawn non-Americans to NBA memorabilia, increasing demand and, therefore, value.
Condition Report
The Series Gallery Drop 094 Asset jersey was worn by Kevin Durant during Game 2 of the 2017 Western Conference Semifinals. The jersey was authenticated by MeiGray Group and Heritage Auctions.
Ownership and Pricing History
The Series Gallery Drop 094 Asset was purchased from Heritage Auctions. The prior specific ownership and pricing history of the jersey constituting the Series Gallery Drop 095 Asset is unknown.
The Series Gallery Drop 095 Asset
Summary Overview
Series Gallery Drop 095 has purchased a 2017 Kevin Durant Nets-debut game-worn jersey (which we refer to as the Series Gallery Drop 095 Asset).
●    Thesis: Kevin Durant has been a dominant force in the NBA since he was drafted second overall in 2007 by the Seattle Sonics. That same year, Durant was awarded Rookie of the Year. In the years since, Durant has become a top-three player in the NBA, leading the Golden State Warriors to back-to-back titles in 2017 and 2018. After suffering an injury in late 2019, the two-time NBA Champion averaged 29.9 points per game, 7.8 rebounds and 5.8 assists midway through the 2021 season. The Series Gallery Drop 095 Asset jersey represents the first time Durant stepped on the court as a Brooklyn Net.
●    The Jersey: The Series Gallery Drop 095 Asset game-worn jersey represents Durant’s first-ever game as a Brooklyn Net. The jersey was worn during the 2020-2021 NBA season tip-off between the Brooklyn Nets and Golden State Warriors. In 24 minutes of play in this game, Durant put up 22 points, three assists, five rebounds and three steals to help lead the Nets to a 125-99 victory over the Warriors.
●    Recent Sales: Given the time-specific nature of the Series Gallery Drop 095 Asset jersey, there are no direct comparables. However, there have been several “team debut” game-worn jerseys sold prior to March 2021: Anthony Davis’ Lakers-debut game-worn jersey sold for $45,790 in December 2019, and Kyrie Irving’s Nets-debut game-worn jersey sold for $18,120 in November 2019.
Specifications
Title	Kevin Durant Nets-debut game-worn jersey
Condition	Game-worn by Kevin Durant during his debut game with the Brooklyn Nets in 2020
Authenticity	Authenticated by MeiGray Group
Purchased From	NBA Auctions
Purchased For	$45,200
Year Purchased	2021

The Athlete

Kevin Durant is widely considered to be one of the NBA’s best players (ranked #2 when not injured). His ranking is justified by his accolades: two-time NBA Champion, two-time NBA Finals MVP, NBA MVP, Rookie of the Year (2007), 10-time NBA All-Star and two-time Olympic Gold Medalist. Coming into the 2021 season, Durant was one of the players people were most excited about and has continued to deliver. Based on Durant’s impact as a player, compounded by the scarcity and demand for his memorabilia, we are excited about the potential trajectory of this jersey.
Market Assessment
Market demand for game-worn sneakers and sports memorabilia has substantially grown in recent years. Sports memorabilia is now estimated to be a $5.4 billion market. Growth in this sector will continue to rise as sneaker fans move into cards and memorabilia. Lastly, the wave of foreign players who have entered the NBA over the past 20 years, such as Yao Ming of China and Luka Doncic of Slovenia, has drawn non-Americans to NBA memorabilia, increasing demand and, therefore, value.
Condition Report
The Series Gallery Drop 095 Asset jersey was worn by Kevin Durant during his debut game with the Brooklyn Nets in 2020. The jersey was authenticated by MeiGray Group.
Ownership and Pricing History
The Series Gallery Drop 095 Asset was purchased from NBA Auctions. The prior specific ownership and pricing history of the jersey constituting the Series Gallery Drop 095 Asset is unknown.
The Series Gallery Drop 096 Asset
Summary Overview
Series Gallery Drop 096 has purchased a PSA GEM-MT 10-graded 2019 Panini Prizm Blue Ice #248 Zion Williamson Rookie trading card (which we refer to as the Series Gallery Drop 096 Asset).
●    Thesis: Zion Williamson became a household name long before he entered the NBA in 2019. His high-flying dunks and blocks have proven a spectacle throughout high school, college and now in the NBA. Any doubts about his game have been silenced after he became the first teenager to score more than 20 points in 10 consecutive games (during his rookie year even). As he continues to develop his game, we believe he will only continue to see more success in the NBA, and that his rookie memorabilia, in pristine condition, will continue to hold value.
●    The Card: The coming of players like Luka Doncic, Ja Morant and Zion Williamson popularized the production of parallels in the Panini Prizm line. 2019 Panini Prizm Blue Ice #248 Zion Williamson Rookie parallel was numbered to just 99 cards produced, only seven of which have received a PSA GEM-MT 10 grade.
●    Recent Sales: As of March 2021, due to its scarcity, a PSA GEM-MT 10 version of the 2019 Panini Prizm Blue Ice #248 Zion Williamson Rookie card has only sold one time on a public platform, for $6,999 in January 2020. As a more-recent comparable, a “Silver Prizm” PSA GEM-MT 10 card sold for $5,300 in March 2021, and we have typically seen the “Blue Ice” parallel sell at a 7-8x multiplier of the “Silver Prizm.”
Specifications

Card	Panini Prizm Blue Ice #248 Zion Williamson Rookie
Production Year	2019
PSA Grade	GEM-MT 10
Purchased From	Goldin Auctions
Purchased For	$28,981
Year Purchased	2021

The Athlete
Zion Williamson has been a fan favorite since his high school mixtapes went viral on YouTube, even catching the attention of NBA veterans. After watching his pre-NBA highlights, Kevin Durant called Williamson a “once-in-a-generation type athlete.” True to his hype, Zion was selected #1 overall in the 2019 NBA Draft by the New Orleans Pelicans. That same year, he was named to the All-Rookie first team in 2020 and, most recently, was invited to the 2021 NBA All-Star game. Few players have brought as much excitement as Williamson has brought to the NBA, and we are excited to see how his potential plays out.
Market Assessment
With the advent of nostalgia collecting, sports trading cards hold a special place in the position of many people’s hearts. However, with the development of the serial number system and card grading, what was once a hobby has become a valuable industry. Through built-in scarcity and a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide.
Condition Report
The Series Gallery Drop 096 Asset is a GEM-MT 10 Professional Sports Authenticator (PSA) graded trading card. GEM-MT 10 is the highest available grade in the PSA grading system. There are seven GEM-MT 10 PSA-graded 2019 Panini Prizm Blue Ice #248 Zion Williamson Rookie cards in circulation. The card is in virtually perfect condition according to PSA and preserved in a plastic PSA holder with tamper-evident seal.
Ownership and Pricing History
The Series Gallery Drop 096 Asset was purchased from Goldin Auctions. The prior specific ownership and pricing history of the card constituting the Series Gallery Drop 096 Asset is unknown.
The Series Gallery Drop 097 Asset
Summary Overview
Series Gallery Drop 097 has purchased a 9.8 A+ Wata-graded Halo: Combat Evolved game (which we refer to as the Series Gallery Drop 097 Asset).
●    Thesis: Few games have had the same impact that Halo has had on the video game community. Most importantly, the pop-culture phenomenon revolutionized the integration of first-person-shooters into console systems, a game type that previously required high-powered computers. Following its 2001 release, Halo: Combat Evolved was the recipient of multiple Game of the Year awards from authorities like British Academy Game Awards, the D.I.C.E. Awards, Electronic Gaming Monthly and IGN. In 2017, Halo: Combat Evolved was inducted into the Video Game Hall of Fame. Today, Halo has sold more than 65 million copies worldwide.
●    The Game: The Series Gallery Drop 097 Asset game is graded by Wata as a 9.8 with an A+ seal. According to Wata, this is the highest graded copy of the game as of March 2021.

●    Recent Sales: As of March 2021, there have been no public sales of a 9.8 A+ Wata-graded Halo: Combat Evolved, other than our acquisition; a 9.6 B+ Wata-graded copy sold for $9,600 in May 2020, and a 9.4 A+ Wata-graded copy sold for $8,700 in October 2019. We typically see a greater than 2x increase between 9.6- and 9.8- graded games.
Specifications
Title	Halo: Combat Evolved
Game Type	Microsoft Xbox
Release Year	2001
Wata Grade	9.8
Seal Grade	A+
Purchased From	eBay
Purchased For	$30,000
Year Purchased	2021

The Game
Halo: Combat Evolved, also known as Halo 1, was the first title released by Bungie in the iconic Halo Trilogy. Originally released in 2001, the game was designed exclusively for Microsoft’s Xbox gaming system. In the years since, Halo has seen both critical and commercial success, evolving into a multi-billion-dollar franchise. The widespread popularity of the game makes it a centerpiece in popular culture and video game history, and a highly sought-after collectible item.
Market Assessment
The factory-sealed video game collecting category has gained significant interest in the past year. We believe that the category is well-positioned for growth as a result of a centralized grading authority (Wata) to vet authenticity and condition and increasing accessibility as more auction houses and resellers start selling games.
Condition Report
The Series Gallery Drop 097 Asset is a 9.8 Wata-graded game with a Grade A+ seal. The game is in excellent condition and preserved in a Wata plastic holder.
Ownership and Pricing History
We purchased the Series Gallery Drop 097 Asset from eBay. Prior ownership and pricing history of the Series Gallery Drop 097 Asset is unknown.
The Series Gallery Drop 098 Asset
Summary Overview
Series Gallery Drop 098 has purchased a 9.4 A+ Wata-graded Super Mario Land game (which we refer to as the Series Gallery Drop 098 Asset).
●    Thesis: Mario is one of the most well-known video game characters of all time. Super Mario was created over 30 years ago, and continues to sell in the latest video game formats, such as the Nintendo Switch. The culture significance of the characters and the strong momentum and macro tailwinds for the video game collecting category make us excited about the potential of this game.

●    The Game: The Series Gallery Drop 098 Asset game is a high-grade copy at a Wata 9.4 with an A+ seal. This copy is the “yellow screenshots” variation, indicating a later production run than the first, which was identified by green screenshots.
●    Recent Sales: As of March 2021, there have been no public sales of a 9.4 A+ Wata-graded Super Mario Land, other than our acquisition; a 9.8 A++ Wata-graded copy sold for $43,000 in November 2020, and an 8.5 A+ Wata-graded “green screenshots” (first production) copy sold for $26,400 in January 2021.
Specifications
Title	Super Mario Land
Game Type	Nintendo Gameboy
Release Year	1989
Wata Grade	9.4
Seal Grade	A+
Purchased From	Private Collector
Purchased For	$30,000
Year Purchased	2021

The Game
Super Mario Land is a side-scrolling video game developed by Nintendo in 1989. It was originally released in tandem with the inaugural launch of the Gameboy, Nintendo’s first handheld gaming system. Super Mario Land is remembered as the first Mario game ever released for a handheld console, cementing its place in video game history and helping further establish the brand’s recognition and popularity as a cornerstone within popular culture.
Market Assessment
The factory-sealed video game collecting category has gained significant interest in the past year. We believe that the category is well-positioned for growth as a result of a centralized grading authority (Wata) to vet authenticity and condition and increasing accessibility as more auction houses and resellers start selling games.
Condition Report
The Series Gallery Drop 098 Asset is a 9.4 Wata-graded game with a Grade A+ seal. The game is in excellent condition and preserved in a Wata plastic holder.
Ownership and Pricing History
We purchased the Series Gallery Drop 098 Asset from a private collector. Prior ownership and pricing history of the Series Gallery Drop 098 Asset is unknown.
The Series Gallery Drop 099 Asset
Summary Overview
Series Gallery Drop 099 has purchased a 9.4 A+ Wata-graded Mike Tyson’s Punch-Out!! game (which we refer to as the Series Gallery Drop 099 Asset).

●    Thesis: At the time of its release, Mike Tyson’s Punch-Out!! was a media sensation. Punch-Out!! was available for three years, from 1987-1990, and sold approximately two million copies, making it the 11th-most popular NES game in the console’s U.S. history. The culture significance of Mike Tyson and the strong momentum and macro tailwinds for the video game collecting category make us excited about the potential of this game.
●    The Game: The Series Gallery Drop 099 Asset game is a high-grade copy at a Wata 9.4 with an A+ seal. This copy is the “non-rev, round SOQ” variation, meaning it is one of the earliest productions of the game, adding to overall collectability.
●    Recent Sales: As of March 2021, there have been no public sales of a 9.4 A+ Wata-graded Mike Tyson’s Punch-Out!!, other than our acquisition; a 9.2 B Wata-graded “rev-A, round SOQ” (mid-production) copy sold for $50,000 in July 2020, and a 9.2 A Wata-graded “rev-A, round SOQ” (mid-production) copy sold for $33,000 in May 2020. We typically see a greater than 1.4x multiplier between 9.2 and 9.4 games.
Specifications
Title	Mike Tyson’s Punch-Out!!
Game Type	Nintendo NES
Release Year	1987
Wata Grade	9.4
Seal Grade	A+
Purchased From	Private Collector
Purchased For	$130,000
Year Purchased	2021

The Game
Mike Tyson’s Punch-Out!! is a boxing video game developed by Nintendo in 1987. Adapted from its arcade game predecessors, Punch-Out!! quickly achieved a cult following in the gaming community. It marks the first celebrity-endorsed video game by Nintendo, making it a key moment in video game history. IGN and PC Mag both rank it as one of the top-10 NES games ever released.
Market Assessment
The factory-sealed video game collecting category has gained significant interest in the past year. We believe that the category is well-positioned for growth as a result of a centralized grading authority (Wata) to vet authenticity and condition and increasing accessibility as more auction houses and resellers start selling games.
Condition Report
The Series Gallery Drop 099 Asset is a 9.4 Wata-graded game with a Grade A+ seal. The game is in excellent condition and preserved in a Wata plastic holder.
Ownership and Pricing History
We purchased the Series Gallery Drop 099 Asset from a private collector. Prior ownership and pricing history of the Series Gallery Drop 099 Asset is unknown.
The Series Gallery Drop 100 Asset
Summary Overview

Series Gallery Drop 100 has purchased a collection of 9.6 A+ Wata-graded Street Fighter II, 9.4 A++ Wata-graded Super Street Fighter II and 9.2 A+ Wata-graded Street Fighter Alpha II games (which we refer to as the Series Gallery Drop 100 Asset).
●    Thesis: Street Fighter is the highest-grossing fighting game franchise of all time. Beyond its own franchise, Street Fighter’s framework influenced a whole category of major fighting games like Tekken, Soulcalibur and Mortal Kombat. Street Fighter’s iconic place in video game history and the recent momentum in the collectible video game market bolster the potential value of this drop.
●    The Games: The Series Gallery Drop 100 asset includes three games from the Street Fighter franchise: Street Fighter II (9.6 A+ Wata-graded, “Made in Japan”), Super Street Fighter II (9.4 A++ Wata-graded, “Made in Japan”), and Street Fighter Alpha II (9.2 A+ Wata-graded, “Made in Japan”). The games were released in 1992, 1994 and 1996, respectively, so finding them in a high-grade condition is rare.
●    Recent Sales: As of March 2021, there have been no public sales of a 9.4 A++ Wata-graded Super Street Fighter II or 9.2 A+ Wata-graded Street Fighter Alpha II, other than our acquisitions, but a 9.6 A+ Wata-graded copy of Street Fighter II sold for $9,000 in November 2020.
Specifications
Title	Street Fighter II	Super Street Fighter II	Street Fighter Alpha II
Game Type	Nintendo SNES
Release Year	1992	1994	1996
Wata Grade	9.6	9.4	9.2
Seal Grade	A+	A++	A+
Purchased From	Private Collector	Private Collector	Heritage Auctions
Purchased For	$8,000	$5,000	$5,520
Year Purchased	2021

The Games
Street Fighter is a Japanese fighting game franchise, originally produced by Capcom in 1987. It is perhaps most well-known for paving the way and establishing the schema for one-versus-one fighting games. Today, Street Fighter is one of the highest-grossing video game franchises of all time, with 46 million copies sold, and as of March 2021, is the highest-grossing fighting game at $12.2 billion.
Market Assessment
The factory-sealed video game collecting category has gained significant interest in the past year. We believe that the category is well-positioned for growth as a result of a centralized grading authority (Wata) to vet authenticity and condition and increasing accessibility as more auction houses and resellers start selling games.
Condition Report
The Series Gallery Drop 100 Asset includes 9.6 Wata-graded with Grade A+ seal, 9.4 Wata-graded with Grade A++ seal and 9.2 Wata-graded with Grade A+ seal games. The games are in excellent condition and preserved in Wata plastic holders.
Ownership and Pricing History
We purchased the Series Gallery Drop 100 Asset from private collectors and Heritage Auctions. Prior ownership and pricing history of the Series Gallery Drop 100 Asset is unknown.

The Series Gallery Drop 101 Asset
Summary Overview
Series Gallery Drop 101 has purchased an 8.5 Wata-graded Nintendo World Championship game (which we refer to as the Series Gallery Drop 101 Asset).
●    Thesis: Nintendo World Championship is universally understood as one of the rarest and most sought-after Nintendo NES collectibles given its history and scarcity. The cultural significance of the World Championship Games and the recognizability of the three games on the cartridge: Tetris, Super Mario Bros and Rad Racer, compounded by strong macro tailwinds in the video game collecting category, make us excited about the potential of this game.
●    The Game: The Series Gallery Drop 101 Asset game is one of the highest-graded copies. As of March 2021, there are only two known 9.0 Wata-graded copies, and the Series Gallery Drop 101 Asset copy is the third-highest-grade copy known. The Series Gallery Drop 101 Asset copy is all the rarer given that the game was released 30 years ago without a box and traveled around the world.
●    Recent Sales: As of March 2021, there have been no public sales of an 8.5 Wata-graded Nintendo World Championship, and given the scarcity, there are no direct comparables; a scarcer “gold” copy of Nintendo World Championship sold in 2014 on eBay for $100,088, but the market has also grown substantially since 2014.
Specifications
Title	Nintendo World Championship
Game Type	Nintendo NES
Release Year	1990
Wata Grade	8.5
Seal Grade	N/A (cartridge)
Purchased From	Michael Karnjanaprakorn
Purchased For	$200,750
Year Purchased	2021

The Game
Coinciding with Nintendo’s 100th anniversary in 1990, the company started its first-annual nationwide video game competition series: the Nintendo World Championships. Throughout the games, contestants played a special Nintendo World Championship cartridge for NES which contained three minigames: Tetris, Super Mario Bros and Rad Racer.
Twenty-six gold game cartridges were distributed to Nintendo sweepstakes winners. At the time, parents of contestants became irate that their children did not get copies. Officials then decided to give the 90 finalists grey cartridges, but some cartridges were also given to Nintendo employees. Collectors speculate that there were between 350 and 400 copies produced, but there are fewer that remain in existence and in good condition. Therefore, the Nintendo World Championship cartridge is considered to be the most valuable NES cartridge ever released.
Market Assessment
The factory-sealed video game collecting category has gained significant interest in the past year. We believe that the category is well-positioned for growth as a result of a centralized grading authority (Wata) to vet authenticity and condition and increasing accessibility as more auction houses and resellers start selling games.

Condition Report
The Series Gallery Drop 101 Asset is an 8.5 Wata-graded game. The game is in excellent condition and preserved in a Wata plastic holder.
Ownership and Pricing History
The Series Gallery Drop 101 Asset was purchased from Michael Karnjanaprakorn, the CEO and a director of our manager. Mr. Karnjanaprakorn purchased the Series Gallery Drop 101 Asset from a private collector for $200,750 (including a commission of $19,250 on the acquisition price), the same price paid by Series Gallery Drop 101. Prior ownership and pricing history of the Series Gallery Drop 101 Asset is unknown.

DESCRIPTION OF BUSINESS
Overview
We believe that alternative assets have been a cornerstone of wealth accumulation. However, barriers are high and quality access has been limited to a tiny fraction of our global economy. We believe that those who do have access to top quality alternative investments are faced with a lack of transparency, operational overhead, and high minimums and fees from established gatekeepers. The costs for investing in this asset class are high and transaction volumes are low with few options for liquidity, resulting in longer holding periods. As a result, the opportunity to build wealth remains inaccessible.
The Otis Platform is our proposed solution to this problem.  We plan to create a marketplace for investment-grade art and collectibles and to expand our asset classes into other alternative asset classes such as real estate, wine, precious metals, and culture (movies, music royalties, etc.), through one or more affiliated issuers. Our goal is to unlock every type of alternative asset and give investors true uncorrelated, diversification.
We plan to target the acquisition of underlying assets ranging in price anywhere from $25,000 to $50,000,000. Some assets may also be below this range. Our mission is to democratize wealth accumulation by providing access, liquidity and transparency.
Market Opportunity
We believe the overall macroeconomic environment remains favorable for high performing alternative asset classes, including art and collectibles. Interest rates are expected to remain moderate (albeit rising) across most developed economies, and returns in traditional asset classes such as stocks and investment-grade bonds may remain volatile. In addition to the increased transparency generally across alternative asset classes, we believe that these factors will support the trend for investors to seek returns in alternative assets, which will continue to make these a more permanent component of investment strategies broadly.
Art
According to The Art Market Report 2019 by Art Basel and UBS, the size of the global art market in 2019 was roughly $64.1 billion, down 5% year-on-year.  Additionally, the 2020 Knight Frank Wealth Report noted that art as a category appreciated 59% in the last 12 months, and 141% in the last 10 years. Despite its size, the art market is complex and often misunderstood due to its opaque nature. Unlike traditional asset classes such as equities or fixed income, there is a lack of transparency due to limited publicly available data. The market is made and largely executed through private transactions, making it difficult for outsiders to gain insight. We believe there is an opportunity to use our platform to make the market more liquid and transparent for investors of all means and backgrounds. We expect the art market to grow and present unique opportunities moving forward as a result of demand stemming from investors looking for an uncorrelated alternative asset class, an increase in global wealth and the shifting tastes of millennial art collectors.
Additionally, we believe that there is an opportunity to capture the shifting tastes of millennial art collectors. The 2018 U.S. Trust Insights on Wealth and Worth survey on wealthy households found that millennials are the fastest growing segment of art collectors, up 8% year-over-year and comprising 36% of total respondents. What makes this generation of collectors different is that they are driven by the role art collecting plays in leveraging future wealth (33% versus 16% of all collectors) and as an asset that can be sold for a quick profit (35% versus 13%). The study also showed the biggest uptick in online art buying among millennials, up 9% to 78%. This is compared to men (42%) and women (36%) who purchased art online in 2018. We believe we are well positioned to benefit from these shifts in millennial collecting.
According to The Contemporary Art Market Report 2019 by Artprice, global auction turnover reached $1.89 billion (doubling in the last 10 years), the volume of transactions grew by 6.8% with 71,400 lots sold, the global unsold rate remained stable at 39% and the price index of contemporary art increased by 22%.
Sneakers

According to a recent research report by Cowen Equity Research, the U.S. sneaker market is currently valued at $21.2 billion, and the overall global sneaker market is nearing $100 billion.  Sneaker resale is now estimated to be a $2 billion market, according to Cowen & Co estimates. It is projected to triple over the next several years, reaching more than $6 billion by 2025.
A few causes can be attributed to the global popularization of the sneaker resale market. Most notably, brands generate artificial scarcity by keeping supply far below demand through limited edition drops. This hype has been boosted by celebrity-driven endorsement culture and more collaborations with celebrities, artists, high fashion designers and tastemakers to produce limited edition sneakers to the public. A select few examples of collaborations between shoe companies and tastemakers include Jordan 4 Retro KAWS Black, “The Ten” by Virgil Abloh’s Off-White, Travis Scott x Air Jordan 4 Cactus Jack, adidas x Pharrell Williams blue Human Body NMD and countless others. While some of these shoes may retail in the $100-$200 range, they just as easily appear on the secondary market at a 100x multiple. As an example, the Nike Dunk SB Low Staple “NYC Pigeon” originally retailed in Nike stores for $200 and was last sold on StockX for $13,500 on July 9, 2019. This growth in the sneaker market may also be attributed to the rise of streetwear as well as the rise of the “Hypebeast” community in mainstream culture. Strengthened by increased artistic collaborations as well as promotions by influencers and celebrities, the rise of streetwear is further propelled by social media and pop culture. This greater exposure to streetwear and the Hypebeast community through these digital channels has led to increased adoption into the mainstream, especially by an increasingly digitally native consumer. With the rise of streetwear and Hypebeast culture, the “sneakerhead” community has grown immensely, growing the #sneakerhead hashtag to over 17 million posts on Instagram.
Streetwear and Supreme
Streetwear is a growing market. In a 2018 report, Bain & Company again highlighted streetwear as a growth driver for the luxury sector. And, according to the inaugural Streetwear Impact Report - 001 published by Hypebeast and PwC, over 78% of 3,200 respondents voted for Supreme as the brand that represents streetwear the most. Supreme was followed by Nike, Off-White, Adidas, BAPE and Stussy.  According to the 2019 True Luxury Global Consumer Insights report published by BCG and Altagamma, the top two key trends in the luxury global consumer market were collaborations and buying second-hand. The value of collaborations reached 90% awareness amongst buyers, driven by Millennials and Gen Z-ers, and the top purchased collaboration overall was Supreme x Louis Vuitton.
The Supreme brand caters to youth “Hypebeast” culture, specifically the skate, hip hop and rock cultures. Since its inception, Supreme has morphed from a brick-and-mortar hangout for downtown skate kids to a cult global brand whose eclectic output rivals that of some of the world's most elite fashion brands. The company functions by making limited amounts of product and “drops” them at designated times of the year, generating buzz, hype and exclusivity around the brand. They are perhaps best known for their wide reaching and prolific original collaborations with iconic fashion brands such as Nike SB, Vans, Air Jordan and others. Beyond their retail collaborations, the brand collaborates with a diverse and expansive range of edgy musicians and artists.
Comics
The comic book industry flourished within the pop culture arena of the 1930s due to the popularity of superhero characters such as Superman, Batman and Captain Marvel. Since the 1960s, two publishers have primarily dominated the American comic book industry: Marvel Comics, the publisher of comics featuring Spider-Man, X-Men and Fantastic Four; and DC Comics, which publishes comics featuring Superman, Batman and Wonder Woman. According to a joint report by Comichron and ICv2, the comic book market reached a height of $1.1 billion in 2018, up $80 million from the previous year. Comics are a unique collectibles category because of the large amounts of data available on pricing, quantity and condition of certain vintage comic books. The industry is heavily tracked by databases, including Comics Price Guide, GoCollect and GPAnalysis, all of which provide information on fair market value, scarcity and quality. The increased popularity of online auctioning services like eBay and Heritage Auctions for buying and selling comic books has similarly greatly increased the visibility of actual comic book sale prices, leading to improved price guide accuracy, particularly for online price guides.

As such, we believe the collectible vintage comic book market will grow from its accessibility and transparency. Comic book collectors collect for several possible reasons, including appreciation, nostalgia, financial profit and completion of the collection. Macro trends exist today that may fuel the popularity of comic books. One trend is the steady remakes of Marvel comics, including Black Panther, The Avengers, Captain Marvel and others, into blockbuster movies. Further, The Walt Disney Company’s acquisition of Twenty First Century Fox brings in unique opportunities for Fox characters like X-Men, Deadpool and Fantastic Four to now be absorbed into the Marvel universe, which would further fuel the popularization of traditional comic book characters.
We believe that the opportunity for vintage comic books remains strong and the overall macroeconomic environment remains favorable for high performing alternative asset classes, including art and collectibles. Interest rates are expected to remain moderate (albeit rising) across most developed economies, and returns in traditional asset classes such as stocks and investment-grade bonds may remain volatile. In addition to the increased transparency generally across alternative asset classes, we believe that these factors will support the trend for investors to seek returns in alternative assets, which will continue to make these a more permanent component of investment strategies broadly.
Our Business
An investment in a series represents an investment in that particular series and thus indirectly in the underlying asset related to such series, and does not represent an investment in our company or our manager generally.  We do not anticipate that any series will own any assets other than the assets related to that series described under “The Underlying Assets.”  However, we expect that the operations of our company, including the creation of additional series and their acquisition of additional assets, will benefit investors by enabling each series to benefit from economies of scale.
We anticipate that our core competency will be the identification, acquisition, marketing and management of investment-grade art and other collectibles for the benefit of the investors. The Otis Platform aims to provide:
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investors with access to alternative assets for investment, portfolio diversification and secondary market liquidity for their interests (although a secondary market does not currently exist and there can be no guarantee that a secondary market will ever develop or that appropriate registrations to permit such secondary trading will ever be obtained);
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asset sellers with greater market transparency and insights, lower transaction costs, increased liquidity, a seamless and convenient sale process, portfolio diversification and the ability to retain minority equity positions in assets via the retention of equity interests in offerings conducted through the Otis Platform; and
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all Otis Platform users with a premium, highly curated and engaging experience.
All Otis Platform users and others are provided with opportunities to engage with the art and collectibles in our collection through a diverse set of tangible interactions with assets on the platform and unique collective ownership experiences.
Our objectives are to become the leading marketplace for investing in art, collectibles and other alternative assets; through the Otis Platform, to provide investors with financial returns commensurate with returns in the art, collectibles and other alternative assets industries; to provide experiential and social benefits comparable to those of a world-class collector; and to manage the collection in a manner that provides exemplary care to the assets and offers potential returns for investors.
Our Manager
The operating agreement designates our manager as the managing member of our company.  Our manager will generally not be entitled to vote on matters submitted to the holders of our interests.  Our manager will not have any distribution, redemption, conversion or liquidation rights by virtue of its status as manager.

The operating agreement further provides that our manager, in exercising its rights in its capacity as the managing member, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting our company, any series or any of the interest holders and will not be subject to any different standards imposed by the operating agreement, the LLC Act or under any other law, rule or regulation or in equity.  In addition, the operating agreement provides that our manager will not have any duty (including any fiduciary duty) to our company, any series or any of the interest holders.
In the event our manager resigns as managing member of our company, the holders of a majority of all interests of our company may elect a successor managing member.  Holders of interests in each series have the right to remove our manager as manager of our company, by a vote of two-thirds of the holders of all interests in each series (excluding our manager), in the event our manager is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with a series or our company. If so convicted, our manager shall call a meeting of all of the holders of interests in every series within 30 calendar days of such non-appealable judgment at which the holders may vote to remove our manager as manager of our company and each series.  If our manager fails to call such a meeting, any interest holder will have the authority to call such a meeting.  In the event of its removal, our manager shall be entitled to receive all amounts that have accrued and are due and payable to it. If the holders vote to terminate and dissolve our company (and therefore each series), the liquidation provisions of the operating agreement shall apply (as described in “Securities Being Offered—Liquidation Rights”). In the event our manager is removed as manager of our company, it shall also immediately cease to be manager of each series.
See “Directors, Executive Officers and Significant Employees” for additional information regarding our manager.
Affiliated Issuers
As previously noted, the Otis Platform may involve one or more affiliated issuers. We acknowledge that the $50 million annual limit for offerings under Rule 251(a)(2) (Tier 2) of Regulation A will be aggregated between any affiliated issuers with substantially similar business plans and have not adopted this structure to avoid such limit. We and our manager do not believe there to be a difference in the assets we are acquiring and holding versus those being acquired and held by an affiliated issuer, Otis Collection LLC (which we refer to as our affiliate), for which our manager is also the manager. The assets being acquired and held by both are as previously described, and, as previously noted, an investment in a series of our company or in a series of our affiliate represents an investment in that particular series and thus indirectly in the underlying asset related to such series and does not represent an investment in our company, our affiliate or our manager generally. See “Risk Factors.” Therefore, we believe there to be no risks or benefits of investing in the different offerings related solely to the existence of affiliated issuers and no material differences between the affiliated issuers.
Advisory Board
Our manager intends to assemble an expert network of advisors with experience in relevant industries to serve on the Advisory Board to assist our manager in identifying and acquiring the art, collectibles and other alternative assets, to assist our asset manager in managing the underlying assets and to advise our manager and certain other matters associated with our business and the various series.
The members of the Advisory Board will not be managers or officers of our company or any series and will not have any fiduciary or other duties to the interest holders of any series.
Operating Expenses
Each series will be responsible for the following costs and expenses attributable to the activities of our company related to such series (we refer to these as Operating Expenses):
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any and all fees, costs and expenses incurred in connection with the management of our underlying assets, including import taxes, income taxes, storage (including property rental fees should our manager decide to rent a property to store a number of underlying assets), security, valuation, custodial, marketing and utilization of the underlying assets;

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any fees, costs and expenses incurred in connection with preparing any reports and accounts of each series, including any blue sky filings required in order for a series to be made available to investors in certain states and any annual audit of the accounts of such series (if applicable) and any reports to be filed with the Commission;
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any and all insurance premiums or expenses, including directors and officer’s insurance of the directors and officers of our manager or asset manager, in connection with the underlying assets;
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any withholding or transfer taxes imposed on our company or a series or any interest holders as a result of its or their earnings, investments or withdrawals;
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any governmental fees imposed on the capital of our company or a series or incurred in connection with compliance with applicable regulatory requirements;
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any legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation instituted against our company, a series or our asset manager in connection with the affairs of our company or a series;
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the fees and expenses of any administrator, if any, engaged to provide administrative services to our company or a series;
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all custodial fees, costs and expenses in connection with the holding of an underlying asset;
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any fees, costs and expenses of a third-party registrar and transfer agent appointed by our managing member in connection with a series;
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the cost of the audit of the annual financial statements of our company or a series and the preparation of tax returns and circulation of reports to interest holders;
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any indemnification payments;
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the fees and expenses of counsel to our company or a series in connection with advice directly relating to its legal affairs;
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the costs of any other outside appraisers, valuation firms, accountants, attorneys or other experts or consultants engaged by our managing member in connection with the operations of our company or a series; and
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any similar expenses that may be determined to be Operating Expenses, as determined by our managing member in its reasonable discretion.
Our manager has agreed to pay and not be reimbursed for Operating Expenses incurred prior to the initial closing of each offering. Our manager will bear its own expenses of an ordinary nature, including all costs and expenses on account of rent (other than for storage of the underlying assets), supplies, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, remuneration and expenses paid to employees and utilities expenditures (excluding utilities expenditures in connection with the storage of the underlying assets).
If the Operating Expenses exceed the amount of revenues generated from an underlying asset and cannot be covered by any Operating Expense reserves on the balance sheet of such underlying asset, our manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the applicable series, on which our manager may impose a reasonable rate of interest, and be entitled to the Operating Expenses Reimbursement Obligation(s), and/or (c) cause additional interests to be issued in the such series in order to cover such additional amounts.
Indemnification of our Manager

The operating agreement provides that neither our manager, nor any current or former directors, officers, employees, partners, shareholders, members, controlling persons, agents or independent contractors of our manager, nor members of the Advisory Board, nor persons acting at the request of our company in certain capacities with respect to other entities will be liable to our company, any series or any interest holders for any act or omission taken by them in connection with the business of our company or any series that has not been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.
Each series will indemnify these persons out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving our company or such series and with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.
Description of the Asset Management Agreement
Each series will appoint our manager to serve as asset manager to manage the underlying assets related to such series pursuant to an asset management agreement. Except as set forth below and any guidance as may be established from time to time by our manager or the Advisory Board, our asset manager will have sole authority and complete discretion over the care, custody, maintenance and management of each underlying asset and to take any action that it deems necessary or desirable in connection therewith.  Our asset manager will be authorized on behalf of each series to, among other things:
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create the asset maintenance policies for each underlying asset in consultation with the Advisory Board and oversee compliance with such maintenance policies;
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purchase and maintain insurance coverage for each underlying asset for the benefit of the series related to such asset;
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engage third-party independent contractors for the care, custody, maintenance and management of each underlying asset;
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develop standards for the care of each underlying asset while in storage;
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develop standards for the transportation and care of each underlying asset when outside of storage;
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reasonably make all determinations regarding the calculation of fees, expenses and other amounts relating to each underlying asset paid by the asset manager;
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deliver invoices to our manager for the payment of all fees and expenses incurred by the series in connection with the maintenance of its underlying asset and ensure delivery of payments to third parties for any such services; and
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generally perform any other act necessary to carry out its obligations under the asset management agreement.
Our asset manager will be paid a Sourcing Fee as compensation for sourcing each underlying asset in an amount equal to up to 10% of the gross offering proceeds of each offering; provided that such Sourcing Fee may be waived by our asset manager.
The asset management agreement will terminate on the earlier of: (i) one year after the date on which the relevant underlying assets have been liquidated and the obligations connected to the underlying assets (including contingent obligations) have been terminated, (ii) the removal of our manager as managing member of the series related to such assets, (iii) upon notice by one party to the other party of a party’s material breach of the asset management agreement or (iv) such other date as agreed between the parties to the asset management agreement.

Each series will indemnify our asset manager and its affiliates, and any of their respective directors, members, stockholders, partners, officers, employees or controlling persons, against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which such person may become subject in connection with any matter arising out of or in connection with the asset management agreement, except to the extent that any such losses result solely from the acts or omissions of such person that have been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to have resulted primarily from such person’s fraud, willful misconduct or gross negligence.
Asset Selection
We will target a broad spectrum of assets to cater to a wide variety of demand. It is our objective to acquire a diverse collection of top tier contemporary art and collectibles sourced directly from living, mid-career artists as well as art collectors. We will pursue investments opportunistically whenever we can leverage our industry-specific knowledge, unique sourcing angle or our relationships to bring compelling investment opportunities to investors. We aim to acquire only the highest of caliber assets and to appropriately maintain, monitor and manage the collection for continued value appreciation and to enable respectful enjoyment and utilization by the investors and potential lessees.
Sourcing. Through our network of artists, galleries, collectors, and our Advisory Board, we will build a pipeline of compelling opportunities in the contemporary art and collectibles market, with the intent of driving returns for investors who own the applicable asset. Our sourcing angle combined with our data-driven approach to the investment process will provide us with opportunities that will help us capture demand in the market for particular assets. Our data-driven approach will help us study and identify the latest trends in the market to find artists and pieces which we believe will resonate with millennial values. We will consider factors such as rarity, significance, historical prices, originality, value, condition, and social trends when deciding whether or not to acquire an asset. We look forward to maintaining an ongoing list of investment opportunities and a database of interesting market trends across the various assets categories that we track.
Due Diligence. We will consider the growth potential, historical significance, ownership history, past valuation of the asset and comparable assets.  Our diligence process will include a review of public auction data, opinions from art advisors in our network, precedent and comparable transactions, among other metrics. The diligence process will be a part of a memo that will be put together for investment review.
Investment Review. We will establish an investment committee (panel of experts, advisors, and independent members) to review the memo and vote to either approve or reject the assets. Regardless of the decision, the committee will draft a summary of their findings for internal record.
Asset Management. Once we acquire the asset, it will be insured and then transported and warehoused in a climate-controlled, highly secure location. During our hold period, we will monitor increases in market value and keep investors apprised any portfolio updates. We expect to loan the asset to museums or other interested parties (e.g., corporate offices/buildings) for fees that will then be distributed to investors.
Our asset selection criteria were established by our manager in consultation with members of our Advisory Board and are continually influenced by investor demand and current industry trends. The criteria are subject to change from time to time in the sole discretion of our manager. Although we cannot guarantee positive investment returns on the assets we acquire, we endeavor to select assets that are projected to generate positive return on investment, primarily based upon the asset’s value appreciation potential. Our manager, along with our Advisory Board, will endeavor to only select assets with known ownership history, certificates of authenticity, pre-purchase inspections, and other related records.  Our manager, along with our Advisory Board, also considers the condition of the assets, historical significance, ownership history and provenance, and the historical valuation of the specific asset or comparable assets.  Our manager, together with the Advisory Board, will review asset selection criteria at least annually. Our manager will seek approval from the Advisory Board for any major deviations from these criteria.

Through our network and Advisory Board, we believe that we will be able to identify and acquire art and other collectibles of the highest quality with the intent of driving returns for investors in the series of interests that owns the applicable asset. Concurrently, through the Otis Platform, we aim to bring together a significantly larger number of potential buyers with asset sellers than traditional auction houses or dealers are able to achieve. Through this process, we believe we can source and syndicate assets more efficiently than the traditional markets and with significantly lower transaction and holding costs.
Asset Acquisition
From time to time, we or our affiliates may elect to acquire a work of art or collectible opportunistically prior to the offering process. In such cases, the proceeds from the associated offering, net of any Brokerage Fee, Offering Expenses or other Acquisition Expenses, will be used to reimburse us for the acquisition of the artwork or collectible or repay any loans made to our company, plus applicable interest, to acquire such artwork or collectible.
In the future, rather than pre-purchasing assets before the closing of an offering, we plan to negotiate with asset sellers for the exclusive right to market, for a period of time a piece of art or collectible on the Otis Platform to investors. We plan to achieve this by pre-negotiating a purchase price (or desired amount of liquidity) and entering into an asset purchase agreement with an asset seller which would close simultaneously upon the closing of the offering of interests in the series associated with that piece of art or collectible. Then, upon closing a successful offering, the asset seller would be compensated with a combination of cash proceeds from the offering and, if elected, equity ownership in the series associated with the piece of art or collectible being sold (as negotiated in the asset purchase agreement for such asset) and title to the asset would be held by, or for the benefit of, the applicable series.
Asset Liquidity
We intend to hold and manage all of the assets marketed on the Otis Platform for an average of three to seven years. Liquidity for investors would be obtained by transferring their interests in a series (although a secondary market does not currently exist and there can be no guarantee that a secondary market for any series of interests will develop or that appropriate registrations to permit secondary trading will ever be obtained). However, should an offer to liquidate an entire asset materialize and be in the best interest of the investors, as determined by our asset manager, our asset manager together with the Advisory Board will consider the merits of such offers on a case-by-case basis and potentially sell the asset. Furthermore, should an asset become obsolete (e.g., lack investor demand for its interests) or suffer from a catastrophic event, our asset manager may choose to sell the asset.  As a result of a sale under any circumstances, our asset manager would distribute the proceeds of such sale (together with any insurance proceeds in the case of a catastrophic event covered under the assets insurance contract) to the interest holders of the applicable series (after payment of any accrued liabilities or debt, including, but not limited to, balances outstanding under any Operating Expenses Reimbursement Obligation, on the asset or of the series at that time).
Liquidity Platform
Overview
Our manager launched an interface on the Otis Platform that enables investors to indicate interest in buying and selling their holdings (which we refer to as the Liquidity Platform). Prior to the launch of the Liquidity Platform, our manager, as operator of the Otis Platform, engaged the Broker to receive communications of indications of interest from the Liquidity Platform and execute trades. In the future, we may associate with an ATS, which could be accessed through the Liquidity Platform. Any trades are subject to restrictions under state and federal securities law and the transfer restrictions included in our operating agreement (see “Securities Being Offered—Transfer Restrictions” below).
Liquidity Platform Process

The Liquidity Platform serves as the user interface through which interest holders and prospective secondary purchasers submit indications of interest to transfer or purchase interests in a series of our company. As such, the Liquidity Platform functions to deliver and display information to investors and the Broker. All activity related to indications of interest, and the execution of transfers or purchases of interests on the Liquidity Platform, is originated by the interest holders and prospective secondary purchasers. Neither our company, our manager, the asset manager, nor any affiliated issuer make any recommendations regarding the purchase or sale of interests, have custody of any interests or consideration or receive any compensation from the operations of the Liquidity Platform. The transfer of interests will be accomplished as set forth below and executed by the Broker, and all rules for the Liquidity Platform are set in conjunction with the Broker within the parameters of the applicable regulatory requirements.
An auction process accomplished during set time intervals (each of which we refer to as a Trading Window) occurs in the following manner:
1.
Frequency of facilitation: Trading Windows are open from Thursdays at 9:30 a.m. Eastern Time to the following Thursday at 9:29:59 a.m. Eastern Time, meaning each Trading Window remains open for one week. However, our manager, in its capacity as operator of the Liquidity Platform, may change that frequency and duration in consultation with the Broker. The Broker may suspend or terminate any Trading Window at its sole discretion.

2.
Indication of interest submission and aggregation: During the hours of a Trading Window, indications of interest to transfer or purchase interests of a particular series may be submitted by interest holders and prospective secondary purchasers. Prior to submitting an indication of interest, all interest holders and prospective purchasers are required to affirm that they have read the rules for the auction process, provided payment information and understand the execution process described below. Throughout the Trading Window, all indications of interest would be aggregated through the Liquidity Platform with respect to the interests in a particular series, and, at the end of the Trading Window, the Broker sets a market-clearing price based on indications of interest received and in the manner determined in conjunction with our company: the price at which the maximum number of interests of a given series would be transacted during that particular Trading Window (e.g., the price at which the maximum number of indications of interest to transfer and purchase overlap), to the extent such transfers are permitted by applicable law and the transfer restrictions detailed in our operating agreement.

3.
Indication of interest execution: After the end of a Trading Window, each interest holder or prospective secondary purchaser that has an indication that meets the clearing price is notified through the Liquidity Platform and given a period of time, in their sole discretion, to withdraw their indication to transact at the market-clearing price. Indications that have not been withdrawn become orders, and the Broker matches and executes orders during a fixed period of time after the end of the Trading Window, and trading participants instruct the transfer agent to transfer shares and the third-party holder of investor funds to transfer funds. Once executed, the appropriate information is submitted back to the Liquidity Platform and reflected for each interest holder. The Broker does not itself settle trades.

Role of the Otis Platform
For the purposes of the Trading Windows described above (see “—Liquidity Platform Process”), the Otis Platform merely acts as a user interface to deliver and display information to investors and the Broker. For the avoidance of doubt, all transfers of cash and securities are performed by appropriately-licensed third parties, at the direction of investors, upon closing of a Trading Window.
Similarly, for the purposes of the trading accomplished via an ATS in the future, the Otis Platform will merely act as a user interface to facilitate the functionality of said ATS.
Neither our company, our manager nor the asset manager will receive any compensation for their respective roles in the trading procedures unless and until our manager or one of its affiliates registers as a broker-dealer and/or an ATS.

Secondary Trading by our Manager
Our manager may act as a buyer and seller of interests in any given series during the above Trading Windows or through an ATS. Prior to our manager participating in any secondary purchases or sales through the Liquidity Platform, our manager intends to put in place internal procedures that (1) limit the participation of the manger to the period within 30 days after the filing of any annual report or semiannual report required under Regulation A covering the respective series, and (2) prevent our manager from making any secondary purchases or sales when in possession of material, non-public information.
Employees
Our manager has 20 full-time employees and utilizes independent contractors and advisors to supplement its employee base.  Our company does not have any employees.
Government Regulation
Regulation of the art and collectible industry varies from jurisdiction to jurisdiction and state to state. In any jurisdictions or states in which we operate, we may be required to obtain licenses and permits to conduct business, including dealer and sales licenses, and will be subject to local laws and regulations, including, but not limited to, import and export regulations, laws and regulations involving sales, use, value-added and other indirect taxes.
Claims arising out of actual or alleged violations of law could be asserted against us by individuals or governmental authorities and could expose us or each series of interests to significant damages or other penalties.
Legal Proceedings
None of our company, any series, our manager, our asset manager or any director or executive officer of our manager is presently subject to any material legal proceedings.
Allocations of Expenses
To the extent relevant, Offering Expenses, Acquisition Expenses, Operating Expenses, revenue generated from underlying assets and any indemnification payments made by our company will be allocated amongst the various interests in accordance with our manager’s allocation policy, a copy of which is available to investors upon written request to our manager. The allocation policy requires our manager to allocate items that are allocable to a specific series to be borne by, or distributed to, as applicable, the applicable series. If, however, an item is not allocable to a specific series but to our company in general, it will be allocated pro rata based on the value of underlying assets or the number of interests, as reasonably determined by our manager or as otherwise set forth in the allocation policy. By way of example, as of the date hereof it is anticipated that revenues and expenses will be allocated as follows:
Revenue or Expense Item	Details	Allocation Policy (if revenue or expense is not clearly allocable to a specific underlying asset)
Revenue	Revenue from events and leasing opportunities for the asset	Allocable pro rata to the value of each underlying asset
	Asset sponsorship models	Allocable pro rata to the value of each underlying asset

Offering Expenses	Filing expenses related to submission of regulatory paperwork for a series	Allocable pro rata to the number of underlying assets
	Underwriting expense incurred outside of Brokerage Fee	Allocable pro rata to the number of underlying assets
	Legal expenses related to the submission of regulatory paperwork for a series	Allocable pro rata to the number of underlying assets
	Audit and accounting work related to the regulatory paperwork or a series	Allocable pro rata to the number of underlying assets
	Escrow agent fees for the administration of escrow accounts related to the offering	Allocable pro rata to the number of underlying assets
	Compliance work, including diligence related to the preparation of a series	Allocable pro rata to the number of underlying assets

Acquisition Expense	Transportation of underlying asset as at time of acquisition	Allocable pro rata to the number of underlying assets
	Insurance of underlying asset as at time of acquisition	Allocable pro rata to the value of each underlying asset
	Preparation of marketing materials	Allocable pro rata to the number of underlying assets
	Pre-purchase inspection	Allocable pro rata to the number of underlying assets
	Interest expense in the case an underlying asset was pre-purchased us prior to the closing of an offering through a loan	Allocable directly to the applicable underlying asset
	Storage	Allocable pro rata to the number of underlying assets
	Security (e.g., surveillance and patrols)	Allocable pro rata to the number of underlying assets
	Custodial fees	Allocable pro rata to the number of underlying assets

Operating	Appraisal and valuation fees	Allocable pro rata to the number of underlying assets
Expense	Marketing expenses in connection with any revenue-generating event	Allocable pro rata to the value of each underlying asset
	Insurance	Allocable pro rata to the value of each underlying asset
	Maintenance	Allocable directly to the applicable underlying asset
	Transportation to any revenue-generating event	Allocable pro rata to the number of underlying assets
	Ongoing reporting requirements (e.g., Reg A+ or Exchange Act reporting)	Allocable pro rata to the number of underlying assets
	Audit, accounting and bookkeeping related to the reporting requirements of the series	Allocable pro rata to the number of underlying assets
	Other revenue-generating event related expenses (e.g., location, catering, facility management, film and photography crew)	Allocable pro rata to the value of each underlying asset

Indemnification Payments	Indemnification payments under the operating agreement	Allocable pro rata to the value of each underlying asset
Notwithstanding the foregoing, our manager may revise and update the allocation policy from time to time in its reasonable discretion without further notice to investors.

DESCRIPTION OF PROPERTY
Our manager currently leases space in purpose-built, secure, temperature-controlled storage facilities in New York and Oregon for the purpose of storing the underlying assets in a highly controlled environment, other than when they are being utilized for marketing or similar purposes. The monthly rent is approximately $1,100 per month at present.
Our manager also currently leases a purpose-built, secure, temperature-controlled gallery space in New York for the purpose of displaying the underlying assets for marketing and similar purposes.
Our manager and asset manager is located at 335 Madison Ave, 16th Floor, New York, NY 10017.
We believe that all our properties have been adequately maintained, are generally in good condition, and are suitable and adequate for our business.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Overview
Since its formation in December 2018, our company has been engaged primarily in acquiring underlying assets from our manager financed through promissory notes issued to our manager and developing the financial, offering and other materials to begin offering interests in various series through the Otis Platform.
Emerging Growth Company
We may elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an emerging growth company, as defined in the JOBS Act, under the reporting rules set forth under the Exchange Act. For so long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not emerging growth companies, including, but not limited to:
●
not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;
●
being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and
●
being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.
We would expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion; (ii) the date that we become a large accelerated filer as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.
Impact of Coronavirus Pandemic
In December 2019, a novel strain of coronavirus, referred to as COVID-19, was reported in Wuhan, China. COVID-19 has since spread to other countries, including the United States, and was declared a pandemic by the World Health Organization. Efforts to contain the spread of COVID-19 have intensified, and most states and localities in the United States and countries in Europe and Asia have implemented severe travel and social restrictions, including social distancing, “shelter-in-place” orders and restrictions on the types of businesses that may continue to operate. The impacts of the outbreak are unknown and rapidly evolving. Our principal office in New York State is closed, and we currently have limited access to our storage facility.
Our manager has taken steps to take care of its employees, including providing the ability for employees to work remotely. Our manager has also taken precautions with regard to employee, facility and office hygiene and implemented significant travel restrictions. Our manager is also assessing business continuity plans for all business units, including ours, in the context of COVID-19. This is a rapidly evolving situation, and our manager will continue to monitor and mitigate developments affecting its workforce. Our manager has reviewed and will continue to carefully review all rules, regulations and orders and will respond accordingly.

The continued spread of COVID-19 has also led to severe disruption and volatility in the global financial markets, which could increase our cost of capital and adversely affect our liquidity and ability to access capital markets in the future. The continued spread of COVID-19 has caused an economic slowdown and may cause a recession or other unpredictable events, each of which could adversely affect our business, results of operations or financial condition. The pandemic has had, and could have a significantly greater, material adverse effect on the United States economy as a whole and in our industry in particular.
If the spread of COVID-19 cannot be slowed and, ideally, contained, our business operations could be further delayed or interrupted. We expect that government and health authorities will announce new, or extend existing, restrictions, which could require us to make further adjustments to our operations in order to comply with any such restrictions. Our manager may also experience limitations in employee resources. In addition, our operations could be disrupted if any employee of our manager is suspected of having the virus, which could require quarantine of any such employees. The duration of any business disruption cannot be reasonably estimated at this time but may materially affect our ability to operate our business and result in additional costs.
The extent to which COVID-19 may impact our results will depend on future developments, which are highly uncertain and cannot be predicted as of the date of this offering circular, including new information that may emerge concerning the severity of the pandemic and steps taken to contain the pandemic or treat its impact, among others. Nevertheless, the pandemic; the current financial, economic and capital markets environment; and future developments in the global supply chain and other areas present material uncertainty and risk with respect to our performance, financial condition, results of operations and cash flows.
Further, the COVID-19 outbreak has caused unprecedented levels of global uncertainty and may impact the value of art and other collectables. We expect the COVID-19 outbreak will result in low transaction volume until confidence in the global economy is restored. The extent and duration of this disruption cannot be accurately estimated, and the art and collectibles industry may take a significant amount of time to recover. Although we intend to hold and manage all of the assets marketed on the Otis Platform for an average of three to seven years, the COVID-19 outbreak and resulting economic uncertainty may impact the value of the underlying assets, and consequently the value of the interests.
Results of Operations
The following discussion and analysis of our financial condition and results of operation should be read in conjunction with our financial statements and the related notes included in this offering circular. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements.
The interim financial statements included in this filing are unaudited, and may not include year-end adjustments necessary to make those financial statements comparable to audited results, although in the opinion of management all adjustments necessary to make the interim financial statements not misleading have been included.
Revenues
Revenues are generated at the series level. As of December 31, 2019 and June 30, 2020, no series has generated any revenues. Our underlying assets are not expected to generate any revenues until the second half of 2021.
Operating Expenses
The operating expenses incurred prior to the closing of an offering related to any of the underlying assets are being paid by our manager and recognized by our company as capital contributions and will not be reimbursed by the series. Each series will be responsible for its own operating expenses, such as storage, insurance or maintenance, beginning on the closing date of the offering for such series’ interests.
We incurred $47,308 in operating expenses for the six months ended June 30, 2020, as compared to $32 for the six months ended June 30, 2019. For the year ended December 31, 2019, we incurred $11,143 in operating expenses, as compared to $0 for the year ended December 31, 2018. The following table summarizes the operating expenses by category:

Operating Expense	Six-Month Period Ended June 30, 2020	Year Ended December 31, 2019
Accounting fees	$24,800	$1,500
Brokerage fees	$3,439	$2,325
Insurance	$1,781	$86
Storage	$1,083	$163
Transportation	$6,528	$1,180
Sourcing fees	$8,543	$5,889
Other G&A expenses	$1,134	$-
TOTALS	$47,308	$11,143

At the close of the respective offerings for the series, each individual series became responsible for operating expenses. Pre-closing operating expenses are incurred on the books of our company, and post-closing operating expenses incurred by each series with a closed offering are incurred and recorded on the books of the series. Our manager has agreed to pay and not be reimbursed for operating expenses incurred prior to the closing of each offering. See the Offering Statement for additional information regarding the payment of operating expenses. The following table summarizes the operating expenses by series:
Series	Six-Month Period Ended June 30, 2020	Year Ended December 31, 2019
Otis Gallery LLC	$24,800	$(1,232)
Series #KW	$1,070	$12,375
Series Drop 002	$2,225	$-
Series Drop 003	$939	$-
Series Drop 004	$1,949	$-
Series Drop 005	$4,555	$-
Series Drop 008	$4,182	$-
Series Drop 010	$989	$-
Series Gallery Drop 011	$1,566	$-
Series Gallery Drop 014	$2,284	$-
Series Gallery Drop 015	$1,781	$-
Series Gallery Drop 016	$968	$-
TOTALS	$47,308	$11,143

Other Expenses
We incurred other expenses in the form of interest expenses of $6,599 for the six months ended June 30, 2020, as compared to $0 for the six months ended June 30, 2019. For the year ended December 31, 2019, we incurred other expenses in the form of interest expenses of $1,088, as compared to $0 for the year ended December 31, 2018. The following table summarizes the interest expenses by series:

Series	Six-Month Period Ended June 30, 2020	Year Ended December 31, 2019
Series Gallery Drop 011	$270	$67
Series Gallery Drop 012	$2,100	$524
Series Gallery Drop 013	$1,262	$316
Series Gallery Drop 014	$475	$88
Series Gallery Drop 015	$371	$93
Series Gallery Drop 016	$366	$-
Series Gallery Drop 017	$928	$-
Series Gallery Drop 018	$116	$-
Series Gallery Drop 019	$126	$-
Series Gallery Drop 022	$169	$-
Series Gallery Drop 023	$60	$-
Series Gallery Drop 024	$97	$-
Series Gallery Drop 025	$258	$-
TOTALS	$6,599	$1,088

Net Loss
As a result of the cumulative effect of the foregoing factors, we generated a net loss of $53,907 for the six months ended June 30, 2020 and $12,231 for the year ended December 31, 2019.
Liquidity and Capital Resources
From inception, our company and each series have financed their business activities through capital contributions to our company and individual series from our manager. Our company and each series expect to continue to have access to capital financing from our manager going forward. However, there is no obligation or assurance that our manager will provide such required capital. Until such time as the series have the capacity to generate cash flows from operations, our manager may cover any deficits through additional capital contributions or the issuance of additional interests in any individual series. In addition, parts of the proceeds of future offerings may be used to create reserves for future operating expenses for individual series at the sole discretion of our manager. There can be no assurance that our manager will continue to fund such expenses. These factors raise substantial doubt about our company’s ability to continue as a going concern for the twelve months following the date of this filing.
Cash and Cash Equivalent Balances
As of June 30, 2020, we had cash and cash equivalents of $19,647, as compared to $10,175 as of December 31, 2019. The following table summarizes the cash and cash equivalents by series:
Series	Six-Month Period Ended June 30, 2020	Year Ended December 31, 2019
Series #KW	$1,787	$10,175
Series Drop 002	$2,563	$-
Series Drop 003	$61	$-
Series Drop 004	$2,076	$-
Series Drop 005	$445	$-
Series Drop 008	$4,633	$-
Series Drop 010	$631	$-
Series Gallery Drop 011	$1,755	$-
Series Gallery Drop 014	$2,595	$-
Series Gallery Drop 015	$1,871	$-
Series Gallery Drop 016	$1,230	$-
TOTALS	$19,647	$10,175

Series Subscriptions
Our company records membership contributions at the effective date. If the subscription is not funded upon issuance, we record a subscription receivable as an asset on the balance sheet. When subscription receivables are not received prior to the issuance of financial statements at a reporting date, the subscription receivable is reclassified as a contra account to members’ equity on the balance sheet. Each series has a minimum offering size that once met will result in the eventual successful subscription to and closing of the series offering. Subscription receivable consists of membership subscriptions received as of June 30, 2020 and December 31, 2019, as applicable, for which the minimum subscription requirement was met. As of June 30, 2020 and December 31, 2019, there was a subscription receivable of $79,504 and $216,719, respectively. The following table summarizes the subscription receivable by series as of June 30, 2020 and December 31, 2019:
Series	Interests Subscribed for as of June 30, 2020	Subscription Amount as of June 30, 2020	Interests Subscribed for as of December 31, 2019	Subscription Amount as of December 31, 2019
Series Drop 002	-	$-	960	$31,680
Series Drop 003	-	$-	996	$34,860
Series Drop 005	-	$-	1,229	$93,404
Series Drop 008	-	$-	795	$31,800
Series Drop 010	-	$-	999	$24,975
Series Gallery Drop 019	709	$21,270	-	$-
Series Gallery Drop 021	1,098	$27,450	-	$-
Series Gallery Drop 022	962	$30,784	-	$-
TOTALS		$79,504		$216,719

Promissory Notes
In connection with the acquisition of the underlying assets from our manager, we have issued promissory notes to our manager which are due within 14 business days of the final closing of the related offering (i.e., when the offering is fully funded), provided that we may prepay the notes at any time. The following table summarizes these notes outstanding by series as of June 30, 2020 and December 31, 2019:

Series	Date Issued	Principal Amount	Interest Rate(1)	Balance June 30, 2020	Balance December 31, 2019
Series Drop 002	08/30/2019	$30,000	0%	$-	$30,000
Series Drop 003	08/30/2019	$34,000	0%	$-	$34,000
Series Drop 004	08/30/2019	$44,341	0%	$-	$44,341
Series Drop 005	08/30/2019	$90,000	0%	$-	$90,000
Series Drop 006(2)	08/30/2019	$78,000	0%	$-	$78,000
Series Drop 007(2)	08/30/2019	$56,250	0%	$-	$56,250
Series Drop 008	08/30/2019	$27,000	0%	$-	$27,000
Series Drop 009	08/30/2019	$310,000	0%	$310,000	$310,000
Series Drop 010	09/16/2019	$24,000	0%	$-	$24,000
Series Gallery Drop 011	12/13/2019	$18,000	7.5%	$338	$18,067
Series Gallery Drop 012	12/13/2019	$140,000	7.5%	$142,625	$140,524
Series Gallery Drop 013	12/13/2019	$84,150	7.5%	$85,728	$84,466
Series Gallery Drop 014	12/17/2019	$30,000	7.5%	$563	$30,088
Series Gallery Drop 015	12/13/2019	$24,750	7.5%	$464	$24,843
Series Gallery Drop 016	03/18/2020	$19,539	7.5%	$366	$-
Series Gallery Drop 017	03/18/2020	$49,500	7.5%	$50,428	$-
Series Gallery Drop 018	05/13/2020	$11,600	7.5%	$11,716	$-
Series Gallery Drop 019	05/28/2020	$18,900	7.25%	$19,026	$-
Series Gallery Drop 020	05/28/2020	$134,000	0%	$134,000	$-
Series Gallery Drop 021	05/29/2020	$26,560	0%	$26,560	$-
Series Gallery Drop 022	06/02/2020	$29,948	7.25%	$30,117	$-
Series Gallery Drop 023	06/10/2020	$15,000	7.25%	$15,060	$-
Series Gallery Drop 024	06/09/2020	$23,000	7.25%	$23,097	$-
Series Gallery Drop 025	06/10/2020	$64,000	7.25%	$64,258	$-
Series Gallery Drop 026	06/09/2020	$95,000	0%	$95,000	$-
TOTALS		$1,001,658		$1,009,345	$991,579

(1)
Interest is per annum, annualized over a three-month period from the date of issuance.
(2)
On March 4, 2020, our manager repurchased the underlying assets related to these series, and the applicable promissory notes were cancelled in consideration of the repurchases.
Plan of Operations
We plan to launch approximately 25 to 50 additional offerings in the next twelve months.  The proceeds from any offerings closed during the next twelve months will be used to acquire additional investment-grade art and other collectibles.
We also intend to develop revenue-generating events (as described in “Description of Business—Our Business”), allowing investors to enjoy the collection of art and collectibles acquired by us through events, museums and other programs, which we anticipate will enable the underlying assets to generate revenue for the applicable series to distribute dividends on a semi-annual basis at the discretion of our manager. See “Description of Business—Operating Expenses” for additional information regarding the payment of operating expenses.
We believe that the proceeds from the offerings will satisfy our cash requirements for the next six months to implement the foregoing plan of operations.
Off-Balance Sheet Arrangements
We did not have during the periods presented, and we do not currently have, any off-balance sheet arrangements.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES
The Manager
Our company operates under the direction of our manager, which is responsible for directing the operations of our business, directing our day-to-day affairs, and implementing our investment strategy. Our manager has established a Board of Directors and will establish an Advisory Board that will make decisions with respect to all asset acquisitions, dispositions and maintenance schedules. Our manager and its officers and directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require.  Our manager is responsible for determining maintenance required in order to maintain or improve an asset’s quality (if necessary), determining how to monetize the underlying assets at revenue-generating events in order to generate profits and evaluating potential sale offers, which may lead to the liquidation of the underlying asset or other series as the case may be.
We will follow guidelines adopted by our manager and implement policies set forth in the operating agreement unless otherwise modified by our manager. Our manager may establish further written policies and will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled. Our manager may change our objectives at any time without approval of our interest holders.  Our manager itself has no track record and is relying on the track record of its individual officers, directors and advisors.
Our manager performs its duties and responsibilities pursuant to the operating agreement. Our manager maintains a contractual, as opposed to a fiduciary relationship, with us and our interest holders. Furthermore, we have agreed to limit the liability of our manager and to indemnify our manager against certain liabilities.
The responsibilities of our manager include the following:
Asset Sourcing and Disposition Services
●
together with members of the Advisory Board, define and oversee the overall underlying asset sourcing and disposition strategy;
●
manage our asset sourcing activities, including creating the asset acquisition policy, organizing and evaluating due diligence for specific asset acquisition opportunities and structuring partnerships with collectors, brokers and dealers who may provide opportunities to source quality assets;
●
negotiate and structure the terms and conditions of acquisitions of assets with asset sellers;
●
evaluate any potential asset takeover offers from third parties, which may result in asset dispositions, sales or other liquidity transactions;
●
structure and negotiate the terms and conditions of transactions pursuant to which underlying assets may be sold or otherwise disposed;
Services in Connection with an Offering
●
create and manage all series for offerings related to underlying assets on the Otis Platform;
●
develop offering materials, including the determination of its specific terms and structure and description of the underlying assets;
●
create and submit all necessary regulatory filings, including, but not limited to, Commission filings and financial audits and coordinate with the broker of record, lawyers, accountants and escrow agents as necessary in such processes;
●
prepare all marketing materials related to offerings and obtain approval for such materials from the broker of record;

●
together with the broker of record, coordinate the receipt, collection, processing and acceptance of subscription agreements and other administrative support functions;
●
create and implement various technology services, transactional services and electronic communications related to any offerings;
●
all other necessary offering related services;
Asset Monetization Services
●
create and manage all revenue-generating events and determine participation in such programs by any underlying assets;
●
evaluate and enter into service provider contracts related to the operation of revenue-generating events;
●
allocate revenues and costs related to revenue-generating events to the appropriate series in accordance with our allocation policy;
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approve potential joint ventures, limited partnerships and other such relationships with third parties related to asset monetization and revenue-generating events;
Interest Holder Relationship Services
●
provide any appropriate updates related to underlying assets or offerings electronically or through the Otis Platform;
●
manage communications with interest holders, including answering e-mails and preparing and sending written and electronic reports and other communications;
●
establish technology infrastructure to assist in providing interest holder support and services;
●
determine our distribution policy and determine amounts of and authorize Free Cash Flow distributions from time to time;
●
maintain Free Cash Flow funds in deposit accounts or investment accounts for the benefit of a series;
Administrative Services
●
manage and perform the various administrative functions necessary for our day-to-day operations;
●
provide financial and operational planning services and collection management functions, including determination, administration and servicing of any Operating Expenses Reimbursement Obligation made to our company or any series by our manager to cover any Operating Expense shortfalls;
●
administer the potential issuance of additional interests to cover any potential Operating Expense shortfalls;
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maintain accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports and required to be filed with the Commission and any other regulatory agency, including annual and semi-annual financial statements;
●
maintain all appropriate books and records for our company and all the series;
●
obtain and update market research and economic and statistical data in connection with the underlying assets and the general collectible market;
●
oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

●
supervise the performance of such ministerial and administrative functions as may be necessary in connection with our daily operations;
●
provide all necessary cash management services;
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manage and coordinate with the transfer agent, if any, the process of making distributions and payments to interest holders or the transfer or resale of securities as may be permitted by law;
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evaluate and obtain adequate insurance coverage for the underlying assets based upon risk management determinations;
●
provide timely updates related to the overall regulatory environment affecting our company, as well as managing compliance with regulatory matters;
●
evaluate our corporate governance structure and appropriate policies and procedures related thereto; and
●
oversee all reporting, record keeping, internal controls and similar matters in a manner to allow us to comply with applicable law.
Directors, Executive Officers and Key Employees of our Manager
The following table sets forth the name and position of each of the current executive officers, directors and significant employees of our manager.
Name	Position	Age	Term of Office (Beginning)	Approximate hours per week for part-time employees
Michael Karnjanaprakorn	Chief Executive Officer, Director	37	October 2018	N/A
Albert Wenger	Director	53	February 2019	N/A
Dan Levitan	Director	62	November 2019	N/A

Michael Karnjanaprakorn. Mr. Karnjanaprakorn is a serial entrepreneur who has developed several successful tech platforms. In 2010, he co-founded Skillshare, an online learning community for creative professionals. He led the platform to 7M+ registered users with 25K+ classes. Prior to Skillshare, Mr. Karnjanaprakorn was an early employee at Behance, which was acquired by Adobe, and Hot Potato, which was acquired by Facebook. Mr. Karnjanaprakorn graduated from the University of Virginia with a B.A. in Economics and the VCU Brandcenter with a M.S. in Advertising.
Albert Wenger. Mr. Wenger is a managing partner at Union Square Ventures, a New York City-based venture capital firm. Mr. Wenger joined Union Square Ventures as a Venture Partner in 2006 following the sale of Delicious to Yahoo in 2005 where he was President. He became a General Partner in 2008 and a Managing Partner in 2017. His notable investments include Etsy (IPO 2015), Twilio (IPO 2016) and MongoDB (IPO 2017). Mr. Wenger earned his PhD in Information Technology from MIT in 1999.
Dan Levitan. Mr. Levitan has over 25 years of collective experience in venture capital and investing, specializing in leading consumer and retail businesses. Eager to help innovative companies realize their full potential, Mr. Levitan launched Maveron in 1998 with Howard Schultz, former CEO and Executive Chairman of Starbucks Coffee Company. In his 20-year career at Maveron, Mr. Levitan has led many successful exits, including zulily (NASDAQ: ZU), Potbelly (NASDAQ: PBPB), Trupanion (NYSE: TRUP), Capella Education Company (NASDAQ: CPLA), eBay (NASDAQ: EBAY) and Shutterfly (NASDAQ: SFLY). He currently serves on the Board of Directors for Allbirds, Otis, PlutoVR, Pro.com, Spyce, Trupanion and Two Chairs. Mr. Levitan has been recognized by Forbes on its Midas List as one of the industry’s top technology investors. Mr. Levitan has also been named NASDAQ private company director of the year. Mr. Levitan graduated from Horace Mann School and received a BA magna cum laude from Duke University and an MBA from Harvard Business School.

Directors are elected until their successors are duly elected and qualified.
There are no arrangements or understandings known to us pursuant to which any director was or is to be selected as a director or nominee. There are no agreements or understandings for any executive officer or director to resign at the request of another person, and no officer or director is acting on behalf of, nor will any of them act, at the direction of any other person.
There are no family relationships between any director, executive officer, person nominated or chosen to become a director, executive officer or any significant employee.
To the best of our knowledge, none of our directors or executive officers has, during the past five years:
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been convicted in a criminal proceeding (excluding traffic violations and other minor offences); or
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had any petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of, such person, any partnership in which he was general partner at or within two years before the time of such filing or any corporation or business association of which he was an executive officer at or within two years before the time of such filing.
Advisory Board
Responsibilities of the Advisory Board
The Advisory Board will support our company, our asset manager and our manager and consists of advisors to our manager. It is anticipated that the Advisory Board will review our relationship with, and the performance of, our manager, and generally approve the terms of any material or related-party transactions.  In addition, it is anticipated that the Advisory Board will be responsible for the following:
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approving, permitting deviations from, making changes to and annually reviewing the asset acquisition policy;
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evaluating all asset acquisitions;
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evaluating any third-party offers for asset acquisitions and approving asset dispositions that are in the best interest of our company and our interest holders;
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providing guidance with respect to the appropriate levels of insurance costs specific to each individual asset;
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reviewing material conflicts of interest that arise, or are reasonably likely to arise, with the manager, on the one hand, and our company, a series or the other members, on the other hand, or our company or a series, on the one hand, and another series, on the other hand;
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approving any material transaction between our company or a series, on the one hand, and our manager or any of its affiliates, another series or an interest holder, on the other hand, other than for the purchase of interests;
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reviewing the total fees, expenses, assets, revenues and availability of funds for distributions to our interest holders at least annually or with sufficient frequency to determine that the expenses incurred are reasonable in light of the investment performance of the assets, and that funds available for distributions to interest holders are in accordance with our policies; and
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approving any service providers appointed by our manager in respect of the underlying assets.

The resolution of any conflict of interest approved by the Advisory Board shall be conclusively deemed fair and reasonable to our company and its interest holders and not a breach of any duty at law, in equity or otherwise.  The members of the Advisory Board will not be managers or officers of our company or any series and will not have fiduciary or other duties to the interest holders of any series.
Compensation of the Advisory Board
Our manager will compensate the Advisory Board or their nominees (as so directed by an Advisory Board member) for their service. As such, it is anticipated that their costs will not be borne by any given series.
Members of the Advisory Board
We have already established an informal network of expert advisors who support or company in asset acquisitions, valuations and negotiations, but we have not yet established a formal Advisory Board.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Compensation of Executive Officers
We do not currently have any employees, nor do we currently intend to hire any employees who will be compensated directly by our company. Each of the executive officers of our manager manage our day-to-day affairs; oversee the review, selection and recommendation of investment opportunities; service acquired investments; and monitor the performance of these investments to ensure that they are consistent with our investment objectives. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of our manager, from our manager.  Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to our manager, we do not intend to pay any compensation directly to these individuals.
Compensation of Manager
Our manager will receive reimbursement for costs incurred relating to this and other offerings (e.g., Offering Expenses and Acquisition Expenses) and, in its capacity as our asset manager, a Sourcing Fee. Neither our manager nor its affiliates will receive any selling commissions or dealer manager fees in connection with any offering. See “Plan of Distribution and Selling Securityholders—Fees and Expenses” and “Use of Proceeds to Issuer” for further details.
As of June 30, 2020, cost reimbursements and Sourcing Fees in the amount of $22,728 have accrued, but not been paid, to our manager, as compared to $7,318 accrued, but not paid, as of December 31, 2019. During the six-month period ended June 30, 2020, cost reimbursements and Sourcing Fees in the amount of $12,429 were paid to our manager, as compared to $0 during the year ended December 31, 2019.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS
Our company and each series are managed by our manager. Upon designation of each series, our manager was granted a single interest in each series and became the initial member holding 100% of the then-outstanding interests of each series. At the closing of each offering, our manager or its affiliates will purchase a minimum of 2% and up to a maximum of 19.99% of the interests sold in each offering for the same price as all other investors, although such minimum and maximum thresholds may be waived or modified by our manager in its sole discretion. Our manager may sell its interests from time to time after the closing of each offering in its sole discretion. Our manager has no present intention to sell its interests, and any future sales would be based upon our manager’s potential need for capital, market prices of the interests at the time of a proposed sale and other factors that a reasonable investor might consider in connection with the sale of securities similar to the interests. The address of our manager is 335 Madison Ave, 16th Floor, New York, NY 10017.
As of date of this offering circular, our manager owns the following securities:
Title of Class	Number of Interests Owned	Percent of Outstanding Interests Owned
Series #KW Interests	1,001	10.01%
Series Drop 002 Interests	20	2.00%
Series Drop 003 Interests	20	2.00%
Series Drop 004 Interests	19	1.90%
Series Drop 005 Interests	150	12.00%
Series Drop 008 Interests	195	19.50%
Series Drop 009 Interests	979	30.12%
Series Drop 010 Interests	20	2.00%
Series Gallery Drop 011 Interests	18	1.80%
Series Gallery Drop 012 Interests	1,485	74.25%
Series Gallery Drop 013 Interests	145	9.67%
Series Gallery Drop 014 Interests	20	2.00%
Series Gallery Drop 015 Interests	20	2.00%
Series Gallery Drop 016 Interests	10	1.00%
Series Gallery Drop 017 Interests	20	2.00%
Series Gallery Drop 018 Interests	6	1.25%
Series Gallery Drop 019 Interests	15	2.00%
Series Gallery Drop 020 Interests	37	2.03%
Series Gallery Drop 021 Interests	12	1.09%
Series Gallery Drop 022 Interests	20	2.00%
Series Gallery Drop 023 Interests	19	1.90%
Series Gallery Drop 024 Interests	11	1.10%
Series Gallery Drop 025 Interests	294	29.40%
Series Gallery Drop 026 Interests	40	2.00%
Series Gallery Drop 027 Interests	68	1.36%
Series Gallery Drop 028 Interests	40	2.00%
Series Gallery Drop 029 Interests	83	1.66%
Series Gallery Drop 030 Interests	40	2.00%
Series Gallery Drop 031 Interests	40	2.00%
Series Gallery Drop 032 Interests	202	4.04%
Series Gallery Drop 033 Interests	35	1.46%
Series Gallery Drop 034 Interests	424	2.00%

Series Gallery Drop 035 Interests	909	24.24%
Series Gallery Drop 036 Interests	102	2.00%
Series Gallery Drop 037 Interests	53	2.00%
Series Gallery Drop 038 Interests	133	1.81%
Series Gallery Drop 039 Interests	1	0.01%
Series Gallery Drop 040 Interests	585	16.48%
Series Gallery Drop 041 Interests	1	0.02%
Series Gallery Drop 042 Interests	1	0.05%
Series Gallery Drop 043 Interests	1,845	2.75%
Series Gallery Drop 044 Interests	1	100.00%
Series Gallery Drop 045 Interests	558	2.43%
Series Gallery Drop 046 Interests	107	2.02%
Series Gallery Drop 047 Interests	61	2.03%
Series Gallery Drop 048 Interests	1	100.00%
Series Gallery Drop 049 Interests	451	2.00%
Series Gallery Drop 050 Interests	60	2.03%
Series Gallery Drop 051 Interests	63	2.03
Series Gallery Drop 052 Interests	1	0.10%
Series Gallery Drop 053 Interests	1	100.00%
Series Gallery Drop 054 Interests	37	1.95%
Series Gallery Drop 055 Interests	1	100.00%
Series Gallery Drop 056 Interests	1	0.05%
Series Gallery Drop 057 Interests	1	0.06%
Series Gallery Drop 058 Interests	1	0.04%
Series Gallery Drop 059 Interests	78	1.01%
Series Gallery Drop 060 Interests	1	0.02%
Series Gallery Drop 061 Interests	1	0.04%
Series Gallery Drop 062 Interests	1	0.06%
Series Gallery Drop 063 Interests	1	0.05%
Series Gallery Drop 064 Interests	1	0.03%
Series Gallery Drop 065 Interests	1	100.00%
Series Gallery Drop 066 Interests	1	0.01%
Series Gallery Drop 067 Interests	1	100.00%
Series Gallery Drop 068 Interests	1	0.04%
Series Gallery Drop 069 Interests	1	0.03%
Series Gallery Drop 070 Interests	1	100.00%
Series Gallery Drop 071 Interests	1	100.00%
Series Gallery Drop 072 Interests	1	100.00%
Series Gallery Drop 073 Interests	1	100.00%
Series Gallery Drop 074 Interests	1	100.00%
Series Gallery Drop 075 Interests	1	100.00%
Series Gallery Drop 076 Interests	1	100.00%
Series Gallery Drop 077 Interests	1	100.00%
Series Gallery Drop 078 Interests	1	100.00%
Series Gallery Drop 079 Interests	1	100.00%
Series Gallery Drop 080 Interests	1	100.00%
Series Gallery Drop 081 Interests	1	100.00%
Series Gallery Drop 082 Interests	1	100.00%
Series Gallery Drop 083 Interests	1	100.00%
Series Gallery Drop 084 Interests	1	100.00%
Series Gallery Drop 085 Interests	1	100.00%
Series Gallery Drop 086 Interests	1	100.00%

Series Gallery Drop 087 Interests	1	100.00%
Series Gallery Drop 088 Interests	1	100.00%
Series Gallery Drop 089 Interests	1	100.00%
Series Gallery Drop 090 Interests	1	100.00%
Series Gallery Drop 091 Interests	1	100.00%
Series Gallery Drop 092 Interests	1	100.00%
Series Gallery Drop 093 Interests	1	100.00%
Series Gallery Drop 094 Interests	1	100.00%
Series Gallery Drop 095 Interests	1	100.00%
Series Gallery Drop 096 Interests	1	100.00%
Series Gallery Drop 097 Interests	1	100.00%
Series Gallery Drop 098 Interests	1	100.00%
Series Gallery Drop 099 Interests	1	100.00%
Series Gallery Drop 100 Interests	1	100.00%
Series Gallery Drop 101 Interests	1	100.00%

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS
The following includes a summary of transactions since our inception, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 and one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Compensation of Directors and Executive Officers”).  We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.
On February 19, 2019, we acquired the Series #KW Asset from our manager in exchange for a note in the original principal amount of $237,500.  This note does not bear interest and must be repaid within 14 business days of the final closing of the offering of Series #KW Interests (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On August 30, 2019, we acquired the Series Drop 002 Asset from our manager in exchange for a note in the original principal amount of $30,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On August 30, 2019, we acquired the Series Drop 003 Asset from our manager in exchange for a note in the original principal amount of $34,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On August 30, 2019, we acquired the Series Drop 004 Asset from our manager in exchange for a note in the original principal amount of $44,341. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On August 30, 2019, we acquired the Series Drop 005 Asset from our manager in exchange for a note in the original principal amount of $90,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On August 30, 2019, we acquired the Series Drop 008 Asset from our manager in exchange for (i) a note in the original principal amount of $27,000 and (ii) our agreement to issue 200 Series Drop 008 Interests to the asset seller upon completion of the offering.  This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On August 30, 2019, we acquired the Series Drop 009 Asset from our manager in exchange for a note in the original principal amount of $310,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On September 16, 2019, we acquired the Series Drop 010 Asset from our manager in exchange for a note in the original principal amount of $24,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On December 13, 2019, we acquired the Series Gallery Drop 011 Asset from our manager in exchange for (i) a note in the original principal amount of $18,000 and (ii) our agreement to issue 200 Series Gallery Drop 011 Interests to the asset seller upon completion of the offering.  This note bears interest at an annualized rate of 7.5% over a three-month period and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.

On December 13, 2019, we acquired the Series Gallery Drop 012 Asset from our manager in exchange for a note in the original principal amount of $140,000. This note bears interest at an annualized rate of 7.5% over a three-month period and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On December 13, 2019, we acquired the Series Gallery Drop 013 Asset from our manager in exchange for a note in the original principal amount of $84,150. This note bears interest at an annualized rate of 7.5% over a three-month period and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On December 17, 2019, we acquired the Series Gallery Drop 014 Asset from our manager in exchange for a note in the original principal amount of $30,000. This note bears interest at an annualized rate of 7.5% over a three-month period and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On December 13, 2019, we acquired the Series Gallery Drop 015 Asset from our manager in exchange for a note in the original principal amount of $24,750. This note bears interest at an annualized rate of 7.5% over a three-month period and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On March 18, 2020, we acquired the Series Gallery Drop 016 Asset from our manager in exchange for a note in the original principal amount of $19,539. This note bears interest at an annualized rate of 7.5% over a three-month period and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On March 18, 2020, we acquired the Series Gallery Drop 017 Asset from our manager in exchange for a note in the original principal amount of $49,500. This note bears interest at an annualized rate of 7.5% over a three-month period and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On May 13, 2020, we acquired the Series Gallery Drop 018 Asset from our manager in exchange for a note in the original principal amount of $11,600. This note bears interest at an annualized rate of 7.5% over a three-month period. Our manager agreed to waive the interest on this note, so the note must be repaid, without interest, within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On March 28, 2020, we acquired the Series Gallery Drop 019 Asset from our manager in exchange for a note in the original principal amount of $18,900. This note bears interest at an annualized rate of 7.25% over a three-month period and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On March 28, 2020, we acquired the Series Gallery Drop 020 Asset from our manager in exchange for a note in the original principal amount of $134,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On May 29, 2020, we acquired the Series Gallery Drop 021 Asset from our manager in exchange for a note in the original principal amount of $26,560. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On June 2, 2020, we acquired the Series Gallery Drop 022 Asset from our manager in exchange for a note in the original principal amount of $29,948. This note bears interest at an annualized rate of 7.25% over a three-month period and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.

On June 10, 2020, we acquired the Series Gallery Drop 023 Asset from our manager in exchange for a note in the original principal amount of $15,000. This note bears interest at an annualized rate of 7.25% over a three-month period and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On June 9, 2020, we acquired the Series Gallery Drop 024 Asset from our manager in exchange for a note in the original principal amount of $23,000. This note bears interest at an annualized rate of 7.25% over a three-month period and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On June 9, 2020, we acquired the Series Gallery Drop 026 Asset from our manager in exchange for a note in the original principal amount of $95,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On July 8, 2020, we acquired the Series Gallery Drop 027 Asset from our manager in exchange for a note in the original principal amount of $61,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On July 8, 2020, we acquired the Series Gallery Drop 028 Asset from our manager in exchange for a note in the original principal amount of $18,500. This note bears interest at an annualized rate of 7.25% over a three-month period and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On July 8, 2020, we acquired the Series Gallery Drop 029 Asset from our manager in exchange for a note in the original principal amount of $53,309. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On July 31, 2020, we acquired the Series Gallery Drop 030 Asset from our manager in exchange for a note in the original principal amount of $24,000. This note bears interest at an annualized rate of 7.25% over a three-month period and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On July 31, 2020, we acquired the Series Gallery Drop 031 Asset from our manager in exchange for a note in the original principal amount of $43,750. This note bears interest at an annualized rate of 7.25%% over a three-month period and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On August 3, 2020, we acquired the Series Gallery Drop 032 Asset from our manager in exchange for a note in the original principal amount of $4,844. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On July 31, 2020, we acquired the Series Gallery Drop 033 Asset from our manager in exchange for a note in the original principal amount of $21,475. This note bears interest at an annualized rate of 7.25% over a three-month period and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On August 3, 2020, we acquired the Series Gallery Drop 034 Asset from our manager in exchange for a note in the original principal amount of $405,000 and our agreement to issue 500 Series Gallery Drop 034 Interests to the asset seller upon completion of the offering. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On August 4, 2020, we acquired the Series Gallery Drop 035 Asset from our manager in exchange for a note in the original principal amount of $72,700.

This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On August 4, 2020, we acquired the Series Gallery Drop 036 Asset from our manager in exchange for a note in the original principal amount of $48,202. This note bears interest at an annualized rate of 7.25% over a three-month period and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On August 4, 2020, we acquired the Series Gallery Drop 037 Asset from our manager in exchange for a note in the original principal amount of $24,758. This note bears interest at an annualized rate of 7.25% over a three-month period and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On September 10, 2020, we acquired the Series Gallery Drop 038 Asset from our manager in exchange for a note in the original principal amount of $72,405. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On September 10, 2020, we acquired the Series Gallery Drop 039 Asset from our manager in exchange for a note in the original principal amount of $62,500. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On September 10, 2020, we acquired the Series Gallery Drop 040 Asset from our manager in exchange for a note in the original principal amount of $33,211. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On September 10, 2020, we acquired the Series Gallery Drop 041 Asset from our manager in exchange for a note in the original principal amount of $4,969. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On September 11, 2020, we acquired the Series Gallery Drop 042 Asset from our manager in exchange for a note in the original principal amount of $20,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On October 6, 2020, we acquired the Series Gallery Drop 043 Asset from our manager in exchange for a note in the original principal amount of $63,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On October 6, 2020, we acquired the Series Gallery Drop 044 Asset from our manager in exchange for a note in the original principal amount of $416,700 and our agreement to issue 23,330 Series Gallery Drop 044 Interests to an advisor to our manager upon completion of the offering. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On October 6, 2020, we acquired the Series Gallery Drop 045 Asset from our manager in exchange for a note in the original principal amount of $216,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On November 11, 2020, we acquired the Series Gallery Drop 046 Asset from our manager in exchange for a note in the original principal amount of $50,400.

This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On November 11, 2020, we acquired the Series Gallery Drop 047 Asset from our manager in exchange for a note in the original principal amount of $28,800. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On November 11, 2020, we acquired the Series Gallery Drop 048 Asset from our manager in exchange for a note in the original principal amount of $56,250. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On November 23, 2020, we acquired the Series Gallery Drop 049 Asset from our manager in exchange for a note in the original principal amount of $214,500. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On November 23, 2020, we acquired the Series Gallery Drop 050 Asset from our manager in exchange for a note in the original principal amount of $25,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On November 23, 2020, we acquired the Series Gallery Drop 051 Asset from our manager in exchange for a note in the original principal amount of $28,999. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On November 23, 2020, we acquired the Series Gallery Drop 052 Asset from our manager in exchange for a note in the original principal amount of $9,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On November 23, 2020, we acquired the Series Gallery Drop 053 Asset from our manager in exchange for a note in the original principal amount of $78,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On November 23, 2020, we acquired the Series Gallery Drop 054 Asset from our manager in exchange for a note in the original principal amount of $18,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On December 18, 2020, we acquired the Series Gallery Drop 055 Asset from our manager in exchange for a note in the original principal amount of $45,100. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On December 18, 2020, we acquired the Series Gallery Drop 056 Asset from our manager in exchange for a note in the original principal amount of $20,100. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.

On December 18, 2020, we acquired the Series Gallery Drop 057 Asset from our manager in exchange for a note in the original principal amount of $17,100. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On December 18, 2020, we acquired the Series Gallery Drop 058 Asset from our manager in exchange for a note in the original principal amount of $21,260. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On December 18, 2020, we acquired the Series Gallery Drop 059 Asset from our manager in exchange for a note in the original principal amount of $73,700. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On December 18, 2020, we acquired the Series Gallery Drop 060 Asset from our manager in exchange for a note in the original principal amount of $48,500. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On December 18, 2020, we acquired the Series Gallery Drop 061 Asset from our manager in exchange for a note in the original principal amount of $21,989. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On December 18, 2020, we acquired the Series Gallery Drop 062 Asset from our manager in exchange for a note in the original principal amount of $15,400. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On December 18, 2020, we acquired the Series Gallery Drop 063 Asset from our manager in exchange for a note in the original principal amount of $20,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On December 18, 2020, we acquired the Series Gallery Drop 064 Asset from our manager in exchange for a note in the original principal amount of $32,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On January 11, 2021, we acquired the Series Gallery Drop 065 Asset from our manager in exchange for a note in the original principal amount of $20,080 and our agreement to issue 502 Series Gallery Drop 065 Interests to the asset seller upon completion of the offering. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On January 11, 2021, we acquired the Series Gallery Drop 066 Asset from our manager in exchange for a note in the original principal amount of $90,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On January 11, 2021, we acquired the Series Gallery Drop 067 Asset from our manager in exchange for a note in the original principal amount of $60,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.

On January 11, 2021, we acquired the Series Gallery Drop 068 Asset from our manager in exchange for a note in the original principal amount of $24,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On January 11, 2021, we acquired the Series Gallery Drop 069 Asset from our manager in exchange for a note in the original principal amount of $35,128. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On February 5, 2021, we acquired the Series Gallery Drop 070 Asset from our manager in exchange for a note in the original principal amount of $31,200. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On February 5, 2021, we acquired the Series Gallery Drop 071 Asset from our manager in exchange for a note in the original principal amount of $75,000 and our agreement to issue 2,500 Series Gallery Drop 071 Interests to the asset seller upon completion of the offering. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On February 5, 2021, we acquired the Series Gallery Drop 072 Asset from our manager in exchange for a note in the original principal amount of $280,000 and our agreement to issue 5,250 Series Gallery Drop 072 Interests to the asset seller upon completion of the offering. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On February 5, 2021, we acquired the Series Gallery Drop 073 Asset from our manager in exchange for a note in the original principal amount of $44,280. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On February 5, 2021, we acquired the Series Gallery Drop 074 Asset from our manager in exchange for a note in the original principal amount of $20,910. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On February 5, 2021, we acquired the Series Gallery Drop 075 Asset from our manager in exchange for a note in the original principal amount of $55,350. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On February 5, 2021, we acquired the Series Gallery Drop 076 Asset from our manager in exchange for a note in the original principal amount of $55,350. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On February 5, 2021, we acquired the Series Gallery Drop 077 Asset from our manager in exchange for a note in the original principal amount of $36,900. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On February 5, 2021, we acquired the Series Gallery Drop 078 Asset from our manager in exchange for a note in the original principal amount of $20,910. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.

On February 5, 2021, we acquired the Series Gallery Drop 079 Asset from our manager in exchange for a note in the original principal amount of $20,098. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On February 5, 2021, we acquired the Series Gallery Drop 080 Asset from our manager in exchange for a note in the original principal amount of $15,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On February 9, 2021, we acquired the Series Gallery Drop 081 Asset from our manager in exchange for a note in the original principal amount of $480,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On February 9, 2021, we acquired the Series Gallery Drop 082 Asset from our manager in exchange for a note in the original principal amount of $80,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On February 9, 2021, we acquired the Series Gallery Drop 083 Asset from our manager in exchange for a note in the original principal amount of $45,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On March 9, 2021, we acquired the Series Gallery Drop 084 Asset from our manager in exchange for a note in the original principal amount of $52,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On March 9, 2021, we acquired the Series Gallery Drop 085 Asset from our manager in exchange for a note in the original principal amount of $60,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On March 9, 2021, we acquired the Series Gallery Drop 086 Asset from our manager in exchange for a note in the original principal amount of $90,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On March 9, 2021, we acquired the Series Gallery Drop 087 Asset from our manager in exchange for a note in the original principal amount of $231,009. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On March 9, 2021, we acquired the Series Gallery Drop 088 Asset from our manager in exchange for a note in the original principal amount of $55,250. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On March 9, 2021, we acquired the Series Gallery Drop 089 Asset from our manager in exchange for a note in the original principal amount of $23,904. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.

On March 9, 2021, we acquired the Series Gallery Drop 090 Asset from our manager in exchange for a note in the original principal amount of $98,850. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On March 9, 2021, we acquired the Series Gallery Drop 091 Asset from our manager in exchange for a note in the original principal amount of $37,473. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On March 9, 2021, we acquired the Series Gallery Drop 092 Asset from our manager in exchange for a note in the original principal amount of $217,356. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On March 9, 2021, we acquired the Series Gallery Drop 093 Asset from our manager in exchange for a note in the original principal amount of $43,471. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On March 9, 2021, we acquired the Series Gallery Drop 094 Asset from our manager in exchange for a note in the original principal amount of $21,631. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On March 9, 2021, we acquired the Series Gallery Drop 095 Asset from our manager in exchange for a note in the original principal amount of $45,200. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On March 9, 2021, we acquired the Series Gallery Drop 096 Asset from our manager in exchange for a note in the original principal amount of $28,981. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On March 10, 2021, we acquired the Series Gallery Drop 097 Asset from our manager in exchange for a note in the original principal amount of $30,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On March 10, 2021, we acquired the Series Gallery Drop 098 Asset from our manager in exchange for a note in the original principal amount of $14,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On March 10, 2021, we acquired the Series Gallery Drop 099 Asset from our manager in exchange for a note in the original principal amount of $130,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.
On March 10, 2021, we acquired the Series Gallery Drop 100 Asset from our manager in exchange for a note in the original principal amount of $18,520. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.

On March 10, 2021, we acquired the Series Gallery Drop 101 Asset from our manager in exchange for a note in the original principal amount of $200,750. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time.

SECURITIES BEING OFFERED
The following is a summary of the principal terms of, and is qualified by reference to, the operating agreement and the subscription agreements relating to the purchase of the interests offered hereby, which are attached as exhibits to the offering statement of which this offering circular forms a part.  This summary is qualified in its entirety by reference to the detailed provisions of those agreements, which should be reviewed in their entirety by each prospective investor.  In the event that the provisions of this summary differ from the provisions of the operating agreement or the subscription agreements (as applicable), the provisions of the operating agreement or the subscription agreements (as applicable) shall apply.  Capitalized terms used in this summary that are not defined shall have the meanings ascribed thereto in the operating agreement.
Description of Interests
Our company is a series limited liability company formed pursuant to Section 18-215 of the LLC Act.  The purchase of the interests offered hereby is an investment only in the particular series and not an investment in our company as a whole.  In accordance with the LLC Act, any series of interests established by our company will be a separate series of limited liability company interests of our company and not in a separate legal entity. We have not issued, and will not issue, any class of interests entitled to any preemptive, preferential or other rights that are not otherwise available to the holders purchasing interests in connection with the offerings.
Title to the underlying assets will be held by, or for the benefit of, the applicable series.  We intend that each series will own its own underlying assets, which will be works of art or other collectibles.  We do not anticipate that any series will acquire any other art or collectibles other than the underlying assets related to that series.  An investor who invests in an offering will not have any indirect interest in any asset other than the underlying asset related to the applicable series unless the investor also participates in a separate offering associated with that other underlying asset.
Section 18-215(b) of the LLC Act provides that, if certain conditions are met (including that certain provisions are in the formation and governing documents of the series limited liability company, and if the records maintained for any such series account for the assets associated with such series separately from the assets of the limited liability company, or any other series), then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable only against the assets of such series and not against the assets of the limited liability company generally or any other series.  Accordingly, our company expects our manager to maintain separate, distinct records for each series and its associated assets and liabilities.  As such, the assets of a series include only the works of art or other collectibles associated with that series and other related assets (e.g., cash reserves).  As noted in the “Risk Factors” section, the limitations on inter-series liability provided by Section 18-215(b) have never been tested in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one series should be applied to meet the liabilities of the other series or the liabilities of our company generally where the assets of such other series or of our company generally are insufficient to meet our company’s liabilities.
Section 18-215(c) of the LLC Act provides that a series established in accordance with Section 18-215(b) may carry on any lawful business, purpose or activity, other than the business of banking, and has the power and capacity to, in its own name, contract, hold title to assets (including real, personal and intangible property), grant liens and security interests, and sue and be sued.  We intend for each series to conduct its business and enter into contracts in its own name to the extent such activities are undertaken with respect to a particular series and title to the relevant underlying assets will be held by, or for the benefit of, the relevant series.
All of the interests offered by this offering circular will be duly authorized and validly issued.  Upon payment in full of the consideration payable with respect to the interests, as determined by our manager, the holders of the interests will not be liable to our company to make any additional capital contributions (except for the return of distributions under certain circumstances as required by Sections 18-215, 18-607 and 18-804 of the LLC Act).  Holders of the interests offered hereby have no conversion, exchange, sinking fund, redemption or appraisal rights, no pre-emptive rights to subscribe for any interests and no preferential rights to distributions.

In general, the holders of each series of our interests (which may include our manager, its affiliates or asset sellers) will participate in the available Free Cash Flow derived from the underlying assets related to the series, less expenses (as described in “—Distribution rights” below).  Our manager, an affiliate of our company, will own a minimum of 2% and a maximum of 19.99% of each series of interests, although such minimum and maximum thresholds may be waived or modified by our manager in its sole discretion. Our manager may sell its interests from time to time.  Our manager has no present intention to sell its interests, and any future sales would be based upon our potential need for capital, market prices of the interests at the time of a proposed sale and other factors that a reasonable investor might consider in connection with the sale of securities similar to our interests. Our manager has the authority under the operating agreement to cause our company to issue interests of a series to investors as well as to other persons for such cost (or no cost) and on such terms as our manager may determine, subject to the terms set forth in the designation for each series.
Each series will use the proceeds of its offerings to pay certain fees and expenses related to the acquisition and the offering, including to repay any loans taken to acquire the underlying assets (please see the “Use of Proceeds to Issuer” section for further details regarding the use of proceeds for each offering). An investor in each offering will acquire an ownership interest only in the applicable series and not, for the avoidance of doubt, in (i) our company, (ii) any other series of interests, (iii) our manager, (iv) the Otis Platform or (v) any underlying asset owned by any series. Although our interests will not immediately be listed on a stock exchange and a liquid market in our interests cannot be guaranteed, we plan to create our own trading market or partner with an existing platform to allow for trading of our interests (please review additional risks related to liquidity in the “Risk Factors” section).
Further Issuance of Interests
Our manager has the option to issue additional interests in any series offered hereby on the same terms as the interests offered hereunder as is required from time to time in order to pay any Operating Expenses which exceed revenue generated from the underlying assets.
Distribution Rights
Our manager has sole discretion in determining what distributions of Free Cash Flow, if any, are made to holders of each series of interests except as otherwise limited by law or the operating agreement.
Free Cash Flow consists of the net income (as determined under GAAP) generated by such series plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) and less any capital expenditures related to the underlying assets related to such series.  Our manager may maintain Free Cash Flow funds in a deposit account or an investment account for the benefit of the series.
We expect our manager to distribute any Free Cash Flow on a semi-annual basis as set forth below.  However, our manager may change the timing of distributions or determine that no distributions shall be made in its sole discretion.
Any Free Cash Flow generated by a series from the utilization of the underlying assets related to such series shall be applied within the series in the following order of priority:
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repay any amounts outstanding under Operating Expenses Reimbursement Obligations plus accrued interest;
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thereafter to create such reserves as our manager deems necessary, in its sole discretion, to meet future Operating Expenses; and
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thereafter by way of distribution to holders of the interests of such series (net of corporate income taxes applicable to the series), which may include asset sellers of the underlying assets related to such series or our manager or any of its affiliates.
No series will distribute an underlying asset in kind to its interest holders.

The LLC Act (Section 18-607) provides that a member who receives a distribution with respect to a series and knew at the time of the distribution that the distribution was in violation of the LLC Act shall be liable to the series for the amount of the distribution for three years.  Under the LLC Act, a series limited liability company may not make a distribution with respect to a series to a member if, after the distribution, all liabilities of such series, other than liabilities to members on account of their limited liability company interests with respect to such series and liabilities for which the recourse of creditors is limited to specific property of such series, would exceed the fair value of the assets of such series.  For the purpose of determining the fair value of the assets of the series, the LLC Act provides that the fair value of property of the series subject to liability for which recourse of creditors is limited shall be included in the assets of such series only to the extent that the fair value of that property exceeds the nonrecourse liability. Under the LLC Act, an assignee who becomes a substituted member of a company is liable for the obligations of his assignor to make contributions to the company, except the assignee is not obligated for liabilities unknown to it at the time the assignee became a member and that could not be ascertained from the operating agreement.
No Redemption Provisions
No series of our interests are redeemable.
No Registration Rights
There are no registration rights in respect of any series of our interests.
Limited Voting Rights
Our manager is not required to hold an annual meeting of interest holders.  The operating agreement provides that meetings of interest holders may be called by our manager and a designee of our manager shall act as chairman at such meetings. Interest holders do not have any voting rights as an interest holder in our company or a series except with respect to:
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the removal of our manager for cause as described below;
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the dissolution of our company upon the for-cause removal of our manager; and
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an amendment to the operating agreement that would:
o
adversely affect the rights of an interest holder in any material respect;
o
reduce the voting percentage required for any action to be taken by the holders of interests in our company under the operating agreement;
o
change the situations in which our company and any series can be dissolved or terminated;
o
change the term of our company (other than the circumstances provided in the operating agreement); or
o
give any person the right to dissolve our company.
Our manager can only be removed as manager of our company and each series in the event our manager is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with a series or our company which has a material adverse effect on our company.
When entitled to vote on a matter, each interest holder will be entitled to one vote per interest held by it on all matters submitted to a vote of the interest holders of an applicable series or of the interest holders of all series of our company, as applicable.  The removal of our manager as manager of our company and all series must be approved by two-thirds of the votes that may be cast by all interest holders in any series of our company. All other matters to be voted on by the interest holders must be approved by a majority of the votes cast by all interest holders in any series of our company present in person or represented by proxy.

Our manager or its affiliates (if they hold interests) may not vote as an interest holder in respect of any matter put to the interest holders.  However, the submission of any action of our company or a series for a vote of the interest holders shall first be approved by our manager and no amendment to the operating agreement may be made without the prior approval of our manager that would decrease the rights of our manager or increase the obligations of our manager thereunder.
Our manager has broad authority to take action with respect to our company and any series.  See “Directors, Executive Officers and Significant Employees—The Manager” for more information.  Except as set forth above, our manager may amend the operating agreement without the approval of the interest holders to, among other things, reflect the following:
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the merger of our company, or the conveyance of all of the assets to, a newly-formed entity if the sole purpose of that merger or conveyance is to effect a mere change in the legal form into another limited liability entity;
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a change that our manager determines to be necessary or appropriate to implement any state or federal statute, rule, guidance or opinion;
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a change that our manager determines to be necessary, desirable or appropriate to facilitate the trading of interests;
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a change that our manager determines to be necessary or appropriate for our company to qualify as a limited liability company under the laws of any state or to ensure that each series will continue to qualify as a corporation for U.S. federal income tax purposes;
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an amendment that our manager determines, based upon the advice of counsel, to be necessary or appropriate to prevent our company, our manager, or the officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act, the Investment Advisers Act or “plan asset” regulations adopted under ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed;
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any amendment that our manager determines to be necessary or appropriate for the authorization, establishment, creation or issuance of any additional series;
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an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of the operating agreement;
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any amendment that our manager determines to be necessary or appropriate for the formation by our company of, or its investment in, any corporation, partnership or other entity, as otherwise permitted by the operating agreement;
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a change in the fiscal year or taxable year and related changes; and
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any other amendments which our manager deems necessary or appropriate to enable our manager to exercise its authority under the Agreement.
In each case, our manager may make such amendments to the operating agreement provided our manager determines that those amendments:
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do not adversely affect the interest holders (including any particular series of interests as compared to other series of interests) in any material respect;
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are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

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are necessary or appropriate to facilitate the trading of interests or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the interests may be listed for trading, compliance with any of which our manager deems to be in the best interests of our company and the interest holders;
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are necessary or appropriate for any action taken by our manager relating to splits or combinations of interests under the provisions of the operating agreement; or
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are required to effect the intent expressed in this prospectus or the intent of the provisions of the operating agreement or are otherwise contemplated by the operating agreement.
Furthermore, our manager retains sole discretion to create and set the terms of any new series and will have the sole power to acquire, manage and dispose of underlying asset of each series.
Liquidation Rights
The operating agreement provides that our company shall remain in existence until the earlier of the following: (i) the election of our manager to dissolve it; (ii) the sale, exchange or other disposition of substantially all of the assets of our company; (iii) the entry of a decree of judicial dissolution of our company; (iv) at any time that our company no longer has any members, unless the business is continued in accordance with the LLC Act; and (v) a vote by a majority of all interest holders of our company following the for-cause removal of our manager.  Under no circumstances may our company be wound up in accordance with Section 18-801(a)(3) of the LLC Act (i.e., the vote of members who hold more than two-thirds of the interests in the profits of our company).
A series shall remain in existence until the earlier of the following: (i) the dissolution of our company, (ii) the election of our manager to dissolve such series; (iii) the sale, exchange or other disposition of substantially all of the assets of the series; or (iv) at any time that the series no longer has any members, unless the business is continued in accordance with the LLC Act.  Under no circumstances may a series of interests be wound up in accordance with Section 18-801(a)(3) of the LLC Act (i.e., the vote of members holding more than two-thirds of the interests in the profits of the series).
Upon the occurrence of any such event, our manager (or a liquidator selected by our manager) is charged with winding up the affairs of the series or our company as a whole, as applicable, and liquidating its assets. Upon the liquidation of a series or our company as a whole, as applicable, the underlying assets will be liquidated and any after-tax proceeds distributed: (i) first, to any third-party creditors, (ii) second, to any creditors that are our manager or its affiliates (e.g., payment of any outstanding Operating Expenses Reimbursement Obligation), and thereafter, (iii) first, 100% to the interest holders of the relevant series, allocated pro rata based on the number of interests held by each interest holder (which may include our manager, any of its affiliates and asset sellers and which distribution within a series will be made consistent with any preferences which exist within such series) until the interest holders receive back 100% of their capital contribution and second, (A) 10% to our manager and (B) 90% to the interest holders of the relevant series, allocated pro rata based on the number of interests held by each interest holder (which may include our manager, any of its affiliates and asset sellers and which distribution within a series will be made consistent with any preferences which exist within such series).
Transfer Restrictions

Each series of our interests are subject to restrictions on transferability. A holder of interests may not transfer, assign or pledge its interests without the consent of our manager.  Our manager may withhold consent in its sole discretion, including when our manager determines that such transfer, assignment or pledge would result in (a) there being more than 2,000 beneficial owners in such series or more than 500 beneficial owners in such series that are not “accredited investors” (provided that our manager may waive such limitations), (b) the assets of such series being deemed “plan assets” for purposes of ERISA, (c) a change of U.S. federal income tax treatment of our company and/or such series, or (d) our company, such series or our manager being subject to additional regulatory requirements. The transferring holder is responsible for all costs and expenses arising in connection with any proposed transfer (regardless of whether such sale is completed) including any legal fees incurred by us or any broker or dealer, any costs or expenses in connection with any opinion of counsel and any transfer taxes and filing fees. The restrictions on transferability listed above will also apply to any resale of interests via the Liquidity Platform (see “Description of the Business – Liquidity Platform” for additional information).
Our manager may transfer all or any portion of the interests held by it at any time and from time to time, in accordance with applicable securities laws, either directly or through brokers, via the Liquidity Platform, or otherwise.
Additionally, unless and until the interests are listed or quoted for trading, there are restrictions on the holder’s ability to the pledge or transfer the interests.  There can be no assurance that we will, or will be able to, register our interests for resale. Therefore, investors may be required to hold their interests indefinitely. Please refer to the subscription agreement for additional information regarding these restrictions.  To the extent certificated, the interests issued in each offering will bear a legend setting forth these restrictions on transfer and any legends required by state securities laws.
Agreement to be Bound by the Operating Agreement; Power of Attorney
By purchasing interests, the investor will be admitted as a member of our company and will be bound by the provisions of, and deemed to be a party to, the operating agreement.  Pursuant to the operating agreement, each investor grants to our manager a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants our manager the authority to make certain amendments to, and to execute and deliver such other documents as may be necessary or appropriate to carry out the provisions or purposes of, the operating agreement.
Duties of Officers
The operating agreement provides that, except as may otherwise be provided by the operating agreement, the property, affairs and business of each series of interests will be managed under the direction of our manager.  Our manager has the power to appoint the officers and such officers have the authority and exercise the powers and perform the duties specified in the operating agreement or as may be specified by our manager. Our manager will be appointed as the asset manager of each series to manage the underlying assets.
We may decide to enter into separate indemnification agreements with the directors and officers of our company, our manager or our asset manager (including if our manager or asset manager appointed is not Otis Wealth, Inc.).  If entered into, each indemnification agreement is likely to provide, among other things, for indemnification to the fullest extent permitted by law and the operating agreement against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim.  The indemnification agreements may also provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to our company if it is found that such indemnitee is not entitled to such indemnification under applicable law and the operating agreement.
Books and Reports
We are required to keep appropriate books of the business at our principal offices.  The books will be maintained for both tax and financial reporting purposes on a basis that permits the preparation of financial statements in accordance with GAAP.  For financial reporting purposes and tax purposes, the fiscal year and the tax year are the calendar year, unless otherwise determined by our manager in accordance with the Internal Revenue Code.  Our manager will file with the Commission periodic reports as required by applicable securities laws.

Under the Securities Act, we must update this offering circular upon the occurrence of certain events, such as asset acquisitions. We will file updated offering circulars and offering circular supplements with the Commission. We are also subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are qualified pursuant to Regulation A, and accordingly, we will file annual reports, semiannual reports and other information with the Commission. In addition, we plan to provide holders of interests with periodic updates, including offering circulars, offering circular supplements, pricing supplements, information statements and other information.
We will provide such documents and periodic updates electronically through the Otis Platform. As documents and periodic updates become available, we will notify holders of interests of this by sending the holders an email message or a message through the Otis Platform that will include instructions on how to retrieve the periodic updates and documents. If our email notification is returned to us as “undeliverable,” we will contact the holder to obtain an updated email address. We will provide holders with copies via email or paper copies at any time upon request. The contents of the Otis Platform are not incorporated by reference in or otherwise a part of this offering circular.
Exclusive Jurisdiction
Under Section 15.08 of our operating agreement, any dispute in relation to the operating agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, and each investor will covenant and agree not to bring any such claim in any other venue. If a holder of the interests were to bring a claim against our company or our manager pursuant to the operating agreement, it would have to do so in the Delaware Court of Chancery. Notwithstanding the foregoing, if, for any reason, the Delaware Chancery Court does not have jurisdiction over an action, then the action may be brought in other federal or state courts located in Delaware.
We believe the provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies and in limiting our litigation costs, the forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. We have adopted the provision to limit the time and expense incurred by our management to challenge any such claims. As a company with a small management team, this provision allows our officers to not lose a significant amount of time travelling to any particular forum so they may continue to focus on operations of our company.
Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.  We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Further, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision would require suits to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction to be brought in federal court located in Delaware. Investors will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.
Waiver of Right to Trial by Jury
Our operating agreement provides that each investor waives the right to a jury trial for any claim they may have against us arising out of, or relating to, the operating agreement and any transaction arising under the operating agreement, which could include claims under federal securities law. By subscribing to this offering and adhering to the operating agreement, the investor warrants that the investor has reviewed this waiver, and knowingly and voluntarily waives his or her jury trial rights. If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law.
Listing
The interests offered hereby are not currently listed or quoted for trading on any national securities exchange or national quotation system.

MATERIAL UNITED STATES TAX CONSIDERATIONS
The following is a summary of the material United States federal income tax consequences of the ownership and disposition of the interests offered hereby to United States holders, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in United States federal income tax consequences different from those set forth below. We have not sought any ruling from the U.S. Internal Revenue Service, or the IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.
This summary also does not address the tax considerations arising under the laws of any United States state or local or any non-United States jurisdiction or under United States federal gift and estate tax laws. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:
●
banks, insurance companies or other financial institutions;
●
persons subject to the alternative minimum tax;
●
tax-exempt organizations;
●
dealers in securities or currencies;
●
traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;
●
persons that own, or are deemed to own, more than five percent of the series of interests (except to the extent specifically set forth below);
●
certain former citizens or long-term residents of the United States;
●
persons who hold the interests as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;
●
persons who do not hold the interests as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes); or
●
persons deemed to sell the interests under the constructive sale provisions of the Code.
In addition, if a partnership, including any entity or arrangement, domestic or foreign, classified as a partnership for United States federal income tax purposes, holds interests, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold interests, and partners in such partnerships, should consult their tax advisors.
You are urged to consult your tax advisor with respect to the application of the United States federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of the interests arising under the United States federal estate or gift tax rules or under the laws of any United States state or local or any foreign taxing jurisdiction or under any applicable tax treaty.
Taxation of Each Series of Interests is Intended to be as a “C” Corporation

Proposed but not yet finalized regulations, as well as one private ruling by the IRS, indicate that each series of a series limited liability company such as our company should each be treated as a separate entity formed under local law.  Our company intends to elect for each series of interests in the company to be taxed as a “C” corporation under Subchapter C of the Code, and expects that each series will be treated as a corporation for all federal and state tax purposes. Thus, each series of interests will be taxed at regular corporate rates on its income, including any gain from the sale or exchange of the assets that will be held by each series, before making any distributions to interest holders as described below.
Taxation of Distributions to Investors
A “U.S. Holder” includes a beneficial owner of interests that is, for U.S. federal income tax purposes, an individual citizen or resident of the United States.
Distributions to U.S. Holders out of each series’ current or accumulated earnings and profits (which would include any gains derived from the sale or exchange of the assets that will be held by each series, net of tax paid or accrued thereon, will be taxable to U.S. Holders as dividends. A U.S. Holder who receives a distribution constituting “qualified dividend income” may be eligible for reduced federal income tax rates. U.S. Holders are urged to consult their tax advisors as to whether any dividends paid by a series would be “qualified dividend income.” Distributions in excess of the current and accumulated earnings and profits of a series will not be taxable to a U.S. Holder to the extent that the distributions do not exceed the adjusted tax basis of the U.S. Holder’s interests. Rather, such distributions will reduce the adjusted basis of such U.S. Holder’s interests. Distributions in excess of current and accumulated earnings and profits that exceed the U.S. Holder’s adjusted basis in its interests will be taxable as capital gain in the amount of such excess if the interests are held as a capital asset. In addition, a 3.8% tax applies to certain investment income (referred to as the 3.8% NIIT).  In general, in the case of an individual, this tax is equal to 3.8% of the lesser of (i) the taxpayer’s “net investment income” or (ii) the excess of the taxpayer’s adjusted gross income over the applicable threshold amount ($250,000 for taxpayers filing a joint return, $125,000 for married individuals filing separate returns and $200,000 for other taxpayers). In the case of an estate or trust, the 3.8% tax will be imposed on the lesser of (x) the undistributed net investment income of the estate or trust for the taxable year, or (y) the excess of the adjusted gross income of the estate or trust for such taxable year over a beginning dollar amount (currently $7,500 of the highest tax bracket for such year).  Dividends are included as investment income in the determination of “net investment income” under Section 1411(c) of the Code.
Taxation of Dispositions of Interests
Upon any taxable sale or other disposition of interests, a U.S. Holder will recognize gain or loss for federal income tax purposes on the disposition in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received on such disposition and (ii) the U.S. Holder’s adjusted tax basis in the interests. A U.S. Holder’s adjusted tax basis in the interests generally equals his, her or its initial amount paid for the interests and decreased by the amount of any distributions to the investor in excess of current or accumulated earnings and profits. In computing gain or loss, the proceeds that U.S. Holders receive will include the amount of any cash and the fair market value of any other property received for their interests, and the amount of any actual or deemed relief from indebtedness encumbering their interests. The gain or loss will be long-term capital gain or loss if the interests are held for more than one year before disposition. Long-term capital gains of individuals, estates and trusts currently are taxed at a maximum rate of 20% (plus any applicable state income taxes) plus the 3.8% NIIT. The deductibility of capital losses may be subject to limitation and depends on the circumstances of a particular U.S. Holder; the effect of such limitation may be to defer or to eliminate any tax benefit that might otherwise be available from a loss on a disposition of the interests. Capital losses are first deducted against capital gains, and, in the case of non-corporate taxpayers, any remaining such losses are deductible against salaries or other income from services or income from portfolio investments only to the extent of $3,000 per year.
Backup Withholding and Information Reporting
Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address, and the amount of tax withheld, if any. A similar report will be sent to you.

Payments of dividends or of proceeds on the disposition of the interests made to you may be subject to additional information reporting and under some circumstances to backup withholding at a current rate of 24% unless you establish an exemption.  Backup withholding is not an additional tax; rather, the federal income tax liability of persons subject to backup withholding is reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.
The preceding discussion of United States federal tax considerations is for general information only. It is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular United States federal, state and local and foreign tax consequences, if applicable, of purchasing, holding and disposing of the interests, including the consequences of any proposed change in applicable laws.

LEGAL MATTERS
The validity of the interests offered hereby will be passed upon for us by Bevilacqua PLLC.

INDEPENDENT AUDITORS
Our financial statements as of December 31, 2019 included in this offering circular have been audited by Artesian CPA, LLC, an independent auditor, as stated in its report appearing in this offering circular.  Such financial statements have been so included in reliance upon the report of such firm given upon its authority in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the Commission an offering statement on Form 1-A under the Securities Act with respect to the interests offered by this offering circular. This offering circular does not contain all of the information included in the offering statement, portions of which are omitted as permitted by the rules and regulations of the Commission. For further information pertaining to us and the interests to be sold in the offerings, you should refer to the offering statement and its exhibits. Whenever we make reference in this offering circular to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the offering statement for copies of the actual contract, agreement or other document filed as an exhibit to the offering statement or such other document, each such statement being qualified in all respects by such reference.
We are subject to the informational requirements of Tier 2 of Regulation A and are required to file annual reports, semi-annual reports, current reports and other information with the Commission. We will make these documents publicly available, free of charge, on the Otis Platform as soon as reasonably practicable after filing such documents with the Commission.
You can read the offering statement and our filings with the Commission over the Internet at the Commission’s website at www.sec.gov. You may also read and copy any document we file with the Commission at its public reference facility at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the Commission. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference facilities.
Our manager will answer inquiries from potential investors concerning the interests, our company, our manager and other matters relating to the offer and sale of the interests under this offering circular.  We will afford the potential investors the opportunity to obtain any additional information to the extent we possess such information or can acquire such information without unreasonable effort or expense that is necessary to verify the information in this offering circular.
Requests and inquiries regarding this offering circular should be directed to:
Otis Wealth, Inc.
335 Madison Ave 16th floor
New York, NY 10017
E-Mail: hello@otiswealth.com
Tel: (201) 479-4408
Attention: Michael Karnjanaprakorn
We will provide requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense.

FINANCIAL STATEMENTS
INDEX TO FINANCIAL STATEMENTS

Page
Unaudited Consolidated Financial Statements
Consolidated Balance Sheets as of June 30, 2020 (Unaudited) and December 31, 2019 (Audited)	F-2
Consolidated Statements of Operations for the Six Months Ended June 30, 2020 (Unaudited) and June 30, 2019 (Unaudited)	F-3
Consolidated Statements of Changes in Members’ Equity for the Six Months Ended June 30, 2020 (Unaudited) and June 30, 2019 (Unaudited)	F-4
Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2020 (Unaudited) and June 30, 2019 (Unaudited)	F-5
Notes to Unaudited Consolidated Financial Statements	F-6

Consolidated Financial Statements for the Years Ended December 31, 2019 and 2018
Independent Auditors’ Reports	F-21
Consolidated Balance Sheets as of December 31, 2019 and 2018	F-24
Consolidated Statements of Operations for the Year Ended December 31, 2019 and for the Period from December 18, 2018 (Inception) to December 31, 2018	F-25
Consolidated Statements of Changes in Members’ Equity for the Year Ended December 31, 2019 and for the Period from December 18, 2018 (Inception) to December 31, 2018	F-26
Consolidated Statements of Cash Flows for the Year Ended December 31, 2019 and for the Period from December 18, 2018 (Inception) to December 31, 2018	F-27
Notes to Consolidated Financial Statements as of December 31, 2019 and 2018, for the Year Ended December 31, 2019 and for the Period from December 18, 2018 (Inception) to December 31, 2018	F-28

OTIS GALLERY LLC
CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2020 (UNAUDITED) AND DECEMBER 31, 2019 (AUDITED)

	As of June 30, 2020	As of Dec 31, 2019
	Total Consolidated (unaudited)	Total Consolidated (audited)
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$ 19,647	$ 10,175
Subscription Receivable	79,504	216,719
TOTAL CURRENT ASSETS	99,151	226,894

OTHER ASSETS
Art and Other Collectible Assets	1,593,788	1,240,991
TOTAL OTHER ASSETS	1,593,788	1,240,991

TOTAL ASSETS	$ 1,692,939	$ 1,467,885

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Interest Payable – related party	$ 7,687	1,088
Notes Payable – related party	1,001,658	990,491
Due to Manager	22,728	7,318
Equity Due to Artists	-	13,000
TOTAL CURRENT LIABILITIES	1,032,073	1,011,897
TOTAL LIABILITIES	1,032,073	1,011,897

MEMBERS’ EQUITY
Contributed Capital	16,500	1,500
Membership Contributions	710,504	466,719
Net Loss	(53,907)	(12,231)
Accumulated Deficit	(12,231)	-
TOTAL MEMBERS’ EQUITY	660,866	455,988

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$ 1,692,939	$ 1,467,885

See accompanying notes, which are an integral part of these consolidated financial statements

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2020 (UNAUDITED)
AND JUNE 30, 2019 (UNAUDITED)

	June 30, 2020	June 30, 2019
	Total Consolidated (Unaudited)	Total Consolidated (Unaudited)
Operating Income
Revenue	$ -	$ -
Gross Profit/(Loss)	-	-

Operating Expenses
Accounting Fees	24,800	-
Brokerage Fees	3,439	-
Insurance	1,781	-
Storage	1,083	-
Transportation	6,528	-
Sourcing Fees – related party	8,543	-
Other G&A Expenses	1,134	32
Total Operating Expenses	47,308	32
Loss from Operations	(47,308)	(32)

Other Expenses
Interest Expense – related party	6,599	-
Total Other Expenses	6,599	-
Net Loss	$ (53,907)	$ (32)

See accompanying notes, which are an integral part of these consolidated financial statements

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY
FOR THE SIX MONTHS ENDED JUNE 30, 2020 (UNAUDITED)
AND JUNE 30, 2019 (UNAUDITED)

	June 30, 2020	June 30, 2019
	Total Consolidated (Unaudited)	Total Consolidated (Unaudited)
Beginning Balance	$ 455,988	$ -

Net Loss	(53,907)	(32)

Membership Contributions	243,785	-

Contributed Capital	15,000	-

Ending Balance	$ 660,866	$ (32)

See accompanying notes, which are an integral part of these consolidated financial statements

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2020 (UNAUDITED)
AND JUNE 30, 2019 (UNAUDITED)

	June 30, 2020	June 30, 2019
	Total Consolidated (unaudited)	Total Consolidated (unaudited)
Cash Flows From Operating Activities:
Net Loss For the Period	$ (53,907)	$ (32)
Adjustment to reconcile Net Loss to Net Cash used in operations:
Interest Payable – related party	6,599	-
Total Adjustments	6,599	-
Net Cash Flows Used In Operating Activities	(47,308)	(32)

Cash Flows From Financing Activities:
Repayment of Notes Payable – related party	(341,630)	-
Capital Contribution	15,000	-
Membership Contributions	368,000	-
Due to Manager	15,410	-
Net Cash Flows From Financing Activities	56,780	-

Cash at Beginning of Period	10,175	-
Net Increase (Decrease) In Cash	9,472	(32)
Cash at End of Period	$ 19,647	$ (32)

Supplemental Disclosure of Non-Cash Financing Activities:
Purchase of Art and Other Collectibles by issuance of Notes Payable – related party	$ 1,593,788	$ 237,500
Total Non-Cash Financing Activities	$ 1,593,788	$ 237,500

See accompanying notes, which are an integral part of these consolidated financial statements

OTIS GALLERY LLC
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2020

NOTE 1:  NATURE OF OPERATIONS
Otis Gallery LLC (the “Company”) is a series limited liability company formed on December 18, 2018 pursuant to Section 18-215 of the Delaware Limited Liability Company Act. The Company was formed to engage in the business of acquiring and managing a collection of investment grade art and collectibles (each asset or group of assets, as applicable, an “Underlying Asset”). The Company has created, and it is expected that the Company will continue to create, separate series of the Company (each, a “Series”), and that each Underlying Asset will be owned by a separate Series and that the assets and liabilities of each Series will be separate in accordance with Delaware law. Investors acquire membership interests (the “Interests”) in each Series and will be entitled to share in the return of that particular Series but will not be entitled to share in the return of any other Series.
The Company is dependent upon additional capital resources for its planned principal operations and subject to significant risks and uncertainties, including failure to secure funding to continue to operationalize the Company’s plans or failing to profitably operate the business.
Otis Wealth, Inc. is the manager of the Company (the “Manager”) and serves as the asset manager for the Underlying Assets owned by the Company and each Series (the “Asset Manager”). The Series acquire the Underlying Assets from the Manager financed through either non-interest-bearing or interest-bearing promissory notes issued to the Manager, and develop the financial, offering and other materials to begin offering the Interests through a mobile app-based investment platform called Otis (the “Otis Platform”).
The Company sells and intends to continue selling Interests in a number of separate individual Series. Investors in any Series acquire a proportional share of income and liabilities as they pertain to a particular Series, and the sole assets and liabilities of any given Series at the time of the closing of an offering related to that particular Series are an Underlying Asset (plus any cash reserves for future operating expenses). All voting rights, except as specified in the Operating Agreement or required by law, remain with the Manager (e.g., determining the type and quantity of general maintenance and other expenses required for the appropriate upkeep of each Underlying Asset, determining how to best commercialize the applicable Underlying Assets, evaluating potential sale offers and the liquidation of a Series). The Manager manages the ongoing operations of each Series in accordance with the operating agreement of the Company, as amended and restated from time to time (the “Operating Agreement”).
Operating Agreement
General
In accordance with the Operating Agreement, each Interest holder in a Series grants a power of attorney to the Manager. The Manager has the right to appoint officers of the Company and each Series.

OTIS GALLERY LLC
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2020

Voting Rights
The Manager has broad authority to take action with respect to the Company and any Series. Interest holders do not have any voting rights as an Interest holder in the Company or a Series except with respect to:
●
the removal of the Manager;
●
the dissolution of the Company upon the for-cause removal of the Managing Member; and
●
an amendment to the Operating Agreement that would:
o
adversely affect the rights of an Interest holder in any material respect;
o
reduce the voting percentage required for any action to be taken by the holders of Interests in the Company under the Operating Agreement;
o
change the situations in which the Company and any Series can be dissolved or terminated;
o
change the term of the Company (other than the circumstances provided in the Operating Agreement); or
o
give any person the right to dissolve the Company.
When entitled to vote on a matter, each Interest holder will be entitled to one vote per Interest held by it on all matters submitted to a vote of the Interest holders of an applicable Series or of the Interest holders of all Series of the Company, as applicable. The removal of the Manager as manager of the Company and all Series must be approved by two thirds of the votes that may be cast by all Interest holders in any Series. All other matters to be voted on by the Interest holders must be approved by a majority of the votes cast by all Interest holders in any Series present in person or represented by proxy.
Distributions upon Liquidation

OTIS GALLERY LLC
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2020

Upon the occurrence of a liquidation event relating to the Company as a whole or any Series, the Manager (or a liquidator selected by the Manager) is charged with winding up the affairs of the Series or the Company as a whole, as applicable, and liquidating its assets. Upon the liquidation of a Series or the Company as a whole, as applicable, the Underlying Assets will be liquidated and any after-tax proceeds distributed: (i) first, to any third-party creditors; (ii) second, to any creditors that are the Manager or its affiliates (e.g., payment of any outstanding Operating Expenses Reimbursement Obligation); and thereafter, (iii) first, 100% to the Interest holders of the relevant Series, allocated pro rata based on the number of Interests held by each Interest holder (which may include the Manager, any of its affiliates and asset sellers and which distribution within a Series will be made consistent with any preferences which exist within such Series) until the Interest holders receive back 100% of their capital contribution and second, (A) 10% to the Manager and (B) 90% to the Interest holders of the relevant Series, allocated pro rata based on the number of Interests held by each Interest holder (which may include the Manager, any of its affiliates and asset sellers and which distribution within a Series will be made consistent with any preferences which exist within such Series).
Free Cash Flow Distributions
The Manager has sole discretion in determining what distributions of free cash flow, if any, are made to holders of Interests of each Series. Free cash flow consists of the net income (as determined under accounting principles generally accepted in the United States of America (“GAAP”)) generated by such Series plus any change in net working capital and depreciation and amortization (and any other non-cash operating expenses) and less any capital expenditures related to the Underlying Asset related to such Series. The Manager may maintain free cash flow funds in a deposit account or an investment account for the benefit of the Series.
Any free cash flow generated by a Series from the utilization of the Underlying Asset related to such Series shall be applied within the Series in the following order of priority:
●
repay any amounts outstanding under Operating Expenses Reimbursement Obligations plus accrued interest;
●
thereafter to create such reserves as the Manager deems necessary, in its sole discretion, to meet future operating expenses; and
●
thereafter by way of distribution to holders of the Interests of such Series (net of corporate income taxes applicable to the Series), which may include asset sellers of the Underlying Asset related to such Series or the Manager or any of its affiliates.
Manager’s Interest

OTIS GALLERY LLC
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2020

At the closing of each offering, and unless otherwise set forth in the applicable Series designation, the Manager may acquire a minimum of 2% and up to a maximum of 19.99% of the Interests sold in connection with each offering (of which the Manager may sell all or any portion from time to time following the closing of such offering) for the same price per share offered to all other potential investors.
NOTE 2:  GOING CONCERN
The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated revenues or profits since inception. The Company’s ability to continue as a going concern for the next twelve months following the date the consolidated financial statements were available to be issued is dependent upon its ability to obtain additional capital financing. No assurance can be given that the Company will be successful in these efforts.
These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.
NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation and Principles of Consolidation
The accounting and reporting policies of the Company conform to GAAP. The Company adopted the calendar year as its basis of reporting.
The accompanying consolidated financial statements include the accounts of the Company as well as its Series required to be consolidated under GAAP. Significant intercompany accounts and transactions have been eliminated.
Use of Estimates
The preparation of consolidated financial statements in conformity with GAAP requires the Manager to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Cash and Cash Equivalents

OTIS GALLERY LLC
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2020

The Company considers short-term, highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. Cash consists of funds held in the Company’s checking account. As of June 30, 2020, the Company had $19,647 of cash on hand.
Subscription Receivable
The Company records membership contributions at the effective date. If the subscription is not funded upon issuance, the Company records a subscription receivable as an asset on the balance sheet. When subscription receivables are not received prior to the issuance of financial statements at a reporting date in satisfaction of the requirements under the Financial Accounting Standards Board (“FASB”) ASC 505-10-45-2, the subscription receivable is reclassified as a contra account to members’ equity on the balance sheet. Each Series has a minimum offering size that once met will result in the eventual successful subscription to and closing of the Series offering. Subscription receivable consists of membership subscriptions received prior to June 30, 2020, for which the minimum subscription requirement was met. As of June 30, 2020, there was a subscription receivable of $79,504.
Art and Other Collectible Assets
The Underlying Assets, including art and other collectible assets, are recorded at cost. The cost of the Underlying Asset includes the purchase price, including any amounts for the Underlying Asset funded by the Manager, and acquisition expenses, which include all fees, costs and expenses incurred in connection with the evaluation, discovery, investigation, development and acquisition of the Underlying Asset related to each Series incurred prior to the closing, including brokerage and sales fees and commissions (but excluding the brokerage fee referred to above), appraisal fees, research fees, transfer taxes, third-party industry and due diligence experts, auction house fees and travel and lodging for inspection purposes.
The Company treats the Underlying Assets as long-lived assets, and the Underlying Assets will be subject to an annual test for impairment and will not be depreciated or amortized. These long-lived assets are reviewed for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset.
The Underlying Assets are purchased by the Series from the Manager in exchange for either a non-interest-bearing or an interest-bearing promissory note. The Series uses the proceeds of the offering to pay off the note. Acquisition and operating expenses are typically paid for in advance by the Manager and are reimbursed by the Series from the proceeds of the offering. The Series also distributes the appropriate amounts for the brokerage fee and, if applicable, the sourcing fee, using cash from the offering.

OTIS GALLERY LLC
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2020

Acquisition expenses related to a particular Series that are incurred prior to the closing of an offering are initially funded by the Manager but will be reimbursed with the proceeds from an offering related to such Series, to the extent described in the applicable offering document.
To the extent that certain expenses are anticipated prior to the closing of an offering but are to be incurred after the closing (e.g., storage fees), additional cash from the proceeds of the offering will be retained on the Series balance sheet as reserves to cover such future anticipated expenses after the closing of the offering. Acquisition expenses are capitalized into the cost of the Underlying Asset. Should a proposed offering prove to be unsuccessful, the Company will not reimburse the Manager, these expenses will be accounted for as capital contributions and the acquisition expenses expensed.
As of June 30, 2020, the total value of the Company’s Underlying Assets across all Series was $1,593,788 as detailed in the table below. The Company does not believe any of its art and other collectible assets are impaired.
Series	Series Description	Total Investment in Art and Other Collectibles
Series #KW	2018 Saint Jerome Hearing the Trumpet of Last Judgement painting by Kehinde Wiley	$237,500
Series Drop 002	Nike MAG Back to the Future (2016) Sneakers	30,000
Series Drop 003	The Incredible Hulk #181 Comic	34,000
Series Drop 004	Collection of Supreme skate decks (select limited-edition artist collaborations)	44,341
Series Drop 005	2018 DOB and Arrows: Patchworks Skulls painting by Takashi Murakami and Virgil Abloh	90,000
Series Drop 008	2019 series of commissioned paintings by fnnch	35,000
Series Drop 009	2012 Gone and Beyond painting by Kaws	310,000
Series Drop 010	Collection of Nike SB Dunks sneakers	24,000
Series Gallery Drop 011	2019 commissioned painting by Shelby and Sandy	23,000
Series Gallery Drop 012	2011 Love Is What You Want neon sculpture by Tracey Emin	140,000
Series Gallery Drop 013	2019 Grey Selenite Newspaper Machine sculpture by Daniel Arsham	84,150
Series Gallery Drop 014	Collection of 1985 Jordan 1 OG Sneakers	30,000
Series Gallery Drop 015	Collection of Supreme Skate Decks – Bundle II	24,750
Series Gallery Drop 016	Collection of Nike and Adidas Yeezy sneakers	19,539
Series Gallery Drop 017	2017 Colorbar Constellation 6 painting by Derrick Adams	49,500
Series Gallery Drop 018	Tomb of Dracula #10 comic	11,600

OTIS GALLERY LLC
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2020

Series Gallery Drop 019	2020 CHROMADYNAMICA MSS painting by Felipe Pantone	18,900
Series Gallery Drop 020	X-Men #1 comic	134,000
Series Gallery Drop 021	Collection of artist collaboration Nike sneakers	26,560
Series Gallery Drop 022	Collection of Nike Air Jordan 1 sneakers	29,948
Series Gallery Drop 023	2019 Cape Woman painting by Katherine Bradford	15,000
Series Gallery Drop 024	Fantastic Four #52 comic	23,000
Series Gallery Drop 025	2018 No. 90 painting by Derek Fordjour	64,000
Series Gallery Drop 026	Avengers #1 comic	95,000
Total Art and Other Collectible Assets		$1,593,788

Fair Value of Financial Instruments
FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:
Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.
Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).
Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.
The carrying amounts reported in the balance sheets approximate their fair value.
Revenue Recognition
The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the fee for the arrangement is fixed or determinable and collectability is reasonably assured. Revenues are expected to be derived from the sale of each Underlying Asset in the associated Series. As of June 30, 2020, the Company had recognized no revenue as there have been no sales of Underlying Assets in any Series.

OTIS GALLERY LLC
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2020

Operating Expenses
After the closing of an offering of Interests, each Series is responsible for its own operating expenses, including any and all fees, costs and expenses incurred in connection with the management of the Underlying Assets. This includes transportation, import taxes, income taxes, storage (including property rental fees should the Manager decide to rent a property to store a number of Underlying Assets), security, valuation, custodial, marketing and utilization of the Underlying Assets; any fees, costs and expenses incurred in connection with preparing any reports and accounts of each Series, including any blue sky filings required in order for a Series to be made available to investors in certain states, any annual audit of the accounts of such Series (if applicable) and any reports to be filed with the Securities and Exchange Commission; any and all insurance premiums or expenses, including directors and officers insurance of the directors and officers of the Manager or Asset Manager, in connection with the Underlying Assets; any withholding or transfer taxes imposed on the Company, a Series or any Interest holders as a result of its or their earnings, investments or withdrawals; any governmental fees imposed on the capital of the Company or a Series or incurred in connection with compliance with applicable regulatory requirements; any legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation instituted against the Company, a Series or the Manager in connection with the affairs of the Company or a Series; the fees and expenses of any administrator, if any, engaged to provide administrative services to the Company or a Series; all custodial fees, costs and expenses in connection with the holding of an Underlying Asset; any fees, costs and expenses of a third-party registrar and transfer agent appointed by the Manager in connection with a Series; the cost of the audit of the annual consolidated financial statements of the Company or a Series and the preparation of tax returns and circulation of reports to Interest holders; any indemnification payments; the fees and expenses of counsel to the Company or a Series in connection with advice directly relating to its legal affairs; the costs of any other outside appraisers, valuation firms, accountants, attorneys or other experts or consultants engaged by the Manager in connection with the operations of the Company or a Series; and any similar expenses that may be determined to be operating expenses, as determined by the Manager in its reasonable discretion.
Prior to the closing, operating expenses are borne by the Manager and not reimbursed by the Series. The Manager will bear its own expenses of an ordinary nature, including all costs and expenses on account of rent (other than for storage of the Underlying Assets), supplies, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, remuneration and expenses paid to employees and utilities expenditures (excluding utilities expenditures in connection with the storage of the Underlying Assets).

OTIS GALLERY LLC
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2020

If the operating expenses exceed the amount of revenues generated from an Underlying Asset and cannot be covered by any operating expense reserves on the balance sheet of such Series, the Manager may (a) pay such operating expenses and not seek reimbursement; (b) loan the amount of the operating expenses to the applicable Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by such Underlying Asset (“Operating Expenses Reimbursement Obligation(s)”); and/or (c) cause additional Interests to be issued in the such Series in order to cover such additional amounts.
Sourcing Fee: The Asset Manager will be paid a fee as compensation for sourcing each Underlying Asset in an amount equal to up to 10% of the gross offering proceeds of each offering; provided that such sourcing fee may be waived by the Asset Manager.
Brokerage Fee: The broker of record for each offering is expected to receive a brokerage fee equal to 1% of the amount raised from outside investors through each offering. Notwithstanding the foregoing, such broker will not receive any fee on funds raised from the sale of Interests to the Manager. The Company expenses brokerage costs as they are incurred.
Organizational Costs: In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees and costs of incorporation, are expensed as incurred.
Income Taxes
The Company is a series limited liability company. Accordingly, under the Internal Revenue Code (“IRC”), all taxable income or loss flows through to its members. Therefore, no provision for income tax has been recorded in the statements. Income from the Company is reported and taxed to the members on their individual tax returns. However, the Company has elected, in accordance with IRC, to treat each individual Series as separate subchapter C corporation for tax purposes. No tax provision has been recorded for any Series through the balance sheet date as each is in a taxable loss position and no further tax benefits can be reasonably anticipated.
The Company complies with FASB ASC 740 for accounting for uncertainty in income taxes recognized in a company’s consolidated financial statements, which prescribes a recognition threshold and measurement process for consolidated financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s consolidated financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

OTIS GALLERY LLC
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2020

The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception. The Company is not presently subject to any income tax audit in any taxing jurisdiction.
NOTE 4:  RELATED PARTY TRANSACTIONS
In the normal course of business, the Series have and will acquire Underlying Assets from the Manager in exchange for promissory notes, which may or may not be interest bearing. Each note matures, and principal and accrued interest for each is due, within fourteen days of the closing of the offering for the associated Series. The principal balance due to Manager as of June 30, 2020 was $1,001,658, with interest payable to Manager of $7,687 as detailed in the table below:
Series Name	Interest Rate(1)	Note Principal Payable	Note Interest Payable	Total Due to Manager
Series Drop 009	0%	$ 310,000	$ -	$ 310,000
Series Gallery Drop 011	7.50%	-	338	338
Series Gallery Drop 012	7.50%	140,000	2,625	142,625
Series Gallery Drop 013	7.50%	84,150	1,578	85,728
Series Gallery Drop 014	7.50%	-	563	563
Series Gallery Drop 015	7.50%	-	464	464
Series Gallery Drop 016	7.50%	-	366	366
Series Gallery Drop 017	7.50%	49,500	928	50,428
Series Gallery Drop 018	7.50%	11,600	116	11,716
Series Gallery Drop 019	7.25%	18,900	126	19,026
Series Gallery Drop 020	0%	134,000	-	134,000
Series Gallery Drop 021	0%	26,560	-	26,560
Series Gallery Drop 022	7.25%	29,948	169	30,117
Series Gallery Drop 023	7.25%	15,000	60	15,060
Series Gallery Drop 024	7.25%	23,000	97	23,097
Series Gallery Drop 025	7.25%	64,000	258	64,258
Series Gallery Drop 026	0%	95,000	-	95,000
Totals		$ 1,001,658	$ 7,687	$ 1,009,345

(1) Notes with a 0% interest rate are non-interest bearing. The remaining notes bear interest at an annualized rate of 7.5% or 7.25% over a three-month period.
Because these are related party transactions, no guarantee can be made that the terms of the arrangements are at arm’s length.

OTIS GALLERY LLC
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2020

NOTE 5: DUE TO MANAGER
To fund its organizational and start-up activities as well as to advance funds on behalf of a Series to purchase assets, the Manager has covered the expenses and costs of the Company and its Series thus far on a non-interest-bearing extension of revolving credit. The Company will evaluate when is best to repay the Manager depending on operations and fundraising ability. In general, the Company will repay the Manager for funds extended to acquire assets from the Series subscription proceeds, as they are received. As of June 30, 2020, the Company had $22,728 due to the Manager, of which (a) $9,800 was for accounting expenses and (b) $12,928 was for storage, transportation, insurance, sourcing fees and third-party authentication associated with and incurred on behalf of the Series as detailed in the table below:
Series Name	Storage	Transportation	Insurance	Sourcing Fees	Third-Party Authentication	Totals
Series Drop 002	$ 65	$ 385	$ 104	$ 1,234	$ -	$ 1,788
Series Drop 004	95	1,119	152	-	-	1,366
Series Drop 008	75	2,500	120	1,120	-	3,815
Series Drop 010	52	-	83	385	100	620
Series Gallery Drop 011	38	850	33	400	-	1,321
Series Gallery Drop 014	63	240	55	1,521	-	1,897
Series Gallery Drop 015	52	360	45	945	-	1,402
Series Gallery Drop 016	41	20	35	641	-	737
Totals	$ 481	$ 5,474	$ 627	$ 6,246	$ 100	$ 12,928

NOTE 6: MEMBERS’ LIABILITY
The Company is organized as a series limited liability company. As such, the liability of the members of the Company for the financial obligations of the Company is limited to each member’s contribution of capital.
NOTE 7: MEMBERS’ EQUITY
The members of each Series have certain rights with respect to the Series to which they are subscribed. Each Series generally holds a single asset or a collection of assets. A Series member is entitled to their pro rata share of the net profits derived from the Underlying Asset held in that series after deduction of expense allocations and direct expenses attributable to the Underlying Asset, based on their percentage of the total outstanding Interests in that Series.
The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, are solely the debts, obligations and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation or liability.

OTIS GALLERY LLC
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2020

Series Subscriptions
The Company has received minimum subscriptions for the following Series as of June 30, 2020:
Series Name	Interests Subscribed For	Subscription Amount
Series #KW	10,000	$ 250,000
Series Drop 002	1,000	33,000
Series Drop 003	1,000	35,000
Series Drop 004	1,000	47,000
Series Drop 005	1,250	95,000
Series Drop 008	800	32,000
Series Drop 010	1,000	25,000
Series Gallery Drop 011	800	20,000
Series Gallery Drop 014	1,000	33,000
Series Gallery Drop 015	1,000	27,000
Series Gallery Drop 016	1,000	21,000
Series Gallery Drop 019	709	21,270
Series Gallery Drop 021	1,098	27,450
Series Gallery Drop 022	962	30,784
Total	22,619	$ 697,504

As of June 30, 2020, Series #KW, Series Drop 002, Series Drop 003, Series Drop 004, Series Drop 005, Series Drop 008, Series Drop 010, Series Gallery Drop 011, Series Gallery Drop 014, Series Gallery Drop 015 and Series Gallery Drop 016 had closed, and each had been fully subscribed. Subscriptions for $79,504 of membership interests for Series Gallery Drop 019, Series Gallery Drop 021 and Series Gallery Drop 022 were received and recorded as Subscription Receivable. These offerings had not closed as of June 30, 2020.

OTIS GALLERY LLC
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2020

NOTE 8:  RECENT ACCOUNTING PRONOUNCEMENTS
In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). This ASU supersedes the previous revenue recognition requirements in ASC Topic 605—Revenue Recognition and most industry-specific guidance throughout the ASC. The core principle within this ASU is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration expected to be received for those goods or services. In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers, which deferred the effective date for ASU 2014-09 by one year to fiscal years beginning after December 15, 2017, while providing the option to early adopt for fiscal years beginning after December 15, 2016. Transition methods under ASU 2014-09 must be through either (i) retrospective application to each prior reporting period presented or (ii) retrospective application with a cumulative effect adjustment at the date of initial application. The Company adopted this new standard effective January 1, 2019. The adoption of this standard did not have a material impact on the Company’s financial statements.
In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2020, including interim periods within those fiscal years. Early adoption is permitted. The Company is continuing to evaluate the impact of this new standard on our financial reporting and disclosures.
The Company does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.
NOTE 9: COMMITMENTS AND CONTINGENCIES
The Company is not currently involved with and does not know of any pending or threatened litigation against the Company, the Series or the Manager.
NOTE 10:  SUBSEQUENT EVENTS
The Company has evaluated subsequent events through September 22, 2020, the date the consolidated financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these consolidated financial statements, except as set forth below.

OTIS GALLERY LLC
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2020

Subsequent to June 30, 2020, the Company offered Series Gallery Drop 023, Series Gallery Drop 024, Series Gallery Drop 025, Series Gallery Drop 027, Series Gallery Drop 028, Series Gallery Drop 029, Series Gallery Drop 030, Series Gallery Drop 031, Series Gallery Drop 032, Series Gallery Drop 033, Series Gallery Drop 034 and Series Gallery Drop 036 Interests to the general public.
On August 14, 2020, Series Gallery Drop 018 and Series Gallery Drop 022 closed, and the Company raised $11,858 and $31,661, respectively, net of brokerage fees.
On August 17, 2020, Series Gallery Drop 024 closed, and the Company raised $23,740, net of brokerage fees.
On August 18, 2020, Series Gallery Drop 019 closed, and the Company raised $21,958, net of brokerage fees.
On August 18, 2020, Series Gallery Drop 022 and Series Gallery Drop 024 repaid in full the promissory note issued to the Manager in the original principal amount of $29,948 and $23,000, along with associated interest charges of $543 and $417.
On August 24, 2020, Series Gallery Drop 012 closed, and the Company raised $148,327, net of brokerage fees.
On August 24, 2020, Series Gallery Drop 016 repaid accrued interest of $366 that remained due on the promissory note issued to the Manager.
On August 24, 2020, Series Gallery Drop 016, Series Gallery Drop 018 and Series Gallery Drop 022 paid $737, $193 and $963, respectively, to the Manager for storage, transportation, insurance and sourcing fees owed.
On August 25, 2020, Series Gallery Drop 012 repaid in full the promissory note issued to the Manager in the original principal amount of $140,000, along with accrued interest of $2,625.
On August 28, 2020, Series Gallery Drop 024 paid $170 to the Manager for storage, transportation, insurance and sourcing fees owed.
On September 11, 2020, Series Gallery Drop 026 and Series Gallery Drop 027 closed, and the Company raised $98,995 and $61,863, respectively, net of brokerage fees.
On September 21, 2020, Series Gallery Drop 011, Series Gallery Drop 014 and Series Gallery Drop 015 repaid accrued interest of $338, $563 and $464, respectively, that remained due on the promissory note issued to the Manager.
On September 21, 2020, Series Gallery Drop 026 repaid in full the promissory note issued to the Manager in the original principal amount of $95,000. The note did not bear interest.

OTIS GALLERY LLC
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2020

On September 21, 2020, Series Gallery Drop 027 repaid in full the promissory note issued to the Manager in the original principal amount of $61,000. The note did not bear interest.
On September 21, 2020, Series Gallery Drop 011, Series Gallery Drop 012, Series Gallery Drop 014, Series Gallery Drop 015, Series Gallery Drop 026 and Series Gallery Drop 027 paid $1,321, $4,345, $1,897, $1,402, $3,280 and $423, respectively, to the Manager for storage, transportation, insurance and sourcing fees owed.

To the Members of
Otis Gallery LLC
New York, New York

INDEPENDENT AUDITOR’S REPORT

Report on the Consolidated Financial Statements

We have audited the accompanying consolidated financial statements of Otis Gallery LLC, which comprise the consolidated balance sheet as of December 31, 2019, and the related consolidated statements of operations, changes in members’ equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit.  We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatements.

Artesian CPA, LLC
1624 Market Street, Suite 202 | Denver, CO 80202
p:  877.968.3330  f: 720.634.0905
info@ArtesianCPA.com | www.ArtesianCPA.com

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements.  The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.  We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Otis Gallery LLC as of December 31, 2019, and the results of its consolidated operations and cash flows for the year then ended, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matters

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the consolidated financial statements, the Company has not generated revenues or profits since inception, has sustained a net loss of $12,231 for the year ended December 31, 2019, has negative cash flows from operations for the year ended December 31, 2019, has limited liquid assets with cash of $10,175 as of December 31, 2019, and has a working capital deficit of $785,003 as of December 31, 2019. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ Artesian CPA, LLC

Denver, Colorado
April 29, 2020

Artesian CPA, LLC
1624 Market Street, Suite 202 | Denver, CO 80202
p:  877.968.3330  f: 720.634.0905
info@ArtesianCPA.com | www.ArtesianCPA.com

Independent Auditor’s Report

To Management
Otis Gallery LLC
Dover, DE

We have audited the accompanying balance sheet of Otis Gallery LLC as of December 31, 2018, and the related statements of income, retained earnings, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these ﬁnancial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of ﬁnancial statements that are free from material misstatement whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these ﬁnancial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the ﬁnancial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the ﬁnancial statements. The procedures selected depend on the auditor’s judgment, including assessment of the risks of material misstatement of the ﬁnancial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the ﬁnancial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of signiﬁcant accounting estimates made by management, as well as evaluating the overall presentation of the ﬁnancial statements.

We believe that the audit evidence we have obtained is suﬃcient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the ﬁnancial statements referred to above present fairly, in all material respects, the ﬁnancial position of Otis Gallery LLC as of December 31, 2018, and the results of its operations and its cash ﬂows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter– Subsequent Events

The accompanying financial statements contain substantial disclosures in Note F (“Subsequent Events”) related to the terms of Otis Gallery LLC’s public offering of equity to occur during 2019. Our audit did not include procedures designed to evaluate the terms of the offering or management’s claims related to the offering, other than the fact that they were planned to occur as of the date the financial statements were avail‐ able to be issued. Our opinion is not modiﬁed with respect to this matter.

/s/ Jason M. Tyra, CPA, PLLC

Jason M. Tyra, CPA,
PLLC Dallas, TX
1700 Pacific Avenue, Suite 4710
Dallas, TX 75201 (P) 972-201-9008
info@tyracpa.com
www.tyracpa.com
February 15, 2019

OTIS GALLERY LLC
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2019 AND 2018

	As of Dec 31, 2019	As of Dec 31, 2018
	Total Consolidated	Total Consolidated
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$ 10,175	$ -
Subscription Receivable	216,719	-
TOTAL CURRENT ASSETS	226,894	-

OTHER ASSETS
Art and Other Collectible Assets	1,240,991	-
TOTAL OTHER ASSETS	1,240,991	-

TOTAL ASSETS	$ 1,467,885	$ -

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
Interest Payable – related party	$ 1,088	$ -
Notes Payable – related party	990,491	-
Due to Manager	7,318	-
Equity Due to Artists	13,000
TOTAL OTHER CURRENT LIABILITIES	1,011,897	-
TOTAL CURRENT LIABILITIES	1,011,897	-

MEMBERS’ EQUITY
Contributed Capital	1,500	-
Membership Contributions	466,719	-
Net Loss	(12,231)	-
TOTAL MEMBERS’ EQUITY	455,988	-

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$ 1,467,885	$ -

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2019
AND FOR THE PERIOD FROM
DECEMBER 18, 2018 (INCEPTION) TO DECEMBER 31, 2018

	Dec 31, 2019	Dec 31, 2018
	Total Consolidated	Total Consolidated
Operating Income
Revenue	$ -	$ -
Gross Profit/(Loss)	-	-

Operating Expense
Accounting Fees	1,500	-
Brokerage Fees	2,325	-
Insurance	86	-
Storage	163	-
Transportation	1,180	-
Sourcing Fees – related party	5,889	-
Total Operating Expenses	11,143	-
Loss from Operations	(11,143)	-

Other Expenses
Interest Expense – related party	1,088	-
Total Other Expenses	1,088	-
Net Loss	$ (12,231)	$ -

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2019
AND FOR THE PERIOD FROM
DECEMBER 18, 2018 (INCEPTION) TO DECEMBER 31, 2018

	Dec 31, 2019	Dec 31, 2018
	Total Consolidated	Total Consolidated
Beginning Balance	$ -	$ -

Net Loss	(12,231)	-

Membership Contributions	466,719	-

Capital Contributions	1,500	-

Ending Balance	$ 455,988	$ -

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements

OTIS GALLERY LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2019
AND FOR THE PERIOD FROM
DECEMBER 18, 2018 (INCEPTION) TO DECEMBER 31, 2018

	Dec 31, 2019	Dec 31, 2018
	Total Consolidated	Total Consolidated
Cash Flows From Operating Activities:
Net Loss For the Period	$ (12,231)	$ -
Adjustment to reconcile Net Loss to Net Cash used in operations:
Interest Payable – related party	1,088	-
Total Adjustments	1,088	-
Net Cash Flows Used in Operating Activities	(11,143)	-

Cash Flows From Financing Activities:
Repayment of Notes Payable – related party	(237,500)	-
Capital Contribution	1,500	-
Membership Contributions	250,000	-
Due to Manager	7,318	-
Net Cash Flows Provided by Financing Activities	21,318	-

Cash at Beginning of Period	-	-
Net Increase (Decrease) In Cash	10,175	-
Cash at End of Period	$ 10,175	$ -

Supplemental Disclosure of Non-Cash Financing Activities:
Purchase of Art and Other Collectibles by issuance of Notes Payable – related party	$ 1,227,991	$ -
Purchase of Art and Other Collectibles by equity commitment to artists	13,000	-
Total Non-Cash Financing Activities	$ 1,240,991	$ -

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements

OTIS GALLERY LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2019 AND 2018, FOR THE YEAR ENDED DECEMBER 31, 2019 AND FOR THE PERIOD FROM DECEMBER 18, 2018 (INCEPTION) TO DECEMBER 31, 2018

NOTE 1:  NATURE OF OPERATIONS

Otis Gallery LLC (the “Company”) is a series limited liability company formed on December 18, 2018 pursuant to Section 18-215 of the Delaware Limited Liability Company Act. The Company was formed to engage in the business of acquiring and managing a collection of investment grade art and collectibles (the “Underlying Assets”). The Company has created, and it is expected that the Company will continue to create, separate series of the Company (each, a “Series”), and that each Underlying Asset will be owned by a separate Series and that the assets and liabilities of each Series will be separate in accordance with Delaware law. Investors acquire membership interests (the “Interests”) in each Series and will be entitled to share in the return of that particular Series but will not be entitled to share in the return of any other Series.

The Company is dependent upon additional capital resources for its planned principal operations and subject to significant risks and uncertainties, including failure to secure funding to continue to operationalize the Company’s plans or failing to profitably operate the business.

Otis Wealth, Inc. is the manager of the Company (the “Manager”) and serves as the asset manager for the Underlying Assets owned by the Company and each Series (the “Asset Manager”). The Series acquire the Underlying Assets from the Manager financed through either non-interest-bearing or interest-bearing promissory notes issued to the Manager, and develop the financial, offering and other materials to begin offering the Interests through a mobile app-based investment platform called Otis (the “Otis Platform”).

The Company sells and intends to continue selling Interests in a number of separate individual Series. Investors in any Series acquire a proportional share of income and liabilities as they pertain to a particular Series, and the sole assets and liabilities of any given Series at the time of the closing of an offering related to that particular Series are an Underlying Asset (plus any cash reserves for future operating expenses). All voting rights, except as specified in the Operating Agreement or required by law, remain with the Manager (e.g., determining the type and quantity of general maintenance and other expenses required for the appropriate upkeep of each Underlying Asset, determining how to best commercialize the applicable Underlying Assets, evaluating potential sale offers and the liquidation of a Series). The Manager manages the ongoing operations of each Series in accordance with the operating agreement of the Company, as amended and restated from time to time (the “Operating Agreement”).

Operating Agreement

General

In accordance with the Operating Agreement, each Interest holder in a Series grants a power of attorney to the Manager. The Manager has the right to appoint officers of the Company and each Series.

OTIS GALLERY LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2019 AND 2018, FOR THE YEAR ENDED DECEMBER 31, 2019 AND FOR THE PERIOD FROM DECEMBER 18, 2018 (INCEPTION) TO DECEMBER 31, 2018

Voting Rights

The Manager has broad authority to take action with respect to the Company and any Series. Interest holders do not have any voting rights as an Interest holder in the Company or a Series except with respect to:

●
the removal of the Manager;

●
the dissolution of the Company upon the for-cause removal of the Managing Member; and

●
an amendment to the Operating Agreement that would:

o
adversely affect the rights of an Interest holder in any material respect;

o
reduce the voting percentage required for any action to be taken by the holders of Interests in the Company under the Operating Agreement;

o
change the situations in which the Company and any Series can be dissolved or terminated;

o
change the term of the Company (other than the circumstances provided in the Operating Agreement); or

o
give any person the right to dissolve the Company.

When entitled to vote on a matter, each Interest holder will be entitled to one vote per Interest held by it on all matters submitted to a vote of the Interest holders of an applicable Series or of the Interest holders of all Series of the Company, as applicable. The removal of the Manager as manager of the Company and all Series must be approved by two thirds of the votes that may be cast by all Interest holders in any Series. All other matters to be voted on by the Interest holders must be approved by a majority of the votes cast by all Interest holders in any Series present in person or represented by proxy.

OTIS GALLERY LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2019 AND 2018, FOR THE YEAR ENDED DECEMBER 31, 2019 AND FOR THE PERIOD FROM DECEMBER 18, 2018 (INCEPTION) TO DECEMBER 31, 2018

Distributions Upon Liquidation

Upon the occurrence of a liquidation event relating to the Company as a whole or any Series, the Manager (or a liquidator selected by the Manager) is charged with winding up the affairs of the Series or the Company as a whole, as applicable, and liquidating its assets. Upon the liquidation of a Series or the Company as a whole, as applicable, the Underlying Assets will be liquidated and any after-tax proceeds distributed: (i) first, to any third-party creditors; (ii) second, to any creditors that are the Manager or its affiliates (e.g., payment of any outstanding Operating Expenses Reimbursement Obligation); and thereafter, (iii) first, 100% to the Interest holders of the relevant Series, allocated pro rata based on the number of Interests held by each Interest holder (which may include the Manager, any of its affiliates and asset sellers and which distribution within a Series will be made consistent with any preferences which exist within such Series) until the Interest holders receive back 100% of their capital contribution and second, (A) 10% to the Manager and (B) 90% to the Interest holders of the relevant Series, allocated pro rata based on the number of Interests held by each Interest holder (which may include the Manager, any of its affiliates and asset sellers and which distribution within a Series will be made consistent with any preferences which exist within such Series).

Free Cash Flow Distributions

The Manager has sole discretion in determining what distributions of free cash flow, if any, are made to holders of Interests of each Series. Free cash flow consists of the net income (as determined under accounting principles generally accepted in the United States of America (“GAAP”)) generated by such Series plus any change in net working capital and depreciation and amortization (and any other non-cash operating expenses) and less any capital expenditures related to the Underlying Asset related to such Series. The Manager may maintain free cash flow funds in a deposit account or an investment account for the benefit of the Series.

Any free cash flow generated by a Series from the utilization of the Underlying Asset related to such Series shall be applied within the Series in the following order of priority:

●
repay any amounts outstanding under Operating Expenses Reimbursement Obligations plus accrued interest;
●
thereafter to create such reserves as the Manager deems necessary, in its sole discretion, to meet future operating expenses; and
●
thereafter by way of distribution to holders of the Interests of such Series (net of corporate income taxes applicable to the Series), which may include asset sellers of the Underlying Asset related to such Series or the Manager or any of its affiliates.

OTIS GALLERY LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2019 AND 2018, FOR THE YEAR ENDED DECEMBER 31, 2019 AND FOR THE PERIOD FROM DECEMBER 18, 2018 (INCEPTION) TO DECEMBER 31, 2018

Manager’s Interest

At the closing of each offering, and unless otherwise set forth in the applicable Series designation, the Manager shall acquire a minimum of 2% and up to a maximum of 19.99% of the Interests sold in connection with each offering (of which the Manager may sell all or any portion from time to time following the closing of such offering) for the same price per share offered to all other potential investors.

NOTE 2:  GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated revenues or profits since inception. The Company’s ability to continue as a going concern for the next twelve months following the date the consolidated financial statements were available to be issued is dependent upon its ability to obtain additional capital financing. No assurance can be given that the Company will be successful in these efforts.

These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accounting and reporting policies of the Company conform to GAAP. The Company adopted the calendar year as its basis of reporting.

The accompanying consolidated financial statements include the accounts of Otis Gallery LLC as well as its Series required to be consolidated under GAAP. Significant intercompany accounts and transactions have been eliminated.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires our manager to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

OTIS GALLERY LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2019 AND 2018, FOR THE YEAR ENDED DECEMBER 31, 2019 AND FOR THE PERIOD FROM DECEMBER 18, 2018 (INCEPTION) TO DECEMBER 31, 2018

Cash and Cash Equivalents

The Company considers short-term, highly liquid investment with original maturities of three months or less at the time of purchase to be cash equivalents. Cash consists of funds held in the Company’s checking account. As of December 31, 2019, the Company had $10,175 of cash on hand.

Subscription Receivable

The Company records membership contributions at the effective date. If the subscription is not funded upon issuance, the Company records a subscription receivable as an asset on the balance sheet. When subscription receivables are not received prior to the issuance of financial statements at a reporting date in satisfaction of the requirements under the Financial Accounting Standards Board (“FASB”) ASC 505-10-45-2, the subscription receivable is reclassified as a contra account to members’ equity on the balance sheet. Each Series has a minimum offering size that once met will result in the eventual successful subscription to and closing of the Series. Subscription receivable consists of membership subscriptions sold prior to December 31, 2019, for which the minimum subscription requirement was met.

Art and Other Collectible Assets

The Underlying Assets, including art and other collectible assets, are recorded at cost. The cost of the Underlying Asset includes the purchase price, including any deposits for the Underlying Asset funded by the Manager and acquisition expenses, which include all fees, costs and expenses incurred in connection with the evaluation, discovery, investigation, development and acquisition of the Underlying Asset related to each Series incurred prior to the closing, including brokerage and sales fees and commissions (but excluding the brokerage fee referred to above), appraisal fees, research fees, transfer taxes, third-party industry and due diligence experts, auction house fees and travel and lodging for inspection purposes.

The Company treats the Underlying Assets as long-lived assets, and the Underlying Assets will be subject to an annual test for impairment and will not be depreciated or amortized. These long-lived assets are reviewed for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset.

The Underlying Assets are purchased by the Series from the Manager in exchange for either a non-interest-bearing or an interest-bearing promissory note. The Series uses the proceeds of the offering to pay off the note. Acquisition expenses are typically paid for in advance by the Manager and are reimbursed by the Series from the proceeds of the offering. The Series also distributes the appropriate amounts for the brokerage fee and, if applicable, the sourcing fee, using cash from the offering.

OTIS GALLERY LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2019 AND 2018, FOR THE YEAR ENDED DECEMBER 31, 2019 AND FOR THE PERIOD FROM DECEMBER 18, 2018 (INCEPTION) TO DECEMBER 31, 2018

Acquisition expenses related to a particular Series that are incurred prior to the closing of an offering are initially funded by the Manager but will be reimbursed with the proceeds from an offering related to such Series, to the extent described in the applicable offering document.

To the extent that certain expenses are anticipated prior to the closing of an offering but are to be incurred after the closing (e.g., storage fees), additional cash from the proceeds of the offering will be retained on the Series balance sheet as reserves to cover such future anticipated expenses after the closing of the offering. Acquisition expenses are capitalized into the cost of the Underlying Asset. Should a proposed offering prove to be unsuccessful, the Company will not reimburse the Manager, and these expenses will be accounted for as capital contributions, and the acquisition expenses expensed.

As of December 31, 2019, the Company’s total investment in the Underlying Assets across all Series was $1,240,991 as detailed in the table below. The Company does not believe any of its art and other collectible assets are impaired.

Series	Series Description	Total Investment in Art and Other Collectible Assets
Series #KW	2018 Saint Jerome Hearing the Trumpet of Last Judgement painting by Kehinde Wiley	$237,500
Series Drop 002	Nike MAG Back to the Future (2016) Sneakers	30,000
Series Drop 003	The Incredible Hulk #181 Comic	34,000
Series Drop 004	Collection of Supreme Skate Decks (Select Limited Edition Artist Collaborations)	44,341
Series Drop 005	2018 DOB and Arrows: Patchworks Skulls painting by Takashi Murakami and Virgil Abloh	90,000
Series Drop 006	1978 Rolex Daytona Ref. 6265 Big Red watch	78,000
Series Drop 007	2011 Hermes Birkin 35cm So Black handbag	56,250
Series Drop 008	2019 Series of Commissioned Paintings by fnnch	35,000
Series Drop 009	2012 Gone and Beyond painting by Kaws	310,000
Series Drop 010	Collection of Nike SB Dunks sneakers	24,000
Series Gallery Drop 011	2019 commissioned painting by Shelby and Sandy "Basketball"	23,000
Series Gallery Drop 012	2011 Love Is What You Want neon sculpture by Tracey Emin	140,000

Series Gallery Drop 013	2019 Grey Selenite Newspaper Machine sculpture by Daniel Arsham	84,150
Series Gallery Drop 014	Collection of 1985 Jordan 1 OG Sneakers	30,000
Series Gallery Drop 015	Collection of Supreme Skate Decks – Bundle II	24,750
Total		$1,240,991

OTIS GALLERY LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2019 AND 2018, FOR THE YEAR ENDED DECEMBER 31, 2019 AND FOR THE PERIOD FROM DECEMBER 18, 2018 (INCEPTION) TO DECEMBER 31, 2018

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the balance sheets approximate their fair value.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the fee for the arrangement is fixed or determinable and collectability is reasonably assured. Revenues are expected to be derived from the sale of each Underlying Asset in the associated Series. As of December 31, 2019, the Company had recognized $0 revenue as there have been no sales of Underlying Assets in any Series.

OTIS GALLERY LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2019 AND 2018, FOR THE YEAR ENDED DECEMBER 31, 2019 AND FOR THE PERIOD FROM DECEMBER 18, 2018 (INCEPTION) TO DECEMBER 31, 2018

Operating Expenses

After the closing of an offering of Interests, each Series is responsible for its own operating expenses, including any and all fees, costs and expenses incurred in connection with the management of the Underlying Assets. This includes transportation, import taxes, income taxes, storage (including property rental fees should the Manager decide to rent a property to store a number of Underlying Assets), security, valuation, custodial, marketing and utilization of the Underlying Assets; any fees, costs and expenses incurred in connection with preparing any reports and accounts of each Series, including any blue sky filings required in order for a Series to be made available to investors in certain states, any annual audit of the accounts of such Series (if applicable) and any reports to be filed with the Securities and Exchange Commission; any and all insurance premiums or expenses, including directors and officers insurance of the directors and officers of the Manager or Asset Manager, in connection with the Underlying Assets; any withholding or transfer taxes imposed on the Company, a Series or any Interest holders as a result of its or their earnings, investments or withdrawals; any governmental fees imposed on the capital of the Company or a Series or incurred in connection with compliance with applicable regulatory requirements; any legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation instituted against the Company, a Series or the Manager in connection with the affairs of the Company or a Series; the fees and expenses of any administrator, if any, engaged to provide administrative services to the Company or a Series; all custodial fees, costs and expenses in connection with the holding of an Underlying Asset; any fees, costs and expenses of a third-party registrar and transfer agent appointed by the Manager in connection with a Series; the cost of the audit of the annual consolidated financial statements of the Company or a Series and the preparation of tax returns and circulation of reports to Interest holders; any indemnification payments; the fees and expenses of counsel to the Company or a Series in connection with advice directly relating to its legal affairs; the costs of any other outside appraisers, valuation firms, accountants, attorneys or other experts or consultants engaged by the Manager in connection with the operations of the Company or a Series; and any similar expenses that may be determined to be operating expenses, as determined by the Manager in its reasonable discretion.

Prior to the closing, operating expenses are borne by the Manager and not reimbursed by the Series. The Manager will bear its own expenses of an ordinary nature, including all costs and expenses on account of rent (other than for storage of the Underlying Assets), supplies, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, remuneration and expenses paid to employees and utilities expenditures (excluding utilities expenditures in connection with the storage of the Underlying Assets).

If the operating expenses exceed the amount of revenues generated from an Underlying Asset and cannot be covered by any operating expense reserves on the balance sheet of such Series, the Manager may (a) pay such operating expenses and not seek reimbursement; (b) loan the amount of the operating expenses to the applicable Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by such Underlying Asset (“Operating Expenses Reimbursement Obligation(s)”); and/or (c) cause additional Interests to be issued in the such Series in order to cover such additional amounts.

OTIS GALLERY LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2019 AND 2018, FOR THE YEAR ENDED DECEMBER 31, 2019 AND FOR THE PERIOD FROM DECEMBER 18, 2018 (INCEPTION) TO DECEMBER 31, 2018

Sourcing Fee: The Asset Manager will be paid a fee as compensation for sourcing each Underlying Asset in an amount equal to up to 10% of the gross offering proceeds of each offering; provided that such sourcing fee may be waived by the Asset Manager.

Brokerage Fee: The broker of record for each offering is expected to receive a brokerage fee equal to 1% of the amount raised from outside investors through each offering. Notwithstanding the foregoing, such broker will not receive any fee on funds raised from the sale of Interests to the Manager. The Company expenses brokerage costs as they are incurred.

Organizational Costs: In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees and costs of incorporation, are expensed as incurred.

Income Taxes

The Company is a series limited liability company. Accordingly, under the Internal Revenue Code (“IRC”), all taxable income or loss flows through to its members. Therefore, no provision for income tax has been recorded in the statements. Income from the Company is reported and taxed to the members on their individual tax returns. However, the Company has elected, in accordance with IRC, to treat each individual Series as separate subchapter C corporation for tax purposes. No tax provision has been recorded for any Series through the balance sheet date as each is in a taxable loss position and no further tax benefits can be reasonably anticipated.

The Company complies with FASB ASC 740 for accounting for uncertainty in income taxes recognized in a company’s consolidated financial statements, which prescribes a recognition threshold and measurement process for consolidated financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s consolidated financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception. The Company is not presently subject to any income tax audit in any taxing jurisdiction.

NOTE 4:  RELATED PARTY TRANSACTIONS

In the normal course of business, the Series have and will acquire Underlying Assets from the Manager in exchange for promissory notes, which may or may not be interest bearing. Each note matures, and principal and accrued interest for each is due, within fourteen days of the closing of the offering for the associated Series. The principal balance due to Manager as of December 31, 2019 was $990,491, with interest payable to Manager of $1,088 as detailed in the table below:

OTIS GALLERY LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2019 AND 2018, FOR THE YEAR ENDED DECEMBER 31, 2019 AND FOR THE PERIOD FROM DECEMBER 18, 2018 (INCEPTION) TO DECEMBER 31, 2018

Series Name	Interest Rate(1)	Note Principal Payable	Note Interest Payable	Total Due to Manager
Series Drop 002	0%	$ 30,000	$ -	$ 30,000
Series Drop 003	0%	34,000	-	34,000
Series Drop 004	0%	44,341	-	44,341
Series Drop 005	0%	90,000	-	90,000
Series Drop 006	0%	78,000	-	78,000
Series Drop 007	0%	56,250	-	56,250
Series Drop 008	0%	27,000	-	27,000
Series Drop 009	0%	310,000	-	310,000
Series Drop 010	0%	24,000	-	24,000
Series Gallery Drop 011	7.5%	18,000	67	18,067
Series Gallery Drop 012	7.5%	140,000	524	140,524
Series Gallery Drop 013	7.5%	84,150	316	84,466
Series Gallery Drop 014	7.5%	30,000	88	30,088
Series Gallery Drop 015	7.5%	24,750	93	24,843
Totals		$ 990,491	$ 1,088	$ 991,579

(1)
Notes with a 0% interest rate are non-interest bearing. The remaining notes bear interest at an annualized rate of 7.5% over a three-month period.

Because these are related party transactions, no guarantee can be made that the terms of the arrangements are at arm’s length.

NOTE 5: DUE TO MANAGER

To fund its organizational and start-up activities as well as to advance funds on behalf of a Series to purchase assets, the Manager has covered the expenses and costs of the Company and its Series thus far on a non-interest-bearing extension of revolving credit. The Company will evaluate when is best to repay the Manager depending on operations and fundraising ability. In general, the Company will repay the Manager for funds extended to acquire assets from the Series subscription proceeds (less the applicable management fees), as they are received. As of December 31, 2019, the Company has a $7,318 due to Manager for storage, transportation, insurance and sourcing fees associated with and incurred on behalf of Series #KW.

NOTE 6: MEMBERS’ LIABILITY

The Company is organized as a series limited liability company. As such, the liability of the members of the Company for the financial obligations of the Company is limited to each member’s contribution of capital.

OTIS GALLERY LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2019 AND 2018, FOR THE YEAR ENDED DECEMBER 31, 2019 AND FOR THE PERIOD FROM DECEMBER 18, 2018 (INCEPTION) TO DECEMBER 31, 2018

NOTE 7: MEMBERS’ EQUITY

The members of each Series have certain rights with respect to the Series to which they are subscribed. Each Series generally holds a single asset or a collection of assets. A Series member is entitled to their pro rata share of the net profits derived from the Underlying Asset held in that series after deduction of expense allocations and direct expenses attributable to the Underlying Asset, based on their percentage of the total outstanding Interests in that Series.

The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, are solely the debts, obligations and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation or liability.

Series Subscriptions

The Company has received subscriptions for the following Series as of December 31, 2019:

Series Name	Interests Sold as of 12/31/2019	Subscription Amount
Series #KW	10,000	$ 250,000
Series Drop 002	960	31,680
Series Drop 003	996	34,860
Series Drop 005	1,229	93,404
Series Drop 008	795	31,800
Series Drop 010	999	24,975
Total	14,979	$ 466,719

As of December 31, 2019, only Series #KW has closed, and it has been fully subscribed. Further, as of December 31, 2019, $216,719 of membership interests sold have been recorded as Subscriptions Receivable.

NOTE 8:  RECENT ACCOUNTING PRONOUNCEMENTS

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). This ASU supersedes the previous revenue recognition requirements in ASC Topic 605—Revenue Recognition and most industry-specific guidance throughout the ASC. The core principle within this ASU is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration expected to be received for those goods or services. In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers, which deferred the effective date for ASU 2014-09 by one year to fiscal years beginning after December 15, 2017, while providing the option to early adopt for fiscal years beginning after December 15, 2016. Transition methods under ASU 2014-09 must be through either (i) retrospective application to each prior reporting period presented or (ii) retrospective application with a cumulative effect adjustment at the date of initial application. The Company adopted this new standard effective January 1, 2019. The adoption of this standard did not have a material impact on the Company’s financial statements.

OTIS GALLERY LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2019 AND 2018, FOR THE YEAR ENDED DECEMBER 31, 2019 AND FOR THE PERIOD FROM DECEMBER 18, 2018 (INCEPTION) TO DECEMBER 31, 2018

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2020, including interim periods within those fiscal years. Early adoption is permitted. The Company is continuing to evaluate the impact of this new standard on our financial reporting and disclosures.

The Company does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

NOTE 9: COMMITMENTS AND CONTINGENCIES

The Company is not currently involved with and does not know of any pending or threatened litigation against the Company, its member or its Manager.

NOTE 10:  SUBSEQUENT EVENTS

The Company has evaluated subsequent events through April 29, 2020, the date the consolidated financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these consolidated financial statements, except as set forth below.

Subsequent to December 31, 2019, the Company offered Series Gallery Drop 011, Series Gallery Drop 012, Series Gallery Drop 013, Series Gallery Drop 014, Series Gallery Drop 015 and Series Gallery Drop 016 Interests to the general public.

On March 4, 2020, Series Drop 006 resold the Series Drop 006 Asset to the Manager, prior to launch of the offering of Series Drop #006 Interests, in exchange for cancellation of a note in the original principal amount of $78,000. The note did not bear any interest, and the obligation of Series Drop 006 to make any payments under the note terminated upon the closing of the sale. Series Drop 006 is not in default under the note.

On March 4, 2020, Series Drop 007 resold the Series Drop 007 Asset to the Manager, prior to launch of the offering of Series Drop 007 Interests, in exchange for cancellation of a note in the original principal amount of $56,250. The note did not bear any interest, and the obligation of Series Drop 007 to make any payments under the note terminated upon the closing of the sale. Series Drop 007 is not in default under the note.

On March 6, 2020, Series Drop 005 and Series Drop 010 closed, and the Company raised $94,089 and $24,705, respectively, net of brokerage fees.

On March 11, 2020, Series Drop 004 closed, and the Company raised $46,489, net of brokerage fees.

OTIS GALLERY LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2019 AND 2018, FOR THE YEAR ENDED DECEMBER 31, 2019 AND FOR THE PERIOD FROM DECEMBER 18, 2018 (INCEPTION) TO DECEMBER 31, 2018

On March 11, 2020, Series Drop 005 repaid in full the promissory note issued to the Manager on September 16, 2019 in the original principal amount of $24,000. The note did not bear interest.

On March 11, 2020, Series Drop 010 repaid in full the promissory note issued to the Manager on August 30, 2019 in the original principal amount of $90,000. The note did not bear interest.

On March 18, 2020, Series Drop 003 and Series Drop 008 closed, and the Company raised $34,607 and $31,708, respectively, net of brokerage fees.

On March 18, 2020, the Company acquired Series Gallery Drop 016 Asset from the Manager in exchange for a note in the original principal amount of $19,539. This note bears interest at an annualized rate of 7.5% over a three-month period and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that the Company may prepay the note at any time.

On March 18, 2020, the Company acquired Series Gallery Drop 017 Asset from the Manager in exchange for a note in the original principal amount of $49,500. This note bears interest at an annualized rate of 7.5% over a three-month period and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that the Company may prepay the note at any time.

On March 20, 2020, Series Drop 003 repaid in full the promissory note issued to the Manager on August 30, 2019 in the original principal amount of $34,000. The note did not bear interest.

On March 20, 2020, Series Drop 008 repaid in full the promissory note issued to the Manager on August 30, 2019 in the original principal amount of $27,000. The note did not bear interest.

On April 3, 2020, Series Gallery Drop 015 closed, and the Company raised $26,685, net of brokerage fees.

On April 13, 2020, Series Drop 002 closed, and the Company raised $32,627, net of brokerage fees.

On April 21, 2020, Series Gallery Drop 014 closed, and the Company raised $32,627, net of brokerage fees.

PART III - EXHIBITS

Exhibit Index
Exhibit No.	Description
2.1	Certificate of Formation of Otis Gallery LLC (incorporated by reference to Exhibit 2.1 to the Offering Statement on Form 1-A filed on February 20, 2019)

2.2	Limited Liability Company Agreement of Otis Gallery LLC (incorporated by reference to Exhibit 2.2 to the Offering Statement on Form 1-A filed on February 20, 2019)

2.3
First Amendment to the Limited Liability Company Agreement of Otis Gallery LLC (incorporated by reference to Exhibit 2.3 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 25, 2020)

2.4	Second Amendment to the Limited Liability Company Agreement of Otis Gallery LLC (incorporated by reference to Exhibit 2.4 to the Current Report on Form 1-U filed on October 5, 2020)

3.1	Series Designation for Series #KW Interests (incorporated by reference to Exhibit 3.1 to the Offering Statement on Form 1-A filed on February 20, 2019)

3.2	Series Designation for Series Drop 002 Interests (incorporated by reference to Exhibit 3.2 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

3.3	Series Designation for Series Drop 003 Interests (incorporated by reference to Exhibit 3.3 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

3.4	Series Designation for Series Drop 004 Interests (incorporated by reference to Exhibit 3.4 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

3.5	Series Designation for Series Drop 005 Interests (incorporated by reference to Exhibit 3.5 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

3.6	Series Designation for Series Drop 008 Interests (incorporated by reference to Exhibit 3.8 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

3.7	Series Designation for Series Drop 009 Interests (incorporated by reference to Exhibit 3.9 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

3.8	Series Designation for Series Drop 010 Interests (incorporated by reference to Exhibit 3.10 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

3.9	Series Designation for Series Gallery Drop 011 Interests (incorporated by reference to Exhibit 3.11 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

3.10	Series Designation for Series Gallery Drop 012 Interests (incorporated by reference to Exhibit 3.12 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)
1

3.11	Series Designation for Series Gallery Drop 013 Interests (incorporated by reference to Exhibit 3.13 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

3.12	Series Designation for Series Gallery Drop 014 Interests (incorporated by reference to Exhibit 3.14 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

3.13	Series Designation for Series Gallery Drop 015 Interests (incorporated by reference to Exhibit 3.15 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

3.14	Series Designation for Series Gallery Drop 016 Interests (incorporated by reference to Exhibit 3.14 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 25, 2020)

3.15	Series Designation for Series Gallery Drop 017 Interests (incorporated by reference to Exhibit 3.15 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 25, 2020)

3.16	Series Designation for Series Gallery Drop 018 Interests (incorporated by reference to Exhibit 3.16 to the Post-Qualification Offering Statement on Form 1-A POS filed on May 15, 2020)

3.17	Series Designation for Series Gallery Drop 019 Interests (incorporated by reference to Exhibit 3.17 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 4, 2020)

3.18	Series Designation for Series Gallery Drop 020 Interests (incorporated by reference to Exhibit 3.18 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 4, 2020)

3.19	Series Designation for Series Gallery Drop 021 Interests (incorporated by reference to Exhibit 3.19 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 4, 2020)

3.20	Series Designation for Series Gallery Drop 022 Interests (incorporated by reference to Exhibit 3.20 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 4, 2020)

3.21	Series Designation for Series Gallery Drop 023 Interests (incorporated by reference to Exhibit 3.21 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 12, 2020)

3.22	Series Designation for Series Gallery Drop 024 Interests (incorporated by reference to Exhibit 3.22 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 12, 2020)

3.23	Series Designation for Series Gallery Drop 025 Interests (incorporated by reference to Exhibit 3.23 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 12, 2020)

3.24	Series Designation for Series Gallery Drop 026 Interests (incorporated by reference to Exhibit 3.24 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 12, 2020)

3.25	Series Designation for Series Gallery Drop 027 Interests (incorporated by reference to Exhibit 3.25 to the Post-Qualification Offering Statement on Form 1-A POS filed on July 10, 2020)

3.26	Series Designation for Series Gallery Drop 028 Interests (incorporated by reference to Exhibit 3.26 to the Post-Qualification Offering Statement on Form 1-A POS filed on July 10, 2020)
2

3.27	Series Designation for Series Gallery Drop 029 Interests (incorporated by reference to Exhibit 3.27 to the Post-Qualification Offering Statement on Form 1-A POS filed on July 10, 2020)

3.28	Series Designation for Series Gallery Drop 030 Interests (incorporated by reference to Exhibit 3.28 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

3.29	Series Designation for Series Gallery Drop 031 Interests (incorporated by reference to Exhibit 3.29 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

3.30	Series Designation for Series Gallery Drop 032 Interests (incorporated by reference to Exhibit 3.30 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

3.31	Series Designation for Series Gallery Drop 033 Interests (incorporated by reference to Exhibit 3.31 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

3.32	Series Designation for Series Gallery Drop 034 Interests (incorporated by reference to Exhibit 3.32 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

3.33	Series Designation for Series Gallery Drop 035 Interests (incorporated by reference to Exhibit 3.33 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

3.34	Series Designation for Series Gallery Drop 036 Interests (incorporated by reference to Exhibit 3.34 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

3.35	Series Designation for Series Gallery Drop 037 Interests (incorporated by reference to Exhibit 3.35 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

3.36	Series Designation for Series Gallery Drop 038 Interests (incorporated by reference to Exhibit 3.36 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 15, 2020)

3.37	Series Designation for Series Gallery Drop 039 Interests (incorporated by reference to Exhibit 3.37 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 15, 2020)

3.38	Series Designation for Series Gallery Drop 040 Interests (incorporated by reference to Exhibit 3.38 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 15, 2020)

3.39	Series Designation for Series Gallery Drop 041 Interests (incorporated by reference to Exhibit 3.39 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 15, 2020)

3.40	Series Designation for Series Gallery Drop 042 Interests (incorporated by reference to Exhibit 3.40 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 15, 2020)

3.41	Series Designation for Series Gallery Drop 043 Interests (incorporated by reference to Exhibit 3.41 to the Post-Qualification Offering Statement on Form 1-A POS filed on October 7, 2020)

3.42	Amended and Restated Series Designation for Series Gallery Drop 044 Interests (incorporated by reference to Exhibit 3.42 to the Current Report on Form 1-U filed on November 10, 2020)
3

3.43	Series Designation for Series Gallery Drop 045 Interests (incorporated by reference to Exhibit 3.43 to the Post-Qualification Offering Statement on Form 1-A POS filed on October 7, 2020)

3.44	Series Designation for Series Gallery Drop 046 Interests (incorporated by reference to Exhibit 3.44 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

3.45	Series Designation for Series Gallery Drop 047 Interests (incorporated by reference to Exhibit 3.45 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

3.46	Series Designation for Series Gallery Drop 048 Interests (incorporated by reference to Exhibit 3.46 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

3.47	Series Designation for Series Gallery Drop 049 Interests (incorporated by reference to Exhibit 3.47 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

3.48	Series Designation for Series Gallery Drop 050 Interests (incorporated by reference to Exhibit 3.48 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

3.49	Series Designation for Series Gallery Drop 051 Interests (incorporated by reference to Exhibit 3.49 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

3.50	Series Designation for Series Gallery Drop 052 Interests (incorporated by reference to Exhibit 3.50 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

3.51	Series Designation for Series Gallery Drop 053 Interests (incorporated by reference to Exhibit 3.51 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

3.52	Series Designation for Series Gallery Drop 054 Interests (incorporated by reference to Exhibit 3.52 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

3.53	Series Designation for Series Gallery Drop 055 Interests (incorporated by reference to Exhibit 3.53 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

3.54	Series Designation for Series Gallery Drop 056 Interests (incorporated by reference to Exhibit 3.54 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

3.55	Series Designation for Series Gallery Drop 057 Interests (incorporated by reference to Exhibit 3.55 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

3.56	Series Designation for Series Gallery Drop 058 Interests (incorporated by reference to Exhibit 3.56 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

3.57	Series Designation for Series Gallery Drop 059 Interests (incorporated by reference to Exhibit 3.57 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

3.58	Series Designation for Series Gallery Drop 060 Interests (incorporated by reference to Exhibit 3.58 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)
4

3.59	Series Designation for Series Gallery Drop 061 Interests (incorporated by reference to Exhibit 3.59 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

3.60	Series Designation for Series Gallery Drop 062 Interests (incorporated by reference to Exhibit 3.60 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

3.61	Series Designation for Series Gallery Drop 063 Interests (incorporated by reference to Exhibit 3.61 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

3.62	Series Designation for Series Gallery Drop 064 Interests (incorporated by reference to Exhibit 3.62 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

3.63	Series Designation for Series Gallery Drop 065 Interests (incorporated by reference to Exhibit 3.63 to the Post-Qualification Offering Statement on Form 1-A POS filed on January 15, 2021)

3.64	Series Designation for Series Gallery Drop 066 Interests (incorporated by reference to Exhibit 3.64 to the Post-Qualification Offering Statement on Form 1-A POS filed on January 15, 2021)

3.65	Series Designation for Series Gallery Drop 067 Interests (incorporated by reference to Exhibit 3.65 to the Post-Qualification Offering Statement on Form 1-A POS filed on January 15, 2021)

3.66	Series Designation for Series Gallery Drop 068 Interests (incorporated by reference to Exhibit 3.66 to the Post-Qualification Offering Statement on Form 1-A POS filed on January 15, 2021)

3.67	Series Designation for Series Gallery Drop 069 Interests (incorporated by reference to Exhibit 3.67 to the Post-Qualification Offering Statement on Form 1-A POS filed on January 15, 2021)

3.68	Series Designation for Series Gallery Drop 070 Interests (incorporated by reference to Exhibit 3.68 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

3.69	Series Designation for Series Gallery Drop 071 Interests (incorporated by reference to Exhibit 3.69 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

3.70	Series Designation for Series Gallery Drop 072 Interests (incorporated by reference to Exhibit 3.70 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

3.71	Series Designation for Series Gallery Drop 073 Interests (incorporated by reference to Exhibit 3.71 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

3.72	Series Designation for Series Gallery Drop 074 Interests (incorporated by reference to Exhibit 3.72 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

3.73	Series Designation for Series Gallery Drop 075 Interests (incorporated by reference to Exhibit 3.73 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

3.74	Series Designation for Series Gallery Drop 076 Interests (incorporated by reference to Exhibit 3.74 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)
5

3.75	Series Designation for Series Gallery Drop 077 Interests (incorporated by reference to Exhibit 3.75 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

3.76	Series Designation for Series Gallery Drop 078 Interests (incorporated by reference to Exhibit 3.76 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

3.77	Series Designation for Series Gallery Drop 079 Interests (incorporated by reference to Exhibit 3.77 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

3.78	Series Designation for Series Gallery Drop 080 Interests (incorporated by reference to Exhibit 3.78 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

3.79	Series Designation for Series Gallery Drop 081 Interests (incorporated by reference to Exhibit 3.79 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

3.80	Series Designation for Series Gallery Drop 082 Interests (incorporated by reference to Exhibit 3.80 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

3.81	Series Designation for Series Gallery Drop 083 Interests (incorporated by reference to Exhibit 3.81 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

3.82*	Series Designation for Series Gallery Drop 084 Interests

3.83*	Series Designation for Series Gallery Drop 085 Interests

3.84*	Series Designation for Series Gallery Drop 086 Interests

3.85*	Series Designation for Series Gallery Drop 087 Interests

3.86*	Series Designation for Series Gallery Drop 088 Interests

3.87*	Series Designation for Series Gallery Drop 089 Interests

3.88*	Series Designation for Series Gallery Drop 090 Interests

3.89*	Series Designation for Series Gallery Drop 091 Interests

3.90*	Series Designation for Series Gallery Drop 092 Interests
6

3.91*	Series Designation for Series Gallery Drop 093 Interests

3.92*	Series Designation for Series Gallery Drop 094 Interests

3.93*	Series Designation for Series Gallery Drop 095 Interests

3.94*	Series Designation for Series Gallery Drop 096 Interests

3.95*	Series Designation for Series Gallery Drop 097 Interests

3.96*	Series Designation for Series Gallery Drop 098 Interests

3.97*	Series Designation for Series Gallery Drop 099 Interests

3.98*	Series Designation for Series Gallery Drop 100 Interests

3.99*	Series Designation for Series Gallery Drop 101 Interests

4.1	Form of Subscription Agreement for Series #KW Interests (incorporated by reference to Exhibit 4.1 to the Amended Offering Statement on Form 1-A/A filed on July 10, 2019)

4.2	Form of Subscription Agreement for Series Drop 002 Interests (incorporated by reference to Exhibit 4.2 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

4.3	Form of Subscription Agreement for Series Drop 003 Interests (incorporated by reference to Exhibit 4.3 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

4.4	Form of Subscription Agreement for Series Drop 004 Interests (incorporated by reference to Exhibit 4.4 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

4.5	Form of Subscription Agreement for Series Drop 005 Interests (incorporated by reference to Exhibit 4.5 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

4.6	Form of Subscription Agreement for Series Drop 008 Interests (incorporated by reference to Exhibit 4.8 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

4.7	Form of Subscription Agreement for Series Drop 009 Interests (incorporated by reference to Exhibit 4.9 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)
7

4.8	Form of Subscription Agreement for Series Drop 010 Interests (incorporated by reference to Exhibit 4.10 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

4.9	Form of Subscription Agreement for Series Gallery Drop 011 Interests (incorporated by reference to Exhibit 4.11 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

4.10	Form of Subscription Agreement for Series Gallery Drop 012 Interests (incorporated by reference to Exhibit 4.12 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

4.11	Form of Subscription Agreement for Series Gallery Drop 013 Interests (incorporated by reference to Exhibit 4.11 to the Current Report on Form 1-U filed on October 5, 2020)

4.12	Form of Subscription Agreement for Series Gallery Drop 014 Interests (incorporated by reference to Exhibit 4.14 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

4.13	Form of Subscription Agreement for Series Gallery Drop 015 Interests (incorporated by reference to Exhibit 4.15 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

4.14	Form of Subscription Agreement for Series Gallery Drop 016 Interests (incorporated by reference to Exhibit 4.14 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 25, 2020)

4.15	Form of Subscription Agreement for Series Gallery Drop 017 Interests (incorporated by reference to Exhibit 4.15 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 25, 2020)

4.16	Form of Subscription Agreement for Series Gallery Drop 018 Interests (incorporated by reference to Exhibit 4.16 to the Post-Qualification Offering Statement on Form 1-A POS filed on May 15, 2020)

4.17	Form of Subscription Agreement for Series Gallery Drop 019 Interests (incorporated by reference to Exhibit 4.17 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 4, 2020)

4.18	Form of Subscription Agreement for Series Gallery Drop 020 Interests (incorporated by reference to Exhibit 4.18 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 4, 2020)

4.19	Form of Subscription Agreement for Series Gallery Drop 021 Interests (incorporated by reference to Exhibit 4.19 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 4, 2020)

4.20	Form of Subscription Agreement for Series Gallery Drop 022 Interests (incorporated by reference to Exhibit 4.20 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 4, 2020)

4.21	Form of Subscription Agreement for Series Gallery Drop 023 Interests (incorporated by reference to Exhibit 4.21 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 12, 2020)

4.22	Form of Subscription Agreement for Series Gallery Drop 024 Interests (incorporated by reference to Exhibit 4.22 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 12, 2020)
8

4.23	Form of Subscription Agreement for Series Gallery Drop 025 Interests (incorporated by reference to Exhibit 4.23 to the Current Report on Form 1-U filed on October 5, 2020)

4.24	Form of Subscription Agreement for Series Gallery Drop 026 Interests (incorporated by reference to Exhibit 4.24 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 12, 2020)

4.25	Form of Subscription Agreement for Series Gallery Drop 027 Interests (incorporated by reference to Exhibit 4.25 to the Post-Qualification Offering Statement on Form 1-A POS filed on July 10, 2020)

4.26	Form of Subscription Agreement for Series Gallery Drop 028 Interests (incorporated by reference to Exhibit 4.26 to the Post-Qualification Offering Statement on Form 1-A POS filed on July 10, 2020)

4.27	Form of Subscription Agreement for Series Gallery Drop 029 Interests (incorporated by reference to Exhibit 4.27 to the Post-Qualification Offering Statement on Form 1-A POS filed on July 10, 2020)

4.28	Form of Subscription Agreement for Series Gallery Drop 030 Interests (incorporated by reference to Exhibit 4.28 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

4.29	Form of Subscription Agreement for Series Gallery Drop 031 Interests (incorporated by reference to Exhibit 4.29 to the Current Report on Form 1-U filed on October 5, 2020)

4.30	Form of Subscription Agreement for Series Gallery Drop 032 Interests (incorporated by reference to Exhibit 4.30 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

4.31	Form of Subscription Agreement for Series Gallery Drop 033 Interests (incorporated by reference to Exhibit 4.31 to the Current Report on Form 1-U filed on October 5, 2020)

4.32	Form of Subscription Agreement for Series Gallery Drop 034 Interests (incorporated by reference to Exhibit 4.32 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

4.33	Form of Subscription Agreement for Series Gallery Drop 035 Interests (incorporated by reference to Exhibit 4.33 to the Current Report on Form 1-U filed on October 5, 2020)

4.34	Form of Subscription Agreement for Series Gallery Drop 036 Interests (incorporated by reference to Exhibit 4.34 to the Current Report on Form 1-U filed on October 5, 2020)

4.35	Form of Subscription Agreement for Series Gallery Drop 037 Interests (incorporated by reference to Exhibit 4.35 to the Current Report on Form 1-U filed on October 5, 2020)

4.36	Form of Subscription Agreement for Series Gallery Drop 038 Interests (incorporated by reference to Exhibit 4.36 to the Current Report on Form 1-U filed on October 5, 2020)

9

4.37	Form of Subscription Agreement for Series Gallery Drop 039 Interests (incorporated by reference to Exhibit 4.37 to the Current Report on Form 1-U filed on October 5, 2020)

4.38	Form of Subscription Agreement for Series Gallery Drop 040 Interests (incorporated by reference to Exhibit 4.38 to the Current Report on Form 1-U filed on October 5, 2020)

4.39	Form of Subscription Agreement for Series Gallery Drop 041 Interests (incorporated by reference to Exhibit 4.39 to the Current Report on Form 1-U filed on October 5, 2020)

4.40	Form of Subscription Agreement for Series Gallery Drop 042 Interests (incorporated by reference to Exhibit 4.40 to the Current Report on Form 1-U filed on October 5, 2020)

4.41	Form of Subscription Agreement for Series Gallery Drop 043 Interests (incorporated by reference to Exhibit 4.41 to the Post-Qualification Offering Statement on Form 1-A POS filed on October 7, 2020)

4.42	Form of Subscription Agreement for Series Gallery Drop 044 Interests (incorporated by reference to Exhibit 4.42 to the Post-Qualification Offering Statement on Form 1-A POS filed on October 7, 2020)

4.43	Form of Subscription Agreement for Series Gallery Drop 045 Interests (incorporated by reference to Exhibit 4.43 to the Post-Qualification Offering Statement on Form 1-A POS filed on October 7, 2020)

4.44	Form of Subscription Agreement for Series Gallery Drop 046 Interests (incorporated by reference to Exhibit 4.44 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

4.45	Form of Subscription Agreement for Series Gallery Drop 047 Interests (incorporated by reference to Exhibit 4.45 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

4.46	Form of Subscription Agreement for Series Gallery Drop 048 Interests (incorporated by reference to Exhibit 4.46 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

4.47	Form of Subscription Agreement for Series Gallery Drop 049 Interests (incorporated by reference to Exhibit 4.47 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

4.48	Form of Subscription Agreement for Series Gallery Drop 050 Interests (incorporated by reference to Exhibit 4.48 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

10

4.49	Form of Subscription Agreement for Series Gallery Drop 051 Interests (incorporated by reference to Exhibit 4.49 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

4.50	Form of Subscription Agreement for Series Gallery Drop 052 Interests (incorporated by reference to Exhibit 4.50 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

4.51	Form of Subscription Agreement for Series Gallery Drop 053 Interests (incorporated by reference to Exhibit 4.51 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

4.52	Form of Subscription Agreement for Series Gallery Drop 054 Interests (incorporated by reference to Exhibit 4.52 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

4.53	Form of Subscription Agreement for Series Gallery Drop 055 Interests (incorporated by reference to Exhibit 4.53 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

4.54	Form of Subscription Agreement for Series Gallery Drop 056 Interests (incorporated by reference to Exhibit 4.54 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

4.55	Form of Subscription Agreement for Series Gallery Drop 057 Interests (incorporated by reference to Exhibit 4.55 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

4.56	Form of Subscription Agreement for Series Gallery Drop 058 Interests (incorporated by reference to Exhibit 4.56 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

4.57	Form of Subscription Agreement for Series Gallery Drop 059 Interests (incorporated by reference to Exhibit 4.57 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

4.58	Form of Subscription Agreement for Series Gallery Drop 060 Interests (incorporated by reference to Exhibit 4.58 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

4.59	Form of Subscription Agreement for Series Gallery Drop 061 Interests (incorporated by reference to Exhibit 4.59 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

4.60	Form of Subscription Agreement for Series Gallery Drop 062 Interests (incorporated by reference to Exhibit 4.60 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

11

4.61	Form of Subscription Agreement for Series Gallery Drop 063 Interests (incorporated by reference to Exhibit 4.61 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

4.62	Form of Subscription Agreement for Series Gallery Drop 064 Interests (incorporated by reference to Exhibit 4.62 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

4.63	Form of Subscription Agreement for Series Gallery Drop 065 Interests (incorporated by reference to Exhibit 4.63 to the Post-Qualification Offering Statement on Form 1-A POS filed on January 15, 2021)

4.64	Form of Subscription Agreement for Series Gallery Drop 066 Interests (incorporated by reference to Exhibit 4.64 to the Post-Qualification Offering Statement on Form 1-A POS filed on January 15, 2021)

4.65	Form of Subscription Agreement for Series Gallery Drop 067 Interests (incorporated by reference to Exhibit 4.65 to the Post-Qualification Offering Statement on Form 1-A POS filed on January 15, 2021)

4.66	Form of Subscription Agreement for Series Gallery Drop 068 Interests (incorporated by reference to Exhibit 4.66 to the Post-Qualification Offering Statement on Form 1-A POS filed on January 15, 2021)

4.67	Form of Subscription Agreement for Series Gallery Drop 069 Interests (incorporated by reference to Exhibit 4.67 to the Post-Qualification Offering Statement on Form 1-A POS filed on January 15, 2021)

4.68	Form of Subscription Agreement for Series Gallery Drop 070 Interests (incorporated by reference to Exhibit 4.68 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

4.69	Form of Subscription Agreement for Series Gallery Drop 071 Interests (incorporated by reference to Exhibit 4.69 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

4.70	Form of Subscription Agreement for Series Gallery Drop 072 Interests (incorporated by reference to Exhibit 4.70 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

4.71	Form of Subscription Agreement for Series Gallery Drop 073 Interests (incorporated by reference to Exhibit 4.71 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

4.72	Form of Subscription Agreement for Series Gallery Drop 074 Interests (incorporated by reference to Exhibit 4.72 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

12

4.73	Form of Subscription Agreement for Series Gallery Drop 075 Interests (incorporated by reference to Exhibit 4.73 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

4.74	Form of Subscription Agreement for Series Gallery Drop 076 Interests (incorporated by reference to Exhibit 4.74 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

4.75	Form of Subscription Agreement for Series Gallery Drop 077 Interests (incorporated by reference to Exhibit 4.75 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

4.76	Form of Subscription Agreement for Series Gallery Drop 078 Interests (incorporated by reference to Exhibit 4.76 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

4.77	Form of Subscription Agreement for Series Gallery Drop 079 Interests (incorporated by reference to Exhibit 4.77 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

4.78	Form of Subscription Agreement for Series Gallery Drop 080 Interests (incorporated by reference to Exhibit 4.78 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

4.79	Form of Subscription Agreement for Series Gallery Drop 081 Interests (incorporated by reference to Exhibit 4.79 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

4.80	Form of Subscription Agreement for Series Gallery Drop 082 Interests (incorporated by reference to Exhibit 4.80 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

4.81	Form of Subscription Agreement for Series Gallery Drop 083 Interests (incorporated by reference to Exhibit 4.81 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

4.82*	Form of Subscription Agreement for Series Gallery Drop 084 Interests

4.83*	Form of Subscription Agreement for Series Gallery Drop 085 Interests

4.84*	Form of Subscription Agreement for Series Gallery Drop 086 Interests

13

4.85*	Form of Subscription Agreement for Series Gallery Drop 087 Interests

4.86*	Form of Subscription Agreement for Series Gallery Drop 088 Interests

4.87*	Form of Subscription Agreement for Series Gallery Drop 089 Interests

4.88*	Form of Subscription Agreement for Series Gallery Drop 090 Interests

4.89*	Form of Subscription Agreement for Series Gallery Drop 091 Interests

4.90*	Form of Subscription Agreement for Series Gallery Drop 092 Interests

4.91*	Form of Subscription Agreement for Series Gallery Drop 093 Interests

4.92*	Form of Subscription Agreement for Series Gallery Drop 094 Interests

4.93*	Form of Subscription Agreement for Series Gallery Drop 095 Interests

4.94*	Form of Subscription Agreement for Series Gallery Drop 096 Interests

4.95*	Form of Subscription Agreement for Series Gallery Drop 097 Interests

4.96*	Form of Subscription Agreement for Series Gallery Drop 098 Interests

4.97*	Form of Subscription Agreement for Series Gallery Drop 099 Interests

4.98*	Form of Subscription Agreement for Series Gallery Drop 100 Interests
14

4.99*	Form of Subscription Agreement for Series Gallery Drop 101 Interests

6.1.1
Termination Agreement, dated October 5, 2020, between Otis Gallery LLC and North Capital Private Securities Corporation (incorporated by reference to Exhibit 6.1.1 to the Current Report on Form 1-U filed on October 5, 2020)

6.1.2
Broker-Dealer Agreement, dated September 3, 2020, between Otis Gallery LLC and Dalmore Group, LLC (incorporated by reference to Exhibit 6.1.2 to the Current Report on Form 1-U filed on October 5, 2020)

6.2
Asset Management Agreement, dated February 19, 2019, between Otis Wealth, Inc. and Series #KW, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.2 to the Offering Statement on Form 1-A filed on February 20, 2019)

6.3
Purchase and Sale Agreement, dated February 19, 2019, between Series #KW, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.3 to the Offering Statement on Form 1-A filed on February 20, 2019)

6.4
Promissory Note issued by Series #KW, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on February 19, 2019 (incorporated by reference to Exhibit 6.4 to the Offering Statement on Form 1-A filed on February 20, 2019)

6.5
Asset Management Agreement, dated August 30, 2019, between Otis Wealth, Inc. and Series Drop 002, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.5 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.6
Purchase and Sale Agreement, dated August 30, 2019, between Series Drop 002, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.6 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.7
Promissory Note issued by Series Drop 002, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on August 30, 2019 (incorporated by reference to Exhibit 6.7 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.8
Asset Management Agreement, dated August 30, 2019, between Otis Wealth, Inc. and Series Drop 003, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.8 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.9
Purchase and Sale Agreement, dated August 30, 2019, between Series Drop 003, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.9 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.10
Promissory Note issued by Series Drop 003, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on August 30, 2019 (incorporated by reference to Exhibit 6.10 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.11
Asset Management Agreement, dated August 30, 2019, between Otis Wealth, Inc. and Series Drop 004, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.11 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

15

6.12
Purchase and Sale Agreement, dated August 30, 2019, between Series Drop 004, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.12 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.13
Promissory Note issued by Series Drop 004, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on August 30, 2019 (incorporated by reference to Exhibit 6.13 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.14
Asset Management Agreement, dated August 30, 2019, between Otis Wealth, Inc. and Series Drop 005, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.14 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.15
Purchase and Sale Agreement, dated August 30, 2019, between Series Drop 005, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.15 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.16
Promissory Note issued by Series Drop 005, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on August 30, 2019 (incorporated by reference to Exhibit 6.16 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.17
Asset Management Agreement, dated August 30, 2019, between Otis Wealth, Inc. and Series Drop 008, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.23 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.18
Purchase and Sale Agreement, dated August 30, 2019, between Series Drop 008, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.24 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.19
Promissory Note issued by Series Drop 008, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on August 30, 2019 (incorporated by reference to Exhibit 6.25 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.20
Asset Management Agreement, dated August 30, 2019, between Otis Wealth, Inc. and Series Drop 009, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.26 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.21
Purchase and Sale Agreement, dated August 30, 2019, between Series Drop 009, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.27 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.22
Promissory Note issued by Series Drop 009, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on August 30, 2019 (incorporated by reference to Exhibit 6.28 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.23
Asset Management Agreement, dated September 16, 2019, between Otis Wealth, Inc. and Series Drop 010, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.29 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.24
Purchase and Sale Agreement, dated September 16, 2019, between Series Drop 010, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.30 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

6.25
Promissory Note issued by Series Drop 010, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on September 16, 2019 (incorporated by reference to Exhibit 6.31 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

16

6.26
Asset Management Agreement, dated December 13, 2019, between Otis Wealth, Inc. and Series Gallery Drop 011, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.32 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

6.27
Purchase and Sale Agreement, dated December 13, 2019, between Series Gallery Drop 011, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.33 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

6.28
Promissory Note issued by Series Gallery Drop 011, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on December 13, 2019 (incorporated by reference to Exhibit 6.34 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

6.29
Asset Management Agreement, dated December 13, 2019, between Otis Wealth, Inc. and Series Gallery Drop 012, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.35 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

6.30
Purchase and Sale Agreement, dated December 13, 2019, between Series Gallery Drop 012, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.36 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

6.31
Promissory Note issued by Series Gallery Drop 012, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on December 13, 2019 (incorporated by reference to Exhibit 6.37 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

6.32
Asset Management Agreement, dated December 13, 2019, between Otis Wealth, Inc. and Series Gallery Drop 013, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.38 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

6.33
Purchase and Sale Agreement, dated December 13, 2019, between Series Gallery Drop 013, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.39 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

6.34
Promissory Note issued by Series Gallery Drop 013, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on December 13, 2019 (incorporated by reference to Exhibit 6.40 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

6.35
Asset Management Agreement, dated December 17, 2019, between Otis Wealth, Inc. and Series Gallery Drop 014, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.41 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

6.36
Purchase and Sale Agreement, dated December 17, 2019, between Series Gallery Drop 014, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.42 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

6.37
Promissory Note issued by Series Gallery Drop 014, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on December 17, 2019 (incorporated by reference to Exhibit 6.43 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

6.38
Asset Management Agreement, dated December 13, 2019, between Otis Wealth, Inc. and Series Gallery Drop 015, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.44 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

17

6.39
Purchase and Sale Agreement, dated December 13, 2019, between Series Gallery Drop 015, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.45 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

6.40
Promissory Note issued by Series Gallery Drop 015, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on December 13, 2019 (incorporated by reference to Exhibit 6.46 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

6.41
Asset Management Agreement, dated March 18, 2020, between Otis Wealth, Inc. and Series Gallery Drop 016, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.41 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 25, 2020)

6.42
Purchase and Sale Agreement, dated March 18, 2020, between Series Gallery Drop 016, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.42 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 25, 2020)

6.43
Promissory Note issued by Series Gallery Drop 016, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on March 18, 2020 (incorporated by reference to Exhibit 6.43 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 25, 2020)

6.44
Asset Management Agreement, dated March 18, 2020, between Otis Wealth, Inc. and Series Gallery Drop 017, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.44 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 25, 2020)

6.45
Purchase and Sale Agreement, dated March 18, 2020, between Series Gallery Drop 017, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.45 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 25, 2020)

6.46
Promissory Note issued by Series Gallery Drop 017, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on March 18, 2020 (incorporated by reference to Exhibit 6.46 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 25, 2020)

6.47
Asset Management Agreement, dated May 13, 2020, between Otis Wealth, Inc. and Series Gallery Drop 018, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.47 to the Post-Qualification Offering Statement on Form 1-A POS filed on May 15, 2020)

6.48
Purchase and Sale Agreement, dated May 13, 2020, between Series Gallery Drop 018, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.48 to the Post-Qualification Offering Statement on Form 1-A POS filed on May 15, 2020)

6.49
Promissory Note issued by Series Gallery Drop 018, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on May 13, 2020 (incorporated by reference to Exhibit 6.49 to the Post-Qualification Offering Statement on Form 1-A POS filed on May 15, 2020)

6.50
Asset Management Agreement, dated May 28, 2020, between Otis Wealth, Inc. and Series Gallery Drop 019, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.50 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 4, 2020)

6.51
Purchase and Sale Agreement, dated May 28, 2020, between Series Gallery Drop 019, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.51 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 4, 2020)

6.52
Promissory Note issued by Series Gallery Drop 019, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on May 28, 2020 (incorporated by reference to Exhibit 6.52 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 4, 2020)

18

6.53
Asset Management Agreement, dated May 28, 2020, between Otis Wealth, Inc. and Series Gallery Drop 020, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.53 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 4, 2020)

6.54
Purchase and Sale Agreement, dated May 28, 2020, between Series Gallery Drop 020, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.54 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 4, 2020)

6.55
Promissory Note issued by Series Gallery Drop 020, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on May 28, 2020 (incorporated by reference to Exhibit 6.55 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 4, 2020)

6.56
Asset Management Agreement, dated May 29, 2020, between Otis Wealth, Inc. and Series Gallery Drop 021, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.56 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 4, 2020)

6.57
Purchase and Sale Agreement, dated May 29, 2020, between Series Gallery Drop 021, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.57 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 4, 2020)

6.58
Promissory Note issued by Series Gallery Drop 021, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on May 29, 2020 (incorporated by reference to Exhibit 6.58 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 4, 2020)

6.59
Asset Management Agreement, dated June 2, 2020, between Otis Wealth, Inc. and Series Gallery Drop 022, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.59 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 4, 2020)

6.60
Purchase and Sale Agreement, dated June 2, 2020, between Series Gallery Drop 022, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.60 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 4, 2020)

6.61
Promissory Note issued by Series Gallery Drop 022, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on June 2, 2020 (incorporated by reference to Exhibit 6.61 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 4, 2020)

6.62
Asset Management Agreement, dated June 10, 2020, between Otis Wealth, Inc. and Series Gallery Drop 023, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.62 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 12, 2020)

6.63
Purchase and Sale Agreement, dated June 10, 2020, between Series Gallery Drop 023, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.63 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 12, 2020)

6.64
Promissory Note issued by Series Gallery Drop 023, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on June 10, 2020 (incorporated by reference to Exhibit 6.64 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 12, 2020)

6.65
Asset Management Agreement, dated June 9, 2020, between Otis Wealth, Inc. and Series Gallery Drop 024, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.65 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 12, 2020)

19

6.66
Purchase and Sale Agreement, dated June 9, 2020, between Series Gallery Drop 024, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.66 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 12, 2020)

6.67
Promissory Note issued by Series Gallery Drop 024, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on June 9, 2020 (incorporated by reference to Exhibit 6.67 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 12, 2020)

6.68
Asset Management Agreement, dated June 10, 2020, between Otis Wealth, Inc. and Series Gallery Drop 025, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.68 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 12, 2020)

6.69
Purchase and Sale Agreement, dated June 10, 2020, between Series Gallery Drop 025, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.69 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 12, 2020)

6.70
Promissory Note issued by Series Gallery Drop 025, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on June 10, 2020 (incorporated by reference to Exhibit 6.70 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 12, 2020)

6.71
Asset Management Agreement, dated June 9, 2020, between Otis Wealth, Inc. and Series Gallery Drop 026, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.71 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 12, 2020)

6.72
Purchase and Sale Agreement, dated June 9, 2020, between Series Gallery Drop 026, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.72 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 12, 2020)

6.73
Promissory Note issued by Series Gallery Drop 026, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on June 9, 2020 (incorporated by reference to Exhibit 6.73 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 12, 2020)

6.74
Asset Management Agreement, dated July 8, 2020, between Otis Wealth, Inc. and Series Gallery Drop 027, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.74 to the Post-Qualification Offering Statement on Form 1-A POS filed on July 10, 2020)

6.75
Purchase and Sale Agreement, dated July 8, 2020, between Series Gallery Drop 027, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.75 to the Post-Qualification Offering Statement on Form 1-A POS filed on July 10, 2020)

6.76
Promissory Note issued by Series Gallery Drop 027, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on July 8, 2020 (incorporated by reference to Exhibit 6.76 to the Post-Qualification Offering Statement on Form 1-A POS filed on July 10, 2020)

6.77
Asset Management Agreement, dated July 8, 2020, between Otis Wealth, Inc. and Series Gallery Drop 028, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.77 to the Post-Qualification Offering Statement on Form 1-A POS filed on July 10, 2020)

6.78
Purchase and Sale Agreement, dated July 8, 2020, between Series Gallery Drop 028, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.78 to the Post-Qualification Offering Statement on Form 1-A POS filed on July 10, 2020)

6.79
Promissory Note issued by Series Gallery Drop 028, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on July 8, 2020 (incorporated by reference to Exhibit 6.79 to the Post-Qualification Offering Statement on Form 1-A POS filed on July 10, 2020)

20

6.80
Asset Management Agreement, dated July 8, 2020, between Otis Wealth, Inc. and Series Gallery Drop 029, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.80 to the Post-Qualification Offering Statement on Form 1-A POS filed on July 10, 2020)

6.81
Purchase and Sale Agreement, dated July 8, 2020, between Series Gallery Drop 029, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.81 to the Post-Qualification Offering Statement on Form 1-A POS filed on July 10, 2020)

6.82
Promissory Note issued by Series Gallery Drop 029, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on July 8, 2020 (incorporated by reference to Exhibit 6.82 to the Post-Qualification Offering Statement on Form 1-A POS filed on July 10, 2020)

6.83
Asset Management Agreement, dated July 31, 2020, between Otis Wealth, Inc. and Series Gallery Drop 030, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.83 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7,

6.84
Purchase and Sale Agreement, dated July 31, 2020, between Series Gallery Drop 030, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.84 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

6.85
Promissory Note issued by Series Gallery Drop 030, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on July 31, 2020 (incorporated by reference to Exhibit 6.85 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

6.86
Asset Management Agreement, dated July 31, 2020, between Otis Wealth, Inc. and Series Gallery Drop 031, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.86 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

6.87
Purchase and Sale Agreement, dated July 31, 2020, between Series Gallery Drop 031, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.87 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

6.88
Promissory Note issued by Series Gallery Drop 031, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on July 31, 2020 (incorporated by reference to Exhibit 6.88 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

6.89
Asset Management Agreement, dated August 3, 2020, between Otis Wealth, Inc. and Series Gallery Drop 032, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.89 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

6.90
Purchase and Sale Agreement, dated August 3, 2020, between Series Gallery Drop 032, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.90 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

6.91
Promissory Note issued by Series Gallery Drop 032, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on August 3, 2020 (incorporated by reference to Exhibit 6.91 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

6.92
Asset Management Agreement, dated July 31, 2020, between Otis Wealth, Inc. and Series Gallery Drop 033, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.92 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

21

6.93
Purchase and Sale Agreement, dated July 31, 2020, between Series Gallery Drop 033, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.93 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

6.94
Promissory Note issued by Series Gallery Drop 033, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on July 31, 2020 (incorporated by reference to Exhibit 6.94 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

6.95
Asset Management Agreement, dated August 3, 2020, between Otis Wealth, Inc. and Series Gallery Drop 034, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.95 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

6.96
Purchase and Sale Agreement, dated August 3, 2020, between Series Gallery Drop 034, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.96 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

6.97
Promissory Note issued by Series Gallery Drop 034, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on August 3, 2020 (incorporated by reference to Exhibit 6.97 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

6.98
Asset Management Agreement, dated August 4, 2020, between Otis Wealth, Inc. and Series Gallery Drop 035, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.98 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

6.99
Purchase and Sale Agreement, dated August 4, 2020, between Series Gallery Drop 035, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.99 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

6.100
Promissory Note issued by Series Gallery Drop 035, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on August 4, 2020 (incorporated by reference to Exhibit 6.100 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

6.101
Asset Management Agreement, dated August 4, 2020, between Otis Wealth, Inc. and Series Gallery Drop 036, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.101 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

6.102
Purchase and Sale Agreement, dated August 4, 2020, between Series Gallery Drop 036, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.102 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

6.103
Promissory Note issued by Series Gallery Drop 036, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on August 4, 2020 (incorporated by reference to Exhibit 6.103 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

6.104
Asset Management Agreement, dated August 4, 2020, between Otis Wealth, Inc. and Series Gallery Drop 037, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.104 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

6.105
Purchase and Sale Agreement, dated August 4, 2020, between Series Gallery Drop 037, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.105 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

6.106
Promissory Note issued by Series Gallery Drop 037, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on August 4, 2020 (incorporated by reference to Exhibit 6.106 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

22

6.107
Asset Management Agreement, dated September 10, 2020, between Otis Wealth, Inc. and Series Gallery Drop 038, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.107 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 15, 2020)

6.108
Purchase and Sale Agreement, dated September 10, 2020, between Series Gallery Drop 038, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.108 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 15, 2020)

6.109
Promissory Note issued by Series Gallery Drop 038, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on September 10, 2020 (incorporated by reference to Exhibit 6.109 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 15, 2020)

6.110
Asset Management Agreement, dated September 10, 2020, between Otis Wealth, Inc. and Series Gallery Drop 039, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.110 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 15, 2020)

6.111
Purchase and Sale Agreement, dated September 10, 2020, between Series Gallery Drop 039, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.111 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 15, 2020)

6.112
Promissory Note issued by Series Gallery Drop 039, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on September 10, 2020 (incorporated by reference to Exhibit 6.112 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 15, 2020)

6.113
Asset Management Agreement, dated September 10, 2020, between Otis Wealth, Inc. and Series Gallery Drop 040, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.113 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 15, 2020)

6.114
Purchase and Sale Agreement, dated September 10, 2020, between Series Gallery Drop 040, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.114 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 15, 2020)

6.115
Promissory Note issued by Series Gallery Drop 040, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on September 10, 2020 (incorporated by reference to Exhibit 6.115 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 15, 2020)

6.116
Asset Management Agreement, dated September 10, 2020, between Otis Wealth, Inc. and Series Gallery Drop 041, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.116 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 15, 2020)

6.117
Purchase and Sale Agreement, dated September 10, 2020, between Series Gallery Drop 041, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.117 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 15, 2020)

6.118
Promissory Note issued by Series Gallery Drop 041, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on September 10, 2020 (incorporated by reference to Exhibit 6.118 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 15, 2020)

6.119
Asset Management Agreement, dated September 10, 2020, between Otis Wealth, Inc. and Series Gallery Drop 042, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.119 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 15, 2020)

23

6.120
Purchase and Sale Agreement, dated September 10, 2020, between Series Gallery Drop 042, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.120 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 15, 2020)

6.121
Promissory Note issued by Series Gallery Drop 042, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on September 10, 2020 (incorporated by reference to Exhibit 6.121 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 15, 2020)

6.122
Asset Management Agreement, dated October 6, 2020, between Otis Wealth, Inc. and Series Gallery Drop 043, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.122 to the Post-Qualification Offering Statement on Form 1-A POS filed on October 7, 2020)

6.123
Purchase and Sale Agreement, dated October 6, 2020, between Series Gallery Drop 043, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.123 to the Post-Qualification Offering Statement on Form 1-A POS filed on October 7, 2020)

6.124
Promissory Note issued by Series Gallery Drop 043, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on October 6, 2020 (incorporated by reference to Exhibit 6.124 to the Post-Qualification Offering Statement on Form 1-A POS filed on October 7, 2020)

6.125
Asset Management Agreement, dated October 6, 2020, between Otis Wealth, Inc. and Series Gallery Drop 044, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.125 to the Post-Qualification Offering Statement on Form 1-A POS filed on October 7, 2020)

6.126
Purchase and Sale Agreement, dated October 6, 2020, between Series Gallery Drop 044, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.126 to the Post-Qualification Offering Statement on Form 1-A POS filed on October 7, 2020)

6.127
Promissory Note issued by Series Gallery Drop 044, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on October 6, 2020 (incorporated by reference to Exhibit 6.127 to the Post-Qualification Offering Statement on Form 1-A POS filed on October 7, 2020)

6.128
Asset Management Agreement, dated October 6, 2020, between Otis Wealth, Inc. and Series Gallery Drop 045, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.128 to the Post-Qualification Offering Statement on Form 1-A POS filed on October 7, 2020)

6.129
Purchase and Sale Agreement, dated October 6, 2020, between Series Gallery Drop 045, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.129 to the Post-Qualification Offering Statement on Form 1-A POS filed on October 7, 2020)

6.130
Promissory Note issued by Series Gallery Drop 045, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on October 6, 2020 (incorporated by reference to Exhibit 6.130 to the Post-Qualification Offering Statement on Form 1-A POS filed on October 7, 2020)

6.131
Asset Management Agreement, dated November 11, 2020, between Otis Wealth, Inc. and Series Gallery Drop 046, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.131 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.132
Purchase and Sale Agreement, dated November 11, 2020, between Series Gallery Drop 046, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.132 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.133
Promissory Note issued by Series Gallery Drop 046, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on November 11, 2020 (incorporated by reference to Exhibit 6.133 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

24

6.134
Asset Management Agreement, dated November 11, 2020, between Otis Wealth, Inc. and Series Gallery Drop 047, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.134 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.135
Purchase and Sale Agreement, dated November 11, 2020, between Series Gallery Drop 047, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.135 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.136
Promissory Note issued by Series Gallery Drop 047, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on November 11, 2020 (incorporated by reference to Exhibit 6.136 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.137
Asset Management Agreement, dated November 11, 2020, between Otis Wealth, Inc. and Series Gallery Drop 048, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.137 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.138
Purchase and Sale Agreement, dated November 11, 2020, between Series Gallery Drop 048, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.138 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.139
Promissory Note issued by Series Gallery Drop 048, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on November 11, 2020 (incorporated by reference to Exhibit 6.139 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.140
Asset Management Agreement, dated November 23, 2020, between Otis Wealth, Inc. and Series Gallery Drop 049, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.140 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.141
Purchase and Sale Agreement, dated November 23, 2020, between Series Gallery Drop 049, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.141 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.142
Promissory Note issued by Series Gallery Drop 049, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on November 23, 2020 (incorporated by reference to Exhibit 6.142 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.143
Asset Management Agreement, dated November 23, 2020, between Otis Wealth, Inc. and Series Gallery Drop 050, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.143 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.144
Purchase and Sale Agreement, dated November 23, 2020, between Series Gallery Drop 050, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.144 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.145
Promissory Note issued by Series Gallery Drop 050, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on November 23, 2020 (incorporated by reference to Exhibit 6.145 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.146
Asset Management Agreement, dated November 23, 2020, between Otis Wealth, Inc. and Series Gallery Drop 051, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.146 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

25

6.147
Purchase and Sale Agreement, dated November 23, 2020, between Series Gallery Drop 051, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.147 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.148
Promissory Note issued by Series Gallery Drop 051, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on November 23, 2020 (incorporated by reference to Exhibit 6.148 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.149
Asset Management Agreement, dated November 23, 2020, between Otis Wealth, Inc. and Series Gallery Drop 052, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.149 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.150
Purchase and Sale Agreement, dated November 23, 2020, between Series Gallery Drop 052, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.150 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.151
Promissory Note issued by Series Gallery Drop 052, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on November 23, 2020 (incorporated by reference to Exhibit 6.151 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.152
Asset Management Agreement, dated November 23, 2020, between Otis Wealth, Inc. and Series Gallery Drop 053, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.152 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.153
Purchase and Sale Agreement, dated November 23, 2020, between Series Gallery Drop 053, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.153 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.154
Promissory Note issued by Series Gallery Drop 053, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on November 23, 2020 (incorporated by reference to Exhibit 6.154 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.155
Asset Management Agreement, dated November 23, 2020, between Otis Wealth, Inc. and Series Gallery Drop 054, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.155 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.156
Purchase and Sale Agreement, dated November 23, 2020, between Series Gallery Drop 054, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.156 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.157
Promissory Note issued by Series Gallery Drop 054, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on November 23, 2020 (incorporated by reference to Exhibit 6.157 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

6.158
Asset Management Agreement, dated December 18, 2020, between Otis Wealth, Inc. and Series Gallery Drop 055, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.158 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.159
Purchase and Sale Agreement, dated December 18, 2020, between Series Gallery Drop 055, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.159 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.160
Promissory Note issued by Series Gallery Drop 055, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on December 18, 2020 (incorporated by reference to Exhibit 6.160 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

26

6.161
Asset Management Agreement, dated December 18, 2020, between Otis Wealth, Inc. and Series Gallery Drop 056, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.161 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.162
Purchase and Sale Agreement, dated December 18, 2020, between Series Gallery Drop 056, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.162 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.163
Promissory Note issued by Series Gallery Drop 056, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on December 18, 2020 (incorporated by reference to Exhibit 6.163 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.164
Asset Management Agreement, dated December 18, 2020, between Otis Wealth, Inc. and Series Gallery Drop 057, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.164 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.165
Purchase and Sale Agreement, dated December 18, 2020, between Series Gallery Drop 057, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.165 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.166
Promissory Note issued by Series Gallery Drop 057, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on December 18, 2020 (incorporated by reference to Exhibit 6.166 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.167
Asset Management Agreement, dated December 18, 2020, between Otis Wealth, Inc. and Series Gallery Drop 058, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.167 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.168
Purchase and Sale Agreement, dated December 18, 2020, between Series Gallery Drop 058, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.168 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.169
Promissory Note issued by Series Gallery Drop 058, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on December 18, 2020 (incorporated by reference to Exhibit 6.169 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.170
Asset Management Agreement, dated December 18, 2020, between Otis Wealth, Inc. and Series Gallery Drop 059, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.170 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.171
Purchase and Sale Agreement, dated December 18, 2020, between Series Gallery Drop 059, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.171 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.172
Promissory Note issued by Series Gallery Drop 059, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on December 18, 2020 (incorporated by reference to Exhibit 6.172 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.173
Asset Management Agreement, dated December 18, 2020, between Otis Wealth, Inc. and Series Gallery Drop 060, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.173 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

27

6.174
Purchase and Sale Agreement, dated December 18, 2020, between Series Gallery Drop 060, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.174 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.175
Promissory Note issued by Series Gallery Drop 060, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on December 18, 2020 (incorporated by reference to Exhibit 6.175 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.176
Asset Management Agreement, dated December 18, 2020, between Otis Wealth, Inc. and Series Gallery Drop 061, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.176 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.177
Purchase and Sale Agreement, dated December 18, 2020, between Series Gallery Drop 061, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.177 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.178
Promissory Note issued by Series Gallery Drop 061, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on December 18, 2020 (incorporated by reference to Exhibit 6.178 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.179
Asset Management Agreement, dated December 18, 2020, between Otis Wealth, Inc. and Series Gallery Drop 062, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.179 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.180
Purchase and Sale Agreement, dated December 18, 2020, between Series Gallery Drop 062, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.180 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.181
Promissory Note issued by Series Gallery Drop 062, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on December 18, 2020 (incorporated by reference to Exhibit 6.181 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.182
Asset Management Agreement, dated December 18, 2020, between Otis Wealth, Inc. and Series Gallery Drop 063, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.182 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.183
Purchase and Sale Agreement, dated December 18, 2020, between Series Gallery Drop 063, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.183 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.184
Promissory Note issued by Series Gallery Drop 063, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on December 18, 2020 (incorporated by reference to Exhibit 6.184 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.185
Asset Management Agreement, dated December 18, 2020, between Otis Wealth, Inc. and Series Gallery Drop 064, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.185 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.186
Purchase and Sale Agreement, dated December 18, 2020, between Series Gallery Drop 064, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.186 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

6.187
Promissory Note issued by Series Gallery Drop 064, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on December 18, 2020 (incorporated by reference to Exhibit 6.187 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

28

6.188
Asset Management Agreement, dated January 11, 2021, between Otis Wealth, Inc. and Series Gallery Drop 065, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.188 to the Post-Qualification Offering Statement on Form 1-A POS filed on January 15, 2021)

6.189
Purchase and Sale Agreement, dated January 11, 2021, between Series Gallery Drop 065, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.189 to the Post-Qualification Offering Statement on Form 1-A POS filed on January 15, 2021)

6.190
Promissory Note issued by Series Gallery Drop 065, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on January 11, 2021 (incorporated by reference to Exhibit 6.190 to the Post-Qualification Offering Statement on Form 1-A POS filed on January 15, 2021)

6.191
Asset Management Agreement, dated January 11, 2021, between Otis Wealth, Inc. and Series Gallery Drop 066, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.191 to the Post-Qualification Offering Statement on Form 1-A POS filed on January 15, 2021)

6.192
Purchase and Sale Agreement, dated January 11, 2021, between Series Gallery Drop 066, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.192 to the Post-Qualification Offering Statement on Form 1-A POS filed on January 15, 2021)

6.193
Promissory Note issued by Series Gallery Drop 066, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on January 11, 2021 (incorporated by reference to Exhibit 6.193 to the Post-Qualification Offering Statement on Form 1-A POS filed on January 15, 2021)

6.194
Asset Management Agreement, dated January 11, 2021, between Otis Wealth, Inc. and Series Gallery Drop 067, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.194 to the Post-Qualification Offering Statement on Form 1-A POS filed on January 15, 2021)

6.195
Purchase and Sale Agreement, dated January 11, 2021, between Series Gallery Drop 067, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.195 to the Post-Qualification Offering Statement on Form 1-A POS filed on January 15, 2021)

6.196
Promissory Note issued by Series Gallery Drop 067, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on January 11, 2021 (incorporated by reference to Exhibit 6.196 to the Post-Qualification Offering Statement on Form 1-A POS filed on January 15, 2021)

6.197
Asset Management Agreement, dated January 11, 2021, between Otis Wealth, Inc. and Series Gallery Drop 068, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.197 to the Post-Qualification Offering Statement on Form 1-A POS filed on January 15, 2021)

6.198
Purchase and Sale Agreement, dated January 11, 2021, between Series Gallery Drop 068, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.198 to the Post-Qualification Offering Statement on Form 1-A POS filed on January 15, 2021)

6.199
Promissory Note issued by Series Gallery Drop 068, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on January 11, 2021 (incorporated by reference to Exhibit 6.199 to the Post-Qualification Offering Statement on Form 1-A POS filed on January 15, 2021)

6.200
Asset Management Agreement, dated January 11, 2021, between Otis Wealth, Inc. and Series Gallery Drop 069, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.200 to the Post-Qualification Offering Statement on Form 1-A POS filed on January 15, 2021)

29

6.201
Purchase and Sale Agreement, dated January 11, 2021, between Series Gallery Drop 069, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.201 to the Post-Qualification Offering Statement on Form 1-A POS filed on January 15, 2021)

6.202
Promissory Note issued by Series Gallery Drop 069, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on January 11, 2021 (incorporated by reference to Exhibit 6.202 to the Post-Qualification Offering Statement on Form 1-A POS filed on January 15, 2021)

6.203
Asset Management Agreement, dated February 5, 2021, between Otis Wealth, Inc. and Series Gallery Drop 070, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.203 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.204
Purchase and Sale Agreement, dated February 5, 2021, between Series Gallery Drop 070, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.204 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.205
Promissory Note issued by Series Gallery Drop 070, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on February 5, 2021 (incorporated by reference to Exhibit 6.205 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.206
Asset Management Agreement, dated February 5, 2021, between Otis Wealth, Inc. and Series Gallery Drop 071, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.206 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.207
Purchase and Sale Agreement, dated February 5, 2021, between Series Gallery Drop 071, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.207 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.208
Promissory Note issued by Series Gallery Drop 071, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on February 5, 2021 (incorporated by reference to Exhibit 6.208 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.209
Asset Management Agreement, dated February 5, 2021, between Otis Wealth, Inc. and Series Gallery Drop 072, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.209 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.210
Purchase and Sale Agreement, dated February 5, 2021, between Series Gallery Drop 072, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.210 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.211
Promissory Note issued by Series Gallery Drop 072, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on February 5, 2021 (incorporated by reference to Exhibit 6.211 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.212
Asset Management Agreement, dated February 5, 2021, between Otis Wealth, Inc. and Series Gallery Drop 073, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.212 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.213
Purchase and Sale Agreement, dated February 5, 2021, between Series Gallery Drop 073, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.213 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.214
Promissory Note issued by Series Gallery Drop 073, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on February 5, 2021 (incorporated by reference to Exhibit 6.214 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

30

6.215
Asset Management Agreement, dated February 5, 2021, between Otis Wealth, Inc. and Series Gallery Drop 074, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.215 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.216
Purchase and Sale Agreement, dated February 5, 2021, between Series Gallery Drop 074, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.216 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.217
Promissory Note issued by Series Gallery Drop 074, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on February 5, 2021 (incorporated by reference to Exhibit 6.217 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.218
Asset Management Agreement, dated February 5, 2021, between Otis Wealth, Inc. and Series Gallery Drop 075, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.218 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.219
Purchase and Sale Agreement, dated February 5, 2021, between Series Gallery Drop 075, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.219 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.220
Promissory Note issued by Series Gallery Drop 075, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on February 5, 2021 (incorporated by reference to Exhibit 6.220 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.221
Asset Management Agreement, dated February 5, 2021, between Otis Wealth, Inc. and Series Gallery Drop 076, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.221 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.222
Purchase and Sale Agreement, dated February 5, 2021, between Series Gallery Drop 076, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.222 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.223
Promissory Note issued by Series Gallery Drop 076, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on February 5, 2021 (incorporated by reference to Exhibit 6.223 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.224
Asset Management Agreement, dated February 5, 2021, between Otis Wealth, Inc. and Series Gallery Drop 077, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.224 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.225
Purchase and Sale Agreement, dated February 5, 2021, between Series Gallery Drop 077, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.225 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.226
Promissory Note issued by Series Gallery Drop 077, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on February 5, 2021 (incorporated by reference to Exhibit 6.226 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.227
Asset Management Agreement, dated February 5, 2021, between Otis Wealth, Inc. and Series Gallery Drop 078, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.227 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

31

6.228
Purchase and Sale Agreement, dated February 5, 2021, between Series Gallery Drop 078, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.228 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.229
Promissory Note issued by Series Gallery Drop 078, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on February 5, 2021 (incorporated by reference to Exhibit 6.229 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.230
Asset Management Agreement, dated February 5, 2021, between Otis Wealth, Inc. and Series Gallery Drop 079, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.230 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.231
Purchase and Sale Agreement, dated February 5, 2021, between Series Gallery Drop 079, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.231 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.232
Promissory Note issued by Series Gallery Drop 079, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on February 5, 2021 (incorporated by reference to Exhibit 6.232 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.233
Asset Management Agreement, dated February 5, 2021, between Otis Wealth, Inc. and Series Gallery Drop 080, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.233 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.234
Purchase and Sale Agreement, dated February 5, 2021, between Series Gallery Drop 080, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.234 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.235
Promissory Note issued by Series Gallery Drop 080, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on February 5, 2021 (incorporated by reference to Exhibit 6.235 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.236
Asset Management Agreement, dated February 9, 2021, between Otis Wealth, Inc. and Series Gallery Drop 081, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.236 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.237
Purchase and Sale Agreement, dated February 9, 2021, between Series Gallery Drop 081, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.237 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.238
Promissory Note issued by Series Gallery Drop 081, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on February 9, 2021 (incorporated by reference to Exhibit 6.238 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.239
Asset Management Agreement, dated February 9, 2021, between Otis Wealth, Inc. and Series Gallery Drop 082, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.239 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.240
Purchase and Sale Agreement, dated February 9, 2021, between Series Gallery Drop 082, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.240 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.241
Promissory Note issued by Series Gallery Drop 082, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on February 9, 2021 (incorporated by reference to Exhibit 6.241 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

32

6.242
Asset Management Agreement, dated February 9, 2021, between Otis Wealth, Inc. and Series Gallery Drop 083, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 6.242 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.243
Purchase and Sale Agreement, dated February 9, 2021, between Series Gallery Drop 083, a Series of Otis Gallery LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.243 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.244
Promissory Note issued by Series Gallery Drop 083, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on February 9, 2021 (incorporated by reference to Exhibit 6.244 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

6.245*	Asset Management Agreement, dated March 9, 2021, between Otis Wealth, Inc. and Series Gallery Drop 084, a Series of Otis Gallery LLC

6.246*	Purchase and Sale Agreement, dated March 9, 2021, between Series Gallery Drop 084, a Series of Otis Gallery LLC, and Otis Wealth, Inc.

6.247*	Promissory Note issued by Series Gallery Drop 084, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on March 9, 2021

6.248*	Asset Management Agreement, dated March 9, 2021, between Otis Wealth, Inc. and Series Gallery Drop 085, a Series of Otis Gallery LLC

6.249*	Purchase and Sale Agreement, dated March 9, 2021, between Series Gallery Drop 085, a Series of Otis Gallery LLC, and Otis Wealth, Inc.

6.250*	Promissory Note issued by Series Gallery Drop 085, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on March 9, 2021

6.251*	Asset Management Agreement, dated March 9, 2021, between Otis Wealth, Inc. and Series Gallery Drop 086, a Series of Otis Gallery LLC

6.252*	Purchase and Sale Agreement, dated March 9, 2021, between Series Gallery Drop 086, a Series of Otis Gallery LLC, and Otis Wealth, Inc.

6.253*	Promissory Note issued by Series Gallery Drop 086, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on March 9, 2021

6.254*	Asset Management Agreement, dated March 9, 2021, between Otis Wealth, Inc. and Series Gallery Drop 087, a Series of Otis Gallery LLC

6.255*	Purchase and Sale Agreement, dated March 9, 2021, between Series Gallery Drop 087, a Series of Otis Gallery LLC, and Otis Wealth, Inc.

6.256*	Promissory Note issued by Series Gallery Drop 087, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on March 9, 2021

33

6.257*	Asset Management Agreement, dated March 9, 2021, between Otis Wealth, Inc. and Series Gallery Drop 088, a Series of Otis Gallery LLC

6.258*	Purchase and Sale Agreement, dated March 9, 2021, between Series Gallery Drop 088, a Series of Otis Gallery LLC, and Otis Wealth, Inc.

6.259*	Promissory Note issued by Series Gallery Drop 088, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on March 9, 2021

6.260*	Asset Management Agreement, dated March 9, 2021, between Otis Wealth, Inc. and Series Gallery Drop 089, a Series of Otis Gallery LLC

6.261*	Purchase and Sale Agreement, dated March 9, 2021, between Series Gallery Drop 089, a Series of Otis Gallery LLC, and Otis Wealth, Inc.

6.262*	Promissory Note issued by Series Gallery Drop 089, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on March 9, 2021

6.263*	Asset Management Agreement, dated March 9, 2021, between Otis Wealth, Inc. and Series Gallery Drop 090, a Series of Otis Gallery LLC

6.264*	Purchase and Sale Agreement, dated March 9, 2021, between Series Gallery Drop 090, a Series of Otis Gallery LLC, and Otis Wealth, Inc.

6.265*	Promissory Note issued by Series Gallery Drop 090, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on March 9, 2021

6.266*	Asset Management Agreement, dated March 9, 2021, between Otis Wealth, Inc. and Series Gallery Drop 091, a Series of Otis Gallery LLC

6.267*	Purchase and Sale Agreement, dated March 9, 2021, between Series Gallery Drop 091, a Series of Otis Gallery LLC, and Otis Wealth, Inc.

6.268*	Promissory Note issued by Series Gallery Drop 091, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on March 9, 2021

6.269*	Asset Management Agreement, dated March 9, 2021, between Otis Wealth, Inc. and Series Gallery Drop 092, a Series of Otis Gallery LLC

6.270*	Purchase and Sale Agreement, dated March 9, 2021, between Series Gallery Drop 092, a Series of Otis Gallery LLC, and Otis Wealth, Inc.

6.271*	Promissory Note issued by Series Gallery Drop 092, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on March 9, 2021

6.272*	Asset Management Agreement, dated March 9, 2021, between Otis Wealth, Inc. and Series Gallery Drop 093, a Series of Otis Gallery LLC

34

6.273*	Purchase and Sale Agreement, dated March 9, 2021, between Series Gallery Drop 093, a Series of Otis Gallery LLC, and Otis Wealth, Inc.

6.274*	Promissory Note issued by Series Gallery Drop 093, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on March 9, 2021

6.275*	Asset Management Agreement, dated March 9, 2021, between Otis Wealth, Inc. and Series Gallery Drop 094, a Series of Otis Gallery LLC

6.276*	Purchase and Sale Agreement, dated March 9, 2021, between Series Gallery Drop 094, a Series of Otis Gallery LLC, and Otis Wealth, Inc.

6.277*	Promissory Note issued by Series Gallery Drop 094, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on March 9, 2021

6.278*	Asset Management Agreement, dated March 9, 2021, between Otis Wealth, Inc. and Series Gallery Drop 095, a Series of Otis Gallery LLC

6.279*	Purchase and Sale Agreement, dated March 9, 2021, between Series Gallery Drop 095, a Series of Otis Gallery LLC, and Otis Wealth, Inc.

6.280*	Promissory Note issued by Series Gallery Drop 095, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on March 9, 2021

6.281*	Asset Management Agreement, dated March 9, 2021, between Otis Wealth, Inc. and Series Gallery Drop 096, a Series of Otis Gallery LLC

6.282*	Purchase and Sale Agreement, dated March 9, 2021, between Series Gallery Drop 096, a Series of Otis Gallery LLC, and Otis Wealth, Inc.

6.283*	Promissory Note issued by Series Gallery Drop 096, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on March 9, 2021

6.284*	Asset Management Agreement, dated March 10, 2021, between Otis Wealth, Inc. and Series Gallery Drop 097, a Series of Otis Gallery LLC

6.285*	Purchase and Sale Agreement, dated March 10, 2021, between Series Gallery Drop 097, a Series of Otis Gallery LLC, and Otis Wealth, Inc.

6.286*	Promissory Note issued by Series Gallery Drop 097, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on March 10, 2021

6.287*	Asset Management Agreement, dated March 10, 2021, between Otis Wealth, Inc. and Series Gallery Drop 098, a Series of Otis Gallery LLC

6.288*	Purchase and Sale Agreement, dated March 10, 2021, between Series Gallery Drop 098, a Series of Otis Gallery LLC, and Otis Wealth, Inc.

35

6.289*	Promissory Note issued by Series Gallery Drop 098, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on March 10, 2021

6.290*	Asset Management Agreement, dated March 10, 2021, between Otis Wealth, Inc. and Series Gallery Drop 099, a Series of Otis Gallery LLC

6.291*	Purchase and Sale Agreement, dated March 10, 2021, between Series Gallery Drop 099, a Series of Otis Gallery LLC, and Otis Wealth, Inc.

6.292*	Promissory Note issued by Series Gallery Drop 099, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on March 10, 2021

6.293*	Asset Management Agreement, dated March 10, 2021, between Otis Wealth, Inc. and Series Gallery Drop 100, a Series of Otis Gallery LLC

6.294*	Purchase and Sale Agreement, dated March 10, 2021, between Series Gallery Drop 100, a Series of Otis Gallery LLC, and Otis Wealth, Inc.

6.295*	Promissory Note issued by Series Gallery Drop 100, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on March 10, 2021

6.296*	Asset Management Agreement, dated March 10, 2021, between Otis Wealth, Inc. and Series Gallery Drop 101, a Series of Otis Gallery LLC

6.297*	Purchase and Sale Agreement, dated March 10, 2021, between Series Gallery Drop 101, a Series of Otis Gallery LLC, and Otis Wealth, Inc.

6.298*	Promissory Note issued by Series Gallery Drop 101, a Series of Otis Gallery LLC, in favor of Otis Wealth, Inc. on March 10, 2021

8.1
Second Amended and Restated Escrow Agreement, dated July 9, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series #KW, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 4.1 to the Amended Offering Statement on Form 1-A/A filed on July 10, 2019)

8.2
Escrow Agreement, dated September 11, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Drop 002, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.2 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

8.3
Amendment to Escrow Agreement, dated September 20, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Drop 002, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.3 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

8.4
Escrow Agreement, dated September 11, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Drop 003, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.4 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

36

8.5
Amendment to Escrow Agreement, dated September 20, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Drop 003, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.5 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

8.6
Escrow Agreement, dated September 11, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Drop 004, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.6 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

8.7
Amendment to Escrow Agreement, dated September 20, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Drop 004, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.7 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

8.8
Escrow Agreement, dated September 11, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Drop 005, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.8 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

8.9
Amendment to Escrow Agreement, dated September 20, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Drop 005, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.9 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

8.10
Escrow Agreement, dated September 11, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Drop 008, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.14 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

8.11
Amendment to Escrow Agreement, dated September 16, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Drop 008, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.15 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

8.12
Second Amendment to Escrow Agreement, dated September 20, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Drop 008, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.16 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

8.13
Escrow Agreement, dated September 11, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Drop 009, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.17 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

8.14
Amendment to Escrow Agreement, dated September 20 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Drop 009, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.18 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

8.15
Escrow Agreement, dated September 17, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Drop 010, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.19 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

37

8.16
Amendment to Escrow Agreement, dated September 20 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Drop 010, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.20 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

8.17
Escrow Agreement, dated December 20, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Gallery Drop 011, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.21 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

8.18
Escrow Agreement, dated December 20, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Gallery Drop 012, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.22 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

8.19
Amended and Restated Escrow Agreement, dated October 5, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 013, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.19 to the Current Report

8.20
Escrow Agreement, dated December 20, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Gallery Drop 014, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.24 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

8.21
Escrow Agreement, dated December 20, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Gallery Drop 015, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.25 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

8.22
Escrow Agreement, dated March 19, 2020, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Gallery Drop 016, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.22 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 25, 2020)

8.23
Escrow Agreement, dated March 19, 2020, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Gallery Drop 017, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.23 to the Post-Qualification Offering Statement on Form 1-A POS filed on March 25, 2020)

8.24
Escrow Agreement, dated May 14, 2020, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Gallery Drop 018, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.24 to the Post-Qualification Offering Statement on Form 1-A POS filed on May 15, 2020)

8.25
Escrow Agreement, dated May 29, 2020, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Gallery Drop 019, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.25 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 4, 2020)

8.26
Escrow Agreement, dated May 29, 2020, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Gallery Drop 020, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.26 to the Post-Qualification Offering Statement on From 1-A POS filed on June 4, 2020)

38

8.27
Escrow Agreement, dated June 1, 2020, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Gallery Drop 021, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.27 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 4, 2020)

8.28
Escrow Agreement, dated June 3, 2020, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Gallery Drop 022, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.28 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 4, 2020)

8.29
Escrow Agreement, dated June 11, 2020, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Gallery Drop 023, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.29 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 12, 2020)

8.30
Escrow Agreement, dated June 11, 2020, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Gallery Drop 024, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.30 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 12, 2020)

8.31
Amended and Restated Escrow Agreement, dated October 5, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 025, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.31 to the Current Report

8.32
Escrow Agreement, dated June 11, 2020, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Gallery Drop 026, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.32 to the Post-Qualification Offering Statement on Form 1-A POS filed on June 12, 2020)

8.33
Escrow Agreement, dated July 10, 2020, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Gallery Drop 027, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.33 to the Post-Qualification Offering Statement on Form 1-A POS filed on July 10, 2020)

8.34
Escrow Agreement, dated July 10, 2020, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Gallery Drop 028, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.34 to the Post-Qualification Offering Statement on Form 1-A POS filed on July 10, 2020)

8.35
Escrow Agreement, dated July 10, 2020, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Gallery Drop 029, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.35 to the Post-Qualification Offering Statement on Form 1-A POS filed on July 10, 2020

8.36
Escrow Agreement, dated August 7, 2020, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Gallery Drop 030, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.36 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

8.37
Amended and Restated Escrow Agreement, dated October 5, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 031, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.37 to the Current Report on Form 1-U filed on October 5, 2020)

39

8.38
Escrow Agreement, dated August 6, 2020, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Gallery Drop 032, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.38 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

8.39
Amended and Restated Escrow Agreement, dated October 5, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 033, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.39 to the Current Report on Form 1-U filed on October 5, 2020)

8.40
Escrow Agreement, dated August 7, 2020, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Gallery Drop 034, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.40 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 7, 2020)

8.41
Amended and Restated Escrow Agreement, dated October 5, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 035, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.41 to the Current Report on Form 1-U filed on October 5, 2020)

8.42
Amended and Restated Escrow Agreement, dated October 5, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 036, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.42 to the Current Report on Form 1-U filed on October 5, 2020)

8.43
Amended and Restated Escrow Agreement, dated October 5, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 037, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.43 to the Current Report on Form 1-U filed on October 5, 2020)

8.44
Amended and Restated Escrow Agreement, dated October 5, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 038, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.44 to the Current Report on Form 1-U filed on October 5, 2020)

8.45
Amended and Restated Escrow Agreement, dated October 5, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 039, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.45 to the Current Report on Form 1-U filed on October 5, 2020)

8.46
Amended and Restated Escrow Agreement, dated October 5, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 040, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.46 to the Current Report on Form 1-U filed on October 5, 2020)

8.47
Amended and Restated Escrow Agreement, dated October 5, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 041, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.47 to the Current Report on Form 1-U filed on October 5, 2020)

40

8.48
Amended and Restated Escrow Agreement, dated October 5, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 042, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.48 to the Current Report on Form 1-U filed on October 5, 2020)

8.49
Escrow Agreement, dated October 7, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 043, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.49 to the Post-Qualification Offering Statement on Form 1-A POS filed on October 7, 2020)

8.50
Escrow Agreement, dated October 7, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 044, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.50 to the Post-Qualification Offering Statement on Form 1-A POS filed on October 7, 2020)

8.51
Escrow Agreement, dated October 7, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 045, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.51 to the Post-Qualification Offering Statement on Form 1-A POS filed on October 7, 2020)

8.52
Escrow Agreement, dated November 11, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 046, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.52 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

8.53
Escrow Agreement, dated November 11, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 047, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.53 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

8.54
Escrow Agreement, dated November 11, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 048, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.54 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

8.55
Escrow Agreement, dated November 24, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 049, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.55 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

8.56
Escrow Agreement, dated November 24, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 050, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.56 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

8.57
Escrow Agreement, dated November 24, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 051, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.57 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

41

8.58
Escrow Agreement, dated November 24, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 052, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.58 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

8.59
Escrow Agreement, dated November 24, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 053, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.59 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

8.60
Escrow Agreement, dated November 24, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 054, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.60 to the Post-Qualification Offering Statement on Form 1-A POS filed on November 25, 2020)

8.61
Escrow Agreement, dated December 21, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 055, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.61 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

8.62
Escrow Agreement, dated December 21, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 056, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.62 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

8.63
Escrow Agreement, dated December 21, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 057, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.63 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

8.64
Escrow Agreement, dated December 21, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 058, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.64 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

8.65
Escrow Agreement, dated December 21, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 059, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.65 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

8.66
Escrow Agreement, dated December 21, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 060, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.66 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

8.67
Escrow Agreement, dated December 21, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 061, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.67 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

42

8.68
Escrow Agreement, dated December 21, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 062, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.68 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

8.69
Escrow Agreement, dated December 21, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 063, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.69 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

8.70
Escrow Agreement, dated December 21, 2020, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 064, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.70 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 22, 2020)

8.71
Escrow Agreement, dated January 13, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 065, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.71 to the Post-Qualification Offering Statement on Form 1-A POS filed on January 15, 2021)

8.72
Escrow Agreement, dated January 13, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 066, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.72 to the Post-Qualification Offering Statement on Form 1-A POS filed on January 15, 2021)

8.73
Escrow Agreement, dated January 13, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 067, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.73 to the Post-Qualification Offering Statement on Form 1-A POS filed on January 15, 2021)

8.74
Escrow Agreement, dated January 13, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 068, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.74 to the Post-Qualification Offering Statement on Form 1-A POS filed on January 15, 2021)

8.75
Escrow Agreement, dated January 13, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 069, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.75 to the Post-Qualification Offering Statement on Form 1-A POS filed on January 15, 2021)

8.76
Escrow Agreement, dated February 8, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 070, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.76 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

8.77
Escrow Agreement, dated February 8, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 071, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.77 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

43

8.78
Escrow Agreement, dated February 8, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 072, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.78 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

8.79
Escrow Agreement, dated February 8, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 073, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.79 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

8.80
Escrow Agreement, dated February 8, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 074, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.80 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

8.81
Escrow Agreement, dated February 8, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 075, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.81 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

8.82
Escrow Agreement, dated February 8, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 076, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.82 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

8.83
Escrow Agreement, dated February 8, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 077, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.83 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

8.84
Escrow Agreement, dated February 9, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 078, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.84 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

8.85
Escrow Agreement, dated February 9, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 079, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.85 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

8.86
Escrow Agreement, dated February 9, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 080, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.86 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

8.87
Escrow Agreement, dated February 9, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 081, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.87 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

44

8.88
Escrow Agreement, dated February 9, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 082, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.88 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

8.89
Escrow Agreement, dated February 9, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 083, a Series of Otis Gallery LLC (incorporated by reference to Exhibit 8.89 to the Post-Qualification Offering Statement on Form 1-A POS filed on February 10, 2021)

8.90*	Escrow Agreement, dated March 11, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 084, a Series of Otis Gallery LLC

8.91*	Escrow Agreement, dated March 11, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 085, a Series of Otis Gallery LLC

8.92*	Escrow Agreement, dated March 11, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 086, a Series of Otis Gallery LLC

8.93*	Escrow Agreement, dated March 11, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 087, a Series of Otis Gallery LLC

8.94*	Escrow Agreement, dated March 11, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 088, a Series of Otis Gallery LLC

8.95*	Escrow Agreement, dated March 11, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 089, a Series of Otis Gallery LLC

8.96*	Escrow Agreement, dated March 11, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 090, a Series of Otis Gallery LLC

8.97*	Escrow Agreement, dated March 11, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 091, a Series of Otis Gallery LLC

8.98*	Escrow Agreement, dated March 11, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 092, a Series of Otis Gallery LLC

8.99*	Escrow Agreement, dated March 11, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 093, a Series of Otis Gallery LLC

8.100*	Escrow Agreement, dated March 11, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 094, a Series of Otis Gallery LLC

45

8.101*	Escrow Agreement, dated March 11, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 095, a Series of Otis Gallery LLC

8.102*	Escrow Agreement, dated March 11, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 096, a Series of Otis Gallery LLC

8.103*	Escrow Agreement, dated March 11, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 097, a Series of Otis Gallery LLC

8.104*	Escrow Agreement, dated March 11, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 098, a Series of Otis Gallery LLC

8.105*	Escrow Agreement, dated March 11, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 099, a Series of Otis Gallery LLC

8.106*	Escrow Agreement, dated March 11, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 100, a Series of Otis Gallery LLC

8.107*	Escrow Agreement, dated March 11, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Gallery Drop 101, a Series of Otis Gallery LLC

10.1	Power of attorney (included on the signature page of this offering statement)

11.1*	Consent of Artesian CPA, LLC

11.2*	Consent of Jason M. Tyra, CPA, PLLC

11.3*	Consent of Bevilacqua PLLC (included in Exhibit 12.1)

12.1*	Opinion of Bevilacqua PLLC

13.1	“Testing the Waters” Materials – Series Drop 002 (incorporated by reference to Exhibit 13.1 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

13.2	“Testing the Waters” Materials – Series Drop 003 (incorporated by reference to Exhibit 13.2 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

13.3	“Testing the Waters” Materials – Series Drop 004 (incorporated by reference to Exhibit 13.3 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)
46

13.4	“Testing the Waters” Materials – Series Drop 005 (incorporated by reference to Exhibit 13.4 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

13.5	“Testing the Waters” Materials – Series Drop 008 (incorporated by reference to Exhibit 13.7 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

13.6	“Testing the Waters” Materials – Series Drop 009 (incorporated by reference to Exhibit 13.8 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

13.7	“Testing the Waters” Materials – Series Drop 010 (incorporated by reference to Exhibit 13.9 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 25, 2019)

13.8	“Testing the Waters” Materials – Series Drop 014 (incorporated by reference to Exhibit 13.10 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 20, 2019)

*filed herewith
47

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 15, 2021.

OTIS GALLERY LLC By: Otis Wealth, Inc., its managing member
By:	/s/ Michael Karnjanaprakorn
Michael Karnjanaprakorn Chief Executive Officer

This offering statement has been signed by the following persons, in the capacities, and on the dates indicated.

SIGNATURE		TITLE	DATE

/s/ Michael Karnjanaprakorn		Chief Executive Officer and Director of Otis Wealth, Inc. (principal executive officer and principal financial and accounting officer)	March 15, 2021
Michael Karnjanaprakorn

Otis Wealth, Inc.		Managing Member	March 15, 2021

By:	/s/ Michael Karnjanaprakorn
Name: Michael Karnjanaprakorn
Title: Chief Executive Officer